EXHIBIT 4.c

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                            PARTICIPATION AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N586FE)

                           Dated as of April 1, 1996

          Amended and Restated as of September 1, 1996 and as further

                  Amended and Restated as of October 15, 1996

                                     among

                         FEDERAL EXPRESS CORPORATION,
                                    Lessee

                         AMERITECH CREDIT CORPORATION,
                               Owner Participant

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
             BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION
                           THE CHASE MANHATTAN BANK
                      COMMERZBANK AG, ATLANTA AGENCY and
                          NATIONSBANK, N.A. (SOUTH),
                          Original Loan Participants

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                Set Forth Herein, but Solely as Owner Trustee,
                                 Owner Trustee

                     STATE STREET BANK AND TRUST COMPANY,
                               Indenture Trustee

                                      and

                     STATE STREET BANK AND TRUST COMPANY,
                             Pass Through Trustee
                        ______________________________

           LEVERAGED LEASE OF ONE MCDONNELL DOUGLAS MD-11F AIRCRAFT
                   SERIAL NO. 48487, REGISTRATION NO. N586FE

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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Initial Recitals...........................................................  1

                                   ARTICLE 1

                                  DEFINITIONS

                                   ARTICLE 2

   Section 2.01.  Transfer of Funds........................................  3
   Section 2.02.  Certificates.............................................  6

                                   ARTICLE 3

               EXTENT OF INTEREST OF ORIGINAL LOAN PARTICIPANTS

   Section 3.01.  Extent of Interest of Original Loan Participants.........  7

                                   ARTICLE 4

                             CONDITIONS PRECEDENT

   Section 4.01.  Conditions Precedent.....................................  7
   Section 4.02.  Opinion of Special Aviation Counsel...................... 16

                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

   Section 5.01.  Conditions Precedent to Lessee's Obligations............. 16

                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 6.01.  Lessee's Representations and Warranties.................. 16
   Section 6.02.  Offering by Lessee....................................... 23
   Section 6.03.  Certain Covenants of Lessee.............................. 23
   Section 6.04.  Survival of Representations and Warranties............... 31

                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 7.01.  Acquisitions and Offerings of Interests in Lessor's
                   Estate.................................................. 31
   Section 7.02.  Citizenship, Etc......................................... 32
   Section 7.03.  Representations, Warranties and Covenants of Owner
                   Participant............................................. 33
   Section 7.04.  Representations, Covenants and Warranties of FSB and the
                   Owner Trustee........................................... 36
   Section 7.05.  Representations, Warranties and Covenants of the Indenture
                   Trustee................................................. 39
   Section 7.06.  Indenture Trustee's Notice of Default.................... 41
   Section 7.07.  Releases from Indenture.................................. 41
   Section 7.08.  Covenant of Quiet Enjoyment.............................. 41
   Section 7.09.  Original Loan Participants' and Pass Through Trustee's
                   Representations and Warranties.......................... 41
   Section 7.10.  Survival of Representations, Warranties and Covenants.... 42
   Section 7.11.  Lessee's Assumption of the Certificates.................. 42
   Section 7.12.  Indebtedness of Owner Trustee............................ 44
   Section 7.13.  Compliance with Trust Agreement, Etc..................... 45

                                   ARTICLE 8

                                     TAXES

   Section 8.01.  Lessee's Obligation to Pay Taxes......................... 45
   Section 8.02.  After-Tax Basis.......................................... 51
   Section 8.03.  Time of Payment.......................................... 52
   Section 8.04.  Contests................................................. 52
   Section 8.05.  Refunds.................................................. 54
   Section 8.06.  Lessee's Reports......................................... 54
   Section 8.07.  Survival of Obligations.................................. 55
   Section 8.08.  Payment of Taxes......................................... 55
   Section 8.09.  Reimbursements by Indemnitees Generally.................. 55

                                   ARTICLE 9

                               GENERAL INDEMNITY

   Section 9.01.  Generally................................................ 56
   Section 9.02.  After-Tax Basis.......................................... 59
   Section 9.03.  Subrogation.............................................. 60
   Section 9.04.  Notice and Payment....................................... 60
   Section 9.05.  Refunds.................................................. 60
   Section 9.06.  Defense of Claims........................................ 61
   Section 9.07.  Survival of Obligations.................................. 61
   Section 9.08.  Effect of Other Indemnities.............................. 62
   Section 9.09.  Interest................................................. 62

                                  ARTICLE 10

                               TRANSACTION COSTS

   Section 10.01.  Transaction Costs and Other Costs....................... 62

                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

   Section 11.01.  Appointment of Successor Owner Trustee.................. 65

                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

   Section 12.01.  Liabilities of the Owner Participant.................... 66
   Section 12.02.  Interest of Holders of Certificates..................... 66

                                  ARTICLE 13

                                OTHER DOCUMENTS

   Section 13.01.  Consent of Lessee to Other Documents.................... 67
   Section 13.02.  Further Assurances...................................... 67
   Section 13.03.  No Retroactive Application.............................. 67

                                  ARTICLE 14

                                    NOTICES

   Section 14.01.  Notices................................................. 68

                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

   Section 15.01.  Refinancing............................................. 69
   Section 15.02.  Reoptimization.......................................... 71

                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]

                                  ARTICLE 17

                                  MISCELLANEOUS

   Section 17.01.  Owner for Federal Tax Purposes.......................... 73
   Section 17.02.  [Intentionally Left Blank.]............................. 73
   Section 17.03.  Counterparts............................................ 73
   Section 17.04.  No Oral Modifications................................... 73
   Section 17.05.  Captions................................................ 74
   Section 17.06.  Successors and Assigns.................................. 74
   Section 17.07.  Concerning the Owner Trustee, the Indenture Trustee
                    and the Pass Through Trustee........................... 74
   Section 17.08.  Severability............................................ 75
   Section 17.09.  Public Release of Information........................... 75
   Section 17.10.  Certain Limitations on Reorganization................... 75
   Section 17.11.  GOVERNING LAW........................................... 75
   Section 17.12.  Section 1110 Compliance................................. 76

                                  ARTICLE 18

                                CONFIDENTIALITY

   Section 18.01.  Confidentiality......................................... 76


SCHEDULE I             Certificate Information
SCHEDULE II            Definitions
SCHEDULE III           Permitted Country List
EXHIBIT A(1)(a)        Opinion of Lessee's Counsel
EXHIBIT A(1)(b)        Opinion of Lessee's Special Counsel
EXHIBIT A(2)(a)        Opinion of Owner Participant's Special Counsel
EXHIBIT A(2)(b)        Opinion of Owner Participant's Counsel
EXHIBIT A(3)           Opinion of Indenture Trustee's Counsel
EXHIBIT A(4)           Opinion of Special Aviation Counsel
EXHIBIT A(5)           Opinion of Owner Trustee's Counsel
EXHIBIT A(6)           Opinion of Pass Through Trustee's Special Counsel
EXHIBIT B              Form of Lease Agreement
EXHIBIT C              Form of Indenture
EXHIBIT D              Form of Trust Agreement


                            PARTICIPATION AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N586FE)


         PARTICIPATION AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N586FE) dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (this "Agreement") among FEDERAL EXPRESS CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Lessee"), AMERITECH CREDIT CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Owner Participant"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, THE CHASE MANHATTAN BANK, COMMERZBANK AG, ATLANTA AGENCY and NATIONSBANK, N.A. (SOUTH), (individually, together with its successors and permitted assigns, an "Original Loan Participant" and collectively the "Original Loan Participants"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as otherwise expressly stated herein, but solely as indenture trustee under the Indenture referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Indenture Trustee") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as otherwise expressly stated herein, but solely as pass through trustee (in such capacity as trustee, together with its successors and permitted assigns, the "Pass Through Trustee").


                             W I T N E S S E T H :

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have heretofore entered into the Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996 among the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee, as was originally executed on April 19, 1996 and amended and restated as of September 1, 1996 by the Original Participation Agreement;

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee entered into the Original Participation Agreement (such term, and all other terms not heretofore defined, shall have the meanings assigned thereto as provided in Article 1 below), providing for the sale and lease of the Aircraft that was delivered on the Delivery Date;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into the Original Trust Agreement relating to the Aircraft with FSB in its individual capacity, pursuant to which FSB agreed, among other things, to hold the Lessor's Estate in trust for the benefit of the Owner Participant;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Original Indenture, for the benefit of the Original Loan Participants, pursuant to which the Owner Trustee issued to the Original Loan Participants the Original Loan Certificates as evidence of the loans made by the Original Loan Participants to the Owner Trustee, the proceeds of which were used by the Owner Trustee to pay a portion of the Purchase Price for the Aircraft;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Lessee entered into the Original Lease relating to the Aircraft, whereby, subject to the terms and conditions set forth in said Lease, the Owner Trustee agreed to lease the Aircraft to the Lessee, and the Lessee agreed to lease the Aircraft from the Owner Trustee, such lease of the Aircraft being evidenced by the execution and delivery of the Lease Supplement;

         WHEREAS, Article 15 of the Original Participation Agreement permits a Refinancing of the Original Loan Certificates subject to the satisfaction of the conditions specified in Section 15.01 thereof, and Section 3.04 of the Original Lease contemplates the adjustment of the percentages for Basic Rent, Stipulated Loss Value, EBO Price and Termination Value in the event of such a Refinancing, and the Lessee has requested that the Owner Trustee effect such a Refinancing and adjustment;

         WHEREAS, in order to facilitate such Refinancing, the Lessee is concurrently entering into an Underwriting Agreement, which relates to two series of Pass Through Certificates that will be issued by the Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture;

         WHEREAS, on the Pass Through Closing Date, a closing will occur with respect to the public offering of the Pass Through Certificates issued by each Pass Through Trust, an allocable amount of the proceeds of which offering will be used by the Pass Through Trustee to purchase for each such Pass Through Trust the Certificates of the interest rate and Maturity applicable thereto, the proceeds of which purchase in turn will be applied to the Refinancing in full of the outstanding principal amount of the Original Loan Certificates and the payment to the Owner Trustee of the Additional Leverage Amount;

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have agreed, subject to the terms and conditions hereinafter provided, to amend and restate, and to add the Pass Through Trustee as a party to, the Original Participation Agreement; and

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have agreed, to the extent they are parties thereto and, subject to the terms and conditions hereinafter provided, to amend and restate the Original Indenture, to amend and restate the Original Lease, to amend and restate the Original Ancillary Agreement I, to amend the Original Tax Indemnity Agreement and to amend and restate the Original Trust Agreement, each such amendment and restatement to be executed and delivered simultaneously with the purchase of the Certificates by the Pass Through Trustee for the Pass Through Trusts and the Refinancing in full of the Original Loan Certificates.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree, subject to the terms and conditions hereinafter provided, that the Original Participation Agreement be and the same is hereby amended and restated in its entirety as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Unless the context otherwise requires, the terms defined in Schedule II hereto are incorporated herein for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms so defined.


                                   ARTICLE 2

                    ISSUANCE OF PASS THROUGH CERTIFICATES;
                   REFUNDING THE ORIGINAL LOAN CERTIFICATES

         Section 2.01.  Transfer of Funds.

         (a) On or before the Pass Through Closing Date, the Pass Through Trustee and the Lessee, in accordance with the Pass Through Agreement, shall enter into the Series Supplements, and, subject to the terms and conditions set forth therein, on the Pass Through Closing Date (i) the Lessee shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable pursuant to the Underwriting Agreement with respect to the Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of such proceeds.

         (b) Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date the following events shall occur in the order set forth below:

         (i) the Lessee shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Agent (as a prepayment of the portion of Basic Rent allocable to the period from the Closing Date through the Refunding Date) in the amount of all accrued and unpaid interest on the Original Loan Certificates to but excluding the Refunding Date, which transfer shall constitute the payment of all such accrued and unpaid interest;

         (ii)the Lessee shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Agent as Supplemental Rent in the amount of any Breakage Costs required to be paid pursuant to the Original Indenture which transfer shall constitute the payment of all such Breakage Costs;

         (iii)for each Pass Through Trust, from an allocable amount of the proceeds of the sale of the related Pass Through Certificates, the Pass Through Trustee shall pay on behalf of the Owner Trustee in the manner specified in paragraph (iv) below, an amount equal to the principal amount of Certificates of the Maturity and having the interest rate that relates to such Pass Through Trust, which amounts in the aggregate shall equal the aggregate principal amount of the Certificates as specified in Section 2.04 of the Indenture;

         (iv)the aggregate amount payable by the Pass Through Trustee pursuant to paragraph (iii) above shall be payable (A) by wire transfer or intra-bank transfer in favor of the Agent on behalf of the Owner Trustee in the amount of the outstanding principal amount of the Original Loan Certificates and
   (B) by wire transfer in favor of the Owner Participant on behalf of the Owner Trustee in the amount of the Additional Leverage Amount;

         (v) the Agent shall apply the amounts received by it under paragraphs
   (i), (ii) and (iv) of this subsection (b) to prepay the Original Loan Certificates in full in accordance with Sections 2.06 and 2.10 of the Original Indenture; and

         (vi)the Owner Trustee shall cause the Certificates to be delivered to the applicable Pass Through Trustee in accordance with Section 2.02 hereof.

         On the Refunding Date concurrently with the events specified in clauses (iii) through (v) of this Section 2.01(b), the parties hereto shall execute and deliver, to the extent they are parties thereto, and consent to the execution and delivery of (if they are not a party thereto), the Indenture, the Lease and the Trust Agreement, and the Owner Trustee shall execute and deliver to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate and deliver to the applicable Pass Through Trustee, upon the request of the Owner Trustee, the Certificates as provided in Section 2.02 hereof. The Owner Participant hereby requests and directs the Owner Trustee to execute and deliver this Agreement and, subject to the terms hereof, to take the actions specified herein. The Original Loan Participants by their execution and delivery hereof, request and direct the Indenture Trustee to execute and deliver this Agreement and concurrently with the events specified in clauses (iii) through (v) of this Section 2.01(b) and subject to the terms and conditions hereof to take the actions contemplated herein. The parties hereto, including, without limitation, the Original Loan Participants, confirm that, as provided in Section 2.06 of the Original Indenture, upon payment in full of the principal amount, Breakage Costs, if any, and interest on the Original Loan Certificates and all other sums then payable to the Original Loan Participants under the Original Agreements to the extent specified in subsection (c) below, the Original Loan Participants shall have no further interest in, or other right or obligation with respect to, the Trust Indenture Estate, the Original Agreements or the Operative Agreements
(it being understood that the foregoing shall not limit or detract from any claim that any Original Loan Participant may have under Article 8 or 9 or
Section 10.01(a)(ii) hereof or of the Original Participation Agreement) and, accordingly, have no obligation to, and will not attempt to direct any future actions of the Indenture Trustee with respect to the Trust Indenture Estate, provided that the rights and obligations of the Original Loan Participants shall, until the payment in full of such amounts to the Agent on behalf of the Original Loan Participants on the Refunding Date, be governed by the Original Participation Agreement and the other Operative Agreements contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and shall, upon such payment and thereafter, be governed by this Agreement.
The Lessee hereby consents to the foregoing.

         (c) Not less than three (3) Business Days prior to the Refunding Date, the Agent on behalf of the Original Loan Participants shall give notice in writing to the parties hereto of the principal amount, Breakage Costs, if any, and interest on and all other amounts due on the Refunding Date under the Original Loan Certificates and all other sums payable on the Refunding Date to the Original Loan Participants under the Original Agreements, such notice to be deemed final and binding on the Original Loan Participants as to the respective amounts of principal, Breakage Costs, if any, and interest when given; provided that the expected Refunding Date, at the time such notice is given, is the same as the Refunding Date.

         (d) On the Refunding Date, subject to (i) the giving of the written notice referred to in Section 2.01(c) above to the Indenture Trustee and the Original Loan Participants, (ii) the receipt by the Original Loan Participants of the funds referred to in Section 2.01(b)(v) above and (iii) compliance with the provisions of Article 15 of the Original Participation Agreement and
Section 2.10(c) of the Original Indenture (including the Refinancing in full of the Original Loan Certificates), the Original Loan Participants shall deliver the Original Loan Certificates to the Indenture Trustee for cancellation and delivery to the Owner Trustee.

         (e) The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the Refinancing of the Original Loan Certificates (together, the "Closings") shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

         (f) All payments pursuant to this Section 2.01 shall be made in immediately available funds.

         (g) In the event that the Refunding Date and the actions contemplated to occur on such date pursuant to subsection (d) of this Section
2.01 do not occur on or before November 30, 1996, then the rights and obligations of the parties to the Original Participation Agreement, including, without limitation, the Original Loan Participants, shall be governed by the Original Participation Agreement and the other Operative Agreements contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and this Agreement shall be of no further force and effect, except that the Lessee shall be obligated hereby to pay all fees and expenses of the Original Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee, the Pass Through Trustee and their respective counsel relating to the transactions contemplated hereby. Each of the parties hereto agrees to execute and deliver to the other parties such documents and instruments as may be necessary to give effect to the foregoing provisions of this subsection (g).

         Section 2.02. Certificates. Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date, the Owner Trustee shall execute and deliver to the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver, upon the request of the Owner Trustee, to the Pass Through Trustee for each Pass Through Trust, the Certificate specified for such Pass Through Trust on Schedule I attached hereto, which (i) shall be issued in the principal amount and in the Maturity set forth for such Certificate in Schedule I hereto, (ii) shall bear interest at the interest rate set forth for such Certificate in Schedule I hereto, (iii) shall be issued in such form and on such terms as are specified in the Indenture, (iv) shall be dated and authenticated on the Refunding Date and shall bear interest from the Refunding Date and (v) shall be registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust.


                                   ARTICLE 3

               EXTENT OF INTEREST OF ORIGINAL LOAN PARTICIPANTS

         Section 3.01. Extent of Interest of Original Loan Participants. Delivery of the Original Loan Certificates by the Original Loan Participants to the Indenture Trustee for cancellation on the Refunding Date shall be conclusive evidence of receipt by the Original Loan Participants of all amounts then due and payable to the Original Loan Participants in respect of principal of, Breakage Costs, if any, and interest on the Original Loan Certificates under the Original Agreements (it being understood that the foregoing shall not limit or detract from any claim any Original Loan Participant may have under Article 8 or 9 or Section 10.01(a)(ii) hereof or of the Original Participation Agreement).


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent. The obligations of the Owner Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Refunding Date are subject to the fulfillment to the satisfaction of such party (or waiver by such party), prior to or on the Refunding Date, of the following conditions precedent (it being understood that receipt by the Lessee of any of the following documents shall not be a condition precedent to the obligations of any party):

         (a) Certificates. On the Refunding Date, there shall have been duly issued and delivered by the Owner Trustee to the Pass Through Trustee for each Pass Through Trust, against payment therefor, a Certificate, substantially in the form set forth in Exhibit B to the Indenture, duly authenticated, dated the Refunding Date and registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust, in the principal amounts, Maturity, bearing the interest rate and the other economic terms specified in the Series Supplements and otherwise as provided in Section
   2.04 of the Indenture. The Pass Through Certificates shall be registered under the Securities Act, any applicable state securities laws shall have been complied with, and the Pass Through Agreement shall have been qualified under the Trust Indenture Act.

         (b) Legal Investment. On the Refunding Date, no fact or condition shall exist under applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant or its special counsel, the Pass Through Trustee or the Indenture Trustee or their special counsel, would make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, and no change in circumstances outside the control of the Owner Participant shall have occurred which would otherwise make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, to participate in the transactions to be consummated on the Refunding Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Indenture Trustee or the Pass Through Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Refunding Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (c) Underwriters. The Underwriters shall have transferred the funds specified in Section 2.01(a) hereof and all conditions thereunder shall have been satisfied or waived.

         (d) Refunding Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant (each acting directly or by authorization to its special counsel) and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant, as the case may be, of such documents shall have been delivered to the Owner Participant, the Lessee, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee (provided that the sole chattel-paper original of each of the Lease, the Lease Supplement and each Ancillary Agreement amendatory of the Lease, shall be delivered to the Indenture Trustee):

         (i)   the Lease;

         (ii)  the Indenture;

         (iii) in the case of the Owner Participant only, Amendment No. 1 to the Original Tax Indemnity Agreement;

         (iv)  the Trust Agreement;

         (v)   the Ancillary Agreement I; and

         (vi)  the Ancillary Agreement II.

         (e) Insurance. Each of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant shall have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, in form and substance satisfactory to the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant to establish that the insurance required by Article 13 of the Lease is in effect.

         (f) Financing Statements. (i) Uniform Commercial Code ("UCC") financing statements covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Original Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Original Loan Participants, and such financing statements shall have been duly filed in the State of Utah; (ii) a form UCC-3 financing statement to amend and restate each financing statement referred to in the immediately preceding sentence shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee as secured party, and a form UCC-1 financing statement covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and concurrently with the Refinancing of the Original Loan Certificates such UCC-3 financing statement and UCC-1 financing statement shall have been duly filed or duly submitted for filing in the State of Utah, and all other actions shall have been taken which, in the opinion of special counsel for the Pass Through Trustee or for the Underwriters, are necessary or desirable to maintain the perfection of the security interest created by or pursuant to the Granting Clause of the Indenture; (iii) a UCC notice filing describing the Original Lease as a lease shall have been executed and delivered by the Owner Trustee, as lessor, and the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and shall have been duly filed in the State of Tennessee; and (iv) a form UCC-3 financing statement to amend and restate the UCC notice filing referred to in the immediately preceding clause (iii) shall have been executed and delivered by the Owner Trustee, as lessor, and by the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and such notice filing shall concurrently with the Refinancing of the Original Loan Certificates have been duly filed in the State of Tennessee, and all other actions shall have been taken which, in the opinion of the Owner Participant, Pass Through Trustee and the Underwriters, are necessary to perfect and protect such security interests and other interests created by or pursuant to the Granting Clause of the Indenture.

         (g) Corporate Documents. Except when such Person is the delivering party, the Owner Participant, the Owner Trustee, the Original Loan Participants, the Pass Through Trustee, the Lessee and the Indenture Trustee (acting directly or by authorization to its counsel) shall have received the following, in each case in form and substance satisfactory to it:

             (i) a copy of the certificate of incorporation and by-laws of the Lessee, certified by the Secretary or an Assistant Secretary of the Lessee as of the Refunding Date, and a copy of the minutes of the regular meeting of the board of directors of the Lessee, certified as such as of the Refunding Date by such Secretary or Assistant Secretary, duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of the Original Agreements to which it is a party, this Agreement, the Lease, the Tax Indemnity Agreement, the Pass Through Agreement, the Series Supplements, the other Operative Agreements to which the Lessee is or is to be a party and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby;

             (ii) a copy of the articles of incorporation and bylaws of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner Participant as of the Refunding Date, and a copy of the resolutions of the sole stockholder of the Owner Participant, certified as such as of the Refunding Date by such Secretary or an Assistant Secretary, authorizing the execution and delivery by the Owner Participant of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, the Trust Agreement and the other Operative Agreements to which the Owner Participant is or is to be a party and each other document to be executed and delivered by the Owner Participant in connection with the transactions contemplated hereby;

             (iii) a copy of the articles of association and by-laws and other instruments of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of the Original Agreements to which it is a party, this Agreement, the Trust Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Owner Trustee, and each other document to be executed and delivered by the Owner Trustee in connection with the transactions contemplated hereby;

             (iv) a copy of the certificate of incorporation and by-laws and other instruments of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Indenture Trustee of each of the Original Agreements to which it is party, this Agreement, the Indenture and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Indenture Trustee in connection with the transactions contemplated hereby;

             (v) a copy of the certificate of incorporation and by-laws and other instruments of the Pass Through Trustee, certified by the Secretary or an Assistant Secretary of the Pass Through Trustee as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Pass Through Trustee of this Agreement, the Pass Through Agreement, the Series Supplements and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Pass Through Trustee in connection with the transactions contemplated hereby; and

             (vi) such other documents, evidences, materials, and information with respect to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant as the Indenture Trustee, the Pass Through Trustee or the Owner Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (h) Title, Airworthiness and Registration. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received evidence from the Lessee reasonably satisfactory to each such Person to the effect that:

             (i) the Owner Trustee has good and marketable title to the Aircraft, free and clear of Liens, except the rights of the Owner Trustee and the Lessee under the Lease and the Lease Supplement covering the Aircraft, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the interest of the Holders created by the Indenture and the Indenture and Security Supplement covering the Aircraft;

             (ii) the Aircraft has been duly certificated by the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

             (iii) the Lease, the Indenture and the Trust Agreement concurrently with the Refinancing of the Original Loan Certificates have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Aeronautics Authority pursuant to the Transportation Code; and

             (iv)    the Aircraft is registered in the name of the Owner
         Trustee.

         (i) Officer's Certificate of Lessee. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee, dated the Refunding Date, stating that:

             (i) the representations and warranties of the Lessee contained in the Operative Agreements to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) except for the matters described (i) under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (as updated by Note 7 to the financial statements included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996) and (ii) in the Lessee's Current Reports on Form 8-K dated June 7, 1996 and August 16, 1996, as to which such officer will make no certification concerning the liability of the Lessee (if any), or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the unaudited consolidated financial statements of the Lessee as of August 31, 1996 and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is or is to be a party; and

             (iii) no event has occurred and is continuing, or would result from the purchase, sale, mortgage, or lease of the Aircraft, which constitutes an Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine, or a Default or an Event of Default under the Lease.

         (j) Officer's Certificate of Owner Participant. On the Refunding Date, the following statements shall be true, and the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from the Owner Participant, signed by a duly authorized officer of the Owner Participant dated the Refunding Date, stating that:

             (i) the representations and warranties of the Owner Participant contained in this Agreement, the Trust Agreement and any other Operative Agreement to which it is a party and in any certificate delivered pursuant hereto or thereto, are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) no Lessor's Liens attributable to the Owner Participant exist; and

             (iii) no event has occurred and is continuing which constitutes or, with notice or lapse of time or both would constitute, due to any action or inaction on the part of the Owner Participant, an Indenture Event of Default other than an Indenture Event of Default attributable to a Lease Event of Default.

         (k) Other Officer's Certificates. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from each of FSB and the Owner Trustee (in the case of the Lessee, the Pass Through Trustee, the Owner Participant and the Indenture Trustee), SSB and the Indenture Trustee (in the case of the Lessee, the Pass Through Trustee, the Owner Participant and the Owner Trustee) and SSB and the Pass Through Trustee (in the case of the Lessee, the Indenture Trustee, the Owner Participant and the Owner Trustee) signed by a duly authorized officer of FSB and SSB, respectively, dated the Refunding Date, stating with respect to FSB and the Owner Trustee, with respect to SSB and the Indenture Trustee, or with respect to SSB and the Pass Through Trustee, as the case may be, that:

             (i) the representations and warranties of FSB in its individual capacity and as Owner Trustee, of SSB in its individual capacity and as Indenture Trustee and of SSB in its individual capacity and as Pass Through Trustee contained in this Agreement, the Lease, the Trust Agreement and the Indenture and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) to the best of its knowledge, no event has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, due to any action or omission on the part of FSB in its individual capacity or as Owner Trustee, of SSB in its individual capacity or as Indenture Trustee and of SSB in its individual capacity or as Pass Through Trustee, an Event of Default or an Indenture Event of Default; and

             (iii) there are no Lessor's Liens attributable to the Owner Trustee or FSB and no Indenture Trustee's Liens affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         (l) Legal Opinions. The Owner Participant, the Agent, the Original Loan Participants, the Underwriters, the Lessee, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee (acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case satisfactory to the Owner Participant, the Agent, the Original Loan Participants, the Underwriters, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be, as to scope and substance (and covering such other matters as the recipient may reasonably request) and dated the Refunding Date:

             (i) George W. Hearn, Vice President - Law of the Lessee, in the form of Exhibit A(1)(a) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee;

             (ii) Winston & Strawn, special New York counsel for the Owner Participant, in the form of Exhibit A(2)(a) hereto and Bruce B. Howat, counsel for the Owner Participant, in the form of Exhibit A(2)(b) hereto, each addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (iii) Bingham, Dana & Gould LLP, special counsel for the Indenture Trustee, in the form of Exhibit A(3) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (iv) Daugherty, Fowler & Peregrin, special aviation counsel, in the form of Exhibit A(4) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (v) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, in the form of Exhibit A(5) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (vi) Davis Polk & Wardwell, special counsel for the Lessee, in the form of Exhibit A(1)(b) hereto addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee; and

             (vii) Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee, in the form of Exhibit A(6) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee.

         (m) No Indenture Event of Default. No Indenture Event of Default or Indenture Default has occurred and is continuing.

         (n) Event of Default; Default; Event of Loss. No Default or Event of Default under the Lease or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (o) Cancellation. Following the Refinancing of the Original Loan Certificates, the Original Loan Certificates shall have been duly delivered by the Original Loan Participants to the Indenture Trustee for cancellation and delivery to the Owner Trustee.

         (p) Other Agreements. The Lessee and the Pass Through Trustee shall have entered into the Pass Through Agreement and the Series Supplements, all conditions to the effectiveness of each thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been issued pursuant to the Series Supplements. The Lessee and the Underwriters shall have entered into the Underwriting Agreement, all conditions to the effectiveness thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been delivered pursuant to the Underwriting Agreement.

         (q) Material Adverse Change. There shall not have occurred any material adverse change in the consolidated financial condition, business or operations of the Lessee from that set forth in its financial statements as of August 31, 1996 referred to in Section 6.01(l) hereof.

         Section 4.02. Opinion of Special Aviation Counsel. Promptly upon the filing and, where appropriate, recording of the documents specified in 4.01(h)(iii) hereof, pursuant to the Transportation Code the Lessee shall cause Special Aviation Counsel to deliver to the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee an opinion as to
(i) the due recording of such documents and the documents identified in
Section 4.01(i) of the Original Participation Agreement and (ii), subject to customary qualifications, the lack of any intervening documents with respect to the Aircraft.


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

         Section 5.01. Conditions Precedent to Lessee's Obligations. The Lessee's obligation to participate in the transactions contemplated hereby is subject to the conditions that, prior to or on the Refunding Date, the Lessee shall have received the certificates and other documents which are referred to in, or the opinions to be addressed to it under, as the case may be, paragraphs (d), (g)(ii)-(v), (h)(ii)-(iv), (j), (k) and (l)(ii), (iii), (iv),
(v), (vi) and (vii) of Section 4.01 hereof and the Underwriters and the Owner Participant shall have made available the amounts required to be paid by them pursuant to Section 2.01 hereof.

                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.01. Lessee's Representations and Warranties. The Lessee represents and warrants to the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) that, on the date hereof and as of the Refunding Date:

         (a) the Lessee is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Lessee require such qualification;

         (b) the Lessee has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its Properties and to enter into and perform its obligations under this Agreement, the Original Agreements to which it is a party, the other Operative Agreements to which it is a party, the Pass Through Agreement and the Series Supplements (the "Lessee Documents");

         (c) the Lessee is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code and a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

         (d) the Lessee possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect;

         (e) the execution, delivery and performance of the Lessee Documents by the Lessee have been duly authorized by all necessary corporate action on the part of the Lessee and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and each such document has been duly executed and delivered by the Lessee and constitutes the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Lessee of the Lessee Documents or for the use and maintenance of the Aircraft except for such registrations, applications and recordings referred to in the opinions of Special Aviation Counsel delivered or to be delivered pursuant to Sections 4.01(l)(iv) and
   4.02 hereof and except for the filings referred to in Section 4.01(f) hereof, all of which shall have been duly obtained or made and shall be in full force and effect on and as of the Refunding Date or as contemplated by said Sections;

         (g) neither the execution, delivery or performance by the Lessee of the Lessee Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (h) there are no pending or, to the knowledge of the Lessee, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Lessee) against or affecting the Lessee or any of its Property before or by any court or administrative agency which (A) involve the Aircraft, (B) except for the matters described (i) under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (as updated by Note 7 to the financial statements included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996) and (ii) in the Lessee's Current Reports on Form 8-K dated June 7, 1996 and August 16, 1996, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, if adversely determined, would materially and adversely affect the consolidated financial condition, business or operations of the Lessee, or (C) if adversely determined would adversely affect the ability of the Lessee to perform its obligations under the Lessee Documents;

         (i) the Lessee has filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Lessee (other than assessments the payment of which is being contested in good faith by the Lessee by appropriate proceedings that do not involve any material danger of sale, forfeiture or loss of the Aircraft or any part thereof), and the Lessee has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Lessee's consolidated financial condition (other than, in any such case, assessments, the payment of which is being contested in good faith by the Lessee, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the Lessee's consolidated financial condition);

         (j) except for (A) the filing and, where appropriate, recordation pursuant to the Transportation Code of the Indenture, the Trust Agreement and the Lease, (B) the filing of the financing statements referred to in
   Section 4.01(f) hereof and (C) the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Delivery Date, no further action, including any filing or recording of any document, is necessary or advisable in order (i) to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or (ii) to perfect the first security interests in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee;

         (k) on the Delivery Date, the Owner Trustee received good and marketable title to the Aircraft, free and clear of all Liens, except the rights of the Owner Trustee and the Lessee under the Original Lease, the rights of the Indenture Trustee under the Original Indenture, the beneficial interest of the Owner Participant created by the Original Trust Agreement and the interest of the Original Loan Participants created by the Original Indenture and the Indenture and Security Agreement Supplement covering the Aircraft;

         (l) the Lessee has heretofore delivered to the Owner Participant true and correct copies of the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996, and of the audited consolidated balance sheet of the Lessee for the fiscal year ended May 31, 1996 and the unaudited consolidated balance sheet of the Lessee as of August 31, 1996, and the related consolidated statements of income, changes in common stockholders' investment and cash flows for the fiscal year and interim reporting period ended on such dates, accompanied (except in the case of such interim reporting period) by a report thereon containing opinions without qualification, except as therein noted, by Arthur Andersen LLP, independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Lessee as of such dates and the results of its operations and cash flows for such periods and such Annual Report, Quarterly Report and financial statements did not, as of their respective dates of filing with the SEC, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading;

         (m) with respect to ERISA:

             (i) none of the Pension Plans (as hereinafter defined) nor their related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the PBGC (as hereinafter defined) pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither the Lessee nor any ERISA Affiliate (as hereinafter defined) has incurred or could reasonably be expected to incur any material liability with respect to a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA;

             (ii) there have been no "reportable events" (as such term is defined in Section 4043(b) of ERISA) with respect to any Pension Plan which have resulted or could reasonably be expected to result in any material liability of the Lessee or any ERISA Affiliate;

             (iii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Pension Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans;

             (iv) neither the Lessee nor any ERISA Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code;

             (v) all Pension Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code;

             (vi) neither the Lessee nor any ERISA Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under Section 515 of ERISA;

             (vii) to the best of the Lessee's knowledge, neither the Lessee nor any ERISA Affiliate has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to subject the Lessee to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA; and

             (viii) assuming the truth of the representations contained in Sections 7.03(a)(viii) and 7.09 hereof and compliance with Section
         10.06 of the Indenture, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any non-exempt transaction which is prohibited by Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. No part of the funds to be used by the Lessee in satisfaction of its obligations under this Agreement or any other of the Operative Agreements to which the Lessee is a party or to which the Lessee is bound are the assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA, or any individual retirement account or an employee benefit plan subject to Section 4975 of the Code.

   As used in this Section 6.01(m), the term "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and which is (or, solely for purposes of clause (i) of this Section 6.01(m), within the preceding 5 calendar years has been) maintained, or contributed to, by the Lessee or any ERISA Affiliate; the term "PBGC" means Pension Benefit Guaranty Corporation and any successor agency or instrumentality thereto; and the term "ERISA Affiliate" means any entity which together with the Lessee would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

         (n) the Lessee is a Citizen of the United States;

         (o) except for the filings referred to in Section 4.01(f) hereof, no governmental approval of any kind is required of the Owner Participant or for the Owner Participant's execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of the Lessee, the nature of the Aircraft or the Lessee's proposed operations or use of the Aircraft;

         (p) on the Refunding Date, all premiums with respect to the insurance required to be provided by the Lessee on or prior to the Refunding Date under Article 13 of the Lease have been paid by the Lessee;

         (q) on the Refunding Date, all sales or use taxes relating to the sale of the Aircraft by the Lessee to the Owner Trustee which are then or were theretofore due shall have been paid;

         (r) the Lessee is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Lessee is a party or by which it or any of its Properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Lessee or its ability to perform any of its obligations under the Lessee Documents;

         (s) no Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, has occurred or exists;

         (t) the Aircraft has been duly certificated by the FAA as to type and airworthiness; there is in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Transportation Code; and there is no fact known to the Lessee which materially adversely affects the value, utility or condition of the Aircraft;

         (u) on the Refunding Date, the Lessee shall not be in material default in the performance of any term or condition of the Engine Warranty Assignment, the Modification Agreement and the GTA;

         (v) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (w) the Aircraft is fully equipped to operate in commercial service and will comply with all governmental requirements governing such service;

         (x) there are no broker's or underwriter's or management fees payable on behalf of the Lessee in connection with the transactions contemplated in the Operative Agreements other than those of the Underwriters and First Chicago Leasing Corporation referred to in Article 10 hereof and there are no other broker's fees payable in connection with such transactions other than those of D'Accord Financial Services, Inc.;

         (y) neither the Lessee nor any Affiliate of the Lessee has any agreement, arrangement or understanding other than as set forth in, permitted by or described in the Lessee Documents, the Underwriting Agreement, or in the other Operative Agreements or in any agreement, document or instrument contemplated thereby with any Person regarding the transactions contemplated by the Operative Agreements; and

         (z) the representations and warranties of the Lessee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         Section 6.02. Offering by Lessee. The Lessee represents and warrants that it has authorized no one to act on its behalf in connection with the offer or sale of any interest in the Lessor's Estate or the Trust Agreement other than First Chicago Leasing Corporation. Neither the Lessee nor, based on representations of First Chicago Leasing Corporation, anyone acting on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or similar interests, for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and no more than 3 other institutional investors.

         Section 6.03. Certain Covenants of Lessee. The Lessee covenants and agrees with the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) as follows:

         (a) The Lessee will cause to be done, executed, acknowledged and delivered at the Lessee's cost and expense all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement, the Trust Agreement, the Indenture, the Tax Indemnity Agreement, the Lease and the other Operative Agreements to which it is a party. Without limiting the generality of this
   Section 6.03(a), the Lessee will promptly take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture, each Indenture and Security Agreement Supplement, the Lease, each Lease Supplement and any financing statements or other instruments as may be necessary or requested by the Indenture Trustee to maintain the perfection of the first security interest and the Lien created by the Indenture, and the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties or if the Lessee cannot take, or cause to be taken, such action, will furnish to the Indenture Trustee and the Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable either of them to take such action at the Lessee's cost and expense in a timely manner.

         (b) The Lessee shall maintain the certificates referred to in Section
   7.01 of the Lease and shall cause the Aircraft to remain duly registered, in the name of the Owner Trustee, under the Transportation Code; provided, however, that the Owner Participant, the Owner Trustee and the Indenture Trustee agree that, so long as no Default or Event of Default shall have occurred and be continuing, if, at any time after December 31, 2003, the Lessee has requested their consent to the registration of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of the Lessee or a sublessee as a "lessee" or a "sublessee"), at the Lessee's expense, in a country listed in Schedule III hereto with which the United States then maintains normal diplomatic relations, the Owner Participant, upon receipt by the Owner Participant, the Owner Trustee and the Indenture Trustee of the assurances and opinion described below, shall not unreasonably withhold their consent to such change in registration (it being agreed, without limitation, that the inability of the Lessee to deliver such assurances and opinion shall constitute reasonable grounds to withhold such consent).

         As a condition to any change in the registration of the Aircraft, the Owner Participant, the Owner Trustee in its individual and trust capacities, and the Indenture Trustee shall have received, all at the Lessee's cost and expense:

         (i)  assurances satisfactory to them:

             (A) to the effect that the insurance provisions of the Lease have been and will be complied with and are and shall be in full force and effect upon such change of registry;

             (B) that the Owner Trustee's right, title and interest in and to the Aircraft is recognized and fully enforceable in the new jurisdiction of registry and that the new jurisdiction of registry will give effect to the title and registry of the Aircraft therein substantially to the same extent as does the Government;

             (C) that such new country of registry (x) would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required), and
         (y)(i) if such change in registration is made other than in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards at least comparable to those of the FAA, and (ii) if such change in registration is made in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards in conformity with those set forth in Section 7.02(a)(i) of the Lease;

             (D) that import and export certificates and any exchange permits necessary to allow all Rent and other payments provided for under the Lease, if required, shall have been procured at the Lessee's own cost and expense by the Lessee;

             (E) that duties and tariffs, if applicable, shall have been paid for by the Lessee;

             (F) to the effect that the original indemnities (and any additional indemnities for which the Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee (in its individual capacity, and as trustee under the Indenture), the Pass Through Trustee (in its individual capacity, and as trustee under the Pass Through Agreement) and the other Indemnitees under this Agreement, the Indenture, the Pass Through Agreement and (in the case of the Owner Participant only) the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry and if the sublessee, if any, is a government or governmental body, such sublessee shall have effectively waived any rights to sovereign immunity;

             (G) that such change will not result in the imposition of, or increase in the amount of, any Tax for which the Lessee is not required to indemnify the Owner Participant, the Indenture Trustee, the Owner Trustee (or any successor, assign or Affiliate thereof) and the Trust Estate pursuant to Article 8 hereof or for which the Lessee has not agreed to indemnify such parties in a manner satisfactory to such parties;

             (H) of the payment by the Lessee of any reasonable fees and expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee in connection with such change of registry, including any reasonable attorneys' fees and expenses;

             (I) that the Lessee shall maintain the registration of the Aircraft under the laws of such country unless and until the registration of the Aircraft is changed as provided herein, and shall cause to be done at all times all other acts (including, if applicable, the filing, recording and delivery of any document or instrument and the payment of any sum) necessary or, by reference to prudent industry practice in such country, advisable in order to create, preserve and protect the interests of the Lessor and the Indenture Trustee as against the Lessee or any third parties in such jurisdiction;

             (J) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft and the Trust Indenture Estate, that all recordings and filings required to so perfect the Lien of the Indenture have been duly effected, and that no Liens (except Liens permitted under Section 6.01 of the Lease) shall arise by reason of such registration; and

             (K) that appropriate deregistration powers of attorney in favor of the Owner Trustee and the Indenture Trustee have been executed and delivered by the Lessee and any sublessee and, if necessary or desirable for the effectiveness thereof, filed with the relevant aeronautics authority.

         (ii)a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Owner Participant) in the new jurisdiction of registry, addressed and reasonably satisfactory to such parties in scope, form and substance, to the effect:

             (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction against the Lessee, any sublessee, the Owner Trustee and the Indenture Trustee, respectively;

             (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee to register or qualify to do business or meet other requirements not already met in such jurisdiction in connection with the registration in the new jurisdiction (and the filing and/or recordation therein of the Indenture or Lease) and the exercise of any rights or remedies with respect to the Aircraft pursuant to the Lease or the Indenture or in order to maintain such registration and the Lien of the Indenture;

             (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(C)(x) of this Section 6.03) in respect of the transactions contemplated hereby, including, without limitation, the remedies provided in the Indenture and the Lease;

             (D) that there is no tort liability of the beneficial owner, record owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than such tort liability which might have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant and the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee, in its individual capacity, is provided, at the Lessee's expense, to cover such risk and the Lessee undertakes to keep such insurance in full force and effect);

             (E) that the laws of such jurisdiction (i) will not impair the rights of the Lessor in and to the Aircraft and (ii) (unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States dollars for the loss of use of the Aircraft in the event of such requisition;

             (F) that the Owner Trustee's title to the Aircraft is recognized and fully enforceable in such jurisdiction, that such jurisdiction will give effect to the title of the Aircraft therein substantially to the same extent as does the Government, and that the Lien of the Indenture shall continue as a first priority, duly perfected lien on the Aircraft;

             (G) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft;

             (H) that the rights of the Lessor in and to the Aircraft will not be impaired in such new jurisdiction of registry; and

             (I) to such further effect with respect to such other matters as the Owner Participant, the Owner Trustee or the Indenture Trustee may reasonably request.

         (c) The Lessee shall promptly file any reports, or furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner Trustee and the Owner Participant timely to file any reports required to be filed by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority.

         (d) The Lessee will cause the Special Aviation Counsel to file, and where appropriate record, on the Refunding Date, the Lease, the Trust Agreement and the Indenture. The following documents shall be filed and, where appropriate, recorded on the Refunding Date with the Aeronautics Authority in the following order of priority: first, the Trust Agreement, second, the Indenture and third, the Lease with the Indenture attached thereto.

         (e) The Lessee will furnish to the Owner Participant, the Owner Trustee and the Indenture Trustee annually after the execution of this Agreement, by March 15 of each year, commencing with the year 1997, an opinion, reasonably satisfactory to the Owner Participant and the Indenture Trustee, of Special Aviation Counsel, or other counsel specified from time to time by the Lessee acceptable to the Lessor and the Indenture Trustee:
   (i) stating either (1) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture, the Trust Agreement, and any supplements to any of them and any financing statements, continuation statements or other instruments, and all other action has been taken, as is necessary to maintain the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties and to maintain the perfection of the security interests created by said documents and reciting the details of such action, or (2) that in the opinion of such counsel no such action is necessary to maintain such title or the perfection of such security interests; (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain such title and the perfection of such security interests (which the Lessee agrees timely to take); and (iii) stating that the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by the Indenture and such as are permitted by the Lease and the Indenture.

         (f) The Lessee shall at all times maintain its corporate existence except as permitted by Section 6.03(g) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders or the Owner Participant or the ability of the Lessee to perform its obligations under the Operative Agreements.

         (g) The Lessee shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States, (iii) is a U.S. Air Carrier, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Indenture Trustee, the Owner Trustee and the Owner Participant all of the Lessee's obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and the Lessee delivers such instrument to the Indenture Trustee, the Owner Participant and the Owner Trustee, (v) provides an opinion from counsel to the Lessee which counsel shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee, and an officer's certificate, each stating that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 6.03(g), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person (except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally), and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company is in compliance with all of the terms and conditions of this Agreement and the Lease and each other Operative Agreement and each other document contemplated hereby or thereby; provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to a Default not capable of cure within the applicable grace period therefor or an Event of Default.

         Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee and the satisfaction of the conditions specified in this Section 6.03(g), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other Operative Agreement and any other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 6.03(g) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

         (h) The Lessee agrees to give prompt written notice to the Owner Participant, the Owner Trustee and the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the Tennessee Uniform Commercial Code) or of any change in its corporate name.

         (i) The Lessee agrees to furnish to the Owner Participant, the Lessor and the Indenture Trustee:

             (A) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Lessee, a consolidated balance sheet as of the end of such fiscal year, and the related consolidated statements of income, common stockholders' equity, retained earnings and cash flows of the Lessee for the fiscal year then ended as prepared and certified by the Lessee's independent certified public accountants, including their opinion;

             (B) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee;

             (C) promptly upon their general transmission, copies of all regular and periodic reports furnished by the Lessee to its stockholders;

             (D) promptly after filing with the SEC, copies of the Lessee's Annual Reports on Form 10-K (including all corresponding annual reports to shareholders), Quarterly Reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Lessee with any securities exchange or with the SEC;

             (E) promptly upon (and in any event within five (5) Business Days after) any officer of the Lessee obtaining knowledge of any condition or event which constitutes a Default or an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto;

             (F) promptly, notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and of any material development in respect of such legal or other proceedings affecting the Lessee, which in each case specified above, if adversely determined, would, in the Lessee's reasonable judgment, materially impair the ability of the Lessee to perform its obligations under the Operative Agreements or consummate the transactions contemplated hereby and thereby; and

             (G) from time to time, such other financial information as the Lessor, the Owner Participant or the Indenture Trustee may reasonably request.

         Concurrently with the delivery of the financial statements referred to in clause (A) above, the Lessee shall deliver to the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustee a certificate of the Lessee, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Lessee, stating that the signer, or an officer reporting to same, is familiar with the relevant terms of this Agreement and the Lease and the signer has reviewed, or has caused to be made under such Person's supervision a review, of the activities of the Lessee and that, to the best of his or her knowledge, there does not exist any Default or Event of Default or if a Default or an Event of Default exists or did exist, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto.

         Section 6.04. Survival of Representations and Warranties. The representations and warranties of the Lessee provided in Sections 6.01 and 6.02 hereof and in any other Operative Agreement shall survive the Closings hereunder and the expiration or other termination of this Agreement and the other Operative Agreements.


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 7.01. Acquisitions and Offerings of Interests in Lessor's Estate. (a) [Intentionally Left Blank.]

         (b)  Owner Participant.  The Owner Participant represents and warrants that its interest in the Lessor's Estate and the Trust Agreement was acquired by it for its own account and not with a view to resale or distribution thereof; provided, however, that the disposition by the Owner Participant of its interest in the Lessor's Estate and the Trust Agreement shall, subject to the terms and provisions of Article 5 of the Trust
Agreement, at all times be within its control and the foregoing representation shall neither expand nor limit the Owner Participant's right to transfer or sell such interests pursuant to the terms of this Agreement. The Owner Participant further represents and warrants that neither the Owner Participant nor anyone else authorized to act on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or in any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant further represents and warrants that neither it nor anyone authorized to act on its behalf has made or will make any offer, solicitation or sale of any interest in the Lessor's Estate or the
Trust Agreement in violation of the provisions of Section 5 of the Securities
Act of 1933, as amended.   No representation in this Section 7.01(b) shall
include any action or inaction of the Lessee, the Agent, First Chicago Leasing Corporation or the Underwriters whether or not purportedly on behalf of the Owner Trustee, the Owner Participant or any of their Affiliates.

         (c) Owner Trustee. The Owner Trustee represents and warrants, both in its individual capacity and as trustee, that neither it nor anyone acting on its behalf (i) has directly or indirectly offered or will directly or indirectly offer any Certificates or any interest in the Lessor's Estate, or in any similar security, for sale to, or solicited any offer to acquire any of the same from anyone (other than the Owner Participant) and (ii) shall own Certificates.

         Section 7.02. Citizenship, Etc. (a) Generally. Each of the Owner Trustee, in its individual capacity and as Trustee, and the Owner Participant severally represents and warrants that it is a Citizen of the United States on the Refunding Date. If the Owner Participant or the Owner Trustee in its individual capacity does not comply with the requirements of this Section 7.02, the Owner Trustee, the Indenture Trustee and the Owner Participant hereby agree that a Default or an Event of Default shall not be deemed to have occurred and be continuing under the Lease due to non-compliance by the Lessee with the registration requirements in the Lease occasioned by the noncompliance of the Owner Participant or the Owner Trustee.

         (b) Owner Trustee. The Owner Trustee, in its individual capacity, covenants that if at any time it shall cease to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary under the Transportation Code as in effect at such time, if it is informed in writing by the Lessee or the Owner Participant that such lack of United States citizenship would have any adverse effect on the Lessee or the Owner Participant. The Owner Trustee, in its individual capacity, further covenants that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer or (ii) generally known to the public, it will promptly so notify, to the extent permitted by law, all parties to this Agreement.

         (c) Owner Participant. The Owner Participant agrees, solely for the benefit of the Lessee, the Pass Through Trustee and the Indenture Trustee, that if at any time when the Aircraft is registered or the Lessee proposes to register the Aircraft in the United States (i) it shall fail to be a Citizen of the United States and the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall give notice thereof to the Lessee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemnification from the Lessee) promptly but in any event within ten (10) Business Days (x) effect a voting trust or other similar arrangement, (y) transfer in accordance with the terms of this Agreement and the Trust Agreement all its rights, title and interest in and to such Trust Agreement, the Lessor's Estate and this Agreement, or (z) take any other alternative action that would prevent any deregistration, or maintain or permit the United States registration, of the Aircraft; or (ii) it determines that there is a reasonable likelihood that it will in the future fail to qualify as a Citizen of the United States, and the Aircraft would as a result thereof become ineligible for registration in the name of the Owner Trustee under the Transportation Code, then the Owner Participant shall give notice of such determination to the Lessee and the Indenture Trustee and shall (at its own expense and without reimbursement or indemnification from the Lessee and on such timetable as shall be reasonable under the circumstances and consistent with its obligations under this Section 7.02(c)) prepare such documentation and establish such procedures as shall be required to effect the voting trust, arrangements, transfer or other action referred to in the preceding clause (i) in each case to be effective on the date upon which the Owner Participant fails to qualify as a Citizen of the United States (but in no event later than (10) Business Days after such date) so as to prevent any deregistration of and to maintain or permit the registration of, the Aircraft. It is agreed that the Owner Participant shall be liable to pay promptly on request (A) to each of the other parties hereto any damages actually incurred by any such other party as the result of the representation and warranty of the Owner Participant in the first sentence of
Section 7.02(a) hereof proving to be untrue as of the Refunding Date; and (B) to the Lessee, the Indenture Trustee or the Pass Through Trustee for any damages actually incurred by the Lessee, the Indenture Trustee and the Pass Through Trustee as a result of the Owner Participant's failure to comply with its obligations pursuant to the first sentence of this Section 7.02(c); provided, that, the foregoing shall not restrict the Pass Through Trustee or the Indenture Trustee from asserting against the Owner Participant any damages actually incurred by the holders of any Pass Through Certificates. Each other party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in making any filings required in order for the Owner Participant to comply with its obligations under the provisions of the first sentence of this Section 7.02(c), but without any obligation on the part of such other party to take any action believed by it in good faith to be burdensome to such party or adverse to its business interests.

         Section 7.03. Representations, Warranties and Covenants of Owner Participant. (a) Representations, Warranties and Covenants. In addition to and without limiting its other representations and warranties provided for in this Article 7, the Owner Participant represents and warrants that, on the date hereof:

         (i) it is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and to enter into and to carry out the transactions contemplated by the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement;

         (ii)the execution, delivery and performance by it of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement have been duly authorized by all necessary action on its part and, assuming the accuracy of the Lessee's representations in Section 6.01(o) hereof, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

         (iii)based on the representations, warranties and covenants contained in Sections 6.01(m)(viii), 6.02 and 7.09 hereof and compliance with Section
   10.06 of the Indenture, neither the execution, delivery or performance by the Owner Participant of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner Participant, or the charter documents, as amended, or bylaws, as amended, of the Owner Participant, or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant, or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (iv)the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been or on the Refunding Date will be duly executed and delivered by the Owner Participant and constitute or on the Refunding Date will constitute the legal, valid and binding obligation of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (v) it is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Owner Participant is a party or by which it or any of its Properties may be bound, or in violation of any applicable law, which default or violation would have an adverse effect on the ability of the Owner Participant to perform its obligations under the Original Agreements to which it is a party, this Agreement and the other Operative Agreements to which it is or is to be a party;

         (vi)there are no pending or, to the knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against or affecting the Owner Participant or any of its Property before or by any court or administrative agency which (A) involve the Aircraft or (B) if adversely determined would adversely affect the ability of the Owner Participant to perform its obligations under any of the Original Agreements to which it is a party, this Agreement and the other Operative Agreements to which it is or is to be a party;

         (vii)neither the execution and delivery by it of the Original Agreements to which it is a party, this Agreement or the other Operative Agreements to which it is nor the performance of its obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement;

         (viii)no part of the funds to be used by it to acquire the interests to be acquired by the Owner Participant under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to Section 4975 of the Code;

         (ix)it is a "U.S. Person" as defined in Section 7701(a)(30) of the Code and if it shall at any time cease to be such a "U.S. Person", it shall furnish to each Certificate Holder an indemnity, in form and substance reasonably satisfactory to such Certificate Holder, for any Taxes that may be imposed on such Holder as a result of the Owner Participant's failure to be such a "U.S. Person"; and

         (x) the representations and warranties of the Owner Participant set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         Notwithstanding the foregoing or anything else contained in this Agreement, the Owner Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law and the other matters set forth in Section 7.02(c) hereof.

         (b) Lessor's Liens. The Owner Participant further represents, warrants and covenants that there are no Lessor's Liens attributable to it or any of its Affiliates against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Lessor's Lien attributable to it or any such Affiliate against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it or any such Affiliate on the Refunding Date. The Owner Participant agrees with and for the benefit of the Lessee, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee that the Owner Participant will, at its own cost and expense, take such action as may be necessary (by bonding or other appropriate actions, so long as neither the Lessee's operation and use of the Aircraft nor the validity and priority of the Lien of the Indenture is impaired) to duly discharge and satisfy in full, promptly and in any event within 30 days after the same first becomes known to the Owner Participant, any Lessor's Lien against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to the Owner Participant or any such Affiliate, provided, however, that the Owner Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft or the Lessor's Estate or the Trust Indenture Estate or any interest in any thereof or otherwise materially adversely affect the validity or priority of the Lien of the Indenture.

         (c) Indemnity for Lessor's Liens. The Owner Participant agrees to indemnify and hold harmless the Lessee, the Indenture Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee or the Pass Through Trustee as the result of the failure of the Owner Participant to discharge and satisfy any Lessor's Liens attributable to the Owner Participant or any of its Affiliates and required to be discharged as described in Section 7.03(b) hereof.

         (d) Assignment of Interests of Owner Participant. The Owner Participant agrees that it will not assign, convey or otherwise transfer any of its right, title or interest in and to the Operative Agreements or the Lessor's Estate except in accordance with the provisions of Article 5 of the Trust Agreement, as in effect on the date hereof or as amended in accordance with the terms of the Operative Agreements.

         (e) Actions with Respect to Lessor's Estate, Etc. The Owner Participant agrees that it will not take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

         Section 7.04. Representations, Covenants and Warranties of FSB and the Owner Trustee. (a) In addition to and without limiting its other representations and warranties provided for in this Article 7, FSB represents and warrants, in its individual capacity with respect to items (i), (ii),
(iii)(A), (iv), (v), (vi) and (vii) below, and as the Owner Trustee with respect to items (iii)(B) and (iv) that, on the date hereof:

            (i)it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) at 79 South Main Street, Salt Lake City, Utah, 84111, Attention: Corporate Trust Department and has full corporate power and authority, in its individual capacity or (assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant) as the Owner Trustee, as the case may be, to carry on its business as now conducted, and to execute, deliver and perform this Agreement, the Original Agreements to which it is a party and the Operative Agreements to which it is or is to be a party;

         (ii)the execution, delivery and performance by FSB, either in its individual capacity or as the Owner Trustee, as the case may be, of this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be party have been duly authorized by all necessary corporate action on its part, and do not contravene its certificate of incorporation or by-laws; each of this Agreement, the Original Agreements and the other Operative Agreements to which it is or is to be a party has been duly authorized, executed and delivered by FSB, either in its individual capacity or as the Owner Trustee, as the case may be, and neither the execution and delivery thereof nor FSB's performance of or compliance with any of the terms and provisions thereof will violate any Federal or state or local law or regulation governing FSB's banking or trust powers;

         (iii)(A) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, and each of the Original Agreements to which it is a party does, to the extent each such document is entered into by FSB in its individual capacity, constitute the legal, valid and binding obligation of FSB in its individual capacity enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by FSB in its individual capacity of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on FSB in its individual capacity;

         (B) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, and each of the Original Agreements to which it is a party does, to the extent each such document is entered into by the Owner Trustee in its trust capacity, constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee;

         (iv)there are no pending or, to its knowledge, threatened actions or proceedings against FSB before any court or administrative agency which would materially and adversely affect the ability of FSB, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under the Operative Agreements to which it is or is to be party;

         (v) it shall give the Lessee, the Indenture Trustee and the Owner Participant at least thirty (30) days' prior written notice in the event of any change in its chief executive office or name;

         (vi)neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Original Agreements and the Operative Agreements to which it is or is to be a party, requires on the part of FSB in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or Utah governmental authority or agency governing its banking or trust powers;

         (vii)on the Refunding Date the Owner Trustee shall be holding whatever title to the Aircraft as was conveyed to it by the Lessee on the Delivery Date, the Aircraft shall be free of Lessor's Liens attributable to FSB in its individual capacity and FSB in its individual capacity and as Owner Trustee is a Citizen of the United States; and

         (viii) the representations and warranties of the Owner Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         (b) Lessor's Liens. FSB, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens attributable to it in its individual capacity against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any such Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate on the Refunding Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly, and in any event within 30 days after the same shall first become known to it, take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. FSB, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement.

         (c) Indemnity for Lessor's Liens. FSB, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant and the Pass Through Trustee and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee or the Owner Trustee as a result of the failure of FSB to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in
Section 7.04(b) hereof.

         (d) Securities Act. None of FSB, the Owner Trustee or any Person authorized by either of them to act on its behalf has directly or indirectly offered or sold or will directly or indirectly offer or sell any interest in the Lessor's Estate, or in any similar security relating to the Lessor's Estate, or in any security the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person.

         Section 7.05. Representations, Warranties and Covenants of the Indenture Trustee. (a) The Indenture Trustee in its individual capacity (other than as the Pass Through Trustee) represents that, on the date hereof:

         (i) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to enter into and perform its obligations under the Indenture, this Agreement and the Original Agreements to which it is a party and to authenticate the Certificates to be delivered on the Refunding Date;

         (ii)the Indenture and this Agreement, the Original Agreements to which it is a party and the other Operative Agreements to which it is or is to be a party, and the authentication of the Certificates to be delivered on the Refunding Date, have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Massachusetts law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

         (iii)each of the Indenture and this Agreement, the Original Agreements to which it is a party and the other Operative Agreements to which it is or is to be a party, has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (iv)neither the execution and delivery by it of the Indenture and this Agreement, the Original Agreements to which it is a party and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state governmental authority or agency governing its banking and trust powers;

         (v) the representations and warranties of the Indenture Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date); and

         (vi)the Indenture Trustee holds the original counterparts of the Original Lease, the Lease Supplement, Ancillary Agreement I and the Warranty Bill of Sale.

         (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, further represents, warrants and covenants that there are no Indenture Trustee's Liens attributable to it in its individual capacity against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate on the Refunding Date. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days, after the same shall first become known to it, any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate.

         (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Owner Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Owner Trustee or the Pass Through Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section 7.05(b) hereof.

         Section 7.06. Indenture Trustee's Notice of Default. The Indenture Trustee agrees to give the Owner Participant notice of any Payment Default promptly upon a Responsible Officer of the Indenture Trustee having actual knowledge thereof.

         Section 7.07. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Article XIV of the Indenture, and the Owner Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture Trustee to execute and deliver such instruments of release.

         Section 7.08. Covenant of Quiet Enjoyment. The Indenture Trustee, the Pass Through Trustee and the Owner Trustee covenants and agrees as to itself only that, so long as no Event of Default under the Lease has occurred and is continuing, neither the Owner Trustee, the Indenture Trustee or the Pass Through Trustee nor any Person lawfully claiming through the Owner Trustee, the Indenture Trustee or the Pass Through Trustee shall interfere with the Lessee's right to quietly enjoy the Aircraft during the Term without hindrance or disturbance by the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, provided, however, that the Owner Trustee shall not be liable for any act or omission of the Indenture Trustee or any other Person claiming through the Indenture Trustee or the Pass Through Trustee.

         Section 7.09. Original Loan Participants' and Pass Through Trustee's Representations and Warranties. (a) Each Original Loan Participant represents and warrants that the representations and warranties made by it in Sections 7.01(a) and 7.06 of the Original Participation Agreement were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such representations and warranties were correct on and as of such earlier date).

         (b) The Pass Through Trustee, in its individual capacity (except with respect to clause (iii) below), represents and warrants as of the date hereof (except as otherwise provided), as of the Pass Through Closing Date and as of the Refunding Date that:

         (i) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to enter into and perform its obligations under the Pass Through Agreement, the Series Supplements and this Agreement and to execute and authenticate the Pass Through Certificates to be delivered on the Pass Through Closing Date;

         (ii)the execution, delivery and performance of this Agreement, the Pass Through Agreement and the Series Supplements and the performance of its obligations hereunder and thereunder (including the execution and authentication of the Pass Through Certificates to be delivered on the Pass Through Closing Date) have been fully authorized by all necessary corporate action on its part, and, subject to (A) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (B) compliance with any applicable state securities laws and (C) the qualification of the Pass Through Agreement under the Trust Indenture Act, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Massachusetts law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

         (iii)each of this Agreement and the Pass Through Agreement has been, and as of the Pass Through Closing Date the Series Supplements will be, duly executed and delivered by it (in its individual and trust capacities) and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through Trustee (in its individual and trust capacities), enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 7.10. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee provided for in this Article 7, and their respective obligations under any and all of them, shall survive the Closings and the expiration or other termination of this Agreement, and the other Operative Agreements.

         Section 7.11. Lessee's Assumption of the Certificates. (a) Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 4.02(a)(A), (D) or (E) of the Lease, and so long as no Default or Event of Default shall have occurred and be continuing then, upon compliance with the applicable provisions of said Section 4.02(a) of the Lease, the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens) but subject to the Lien of the Indenture, all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects pursuant to
Section 4.02(a)(A), (D) or (E) of the Lease to assume the obligations of the Owner Trustee to the Indenture Trustee and the Holders under the Indenture, the Certificates and hereunder, then the Owner Trustee shall so notify the Indenture Trustee (such notice to be given at least 30 and not more than 60 days prior to the effective date of such assumption), and each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Holders the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 7.11, such documentation shall become effective and the Owner Participant and the Owner Trustee shall be released from all obligations in respect of the Certificates, the Indenture, this Agreement and all other Operative Agreements, except any obligations which shall have arisen (or with respect to events which shall have occurred) prior to such assumption, and take all such other actions, at the Lessee's expense, as are reasonably necessary to permit such assumption by the Lessee.

         (b)  In connection with such assumption:

         (i) the Lessee shall execute and deliver an instrument satisfactory in form and substance to the Indenture Trustee (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Premium, if any, interest and all other sums owing on all Outstanding Certificates (or on the Lessee's substituted obligations) in accordance with their terms and to punctually perform and observe all of the covenants and obligations hereunder and under the Indenture and the Certificates (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee and (B) which contains amendments to the Indenture, in form and substance satisfactory to the Indenture Trustee and the Holders, that incorporate therein such provisions from the Lease and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease and covenants substantially identical to the covenants of the Lessee hereunder and under the Lease;

         (ii) the instrument referred to in paragraph (i) of this Section 7.11(b), any Uniform Commercial Code financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Indenture Trustee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, Property and interests included in the Trust Indenture Estate for the benefit of the Holders (or the Lessee's substituted obligations) shall be filed in such form, manner and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

         (iii) the Indenture Trustee shall have received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Indenture Trustee, as to the due compliance as of the effective date of such assumption with the terms of Article 13 of the Lease (as it relates to the Indenture Trustee) relating to the insurance with respect to the Aircraft;

         (iv) the Indenture Trustee shall have received evidence that as of the effectiveness of the assignment on the date of such assumption the Aircraft is free and clear of all Liens other than the Lien of the Indenture and other Permitted Liens;

         (v) the Indenture Trustee shall have received a certificate from the Lessee that no Event of Default shall have occurred and be continuing as of the effective date of such assumption; and

         (vi) the Indenture Trustee shall have received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance satisfactory to the Indenture Trustee (w) with respect to the compliance of the assumption contemplated hereby with the terms, provisions and conditions hereof, (x) with respect to the due authorization, execution, delivery, validity and enforceability of the instrument referred to in paragraph (i) of this Section 7.11(b), (y) with respect to the continued perfection of the first and prior Lien and security interest in the Aircraft for the benefit of the Holders of the Certificates (or the Lessee's substituted obligations) referred to in paragraph (ii) of this Section 7.11(b) and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Indenture
   Trustee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption, (B) from counsel to the Indenture Trustee and Special Aviation Counsel, a legal opinion comparable to the respective opinions delivered on the Delivery Date with such changes therein as may be appropriate in light of such assumption, and (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Indenture Trustee shall reasonably request.

         (c) The Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel) of the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Owner Participant in connection with such assumption.

         Section 7.12. Indebtedness of Owner Trustee. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and all necessary or appropriate activity related thereto.

         Section 7.13. Compliance with Trust Agreement, Etc. Each of the Owner Participant, FSB and the Owner Trustee agrees with the Lessee, the Indenture Trustee and the Pass Through Trustee that so long as the Lien of the Indenture shall be in effect it will (i) comply with all of the terms of the Trust Agreement applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not take any action, or cause any action to be taken, to amend, modify or supplement any other provision of the Trust Agreement in a manner that would adversely affect such party without the prior written consent of such party. The Owner Trustee confirms for the benefit of the Lessee, the Indenture Trustee and the Pass Through Trustee that it will comply with the provisions of Article 2 of the Trust Agreement. Notwithstanding anything else to the contrary in the Trust Agreement, so long as the Lease or the Indenture remains in effect, the Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the consent of the Lessee (except in connection with the exercise of remedies pursuant to Article 17 of the Lease) or, if the Lien of the Indenture shall not have been discharged, the Indenture Trustee. The Owner Trustee and the Owner Participant agree that no co-trustee or separate trustee shall be appointed pursuant to Section 3.14 of the Trust Agreement if such appointment would adversely affect the priority of the Lien of the Indenture. The Indenture Trustee agrees that it shall not take any action under this Section 7.13 except as instructed pursuant to Section 8.01 of the Indenture.


                                   ARTICLE 8

                                     TAXES

         Section 8.01. Lessee's Obligation to Pay Taxes. (a) Generally. The Lessee agrees promptly to pay when due, and to indemnify and hold each Indemnitee harmless from all license, recording, documentary, registration and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), however imposed (whether imposed upon any Indemnitee, the Lessee, all or any part of the Aircraft, Airframe, any Engine or any Part or the Lessor's Estate, the Trust Indenture Estate, Rent, the Certificates or otherwise), by any Federal, state or local government or taxing authority in the United States, or by any government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof or by a territory or possession of the United States or an international taxing authority, upon or with respect to, based upon or measured by:

         (i)  the Aircraft, the Airframe, any Engine or any Part;

         (ii) the location, replacement, control, purchase, improvement, maintenance, manufacture, acquisition, financing, refinancing, mortgaging, ownership, delivery, nondelivery, acceptance, rejection, leasing, subleasing, transport, insuring, inspection, registration, reregistration, assembly, abandonment, repossession, redelivery, installment, preparation, possession, use, operation, return, presence, storage, repair, transfer of title, modification, rebuilding, export, import, alteration, replacement, substitution, assignment, overhaul, transfer of registration or title, imposition of any Lien, sale or other disposition of the Aircraft, Airframe, any Engine or any Part thereof or interest therein;

         (iii) the rentals (including Basic Rent and Supplemental Rent), receipts or earnings arising from the Operative Agreements or Original Agreements;

         (iv) the Property attributable to the transactions contemplated by the Operative Agreements or the Original Agreements, or the income or other proceeds received with respect to such Property, held by the Owner Trustee under the Trust Agreement or by the Indenture Trustee under the Indenture;

         (v) the Operative Agreements or the Original Agreements or otherwise with respect to or by reason of the transactions described in or contemplated by the Operative Agreements or the Original Agreements;

         (vi) the payment of the principal or interest or other amounts payable with respect to the Original Loan Certificates, the Pass Through Certificates or the Certificates or the right thereto as it accrues;

         (vii) the Original Loan Certificates, the Pass Through Certificates or the Certificates or the issuance, sale, acquisition, reamortization or refinancing thereof or the beneficial interests in the Trust Estate or the Trust Indenture Estate or the creation thereof under the Trust Agreement or the Indenture, or the security interest created or perfected thereby or by any filing thereof; or

         (viii) any assumption by the Lessee pursuant to Section 7.11 of this Agreement and Section 2.12 of the Indenture.

         (b) Exceptions. The indemnity provided for in Section 8.01(a) shall not extend to any of the following:

         (i) With respect to an Indemnitee other than an Original Loan Participant, Taxes based upon, measured by or with respect to the net or gross income, items of tax preference or minimum tax or excess profits, receipts, capital, franchise, net worth or conduct of business or other similarly-based Taxes of such Indemnitee (other than any Taxes in the nature of sales, use, transfer, excise, rental, license, ad valorem, property or other similarly based Taxes) (the "Income Taxes"); provided, however that the provisions of this paragraph (b)(i) shall not exclude from the indemnity described in Section 8.01(a) hereof, any Income Taxes to the extent such Income Taxes are imposed by any jurisdiction in which the Indemnitee would not be subject to such Income Taxes but for, or would be subject to such Income Taxes solely as a result of, (x) the operation, registration, location, presence, or use of the Aircraft, Airframe, any Engine or any Part thereof, in such jurisdiction or (y) the place of incorporation or principal office or the activities of the Lessee or any sublessee in such jurisdiction (it being understood that (A) any such indemnity would be payable only to the extent of the net harm incurred by the Indemnitee from such Income Taxes, taking into account any incremental current Tax benefit in another tax jurisdiction resulting from payment of such Income Taxes and (B) this sentence would require indemnification in a jurisdiction in which the Indemnitee is already subject to an Income Tax
   (an "Existing Income Tax") only if an event set forth in Clause (x) or (y) of this sentence causes the Indemnitee to be subject to an Income Tax in that jurisdiction (a "New Income Tax") other than an Existing Income Tax, and such New Income Tax would have been imposed even if the activities contemplated by the Operative Agreements or the Original Agreements were the Indemnitee's sole nexus to the jurisdiction); provided, further, that the provisions of this paragraph (b)(i) relating to Income Taxes shall not exclude from the indemnity described in Section 8.01(a) hereof any Income Taxes for which the Lessee would be required to indemnify an Indemnitee (x) so that any payment under the Operative Agreements or the Original Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis or (y) pursuant to the last sentence of Section 8.02, 8.05, 9.02 or 9.05 of this Agreement;

         (ii)With respect to an Original Loan Participant, Income Taxes (other than in the case of a Non-U.S. Person, U.S. federal withholding taxes on amounts payable with respect to such Original Loan Participant's Loan Certificate) except to the extent such Income Tax is imposed (including by way of increase) by any jurisdiction in which the Indemnitee is subject to tax (A) as a result of the operation, registration, location, presence, basing or use of the Aircraft, Airframe, any Engine or any Part thereof, in such jurisdiction (it being understood that (I) the incremental Income Taxes described in this clause (A) shall not include any U.S. Federal income taxes and (II) that to the extent such incremental Income Taxes give rise to any incremental current Tax benefit in another tax jurisdiction, that such incremental benefit shall offset and decrease the incremental Income Taxes determined under this clause (A)) or (B) solely as a result of the place of incorporation, principal office, corporate domicile or the activities of the Lessor, Owner Participant, the Owner Trustee, the Indenture Trustee, the Lessee or any sublessee in such jurisdiction (it being understood that to the extent that any Income Taxes described under this clause (B) give rise to any incremental current Tax benefit in another tax jurisdiction or another tax period, that such incremental Tax benefit shall offset and decrease the Income Taxes determined under this clause
   (B)); provided, however, that the provisions of this paragraph (b)(ii) relating to Income Taxes shall not exclude from the indemnity described in
   Section 8.01(a) any Income Taxes for which the Lessee would be required to indemnify an Indemnitee (x) so that any payment under the Operative Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis or (y) pursuant to the last sentence of Section 8.02 of this Agreement;

         (iii)Taxes arising out of or measured by acts, omissions, events or periods of time (or any combination of the foregoing) which occur after (and are not attributable to acts, omissions or events occurring, or fines, penalties or interest resulting from any such act, omission or event having occurred, contemporaneously with or prior to) the payment in full of all amounts payable by the Lessee pursuant to and in accordance with the Operative Agreements, or the earlier discharge in full of the Lessee's payment obligations under and in accordance with the Lease and the Operative Agreements (and the Original Loan Certificates in the case of an Original Loan Participant, the Indenture Trustee or the Trust Indenture Estate if the Lessee shall have assumed the Certificates pursuant to
   Section 7.11 of this Agreement or Section 2.12 of the Indenture), and the earliest of (x) the expiration of the Term of the Lease and return of the Aircraft in accordance with Article 12 of the Lease, (y) the termination of the Lease in accordance with the applicable provisions of the Lease and return of the Aircraft in accordance with the Lease, or (z) the termination of the Lease in accordance with the applicable provisions of the Lease and the transfer of all right, title and interest in the Aircraft to the Lessee pursuant to its exercise of any of its purchase options set forth in
   Section 4.02(a) of the Lease, except that, notwithstanding anything in this
   Section 8.01(b) to the contrary, Taxes incurred in connection with the exercise of any remedies pursuant to Article 17 of the Lease following the occurrence of an Event of Default and while it is continuing shall not be excluded from the indemnity described in Section 8.01(a);

         (iv)As to the Owner Trustee, Taxes imposed against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as Owner Trustee under the Original Trust Agreement or the Trust Agreement or, as to the Indenture Trustee, Taxes imposed against the Indenture Trustee upon or with respect to any fees received by it for services rendered in its capacity as Indenture Trustee under the Original Indenture or the Indenture;

         (v) Taxes imposed on an Indemnitee that would not have been imposed but for the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct not actually committed by but instead imputed to such Indemnitee by reason of such Indemnitee's participation in the transactions contemplated by the Operative Agreements or the Original Agreements) or the breach by such Indemnitee of any representation, warranty or covenant contained in the Operative Agreements or the Original Agreements or any document delivered in connection therewith (unless attributable to a breach of representation, warranty or covenant of the Lessee), provided that in the case of a breach by the Owner Participant or the Owner Trustee of any representation, warranty or covenant, timely written notice requesting compliance was received by the Owner Participant or the Owner Trustee as the case may be;

         (vi) Taxes imposed on any Indemnitee or any successor, assign or Affiliate thereof which became payable by reason of any voluntary or involuntary transfer or disposition by such Indemnitee subsequent to the Delivery Date, including revocation by such Indemnitee of the trust created by the Trust Agreement, of any interest in some or all of the Aircraft, Airframe, Engines or Parts thereof, of any interest in a Loan Certificate, or its interest in the Lessor's Estate, other than (A) Taxes that result from transfers or dispositions which occur while an Event of Default under the Lease has occurred and is continuing at the time of such transfer or disposition, (B) transfers pursuant to the Lessor's exercise of remedies under the Lease, (C) with respect to a Loan Participant, any actual or deemed transfer pursuant to Section 7.11 hereof or Section 2.13 or 2.18 of the Indenture or as a consequence of a refinancing under Article 15 hereof, or any actual or deemed transfer of a Loan Certificate that as part of a refinancing under Article 15 hereof is not retired, but only to the extent the Taxes attributable to such transfer exceed the amount of indemnifiable Taxes that would have been imposed on such transferor if the debt had instead been retired, or (D) Taxes (other than Income Taxes) that result from any transfer or disposition pursuant to Section 4.02 (other than clauses B or C thereof) or Article 7, 8, 9, 10, 11, or 13 of the Lease;

         (vii)Taxes imposed on the Owner Participant for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement;

         (viii)Notwithstanding anything herein to the contrary, Taxes imposed on a successor, assign or other transferee (including, without limitation, a transferee which is a new lending office of an original Indemnitee) of any Person which on the Delivery Date is an Indemnitee (for purposes of this clause (viii), an "original Indemnitee") to the extent that such Taxes exceed the amount of Taxes that would have been imposed (in the case of an Original Loan Participant, immediately after giving effect to such succession, assignment or other transfer) and would have been indemnifiable pursuant to Section 8.01(a) had there not been a succession, assignment or other transfer by such original Indemnitee of any such interest of such Indemnitee in the Aircraft or any part thereof, any interest in or under any Operative Agreement, or any proceeds thereunder, the trust created by the Original Trust Agreement, the Original Loan Certificates or otherwise; provided, however, that the exclusion provided by this clause (viii) shall not apply in the case of a succession, transfer or disposition (A) while an Event of Default under the Lease has occurred and is continuing at the time of such transfer, (B) which is an actual or deemed transfer pursuant to
   Section 7.11 hereof or Section 2.13 or 2.18 of the Indenture or as a consequence of a Refinancing under Section 15.01 hereof, or any actual or deemed transfer of an Original Loan Certificate that as part of a Refinancing under Section 15.01 hereof is not retired, but only to the extent the Taxes attributable to such transfer exceed the amount of Taxes that would have been imposed on such transferor if the debt had instead been retired, (C) to the extent necessary to make payments with respect to such Taxes on an After-Tax Basis, (D) in the case of the Lessor or Owner Participant, to any Tax other than an Income Tax or (E) to the extent such Taxes are directly attributable to the failure of the Lessee to take administrative actions as have been reasonably requested of it in writing in a timely manner and which will result in no after-tax cost or expense to the Lessee;

         (ix)[Intentionally Left Blank];

         (x) Any Taxes which have been included in the Purchase Price;

         (xi) Any Taxes which would not have been imposed on the Owner Participant but for a Lessor's Lien attributable to the Owner Participant; and

         (xii) Taxes imposed on the Owner Participant or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Owner Participant as the result of any prohibited transaction, within the meaning of Section 406 of ERISA and Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Loan Certificate (A) in connection with which purchase or holding the Owner Participant or any Affiliate thereof is acting as the investment manager, advisor or discretionary trustee and is making or directing such purchase or holding (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or a plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) is the "plan sponsor" within the meaning of Section 3(16)(B) of ERISA, provided, however, that in the event of a Refinancing of the Certificates described in Section 15.01(d)(viii) hereof, the exception under this clause (xii) shall not be applicable.

         (c) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is a Non-U.S. Person except to the extent that such a holder of a Pass Through Certificate has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder of a Pass Through Certificate to any exemption from withholding on interest claimed by such holder of a Pass Through Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or the Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Holder of a Certificate or any holder of a Pass Through Certificate or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant for or on account of any amount required to be withheld from a payment in respect of a Certificate, the Lessee will indemnify (after taking into account any payments made by a Holder to or for the benefit of the Owner Participant or the Owner Trustee pursuant to the preceding sentence) the Owner Trustee and the Owner Participant (without regard to the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis against any Taxes required to be withheld and any interest, penalties and additions to tax with respect thereto, along with any other costs (including attorneys' fees) incurred in connection with any such claim. The Indenture Trustee or the Pass Through Trustee, as the case may be, in its individual capacity (and without recourse to the Trust Indenture Estate), shall indemnify the Lessee on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

         Section 8.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Tax indemnified against under Section 8.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Tax not been incurred. If any Indemnitee actually realizes a Tax benefit by reason of the payment of any Tax paid or indemnified against by the Lessee, such Indemnitee shall promptly pay to the Lessee to the extent such Tax benefit was not previously taken into account in computing such payment an amount equal to the lesser of (x) the sum of such Tax benefit plus any other Tax benefit actually realized by such Indemnitee that would not have been realized but for any payment made by such Indemnitee pursuant to this sentence and not already paid to the Lessee, and (y) the amount of the payment required to be made under Sections 8.01 and 8.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore required to be made under Sections 8.01 and 8.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments pursuant to Sections 8.01 and 8.02); provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as a Payment Default, Bankruptcy Default or an Event of Default shall have occurred and be continuing under the Lease. The Lessee shall reimburse on an After-Tax Basis such Indemnitee for any payment of a Tax benefit pursuant to the preceding sentence (or a Tax benefit otherwise taken into account in calculating the Lessee's indemnity obligation hereunder) to the extent that such Tax benefit is disallowed or reduced subsequent to such payment (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired).

         Section 8.03. Time of Payment. Any amount payable to an Indemnitee pursuant to this Article 8 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee in either case pursuant to Section 8.04 hereof, such amount shall be payable 30 days after the time such contest is finally resolved.

         Section 8.04. Contests. If a written claim is made against any Indemnitee for Taxes with respect to which the Lessee may be liable for a payment or indemnity hereunder, such Indemnitee shall promptly give the Lessee notice in writing of such claim and shall furnish the Lessee with copies of any requests for information from any taxing authority relating to such Taxes with respect to which the Lessee may be required to indemnify hereunder; provided, however, that the failure of an Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Indemnitee under this Article 8, except to the extent that the Lessee's contest rights have been materially and adversely impaired by the failure to provide such notice. The Indemnitee shall in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, contest (or, at the Indemnitee's option, require the Lessee to contest in the name of the Lessee, if permitted by law) the validity, applicability or amount of such Taxes by:

         (i) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien not permitted under
   Section 6.01 of the Lease on the Aircraft, Airframe or any Engine or any risk of criminal liability; or

         (ii)if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

If the Indemnitee, after reasonable discussion with the Lessee and consideration in good faith of any suggestion made by the Lessee as to the method of pursuing such contest, elects to conduct the contest, such Indemnitee shall determine the manner in which to contest such Taxes;
provided, however, that if the Indemnitee determines in its sole discretion that such participation will not adversely affect such Indemnitee's contest of any Taxes not indemnified hereunder, the Lessee shall have the right to participate in such contest, including, among other rights, the right to attend governmental or judicial conferences (to the extent unrelated issues are not discussed) concerning such claim and the right to review and approve all submissions to any governmental or other authority insofar as they relate to the Tax for which indemnification is sought. Notwithstanding the preceding sentences of this Section 8.04, such Indemnitee shall not be required to take or continue any action unless the Lessee shall have (i) agreed in writing to pay and shall pay the Indemnitee on demand and on an After-Tax Basis for any liability or expense which such Indemnitee may incur as a result of contesting such Taxes including without limitation (y) attorneys' and accountants' fees and (z) the amount of any interest, penalty or additions to tax which may ultimately be payable as the result of contesting such Taxes, (ii) delivered to the Indemnitee a written acknowledgment of the Lessee's obligation to such Indemnitee pursuant to this Agreement to the extent that the contest is not successful and of the inapplicability of any exclusion or defenses thereto, provided, however, that such acknowledgement shall not preclude the Lessee from raising defenses to liability under this Agreement if a decision in such contest is rendered which clearly articulates the cause of such Tax and the cause, as so articulated, is not one for which the Lessee is responsible to pay an indemnity hereunder, (iii) made all payments and indemnities (other than contested payments and indemnities) then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under the Operative Agreements. In no event shall such Indemnitee be required or the Lessee permitted to contest pursuant to this Section 8.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Indemnitee hereunder unless (i) such Indemnitee shall have received an opinion of independent tax counsel, at the Lessee's expense, selected by such Indemnitee and reasonably satisfactory to the Lessee ("Tax Counsel") to the effect that a reasonable basis exists for contesting such claim, (ii) if an Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Indemnitee, (iii) if such contest shall be conducted in a manner requiring payment of the claim in advance, the Lessee shall have advanced sufficient funds, on an interest free basis to make the payment required, and agreed to indemnify the Indemnitee against any additional net adverse tax consequences on an After-Tax Basis to such Indemnitee of such advance, (iv) such Indemnitee shall have determined that such contest will not result in any material risk of loss, sale or forfeiture of, or the creation of any Lien not permitted under Section
6.01 of the Lease on, the Aircraft or any part thereof or interest therein or in a risk of criminal liability and (v) the issue shall not be the same as an issue previously contested hereunder and decided adversely, unless the Indemnitee shall have received, at the Lessee's sole expense, a written opinion, in form and substance reasonably satisfactory to such Indemnitee, of Tax Counsel, to the effect that the applicable law has changed and, in light thereof, there is substantial authority within the meaning of Section 6662 of the Code (if applicable), as interpreted by the Treasury regulations thereunder, or under similar principles of state or foreign law (as the case may be) for contesting such claim and (v) the amount of such claim (without taking into account any amount necessary to indemnify on an After-Tax Basis), when aggregated with related and correlative claims, is at least $50,000.

         The Indemnitee shall not be required to appeal any judicial decision unless it receives an opinion of Tax Counsel to the effect that it is more likely than not that such appeal will be successful.

         Nothing contained in this Section 8.04 shall require any Indemnitee to contest or continue to contest, or permit Lessee to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 8.04, if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this Article 8 in connection with such claim.

         Section 8.05. Refunds. Upon receipt by an Indemnitee of a refund of all or any part of any Taxes which the Lessee shall have paid for such Indemnitee or for which the Lessee shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Bankruptcy Default, Payment Default or Event of Default by the Lessee hereunder or under the Lease (in which case payment shall not be made to the Lessee until such Event of Default shall have been cured), such Indemnitee shall pay to the Lessee an amount equal to the amount of such refund less Taxes imposed with respect to the accrual or receipt thereof, including interest received attributable thereto, plus any Tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 8 and (b) to the extent that the amount of such payment would exceed (i) the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 8 less (ii) the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 8, with any such excess to be carried forward and applied to reduce any future obligation of the Lessee under this Article 8.

         Any subsequent loss of such refund or Tax benefit shall be treated as a Tax subject to indemnification under the provisions of this Article 8 (without regard to Section 8.01(b) (i), (iii) or (viii) hereof).

         Section 8.06. Lessee's Reports. In case any report or return is required to be made with respect to any Tax for which Lessee is obligated to indemnify under this Article 8, the Lessee shall make such report or return, except for any such report or return that the Indemnitee has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Indemnitee and the Owner Trustee or will notify the Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee and the Owner Trustee. The Lessee will provide such information reasonably available to the Lessee as the Indemnitee may reasonably require from the Lessee to enable the Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements (without duplication of the requirements of Section 3 of Tax Indemnity Agreement) and any audit information request arising from any such filing. The Indemnitee will provide such information (other than copies of any of its tax returns) as the Lessee may reasonably require from such Indemnitee to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements and any audit information request arising from such filing. The Lessee shall hold the Indemnitee harmless from and against any liabilities, including penalties, additions to tax, fines and interest, imposed upon such Indemnitee to the extent directly attributable to any insufficiency or inaccuracy in any return, statement, or report prepared by the Lessee or information supplied by the Lessee, or directly attributable to the Lessee's failure to supply reasonably available information to such Indemnitee as required by this Section 8.06.

         Section 8.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 8 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of the Operative Agreements.

         Section 8.08. Payment of Taxes. With respect to any Tax otherwise indemnifiable hereunder by the Lessee and applicable to the Aircraft, Airframe, any Engine or Parts, to the extent permitted by the applicable state, local or foreign law, the Lessee shall pay such Tax directly to the relevant Taxing authority and file any returns or reports required with respect thereto and if such direct payment is not permitted or feasible under the circumstances, pay an amount equal to such Tax to the Indemnitee at least 2 Business Days prior to the time such Indemnitee pays such Tax; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee or any Person other than the Owner Trust or the Owner Participant is the owner of the Aircraft, the Airframe, any Engine or any Part or would otherwise be inconsistent with the terms of the Lease (including the Purchase Price being equal to the fair market value of the Aircraft on the Delivery Date) and the position thereunder of the Owner Trustee and the Owner Participant. Copies of such returns or reports, together with evidence of payment of any tax due, shall be sent by the Lessee to the Owner Participant within thirty (30) days after the date of each payment by the Lessee of any Tax.

         Section 8.09. Reimbursements by Indemnitees Generally. If, for any reason, the Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Agreements or on the Aircraft, the Airframe, the Engines, the Parts of any part thereof, which Taxes are not the responsibility of the Lessee with respect to such Indemnitee, then such Indemnitee shall pay to the Lessee within 30 days of the Lessee's demand therefor an amount which equals the amount actually paid by the Lessee with respect to such Taxes.


                                   ARTICLE 9

                               GENERAL INDEMNITY

         Section 9.01. Generally. (a) The Lessee agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from any and all liabilities, obligations, losses, damages (including if, as a result of an Indenture Event of Default described in Section 7.01(a)(i) of the Indenture, the Indenture Trustee shall have sold all or any portion of the Indenture Estate and the proceeds thereof were less than an amount equal to accrued and unpaid Basic Rent on the date of sale plus the Stipulated Loss Value as of such date, damages equal to such shortfall together with interest thereon to the extent permitted by law at the Debt Rate until such shortfall is paid in full), penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees and expenses and all costs and expenses relating to amendments, supplements, adjustments, consents, refinancings and waivers under the Operative Agreements and the Original Agreements except as otherwise provided in Section 10.01(d)(i) or Article 15 hereof) of every kind and nature (whether or not any of the transactions contemplated by this Agreement are consummated) (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, based on or arising out of:

         (i) the Original Agreements, this Agreement, the Lease, the Indenture, the Trust Agreement, the Pass Through Agreement, the Bills of Sale or any other Operative Agreement or any amendment to any Operative Agreement or any other document entered into in connection herewith or any sublease or transfer or any transactions contemplated hereby or thereby;

         (ii)the operation, possession, ownership, use, non-use, maintenance, storage, delivery, non-delivery, control, testing, overhaul or repair of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any part thereof by the Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, ownership, use, non-use, maintenance, storage, delivery, non-delivery, control, testing, overhaul or repair is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever and claims relating to any laws, rules or regulations;

         (iii)the manufacture, design, purchase, condition, repair, modification, airworthiness, return, lease, sale, acceptance, rejection, servicing, rebuilding, registration, alteration, merchantability, substitution, replacement, fitness for use, transfer or sublease of any Airframe, Engine, or Part under the Lease, the GTA or the Engine Warranty Assignment or other transfer of use or possession, or other disposition of the Aircraft, the Airframe, any Engine or any Part, latent or other defects whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

         (iv)any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements or the Original Agreements, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements or the Original Agreements (other than representations and warranties in the Tax Indemnity Agreement);

         (v) the enforcement of the terms of the Operative Agreements or the Original Agreements and the administration of the Trust Indenture Estate; and

         (vi)the offer, issuance, sale or delivery of any Certificate or any Pass Through Certificate or any Original Loan Certificate, or any refunding or refinancing thereof, or interest in the Lessor's Estate or the Trust Agreement or the Original Trust Agreement or any similar interest or in any way relating to or arising out of the Trust Agreement or the Original Trust Agreement and the Lessor's Estate, the Indenture or the Original Indenture or the Trust Indenture Estate (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other federal or state statute, law or regulation, or at common law or otherwise relating to securities), or the action or inaction of the Owner Trustee or Indenture Trustee as trustees, in the manner contemplated by this Agreement, the Original Participation Agreement, the Indenture, the Original Indenture, the Indenture and Security Agreement Supplement, the Trust Agreement or the Original Trust Agreement and in the case of the Owner Participant, its obligations arising under Section 6.01 of the Trust Agreement or the Original Trust Agreement.

The foregoing indemnity by the Lessee is intended to include and cover, but is not limited to, any Expense to which the Indemnitees may be subject as a result of their respective ownership or leasing of any interest in or holding of any Lien on the Aircraft, Airframe, any Engine or Part during the Term, whether or not in the Lessee's possession or control, insofar as such Expense relates to any activity or event whatsoever involving such item while it is under lease to the Lessee (or after termination of the Lease in connection with the exercise of remedies thereunder to the extent that such Expense is attributable to the transactions contemplated hereby or by the other Operative Agreements and the Original Agreements), and such Expense does not fall within any of the exceptions listed in Section 9.01(b) hereof.

         (b) Exceptions. The indemnity provided for in Section 9.01(a) shall not extend to any Expense of any Indemnitee:

         (i) to the extent attributable to the willful misconduct or gross negligence of such Indemnitee;

         (ii)in respect of the Aircraft to the extent attributable to acts or events which occur after the Aircraft is no longer part of the Lessor's Estate or leased under the Lease or, if the Aircraft remains a part of the Lessor's Estate, after the expiration of the Term (other than pursuant to Article 17 of the Lease, in which case the indemnity provided in Section 9.01(a) hereof shall survive for so long as Lessor shall be entitled to exercise remedies under such Article 17), or to acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease but in any such case only to the extent not fairly attributable to acts or omissions of the Lessee prior to expiration of the Term, including without limitation the Lessee's failure to fully discharge all of its obligations under the Lease, the other Operative Agreements or the Original Agreements;

         (iii)which is a Tax, whether or not the Lessee is required to indemnify therefor pursuant to Article 8 hereof or pursuant to the Tax Indemnity Agreement;

         (iv)which is a cost or expense expressly required to be paid by the Owner Participant or its permitted transferees (and not by the Lessee) pursuant to this Agreement or any other Operative Agreement;

         (v) to the extent that such Expenses would not have been incurred by such Indemnitee if such Indemnitee had not been in breach of its representations or warranties, or had not defaulted in the observance and performance of the terms and provisions required to be observed and performed by it, in this Agreement, the Engine Warranty Assignment, the Lease, the Indenture, the Trust Agreement, the Original Agreements or any other Operative Agreement to which it is a party unless such breach or default shall be a result of the breach or default of any of the foregoing by the Lessee or another Indemnitee;

         (vi)[Intentionally Left Blank];

         (vii)in the case of the Owner Participant, Lessor's Liens to the extent attributable to the Owner Participant; in the case of FSB, Lessor's Liens to the extent attributable to FSB; and in the case of the Indenture Trustee, Indenture Trustee's Liens;

         (viii)in the case of the Owner Participant or the Owner Trustee, to the extent attributable to the offer or sale by such Indemnitee after the Delivery Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor), unless in each case such offer or sale shall occur (w) in connection with a Refinancing, (x) during a period when an Event of Default has occurred and is continuing, (y) during a period when an Event of Loss has occurred or (z) in connection with the termination of the Lease or action or direction of the Lessee pursuant to
   Section 4.02 of the Lease or Article 10 of the Lease; or

         (ix)in the case of the Owner Participant or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Owner Participant, as the result of any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Loan Certificate (or any funded participation therein) (i) over which purchase or holding the Owner Participant or any Affiliate thereof (other than in the capacity of a directed trustee or custodian or similar nondiscretionary capacity) has discretion or control, or (ii) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or individual retirement account or plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor", within the meaning of Section 3(16)(B) of ERISA.

         Section 9.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Expense indemnified against under Section
9.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Expense not been incurred. If any Indemnitee actually realizes a permanent Tax benefit by reason of the payment of such Expense paid or indemnified against by the Lessee which was not considered in the computation thereof, such Indemnitee shall promptly pay to the Lessee, but not before the Lessee shall have made all payments theretofore due such Indemnitee under this Agreement, the Original Agreements, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such Tax benefit plus any other permanent Tax benefit actually realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payment pursuant to this Section 9.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore made pursuant to this Section 9.02 less the amount of any payments by such Indemnitee to the Lessee theretofore made pursuant to this Section 9.02 (and the excess, if any, of the amount described in clause
(x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to this Section 9.02), it being intended that no Indemnitee should realize a net Tax benefit pursuant to this Section 9.02 unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 9.02; provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence so long as any Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing. Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of such Tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 8.01 hereof (without regard to Section 8.01(b)(i), (iii) or (viii) hereof).

         Section 9.03. Subrogation. Upon the payment in full of any indemnity pursuant to this Article 9 by the Lessee (but not earlier), the Lessee shall be subrogated to any right of the Indemnitee, other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim the Person indemnified may have against any other Indemnitee in respect of the matter against which such indemnity has been made.

         Section 9.04. Notice and Payment. Each Indemnitee and the Lessee shall give prompt written notice one to the other of any liability of which such party has knowledge for which the Lessee is, or may be, liable under this
Article 9; provided, however, that failure to give such notice shall not terminate any of the rights of the Indemnitees under this Article 9, except (with respect to such Indemnitee) to the extent that the Lessee has been materially prejudiced by the failure to provide such notice. Unless otherwise provided in the Operative Agreements, any amount payable to an Indemnitee pursuant to this Article 9 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 9.05. Refunds. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Lessee shall have paid to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee under this Article 9, and provided there shall not have occurred a Payment Default, Bankruptcy Default or an Event of Default (in which case payment shall not be made to the Lessee until such Payment Default, Bankruptcy Default or Event of Default shall have been cured) such Indemnitee shall pay to the Lessee, within ten (10) Business Days of receipt thereof by such Indemnitee, the amount of any such recovery, including interest received with respect to the recovery, net of any Taxes paid or payable as a result of the receipt of the recovery and interest, plus any net additional permanent income Tax benefits actually realized by Indemnitee as the result of any payment made pursuant to this sentence less any reasonable costs and expense of any Indemnitee not reimbursed by the Lessee; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 9 or
(b) to the extent that the amount of such payment would exceed the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 9, less the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 9. Any subsequent loss of such recovery or Tax benefit shall be subject to indemnification under Article 8 or this Article 9, as the case may be.

         Section 9.06. Defense of Claims. The Lessee or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate or, provided that (i) the Lessee or its insurers shall not reserve the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, (ii) in the case of the Lessee, no Event of Default shall have occurred and be continuing and (iii) the Lessee shall have first acknowledged in writing to such Indemnitee the Lessee's obligation to indemnify such Indemnitee hereunder in respect of such claim, defend any claim covered by insurance for which indemnification is sought pursuant to this
Article 9 and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto, and provided, further, the Lessee shall not be entitled to assume and control the defense of any such claim if and to the extent such Indemnitee reasonably objects to such control on the ground that an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel. Subject to the immediately foregoing sentence, where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Lessee or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Lessee or its insurers pursuant to the preceding provisions, provided that such party's participation does not, in the opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 9.06. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 9.06 without the prior written consent of the Lessee, which consent shall not unreasonably be withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Article 9 with respect to such claim. The Lessee shall not enter into any settlement or compromise which admits any criminal violation, gross negligence or willful misconduct on the part of any Indemnitee without the prior written consent of such Indemnitee.

         Section 9.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 9 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Engine Warranty Assignment, the Lease and the other Operative Agreements but, as to such indemnities, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, Expenses and disbursements caused by events occurring or existing prior to or incurred in the process of (i) the return or disposition of the Aircraft under Article 12 or Article 17 of the Lease, or
(ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.

         Section 9.08. Effect of Other Indemnities. The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Indenture, the Trust Agreement, or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

         Section 9.09. Interest. The Lessee will pay to each Indemnitee on demand, to the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Article 9 until the same shall be paid, at the Past Due Rate and an Indemnitee who obtains a recovery under
Section 9.05 hereof that is required to be paid to the Lessee shall pay to the Lessee on demand, interest on any amount not paid to the Lessee when due pursuant to such Section 9.05, until the same shall be paid, at the Past Due Rate.


                                  ARTICLE 10

                               TRANSACTION COSTS

         Section 10.01. Transaction Costs and Other Costs. (a) Transaction Costs. The Owner Participant shall pay (or reimburse the Lessee if the Lessee shall have previously made such payment), in addition to those items set forth in Section 10.01(a) of the Original Participation Agreement (other than clause
(v) thereof) all fees and expenses of the following persons relating to the public offering of the Pass Through Certificates contemplated by the Underwriting Agreement and related to the transactions contemplated hereby:
(i) the fees and expenses of counsel for the Owner Participant; (ii) the fees and expenses of the transaction documentation counsel and counsel for the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Original Loan Participants and the Underwriters (other than those fees, expenses and disbursements payable by the Underwriters pursuant to the Underwriting Agreement); (iii) the fees and expenses of Daugherty, Fowler & Peregrin; (iv) any initial fees and expenses of the Pass Through Trustee and the fees and expenses of the Owner Trustee and the Indenture Trustee; (v) any compensation, commissions and discounts payable to the Underwriters pursuant to the Underwriting Agreement; (vi) the fees, if any, incurred in printing the Pass Through Certificates; (vii) the fees and expenses incurred in connection with printing any amendment to the Registration Statement on Form S-3 bearing Registration No. 333-07691, printing any Preliminary Prospectus or Prospectus (as such terms are defined in the Underwriting Agreement) for the offering of the Pass Through Certificates; (viii) the fees and expenses of Arthur Andersen LLP; (ix) the fees and expenses of Moody's and S&P; and (x) the fees and expenses of First Chicago Leasing Corporation. The fees and expenses described in clauses (ii) through (x) of this paragraph shall be allocable to the Owner Participant under this Agreement (1) to the extent incurred specifically with respect to the Owner Participant or the refunding of the Original Loan Certificates, and (2) to the extent such fees and expenses are incurred but are not specifically attributable to the Owner Participant or the refunding of the Original Loan Certificates, in the proportion that the principal amount of the Certificates bears to the total amount of the Pass Through Certificates.

         The Owner Participant, the Owner Trustee and the Lessee acknowledge that the percentages for Basic Rent, EBO Price, Stipulated Loss Value and Termination Value set forth in the Lease have been prepared assuming the aggregate amount payable by the Owner Participant pursuant to the preceding paragraph and Section 10.01 of the Original Participation Agreement is 1.46% of the Purchase Price (the "Estimated Expense Amount"); provided, however, that in no event shall the sum of (i) the Owner Participant's Commitment (as such term is defined in the Original Participation Agreement), (ii) the Transaction Costs to be paid by the Owner Participant pursuant to Section 2.03 of the Original Participation Agreement and (iii) the Transaction Costs to be paid by the Owner Participant pursuant to Section 10.01 hereof, exceed $22,700,000.00. To the extent that the payment by the Owner Participant of Transaction Costs would cause the sum described in the immediately preceding sentence to exceed $22,700,000.00, the Lessee shall be obligated to pay the Transaction Costs constituting the First Chicago Leasing Corporation fee and the Davis Polk & Wardwell fee to the extent of such excess and the Owner Participant shall have no obligation to pay such excess.

         (b) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the entity acting as Owner Trustee, as lessor under the Lease and as Owner Trustee under the Trust Agreement with respect to the administration of the Lease and the Lessor's Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses and initial fees relating to the establishment of any replacement trustee) of the Indenture Trustee, as trustee under the Indenture with respect to the administration of the Trust Indenture Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement trustee) of the Pass Through Trustee shall be paid as Supplemental Rent by the Lessee, including without limitation any amounts payable to the Indenture Trustee or on account of requests by the Indenture Trustee for indemnification under Article XI of the Indenture.

         (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, the Lessee agrees:

         (i) to pay as Supplemental Rent to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with (a) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or (b) the negotiation of any restructuring or "work-out" (whether or not consummated), or the obligations of the Lessee hereunder or under the other Operative Agreements and the enforcement of this Section 10.01, including, without limitation, the entering into or giving or withholding of any amendments or supplements or waivers or consents (whether or not consummated), including without limitation, any amendment, waiver, modification or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or nonperformance by the Lessee of its obligations under the Operative Agreements or (c) any amendment, supplement, waiver or consent (whether or not entered into) under the Original Agreements, this Agreement, the Lease, the Indenture, the Certificates, the Tax Indemnity Agreement, the Engine Warranty Assignment or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees and expenses of the other parties hereto incurred in connection with the offer, sale or other transfer (whether pursuant to Article 5 of the Trust Agreement or otherwise) by the Owner Participant or the Owner Trustee after the Refunding Date of any interest in the Aircraft, the Lessor's Estate, the Beneficial Interest, the Trust Agreement or any similar interest (and the Owner Participant shall be responsible for all such fees and expenses), unless such offer, sale or transfer shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease, (B) during a period following an Event of Loss or (C) in connection with the termination of the Lease or action or direction of the Lessee pursuant to
   Section 4.02 or Article 10 of the Lease; and

         (ii)to pay the fees, costs and expenses of all appraisers involved in an independent appraisal of the Aircraft to the extent required under
   Section 4.03 of the Lease.


                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

         Section 11.01. Appointment of Successor Owner Trustee. (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, and a successor Owner Trustee may be appointed under the Trust Agreement only in accordance with the provisions of Section 3.11 of the Trust Agreement and the provisions of paragraphs (b) and (c) of this Section 11.01.

         (b) Conditions to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

         (i) Such successor Owner Trustee shall be a Citizen of the United
   States;

         (ii)Such successor Owner Trustee shall be a bank or a trust company having combined capital, surplus and undivided profits of at least $100,000,000 or a bank or trust company fully guaranteed by a direct or indirect parent thereof having a combined capital, surplus and undivided profits of at least $100,000,000;

         (iii)Such appointment shall not violate any provisions of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered;

         (iv)Such successor Owner Trustee shall enter into an agreement or agreements, in form and substance satisfactory to the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Lease, the Lease Supplement, the Engine Warranty Assignment, the Indenture, the Indenture Supplement and any other Operative Agreement to which the Owner Trustee is a party and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in Section 7.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof); and

         (v) All filings of Uniform Commercial Code financing and continuation statements, filings in accordance with the Transportation Code and amendments thereto shall be made and all further actions taken in connection with such appointment as may be necessary in connection with maintaining the validity, perfection and priority of the Lien of the Indenture and the valid and continued registration of the Aircraft in accordance with the Transportation Code.

         (c) Appointment. For so long as the Aircraft remains registered under the Transportation Code, the Owner Participant agrees to appoint promptly a successor Owner Trustee meeting the requirements of Section 11.01(b) hereof in the event the Owner Participant has knowledge that the Owner Trustee at any time shall not be a Citizen of the United States.


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

         Section 12.01. Liabilities of the Owner Participant. The Owner Participant shall have no obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Indenture, the Trust Agreement, the Tax Indemnity Agreement, the Bills of Sale, the Lease or any other Operative Agreement to which the Owner Participant is a party and the Owner Participant shall not be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant as such be liable to the Lessee, nor shall the Owner Participant be liable to any Holder, for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with this Agreement, the Indenture, the Lease, the Bills of Sale, the Trust Agreement, the Engine Warranty Assignment, any other Operative Agreement, any Original Agreement, the ownership of the Aircraft, the administration of the Lessor's Estate or the Trust Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

         Section 12.02. Interest of Holders of Certificates. A Holder of a Certificate shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Certificates shall have been paid in full.


                                  ARTICLE 13

                                OTHER DOCUMENTS

         Section 13.01. Consent of Lessee to Other Documents. The Lessee hereby consents in all respects to the execution and delivery of the Trust Agreement and the Indenture and to all of the terms of said documents, and the Lessee acknowledges receipt of an executed counterpart of each of the Trust Agreement and the Indenture; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of the terms of the Trust Agreement, the Indenture or the Certificates, except that prior to the occurrence and continuance of an Event of Default, no section of the Indenture or the Trust Agreement shall be amended or modified in any manner materially adverse to the Lessee without its consent.

         Section 13.02. Further Assurances. The Lessee hereby confirms to the Owner Participant its covenants set forth in and obligations under the Lease. The Lessee agrees that, except as otherwise provided in the Indenture, the Owner Trustee may not enter into any amendment, modification or supplement of, or give any waiver or consent with respect to, or approve any matter or document as being satisfactory under the Lease without the prior consent of the Indenture Trustee and the Owner Participant and that, except as otherwise provided in the Indenture, upon an Indenture Event of Default, the Indenture Trustee may act as the Lessor under the Lease to the exclusion of the Owner Trustee. The Lessee further agrees to deliver to the Indenture Trustee and the Owner Participant a copy of each notice, statement, request, report or other communication given or required to be given to the Owner Trustee under the Lease.

         Section 13.03. No Retroactive Application. This Agreement, the Lease, the Indenture, the Ancillary Agreement I and the Trust Agreement each amend and restate, and the Tax Indemnity Agreement amends, the respective original agreements with no intention of retroactive application. The applicable original agreements have been restated for the convenience of the parties and such amendments and restatements, and such amendment in the case of the Tax Indemnity Agreement, are not intended to waive or modify the obligations of any party which accrued or were to have been performed on or prior to the Refunding Date under such unamended agreements (or, in the case of this Agreement, the effective date hereof) or to deprive any party of its rights and remedies in respect thereof.


                                  ARTICLE 14

                                    NOTICES

         Section 14.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

         (a) If to the Lessee, to its office at 2007 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President and Treasurer with a copy to Senior Vice President and General Counsel at 1980 Nonconnah Drive, Memphis, Tennessee 38132, telephone (901) 395-3388, facsimile (901) 395-4758; or to such other address as the Lessee shall from time to time designate in writing to the Lessor, the Indenture Trustee and the Owner Participant;

         (b) If to the Lessor or the Owner Trustee, to its office at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, telephone (801) 246-5630, facsimile (801) 246-5053; or to such other address as the Lessor shall from time to time designate in writing to the Lessee and the Indenture Trustee, with a copy to the Owner Participant;

         (c) If to the Owner Participant, to its office at 2550 West Golf Road, Rolling Meadows, Illinois 60008, Attention: R. Scott Horsley; telephone (847) 290-5010, facsimile (847) 290-9290; or to such other address as the Owner Participant may from time to time designate in writing to the Lessee and the Indenture Trustee; and

         (d) If to the Indenture Trustee or the Pass Through Trustee, to its office at Two International Place, 4th Floor, Boston, Massachusetts 02110,
   Attention: Corporate Trust Department, telephone (617) 664-5414, facsimile
   (617) 664-5371; or to such other address as the Indenture Trustee or the Pass Through Trustee, as the case may be, shall from time to time designate in writing to the Lessor, the Lessee and the Owner Participant.


                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

         Section 15.01. Refinancing. (a) Subject to the terms and conditions of this Section 15.01, the Lessee may request the Owner Participant to participate in up to two refinancings (including the refinancing contemplated by this Agreement on the Refunding Date), in whole but not in part, of the Certificates prior to the end of the Basic Term (each a "Refinancing"). Such Refinancings may be placed in either the private or public markets in the United States and shall be denominated in United States dollars, and shall be on terms reasonably satisfactory to the Owner Participant and shall not materially adversely affect the Owner Participant. The Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with the Lessee as to the terms of any such refinancing transaction (including the terms of any debt to be issued in connection with such refinancing and the documentation to be executed in connection therewith). Without the prior written consent of the Owner Participant, the prospectus and other offering materials relating to any Refinancing in the form of a public offering shall not identify the Owner Participant and shall not include any financial statements of the Owner Participant or any Affiliate thereof. In connection with any such Refinancing in the form of a public offering, the Lessee shall indemnify the Owner Participant for any liabilities under federal, state or foreign securities laws resulting from such offering. With the exception of the refinancing contemplated by this Agreement on the Refunding Date, the aggregate principal amount of the new Certificates issued in connection with each Refinancing shall be the same as the aggregate principal amount outstanding on the Certificates being refinanced.

         (b) Notwithstanding anything herein to the contrary, no Refinancing will be permitted unless the Owner Participant and the Indenture Trustee shall have received at least 15 days prior written notice of the scheduled closing date of such Refinancing, the Owner Participant shall have been provided such longer period required for a reasonable opportunity to review the relevant documentation and the Owner Participant shall have determined in good faith that neither it nor the Owner Trustee shall suffer any loss or expense or bear any increased risk as a result of such Refinancing (including, without limitation, any risk with respect to taxes or other adverse consequences to the Owner Participant including the application of Revenue Procedures 75-21 and 75-28 and Section 467 of the Code and the Treasury Regulations promulgated thereunder) for which (in the case of such loss, expense or tax) it has not been or will not have been indemnified in connection with such Refinancing by the Lessee in a manner satisfactory in all respects to the Owner Participant.

         Prior to the consummation of any Refinancing pursuant to this Section 15.01, the Owner Participant and the Lessee shall agree upon a schedule setting forth each installment of Basic Rent, Stipulated Loss Values, and Termination Values payable pursuant to the Lease as a result of the Refinancing in accordance with Section 3.04 of the Lease, and thereafter the amounts set forth in such schedule shall become the amounts payable under the Lease. Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Certificates" for purposes of this Agreement, the Lease and the Indenture.

         (c) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any Refinancing transaction as contemplated by this Section 15.01 unless the Lessee indemnifies the Owner Trustee and the Owner Participant by agreement in form and substance satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest in respect of the refinanced indebtedness), cost or expense (including, without limitation, reasonable attorneys' fees and Make-Whole Premium and any other premiums or amounts due under the Indenture), including any adverse tax consequences or impact, related to or arising out of any such Refinancing transaction, except to the extent of amounts included in Transaction Costs and payable by the Owner Participant as provided herein.

         (d) Each party agrees to take or cause to be taken, at the Lessee's sole cost and expense, all requested action, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Lease, which may be reasonably necessary or desirable to effect such Refinancing, including, in the case of the Owner Participant, direction to the Owner Trustee by the Owner Participant to prepay the Certificates then outstanding; provided, however, that such Refinancing shall be subject to the satisfaction of each of the following conditions:

         (i) Payment of principal, accrued interest, Make-Whole Premium and Breakage Costs, if any, and all other sums due and owing on the Certificates payable under the Indenture;

         (ii)Payment in full of all other amounts then due and owing by the Lessee under this Agreement, the Indenture, the Lease, the Trust Agreement, and the Certificates then outstanding shall have been made by the Lessee;

         (iii)Such party shall have received such opinions of counsel (including, without limitation, an opinion received by the Owner Participant from independent tax counsel and reasonably satisfactory to the Lessee that such Refinancing shall not result in any adverse tax consequences to such Owner Participant, unless the Lessee shall have agreed to provide an indemnity in respect thereof satisfactory in form and substance to the Owner Participant), certificates and other documents as it may reasonably request, each in form and substance reasonably satisfactory to such party;

         (iv)All authorizations, approvals and consents which in the reasonable judgment of the Owner Participant are necessary for such Refinancing shall have been obtained;

         (v) The Lessee shall have provided or agreed to provide to the Owner Participant, as Supplemental Rent under the Lease, sufficient funds to pay any Breakage Costs, Make-Whole Premium and any other amounts due under the Indenture;

         (vi)The satisfaction or waiver by each other party to this Agreement of the conditions set forth in this Section 15.01 to such party's obligations under this Section 15.01;

         (vii)No Event of Default shall have occurred and be continuing or would occur immediately after giving effect to such Refinancing; and

         (viii) The documentation relating to such Refinancing shall permit the Lessee to place the Refinancing loan certificates with an ERISA Plan. The Lessee shall not indemnify the Owner Participant, or any of the Owner Participant's Affiliates, assigns, officers, directors, employees, agents and servants, for any Taxes, within the meaning of Section 8 hereof, or Expenses, within the meaning of Section 9 hereof, arising under or in connection with any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, if the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent of the Refinancing loan certificates has an exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code with respect to pass through certificates, such as Prohibited Transaction Exemption 90-24 or any other comparable exemption, unless such exemption is not available or is not valid with respect to such Refinancing loan certificates at the time of such prohibited transaction. If such exemption is not available or is not valid, then the Lessee shall indemnify the Owner Participant pursuant to, and to the extent provided for, under
   Section 8 and 9 hereof for Taxes and Expenses arising under or in connection with any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975 of the Code, resulting from such placement.

         (e) Any debt to be issued in connection with a Refinancing shall have an interest rate that is fixed for the entire term of such debt and shall not include any debt whose fixed interest rate is reset at any time during the term of such debt.

         Section 15.02. Reoptimization. (a) If a Change in Tax Rate occurs prior to the end of the Basic Term, then, subject to the terms and conditions of this Section 15.02 and Section 3.04 of the Lease, the Owner Participant may, upon 30 days' prior notice to the Lessee, the Indenture Trustee, the Owner Trustee and the Holders, elect to modify the schedule of payments of principal of the certificates issued ("Refinancing Certificates") in connection with any Refinancing effected after the Refunding Date using private debt (not including debt issued pursuant to an exemption from registration under the Securities Act relying on Rule 144A promulgated thereunder but otherwise marketed in a manner substantially similar to securities registered under the Securities Act, and not including debt issued in connection with any offering of securities registered under the Securities
Act) due on each remaining Rent Payment Date on or commencing on the Rent Payment Date next succeeding the date mutually agreed to by the Owner Participant, the Lessee and the Indenture Trustee on which the Owner Participant shall make such modification (the "Reoptimization Date"). Promptly after making such modification, the Owner Participant shall furnish each party hereto written notice of the amounts so recalculated.

         (b) Adjustments to Refinancing Certificates. On the Reoptimization Date, subject to the satisfaction on or before the Reoptimization Date of the conditions set forth in Section 15.02(c), the Owner Trustee will issue and deliver and the Indenture Trustee will authenticate, and each holder of a Refinancing Certificate will accept delivery of, a new Refinancing Certificate or Refinancing Certificates (in replacement of each Refinancing Certificate then held by such holder, which Refinancing Certificates shall be surrendered to the Indenture Trustee for cancellation) containing such changed principal installments (expressed as a percentage of the original principal amount of such Refinancing Certificate) as shall have been recalculated by the Owner Participant, but in the same principal amount as, and containing terms identical to, except as otherwise contemplated by Section 15.02(d) hereof, the Refinancing Certificates originally issued in connection with the Operative Agreements.

         (c) Conditions to the Obligations of the Holders of the Refinancing Certificates on the Reoptimization Date. The obligation of each holder of a Refinancing Certificate to accept delivery of a new Refinancing Certificate on the Reoptimization Date, and to surrender on such Reoptimization Date any Refinancing Certificate then held by it, is subject to the following conditions precedent having been satisfied on or before the Reoptimization
Date:

         (i) the requirements of Section 15.02(d) hereof shall have been satisfied;

         (ii)the following documents, in form and substance satisfactory to such Holder, shall have been duly authorized, executed and delivered by the party or parties thereto and shall be in full force and effect: (A) if the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term have been changed, an amendment to the Lease, dated the Reoptimization Date, (B) an amendment to the Indenture setting forth any changed repayment schedule to the Refinancing Certificates, dated the Reoptimization Date and (C) replacement Refinancing Certificates; and

         (iii)in connection with any Reoptimization the Owner Participant shall pay or agree to pay all reasonable costs and expenses incurred by the Lessee, the Owner Trustee, the Indenture Trustee and each Holder of a Refinancing Certificate (including, without limitation, reasonable legal fees and expenses) in connection with any such reoptimization.

         (d) Payment Schedules.  Except as otherwise provided in this Section
15.02 as long as the Refinancing Certificates remain outstanding, the payment schedules for the Refinancing Certificates shall not be modified.


                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE 17

                                  MISCELLANEOUS

         Section 17.01. Owner for Federal Tax Purposes. It is hereby agreed between the Owner Participant and the Lessee (but the Lessee makes no representation to such effect) that for Federal income tax purposes the Owner Participant will be the owner of the Aircraft and the Lessee will be the lessee of the Aircraft.

         Section 17.02.  [Intentionally Left Blank.]

         Section 17.03. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 17.04. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by the Owner Trustee and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement other than the Original Loan Participants.

         The consent of the Pass Through Trustee, in its capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 8.01(b) of the Indenture, provided that the Pass Through Trustee shall be entitled to receive an Opinion of Counsel (as defined in the Pass Through Agreement) necessary, in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

         Section 17.05. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

         Section 17.06. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and permitted assigns, the Owner Participant and its successors and permitted assigns, the Owner Trustee and its successors as Owner Trustee (and any additional owner trustee appointed) under the Trust Agreement, the Indenture Trustee and its successors as Indenture Trustee (and any additional indenture trustee appointed) under the Indenture and the Pass Through Trustee and its successors as Pass Through Trustee (and any additional pass through trustee appointed).

         Section 17.07. Concerning the Owner Trustee, the Indenture Trustee and the Pass Through Trustee. Each of FSB and SSB is entering into this Agreement solely in their respective capacities (except to the extent otherwise expressly indicated), in the case of FSB, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, in the case of SSB, not in its individual capacity but solely as Indenture Trustee under the Indenture and as Pass Through Trustee under the Pass Through Agreement, and except as otherwise expressly provided in this Agreement or in the Lease, the Indenture, the Pass Through Agreement or the Trust Agreement, neither FSB, nor SSB, shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of FSB and SSB accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for (a) its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), (b) any breach of representations and warranties or any breach of covenants made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party, (c) any breach, in the case of the Owner Trustee, of its covenants contained in Sections 3.05 and 3.08 of the Indenture, (d) the failure to use ordinary care in receiving, handling and disbursing funds, (e) in the case of the Owner Trustee, Lessor's Liens attributable to it in its individual capacity, (f) in the case of the Indenture Trustee, Indenture Trustee's Liens and (g) taxes, fees or other charges on, or based on, or measured by, any fees, commissions or compensation received by it in connection with the transactions contemplated by the Operative Agreements.

         Section 17.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 17.09. Public Release of Information. Subject to applicable legal requirements (including, without limitation, securities laws requirements, other regulatory requirements and other legally compelled disclosures), so long as there shall not have occurred an Event of Default or Indenture Event of Default, each party to this Agreement shall in each instance obtain the prior written approval of each other party to this Agreement concerning the exact text and timing of news releases, articles and other information releases to the public media concerning any Operative Agreements.

         Section 17.10. Certain Limitations on Reorganization. The Indenture Trustee agrees that, if (i) the Lessor's Estate or the trust created by the Trust Agreement becomes the property of, a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to such reorganization provision, the Owner Participant is held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly on account of any amount payable as principal, interest or premium on the Certificates, and
(iii) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 17.10, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

         Section 17.11. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND IS BEING DELIVERED IN NEW YORK.

         Section 17.12. Section 1110 Compliance. Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Agreement and the other Operative Agreements are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of
Section 1110 of the Bankruptcy Code from time to time with respect to the right to repossess the Airframe, the Engines and any Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Agreement is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful.


                                  ARTICLE 18

                                CONFIDENTIALITY

         Section 18.01. Confidentiality. Each party hereto agrees (on behalf of itself and each of its Affiliates, agents, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it pursuant to this Agreement which is identified by the Person supplying the same as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the parties hereto, (iii) to bank examiners or similar regulatory authorities, auditors or accountants, (iv) in connection with any litigation to which any one or more of the parties hereto is a party relating to the transactions contemplated hereby or by any of the Operative Agreements,
(v) to an Affiliate of the parties hereto, (vi) to any assignee or participant (or prospective assignee or participant) or other transferee so long as such assignee or participant (or prospective assignee or participant) or other transferee first executes and delivers to the respective party making such assignment or participation an agreement in writing to be bound by the provisions of this Section 18.01 or (vii) in the case of the Owner Participant or the Owner Trustee (in its individual or trust capacity) to the Owner Trustee (in its individual or trust capacity) or to the Owner Participant, as the case may be.

         IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers and this Participation Agreement shall be effective this 17th day of October, 1996.


                                 LESSEE:

                                 FEDERAL EXPRESS CORPORATION


                                 By:__________________________________________
                                      Name:  Robert D. Henning
                                      Title: Assistant Treasurer and Managing
                                             Director - Structured Finance


                                 OWNER PARTICIPANT:

                                 AMERITECH CREDIT CORPORATION


                                 By:__________________________________________
                                    Name:
                                    Title:


                                 OWNER TRUSTEE:

                                 FIRST SECURITY BANK,
                                 NATIONAL ASSOCIATION,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee


                                 By:__________________________________________
                                    Name:
                                    Title:


                                 INDENTURE TRUSTEE:

                                 STATE STREET BANK AND TRUST COMPANY,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Indenture Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 PASS THROUGH TRUSTEE:

                                 STATE STREET BANK AND TRUST COMPANY,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Pass Through Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 ORIGINAL LOAN PARTICIPANTS:

                                 MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK,
                                 as Agent and as an Original Loan Participant


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 BANK OF AMERICA NATIONAL TRUST &
                                 SAVINGS ASSOCIATION


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 THE CHASE MANHATTAN BANK


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 COMMERZBANK AG, ATLANTA AGENCY


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 NATIONSBANK, N.A. (SOUTH)


                                 By:__________________________________________
                                      Name:
                                      Title:


                                  SCHEDULE I

                            CERTIFICATE INFORMATION


1.    Federal Express Corporation Pass Through Trust, 1996-B1
      Federal Express Corporation Trust No. N586FE

      Interest Rate:       7.39%
      Maturity:            January 30, 2013
      Principal Amount:    $51,049,000.00



2.    Federal Express Corporation Pass Through Trust, 1996-B2
      Federal Express Corporation Trust No. N586FE

      Interest Rate:       7.84%
      Maturity:            January 30, 2015
      Principal Amount:    $11,723,000.00


                                  SCHEDULE II

                                  DEFINITIONS

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

            Additional Insured.  As defined in Article 13 of the Lease.

            Additional Leverage Amount. An amount equal to 5.506252521% of the outstanding principal amount of the Original Loan Certificates to be refinanced on the Refunding Date.

            Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

            Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

            After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

            Agent. Morgan Guaranty Trust Company of New York and its successors and permitted assigns as Agent for the Original Loan Participants pursuant to Article 16 of the Original Participation Agreement.

            Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

            Aircraft. The Airframe (or any permitted substitute airframe) together with three Engines (whether any of which is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

            Airframe. The McDonnell Douglas MD-11F aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

            Amendment No. 1 to the Original Tax Indemnity Agreement. Amendment No. 1 to the Original Tax Indemnity Agreement (Federal Express Corporation Trust No. N586FE), dated as of October 15, 1996.

            Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or the Refunding Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant.

            Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N586FE), dated the Delivery Date, as amended and restated as of the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

            Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N586FE), dated the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

            Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant on the Delivery Date pursuant to Section 4.01(n) of the Original Participation Agreement.

            Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

            Bankruptcy Default. An event specified in Section 16.01(e), (f) or (g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

            Basic Rent. The aggregate periodic rent for the Interim Term and the Basic Term payable for the Aircraft throughout the Basic Term pursuant to
Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

            Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on March 22, 2017, or such earlier date on which the Lease shall be terminated as provided therein.

            Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

            Bills of Sale. Collectively, the FAA Bill of Sale and the Warranty Bill of Sale.

            Breakage Costs. Has the meaning specified in Schedule II to the Original Participation Agreement.

            Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Salt Lake City, Utah.

            Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N586FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

            Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

            Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

            Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Original Loan Certificates.

            Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

            Commencement Date.  January 30, 1997.

            Corporate Trust Administration. The principal office of the Indenture Trustee located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

            Corporate Trust Department. The principal office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111,
Attention: Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

            CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

            Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

            Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            Delivery Date.  September 23, 1996.

            EBO Date.  As defined in Section 4.02(a)(F) of the Lease.

            EBO Price. Has the meaning specified in Section 4.02(a)(F) of the Lease.

            Engine. Each of the three General Electric CF6-80C2-D1F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03, 11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased to the Lessee pursuant to the Lease.

            Engine Consent. The Engine Consent dated as of September 1, 1996, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Engine Manufacturer. General Electric Company, a New York corporation.

            Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N586FE), dated as of September 1, 1996 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            ERISA. The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Plan. An employee benefit plan subject to Title I of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code.

            Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

            Event of Default. Each of the events specified in Article 16 of the Lease.

            Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) due to theft or disappearance for a period in excess of 30 days (or such longer period not to exceed 60 days from the end of such 30 day period if and so long as the location of such property is known and the Lessee is pursuing the recovery thereof) or to the end of the Term, if less, unless such event constitutes an Event of Loss under clause (i)(B) or clause (ii) below, or (B) due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by the government of Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland or the United Kingdom, or instrumentality or agency of any such foreign government, for a period in excess of 180 days,
(B) by a foreign government (other than any such government referred to in the immediately preceding clause (A)), or instrumentality or agency of any such foreign government, or any purported government or instrumentality or agency thereof, or (C) by the Government for a period extending beyond the Term provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months beyond the end of the Term in the event that the Aircraft or the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the CRAF Program described in Section 7.02(a)(iv) of the Lease; or (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward all steps which are necessary and desirable to permit the normal use of the Aircraft or Airframe provided, however, that an Event of Loss shall be deemed to have occurred if (x) the Lessee fails to continue diligently carrying forward all such steps or (y) the use of the Aircraft or the Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of an additional 12 months following such 6 month period or (z) unless waived by the Lessor, the Term shall have expired. The date of such Event of Loss shall be (t) the 30th day or the 90th day, as the case may be, following loss of such property or its use due to theft or disappearance; (u) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (v) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (w) the date of any condemnation, confiscation, seizure or requisition of title of such property; (x) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above and the date of such condemnation, confiscation, seizure or requisition in the case of any other foreign government or instrumentality or agency thereof; (y) the last day of the Term in the case of requisition for use of such property by the Government or (z) the last day of the 6 month or additional 12 month period, referred to in clause (iv) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

            Excepted Payments. Collectively, (i) indemnity or other payments of expenses paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to Article 8, 9, or 10 and Section 15.01 of the Participation Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to
Section 7.01(e), Article 9 or Section 11.03(a) of the Lease or Section 15.01 of the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with the provisions of but not required under Article 13 of the Lease, (iv) all right, title and interest of the Owner Participant in, to and under the Tax Indemnity Agreement and payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any amounts payable by the Lessee to the Owner Participant or the Owner Trustee in its individual capacity, after the release thereof from the Lien of the Indenture, (vi) subject to Section
3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement,
(vii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (vi) above and (viii) any payments in respect of interest to the extent attributable to the payments referred to in clauses (i) through (vi) above.

            Exempt Recipient. A person described in Section 6049(b)(4) of the Code.

            Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

            FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by the Lessee in favor of the Owner Trustee and dated the Delivery Date.

            FSB. First Security Bank, National Association, a national banking association.

            FSC. Joseph International Sales Corporation, a United States Virgin Islands corporation.

            Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

            Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, except for purposes of Section 17.01 of the Lease, it shall be assumed that the Aircraft is in at least the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of
Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor has not obtained possession of the Aircraft pursuant to such
Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Rental shall be deemed to be zero.

            Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of
Section 17.01 of the Lease, it shall be assumed that the Aircraft is in at least the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor has not obtained possession of the Aircraft free and clear of all Liens and unencumbered by the Lease pursuant to such Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Value shall be deemed to be zero.

            Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

            Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

            Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

            Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

            GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

            Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

            Indemnitee. Each of FSB, in its individual capacity and as Owner Trustee and Lessor, the Agent (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Owner Participant, the Original Loan Participants (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Indenture Trustee, in its individual capacity and as trustee, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate.

            Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N586FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, and as said Indenture may from time to time be further supplemented or amended, including any amendment or supplement thereto entered into from time to time pursuant to the applicable provisions of the Indenture.

            Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N586FE), dated September 23, 1996, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

            Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

            Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

            Indenture Event of Default.  Each of the events specified in
Section 7.01 of the Indenture.

            Indenture Trustee. State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

            Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity against which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

            Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

            Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

            Interim Term. The period commencing on the Delivery Date and ending at the end of the day immediately preceding the Commencement Date.

            Invoice. The invoice for the Aircraft given by the Lessee to the Lessor.

            Lease. The Lease Agreement (Federal Express Corporation Trust No. N586FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

            Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N586FE), dated September 23, 1996, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

            Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

            Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

            Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

            Lessor. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any Ancillary Agreement, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent, Renewal Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of either the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant or to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall (i) not include any Excepted Payment and
(ii) "Lessor's Estate" shall include all property intended to be subjected to the Indenture by the Granting Clause thereof.

            Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant or any Affiliate of the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant or any Affiliate of the Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant or any Affiliate of the Owner Participant, the Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or by reason of Section 8.01(b) or 9.01(b) of the Participation Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to
Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

            Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

            Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

            Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

            Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

            Manufacturer. McDonnell Douglas Corporation, a Maryland corporation, and its successors and assigns.

            Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

            Modification Agreement. The Aircraft Modification Agreement dated as of December 1, 1995 between the Lessee and the Manufacturer providing for the refurbishing and reconfiguration of the Aircraft including any warranties relating thereto, as originally executed or as modified, supplemented, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft, to the extent assigned to the Owner Trustee pursuant to the Warranty Bill of Sale.

            Moody's.  Moody's Investors Service, Inc.

            Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

            Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a)(30) of the Code, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or
(iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

            Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

            Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner
Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

            Operative Agreements. The Participation Agreement, the Trust Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Lease, the Lease Supplement, the Owner Participant Guaranty, if any, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Engine Consent and the Tax Indemnity Agreement, each as amended from time to time.

            Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

            Original Agreements. The documents and instruments delivered on the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement.

            Original Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N586FE), among the Lessee, the Owner
Participant, the Indenture Trustee and the Owner Trustee as it was originally executed on the Delivery Date.

            Original Indenture. The Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N586FE), dated as of September 1, 1996, between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N586FE), dated September 23, 1996 attached thereto was recorded as one instrument by the FAA on September 24, 1996 and assigned Conveyance Number HH012951.

            Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N586FE), dated as of September 1, 1996, between the Owner Trustee as lessor, and the Lessee, which together with Lease Supplement No. 1 (Federal Express Corporation Trust No. N586FE), dated September 23, 1996 attached thereto was recorded as one instrument by the FAA on September 24, 1996 and assigned Conveyance Number HH012952.

            Original Loan Certificates. The loan certificates issued on the Delivery Date to the Original Loan Participants.

            Original Loan Participants. The entities listed on Schedule I to the Original Participation Agreement and their successors and assigns (other than any assignees in connection with the Refunding Date).

            Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996, among the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee and the Original Loan Participants as it was originally executed on April 19, 1996 and amended and restated as of September 1, 1996.

            Original Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N586FE), between the Lessee and the Owner Participant as it was originally executed as of September 1, 1996.

            Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996, between the Owner Participant and the Owner Trustee as it was originally executed on April 19, 1996 and amended and restated as of September 1, 1996, and filed with the FAA on September 23, 1996.

            Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

            (i)Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
            Section 2.08 of the Indenture or otherwise;

            (ii)Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii)Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

            Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

            Owner Participant Guarantor. The provider, if any, of an Owner Participant Guaranty.

            Owner Participant Guaranty. Any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

            Owner Trustee. FSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Owner Trustee Guarantor.  The provider of an Owner Trustee
Guaranty.

            Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

            Owner's Economic Return. The Owner Participant's anticipated net after-tax yield and aggregate after-tax cash flow during the Interim Term and the Basic Term, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and EBO Price, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

            Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996, among the Lessee, the Original Loan Participants, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee and the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, as amended, modified or supplemented, or the terms thereof waived.

            Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

            Pass Through Agreement. The Pass Through Trust Agreement dated as of June 1, 1996 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

            Pass Through Certificates. Any of the 1996 Pass Through Certificates, Series B1 or 1996 Pass Through Certificates, Series B2, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means both of the Pass Through Certificates issued by each of the Pass Through Trusts.

            Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

            Pass Through Trust. The Federal Express Pass Through Trust, 1996-B1 or Federal Express Pass Through Trust, 1996-B2, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

            Pass Through Trustee. State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

            Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

            Payment Date. Each January 30 and July 30 commencing on January 30, 1997.

            Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

            Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

            Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

            Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

            Premium Termination Date. With respect to the Certificates having a Maturity in 2013, October 23, 2006 and with respect to the Certificates having a Maturity in 2015, June 23, 2016.

            Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

            Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

            Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

            Proposed Termination Date. Has the meaning specified in Section 10.01(a) of the Lease.

            Purchase Price. The amount specified as such in Ancillary Agreement II.

            Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), January 15 for January 30 Payment Dates and July 15 for July 30 Payment Dates, whether or not such date is a Business Day.

            Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

            Refinancing. A non-recourse loan to the Lessor arranged pursuant to Section 15.01 of the Participation Agreement.

            Refunding Date. A Business Day on which the refunding of the Original Loan Certificates occurs, the expected date thereof having been specified by the Lessee in a written notice given to the parties to the Participation Agreement and the Underwriters at least three (3) Business Days prior to such expected Refunding Date.

            Register. Has the meaning set forth in Section 3.02 of the Indenture.

            Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

            Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

            Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

            Renewal Term. Any Fixed Renewal Term or Fair Market Renewal Term with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

            Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

            Rent Payment Date. Each January 30 and July 30 commencing on January 30, 1997, and continuing thereafter during the Term.

            Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

            Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

            Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

            Replacement Engine. A General Electric CF6-80C2-D1F engine (or an engine of the same or another manufacturer) of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-D1F engine, such replacement engine must then be commonly used in the commercial aviation industry on McDonnell Douglas MD-11 airframes.

            Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

            S&P.  Standard & Poor's Ratings Group.

            SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

            SSB. State Street Bank and Trust Company, a Massachusetts trust company.

            Securities Act.  The Securities Act of 1933, as amended.

            Series Supplement. The Series Supplement 1996-B1 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1996-B2 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both such Series Supplements.

            Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

            Sinking Fund Redemption Price.  Has the meaning specified in
Section 6.06 of the Indenture.

            Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

            Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to
Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

            Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Factors."

            Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to FSB, the Lessor, the Owner Participant, the Indenture Trustee or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent.

             Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

             Tax Indemnity Agreement. The Original Tax Indemnity Agreement as amended by Amendment No. 1 to the Original Tax Indemnity Agreement, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

            Term. The Interim Term, the Basic Term and any Renewal Term unless the Lease is terminated earlier pursuant to its terms.

            Termination Date. A Rent Payment Date during the Basic Term that is on or after the seventh anniversary of the Commencement Date in the case of
Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, July 30, 2013, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the seventh anniversary of the Commencement Date and (iii) Section 4.02(a)(F) of the Lease, July 30, 2011.

            Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

            Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

            Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

            Treasury Yield. (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

            Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

            Trust Estate.  The Lessor's Estate.

            Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

            Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

            Underwriters. Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, BA Securities, Inc. and First Chicago Capital Markets, Inc.

            Underwriting Agreement. The Underwriting Agreement dated October 17, 1996 among the Lessee and the Underwriters.

            United States, U.S. or US.  The United States of America.

            U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

            U.S. Person.  A Person described in Section 7701(a)(30) of the
Code.

            Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Lessee, as seller in favor of the Owner Trustee, as buyer, and dated the Delivery Date.


                                 SCHEDULE III

                            PERMITTED COUNTRY LIST


Australia                              Japan
Austria                                Luxembourg
Belgium                                Mexico
Canada                                 Netherlands
Denmark                                New Zealand
Finland                                Norway
France                                 Philippines
Germany                                Singapore
Iceland                                Sweden
Ireland                                Switzerland
                                       United Kingdom


                                                               EXHIBIT A(1)(a)


                        [Letterhead of Federal Express]

                                                              [Refunding Date]

To the Addressees Listed on Schedule A Attached

   Re:   Federal Express Corporation Trust No. N586FE

Ladies and Gentlemen:

         I am the Vice President - Law of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal, as Lessee, Ameritech Credit Corporation, as Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants, First Security Bank, National Association, a national banking association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee under the Trust Agreement, State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture and State Street Bank and Trust Company, as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(l)(i) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meaning assigned thereto in the Participation Agreement.

         The Participation Agreement provides, among other things, for the refinancing in full of the Original Loan Certificates evidencing the Original Loan Participants' participation in the payment of the Purchase Price of one McDonnell Douglas MD-11F aircraft (the "Aircraft"), using the proceeds from the public offering of the Pass Through Certificates. Two Series of Pass Through Certificates will be issued by two Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N586FE) dated as of September 1, 1996, as amended and restated as of October 15, 1996, as supplemented by the related Indenture and Security Agreement Supplement ("Indenture"), between the Owner Trustee and the Indenture Trustee.

         In connection with the opinions expressed below, I have examined or caused to be examined by attorneys under my supervision, executed counterparts of the Operative Agreements, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below (other than any thereof relating to Federal), we have relied upon the representations and warranties made in the Transaction Agreements, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Transaction Agreements, other than Federal, has full power, authority and legal right to enter into such Transaction Agreements and that each such Transaction Agreement has been duly authorized, executed and delivered by each of such parties.

         Based on the foregoing, it is my opinion that:

         1. Federal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Transaction Agreements to which it is a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires Federal to so qualify, except where the failure to so qualify would not have a material adverse impact on Federal or its business.

         2. Federal possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

         3. Each of the Transaction Agreements to which Federal is a party has or had, on the date of execution thereof, been duly authorized, executed and delivered by Federal and each constitutes the legal, valid and binding obligation of Federal enforceable against Federal in accordance with its terms.

         4. Neither the execution and delivery by Federal of the Transaction Agreements to which Federal is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did at the time of execution and delivery, or does presently (a) require any stockholder approval or violate the Certificate of Incorporation or By-laws of Federal or (b) conflict with or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 6.01(a) of the Lease) upon the property of Federal under any law, governmental rule or regulation, or the charter or bylaws of Federal or any order, writ, injunction or decree of any court or governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or, require the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

         5. Neither the execution and delivery by Federal of the Transaction Agreements to which it is a party, nor the consummation of any transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did or does, as the case may be, (a) require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which are required to be performed on or prior to the Refunding Date and which shall have been accomplished on or prior to the Refunding Date) the registration with, or the taking of any other action in respect of, the Aeronautics Authority, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Tennessee other than (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (ii) compliance with the securities laws of each applicable state, and (iii) the filing of the Indenture, the Lease and the Trust Agreement with the FAA, or (b) contravene any judgment or order applicable to or binding on Federal or any law or governmental rule or regulation of the United States or of the State of Tennessee.

         6. There is no pending, or to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) (i) is expected to have a material adverse effect on (A) except for the matters described under "Legal Proceedings" in Federal's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (as updated by Note 7 to the financial statements included in Federal's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996) and in Federal's Current Reports on Form 8-K dated June 7, 1996 and August 16, 1996, as to which I can express no opinion at this time concerning Federal's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of Federal, the financial condition of Federal or (B) the ability of Federal to perform its obligations under the Transaction Agreements, or
(ii) involves the Aircraft.

         7. Except for the filing and, where appropriate, recording, pursuant to the Transportation Code of the Lease, the Indenture, the Trust Agreement, the filing of the financing statements referred to in Section 4.01(f) of the Participation Agreement and the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Delivery Date, no further action, including any filing or recording of any document is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Federal and any third parties, or to perfect the first mortgage lien on the Aircraft in favor of the Indenture Trustee in each case with respect to such portion of the Aircraft as is covered by the recording system established by the Transportation Code.

         8. Federal is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

         9. On the Delivery Date the Owner Trustee received good and valid title to the Aircraft free and clear of all Liens on file with the FAA, except for Liens permitted under Section 6.01(a) of the Lease. Pursuant to the Original Participation Agreement the Aircraft was duly delivered to the Owner Trustee. Federal, as Lessee, duly accepted the Aircraft under the Original Lease and the Lease Supplement and the Term commenced on the Delivery Date.

         10. Federal's principal place of business and chief executive office (as such term is defined in the Uniform Commercial Code in effect in the State of Tennessee) are located at 2005 Corporate Avenue, Memphis, Shelby County, Tennessee.

         11. Federal is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinions expressed in paragraph 3 above as to the enforceability of the Transaction Agreements to which Federal is a party are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Transaction Agreements, the governing law with respect to each of the Transaction Agreements is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Lease may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Lease or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

         I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

         As to the matters referred to in paragraphs 5, 7 and 9, I have relied on the opinion of Daugherty, Fowler & Peregrin of even date herewith, to the extent such matters are addressed in such counsel's opinion and subject to the assumptions and qualifications expressed therein.

         This opinion is delivered to you solely for your use in connection with the transaction described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.

         I rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. I hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.

                                       Very truly yours,


                                       George W. Hearn


                                  SCHEDULE A

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

Ameritech Credit Corporation
2550 West Golf Road
Rolling Meadows, Illinois  60008

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                               EXHIBIT A(1)(b)


                     [Letterhead of Davis Polk & Wardwell]

                                                              [Refunding Date]

To Each of the Parties named on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N586FE

Ladies and Gentlemen:

         We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express, as Lessee, Ameritech Credit Corporation, as Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as the Original Loan Participants, First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture, and State Street Bank and Trust Company, as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(l)(viii) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

         Pursuant to the Original Participation Agreement, the Owner Participant and the Original Loan Participants participated in the payment of the Purchase Price of one McDonnell Douglas MD-11F Aircraft which was purchased by the Owner Trustee pursuant to the Bills of Sale, subjected to the Lien of the Original Indenture and leased to Federal Express under the Original Lease. The Participation Agreement provides, among other things, for the refinancing of the Original Loan Certificates using the proceeds from the public offering of the Pass Through Certificates. Two Series of Pass Through Certificates will be issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture.

         In connection with the opinions expressed below, we have examined executed counterparts of the Operative Agreements, the Pass Through Certificates, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

         Based on the foregoing, it is our opinion that:

         1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code, no filing or recording of any document or other action was or is necessary in order to establish the Owner Trustee's title thereto and interest therein as against Federal Express and any third parties.

         2. The Lease creates a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Transportation Code being subject to the due and timely filing and, where appropriate, recording of (A) the Lease (with the Indenture attached as an exhibit), (B) the Indenture and (C) the Trust Agreement.

         3. Assuming (i) the due authorization, execution and delivery of the Transaction Agreements by each of the parties to each such document (other than Federal Express), (ii) each such party has full power and legal right to enter into and perform its respective obligations under the Transaction Agreements, (iii) that the execution, delivery and performance by each of the Transaction Agreements by each of the parties thereto will not violate the respective parties' constituent documents, (iv) the due authorization, execution, issuance and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under the Indenture in accordance with the terms of the Indenture, (v) that the Original Loan Certificates are delivered by the Original Loan Participants to the Indenture Trustee for cancellation and are cancelled, (vi) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (vii) that the form of each Transaction Agreement is in compliance with all applicable laws and governmental rules and regulations (other than the laws of the United States and the State of New York), then: (A) to the extent governed by New York law, each Transaction Agreement in form constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Original Indenture created, and the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that they purport to create; (C) the Certificates, when issued to and acquired by the Pass Through Trustee, will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and will be entitled to the benefits of the Indenture, including the benefit of the security interest created thereby; (D) the Pass Through Certificates, when issued to and acquired by the Underwriters in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through Agreement and the Series Supplement relating thereto; and (E) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 3 are subject to the due filing and, where appropriate, recording with the FAA of the documents referred to in paragraph 2 above.

         4. (a) Each of the Transaction Agreements to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express.

         (b) The execution, delivery and performance by Federal Express of each of the Transaction Agreements to which Federal Express is a party do not, or did not on the date of execution thereof, violate, and fully comply, or did fully comply on the date of execution thereof, with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 4(b) is rendered without regard to the taking of any action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Transaction Agreements.

         5. The execution, delivery and performance of the Participation Agreement, the Trust Agreement, the Indenture and the Lease by the Owner Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 5 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance, of the taking of any action, the conduct of any business or the exercise of any other powers by First Security Bank, National Association in its individual or trust capacity in the State of New York not related to the transactions contemplated by the Transaction Agreements. We have assumed that First Security Bank, National Association has made the filings necessary to comply with Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether First Security Bank, National Association is required to comply with said Section 131.3.

         6. All the properties which are part of the Trust Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject to the due filing and, where appropriate, recording of those documents referred to in paragraph 2 above and the financing statements referred to in Section 4.01(f) of the Participation Agreement), and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties are subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates issued and to be issued under the Indenture.

         7. The Indenture creates, as security for the Certificates duly issued and to be issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the FAA of the Aircraft in the name of the Owner Trustee and the due filing and, where appropriate, recording in accordance with the Transportation Code of the documents referred to in paragraph 2 above. We express no opinion with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (6) and (7) of
Section 40102(a) of the Transportation Code.

         8. Federal Express's participation in the transactions contemplated by the Transaction Agreements does not and will not constitute a violation of Section 7 of the Securities Exchange Act of 1934.

         9. Except for the filings and recordings referred to in paragraph 2 above, neither the execution and delivery by Federal Express of the Participation Agreement or any other Operative Agreement to which it is a party, nor the consummation of any of the transactions by Federal Express contemplated thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, the Securities and Exchange Commission or any other Federal or New York State governmental authority.

         10. It is not necessary, in connection with the creation of the beneficial interest of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

         11. The provisions of Section 1110 of the United States Bankruptcy Code will apply to the Aircraft for the benefit of the Lessor, as lessor under and by reason of the Lease. The Lease, including the rights under Section 1110 of the United States Bankruptcy Code, has been assigned to the Indenture Trustee pursuant to the Indenture as part of the collateral for the Certificates and, as assignee, the Indenture Trustee has the benefit of
Section 1110.

         The foregoing opinions are subject to the following qualifications:

         (a) We have relied, with your consent, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinions of Daugherty, Fowler & Peregrin and George W. Hearn, Vice President - Law of Federal Express to be delivered to you and dated the date hereof, for purposes of the matters covered thereby.

         (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to any matters involving aviation law.

         (c) The opinion contained in paragraph 3(A) above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

         (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

         (e) We rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Davis Polk & Wardwell


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

Ameritech Credit Corporation
2550 West Golf Road
Rolling Meadows, Illinois  60008

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                               EXHIBIT A(2)(a)


                       [Letterhead of Winston & Strawn]

                                                              [Refunding Date]

To Each of the Addressees Listed in Schedule A Attached Hereto

   Re:   Federal Express Corporation Trust No. N586FE

Ladies and Gentlemen:

         We have acted as special counsel for Ameritech Credit Corporation, a Delaware corporation (the "Owner Participant"), in connection with the transactions contemplated by (a) the Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996, as further amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"), the Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as the Original Loan Participants (the "Original Loan Participants"), First Security Bank, National Association, not in its individual capacity, except as otherwise expressly set forth therein, but solely as Owner Trustee (the "Owner Trustee") and State Street Bank and Trust Company, as Indenture Trustee (the "Indenture Trustee") and State Street Bank and Trust Company, as Pass Through Trustee (the "Pass Through Trustee"), (b) the Trust Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996, as further amended and restated as of October 15, 1996 (the "Trust Agreement") between the Owner Participant and the Owner Trustee, (c) the Tax Indemnity Agreement (Federal Express Corporation Trust No. N586FE), dated as of September 1, 1996, as amended by Amendment No. 1 to the Tax Indemnity Agreement dated as of October 15, 1996 (the "Indemnity Agreement"), between the Owner Participant and the Lessee, (d) the Ancillary Agreement I
(Federal Express Corporation Trust No. N586FE), dated September 23, 1996, as amended and restated on the date hereof (the "Ancillary Agreement I") among the Lessee, the Owner Participant, the Owner Trustee, and the Indenture Trustee, and (e) the Ancillary Agreement II (Federal Express Corporation Trust No. N586FE), dated the date hereof (the "Ancillary Agreement II"), among the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee. This opinion is delivered pursuant to Section 4.01(l)(ii) of the Participation Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Participation Agreement.

         In connection with our opinions herein, we have examined executed counterparts of the Participation Agreement, the Trust Agreement, the Indenture, the Indemnity Agreement, Ancillary Agreement I and Ancillary Agreement II (collectively, the "Documents"). We have further examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to various questions of fact material to our opinions, we have relied solely upon the accuracy of the statements, representations and warranties made in the Documents, and we have made no independent investigation or inquiry with respect to such factual matters.

         With your consent, and for purposes of this opinion, we have assumed the accuracy of the following matters, but we have not made any independent investigation or inquiry with respect thereto and we render no opinion on such matters:

         (a) The Participation Agreement, the Indemnity Agreement, the Trust Agreement, Ancillary Agreement I and Ancillary Agreement II, at the time of execution and delivery by the Owner Participant will have been duly and validly executed and delivered by all parties thereto other than the Owner Participant and will constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (b) The parties to the Participation Agreement, the Indemnity Agreement, the Trust Agreement, Ancillary Agreement I and Ancillary Agreement II other than the Owner Participant, at the time of execution and delivery by the Owner Participant, have obtained, and there are in full force and effect at such time, any and all required consents, permits, and approvals required by or from any and all federal, state, local or foreign governmental agencies and authorities in connection with the transactions contemplated thereby, to the extent necessary for the legality, validity, binding effect or enforceability of the Participation Agreement, the Indemnity Agreement, the Trust Agreement, Ancillary Agreement I or Ancillary Agreement II.

         We have been retained as special counsel to the Owner Participant in connection with transactions contemplated by the Participation Agreement and have not generally represented the Owner Participant in its business activities and are not familiar with the nature and extent of such activities. Accordingly, we also have assumed without investigation that such activities are not of such a nature as to cause the transactions contemplated by the Participation Agreement to be governed by laws or regulations of the State of New York or the United States of America applicable only because of such activities (such as laws relating specifically to the banking, securities, insurance or utility industries) and not applicable to business corporations generally.

         Based upon the foregoing but subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

   1. The Participation Agreement, the Indemnity Agreement, Ancillary Agreement I and Ancillary Agreement II constitute legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

   2. Neither the execution and delivery of the Participation Agreement, the Trust Agreement, the Indemnity Agreement, Ancillary Agreement I or Ancillary Agreement II by the Owner Participant nor the consummation by the Owner Participant of any of the transactions therein contemplated, or the fulfillment of, or compliance with, the terms and provisions of any thereof, (A) requires for its validity that the Owner Participant obtain the consent or approval of, give notice to, register with, or take any other action with respect to, any governmental authority or agency of the State of New York or the Federal government of the United States, or (B) contravenes any law, governmental rule or regulation of the State of New York or the Federal government of the United States or any governmental authority or agency thereof.

         In rendering the foregoing opinions, we have relied, with your consent, on the opinion of even date herewith of Bruce B. Howat, Esq., counsel for the Owner Participant, as to the matters set forth therein and our opinions are subject to the same limitations and exceptions set forth therein.

         The foregoing opinions are subject, however, to the qualification that we express no opinion as to matters relating to the title to or sufficiency of description of any property or collateral described in the Documents or the perfection or relative priority of any lien or security interest created with respect to such property or collateral thereunder. In addition, we express no opinion as to matters governed by (i) any tax laws,
(ii) the Transportation Code, or by any other laws, statutes, rules or regulations of the United States particularly relating to the acquisition, ownership, registration, leasing, use or sale of the Aircraft, the Airframe or the Engines other than such laws relating to personal property generally,
(iii) any securities laws or (iv) laws pertaining to the Owner Participant solely because of the business activities of the Owner Participant and which are not applicable to business corporations generally. Further, we express no opinion as to the severability of any provision of any documents.

         We are licensed to practice law in the State of New York and we express no opinions herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the laws of the United States of America.

         This opinion is furnished by us at your request and at the Owner Participant's request for your sole benefit, and we agree that you may rely on the opinions expressed herein. No other person or entity shall be entitled to rely on the opinion expressed herein without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
This opinion is of the date hereof and we undertake no, and disclaim any, obligation to advise you of any changes in any matters set forth herein.

         We rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Winston & Strawn


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

Ameritech Credit Corporation
2550 West Golf Road
Rolling Meadows, Illinois  60008

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                               EXHIBIT A(2)(b)


                 [Letterhead of Ameritech Corporation]

                                                              [Refunding Date]

To Each of the Persons Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N586FE

Ladies and Gentlemen:

         I have acted as counsel to Ameritech Credit Corporation, a Delaware corporation (the "Owner Participant"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"), the Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants (the "Original Loan Participants"), First Security Bank, National Association, not in its individual capacity, except as otherwise expressly set forth therein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), State Street Bank and Trust Company, not in its individual capacity, except as otherwise expressly set forth therein, but solely as Indenture Trustee under the Indenture (the "Indenture Trustee") and State Street Bank and Trust Company, not in its individual capacity, except as otherwise expressly set forth therein, but solely as Pass Through Trustee (the "Pass Through Trustee"). For the purposes of this opinion, all terms defined in the Participation Agreement, but not defined herein shall have the same meanings when used herein.

         In connection with the opinion, I have examined the Participation Agreement, the Trust Agreement, the Amendment No. 1 to the Tax Indemnity Agreement, Ancillary Agreement I and Ancillary Agreement II and I have examined originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate for purposes of this opinion.
In such examination I have assumed the genuineness of all signatures (other than on behalf of the Owner Participant) and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to any facts material to my opinions expressed below, I have relied upon the representations and warranties contained in or made pursuant to the Participation Agreement, the Trust Agreement, the Amendment No. 1 to the Tax Indemnity Agreement, Ancillary Agreement I and Ancillary Agreement II and upon originals, or copies authenticated to my satisfaction, of such certificates of the Owner Participant, or public officials and such corporate records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. I have assumed, except with regard to the Owner Participant, that the Participation Agreement, the Trust Agreement, the Amendment No. 1 to the Tax Indemnity Agreement, Ancillary Agreement I and Ancillary Agreement II have been duly authorized, executed and delivered by the parties thereto and that they constitute the legal, valid and binding obligations of each party thereto enforceable against each such party in accordance with their respective terms.

         Based upon the foregoing, I advise you that, in my opinion:

         1. The Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has or had, on the date of execution thereof, the full corporate power and authority to execute, deliver and perform its obligations under the Participation Agreement, the Trust Agreement, the Amendment No. 1 to the Tax Indemnity Agreement, the Ancillary Agreement I and the Ancillary Agreement II.

         2. Each of the Participation Agreement, the Trust Agreement, the Amendment No. 1 to the Tax Indemnity Agreement, the Ancillary Agreement I and Ancillary Agreement II has been duly authorized, executed and delivered by the Owner Participant.

         3. Neither the execution and delivery by the Owner Participant of the Participation Agreement, the Trust Agreement, the Amendment No. 1 to the Tax Indemnity Agreement, the Ancillary Agreement I or the Ancillary Agreement
   II nor the consummation by the Owner Participant of any of the transactions contemplated thereby (a) requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action with respect to any governmental authority or agency of the State of Illinois or of the federal government of the United States; or (b) violates any law, governmental rule or regulation of the State of Illinois or of the federal government of the United States.

         4. Neither the execution and delivery by the Owner Participant of the Participation Agreement, the Trust Agreement, the Amendment No. 1 to the Tax Indemnity Agreement, the Ancillary Agreement I or the Ancillary Agreement
   II nor the consummation by the Owner Participant of any of the transactions contemplated thereby, conflicts with, results in a breach of or violates any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of the Owner Participant, (ii) any order, writ, injunction or decree known to me after due internal inquiry, of any court or governmental authority against the Owner Participant or by which the Owner Participant or any of its properties is bound or (iii) any indenture, mortgage or contract or other material agreement or instrument known to me after due internal inquiry, to which the Owner Participant is a party or by which it or any of its properties is bound or constitutes a default thereunder or results in the imposition of any lien upon any of its properties.

         5. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Owner Participant before any court, administrative agency or other governmental body or arbitration board or tribunal which, if adversely determined, would materially and adversely affect the Owner Participant's ability to perform its obligations under the Participation Agreement, the Trust Agreement, the Amendment No. 1 to the Tax Indemnity Agreement, the Ancillary Agreement I or the Ancillary Agreement II.

         I am authorized to practice law in the State of Illinois and do not hold myself out as an expert on the law of any state other than the State of Illinois and the Delaware General Corporation Law. Consequently the foregoing opinions are limited to the federal laws of the United States of America, the laws of the State of Illinois and the Delaware General Corporation Law, and I express no opinion as to the laws of any other state or jurisdiction. Further, I have made no investigation and express no opinion, as to the Federal Aviation Act or other laws, statutes, rules or regulations applicable due to the particular nature of the aircraft and other equipment subject to the Lease, and I express no opinion as to securities laws.

         This opinion is rendered to you pursuant to Section 4.01(l)(ii) of the Participation Agreement and is solely for your benefit in the transactions contemplated by the Participation Agreement. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person for any purpose without my prior written consent.

         I rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. I hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Bruce B. Howat


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

Ameritech Credit Corporation
2550 West Golf Road
Rolling Meadows, Illinois  60008

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(3)


                     [Letterhead of Bingham, Dana & Gould]

                                                              [Refunding Date]

To the Parties Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N586FE

Ladies and Gentlemen:

         We have acted as special counsel for State Street Bank and Trust Company, a Massachusetts trust company, individually ("State Street"), and as Indenture Trustee (the "Indenture Trustee") under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N586FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Indenture") between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee") and the Indenture Trustee, in connection with the transactions contemplated by that certain Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"); Ameritech Credit Corporation, as Owner Participant (the "Owner Participant"); Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Loan Participants (the "Original Loan Participants"); the Owner Trustee; and the Indenture Trustee. This opinion is being delivered pursuant to Section 4.01(l)(iii) of the Participation Agreement. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in Schedule II to the Participation Agreement.

         Our representation of State Street has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Operative Agreements and (ii) the certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations and certificates.

         We have examined each Operative Agreement to which State Street or the Indenture Trustee, as the case may be, is a party (collectively, the "Indenture Trustee Documents"), the Certificate of the Massachusetts Commissioner of Banks relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion.

         We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Indenture Trustee), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Indenture Trustee).

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates or in the preparation of this opinion and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

         Each opinion set forth below relating to the enforceability of any agreement or instrument against State Street and the Indenture Trustee, as applicable, is subject to the following general qualifications:

   (i) as to any Indenture Trustee Document, we assume that such agreement is the legal, valid and binding obligation of each other party thereto;

   (ii) the enforceability of any obligation of State Street and the Indenture Trustee may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other similar laws and rules of law affecting the enforcement of rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights) of creditors generally; and

   (iii) the enforcement of any rights and availability of any specific or equitable relief may in all cases by subject to an implied duty of good faith and to general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed herein are limited solely to the internal substantive laws of the Commonwealth of Massachusetts and the Federal laws of the United States of America. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, other than our opinion expressed in Paragraph 1 hereof with respect to the citizenship of State Street, no opinion is expressed as to matters governed by the Transportation Code or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft, Airframe or the Engines.

         With your permission and without investigation, with respect to paragraph 4 below in connection with our opinion relating to the legality, validity, binding effect and enforceability of the documents there referred to, to the extent that the laws of the Commonwealth of Massachusetts do not govern such documents, we have assumed that the laws of the jurisdiction whose laws govern such documents are not materially different from the internal substantive laws of the Commonwealth of Massachusetts.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their respective successors and assigns in connection with the transactions contemplated by the Operative Agreements and may not be used or relied upon by any other person or for any other purpose.

         Based upon the foregoing, we are of the opinion that:

         1. State Street is a Massachusetts trust company, duly organized and validly existing in good standing with the Massachusetts Commissioner of Banks under the laws of the Commonwealth of Massachusetts, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has the full corporate power and authority to execute, deliver and perform its obligations under the Indenture Trustee Documents and, in its capacity as Indenture Trustee, to authenticate the Certificates delivered on the Refunding Date and to perform its other obligations under the Indenture Trustee Documents.

         2. The execution and delivery of the Indenture Trustee Documents by State Street, in its individual capacity or as Indenture Trustee, as the case may be, and compliance by State Street or the Indenture Trustee, as the case may be, individually or as Indenture Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Massachusetts or Federal law, rule or regulation governing the banking or trust powers of State Street or the Indenture Trustee, or any order or judgment known to us, of any Massachusetts or Federal court or governmental authority applicable to or binding on State Street, individually or as Indenture Trustee, or contravene the provisions of, or constitute a default under, or result in the creation of a Lien on any property of State Street or the Indenture Trustee under, its charter documents or By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, in each case known to us, or any other agreement or instrument, in each case known to us, to which State Street, individually or as Indenture Trustee, is a party or by which it or any of its property may be bound or affected, other than the Lien of the Indenture.

         3. No order, license, consent, permit, authorization or approval of or exemption by, and no notice to or filing with, or the taking of any other action in respect of, any Massachusetts or Federal governmental authority governing the banking or trust powers of State Street or the Indenture Trustee, and no filing, recording, publication or registration in any public office is required under Massachusetts or Federal law pertaining to its banking or trust powers for the due execution, delivery or performance by State Street, individually or as Indenture Trustee, as the case may be, of the Indenture Trustee Documents and of the certificate of authentication, as Indenture Trustee, on the Certificates, or for the legality, validity, binding effect or enforceability thereof against State Street or the Indenture Trustee, as the case may be.

         4. Each of the Indenture Trustee Documents has been duly authorized, executed and delivered by State Street, in its individual capacity or as Indenture Trustee, as the case may be, and each such document constitutes a legal, valid and binding obligation of State Street, in its individual capacity or as Indenture Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Indenture Trustee, as the case may be, in accordance with its terms.

         5. The Certificates issued and dated the Refunding Date have been duly authenticated and delivered by the Indenture Trustee pursuant to the terms of the Indenture.

         6. There are no fees, taxes or other governmental charges payable by the Owner Trustee, the Indenture Trustee (except taxes imposed on fees payable to the Indenture Trustee in its individual capacity) or the Certificate Holders under the laws of the Commonwealth of Massachusetts or any political subdivision thereof in connection with the execution, delivery or performance of any of the Operative Agreements or in connection with the issuance and acquisition of the Certificates by the Certificate Holders or the beneficial interest of the Certificate Holders in the Trust Indenture Estate solely because the Indenture Trustee in its individual capacity (a) is incorporated under the laws of the Commonwealth of Massachusetts, (b) has its principal place of business in the Commonwealth of Massachusetts, (c) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the Commonwealth of Massachusetts, and (d) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the Commonwealth of Massachusetts. Neither the Indenture Trustee nor the trust created under the Indenture will be subject to any fee, tax or other governmental charge (except for taxes imposed on fees payable to the Indenture Trustee in its individual capacity) under the laws of the Commonwealth of Massachusetts or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate solely because the Indenture Trustee in its individual capacity (a) is incorporated under the laws of the Commonwealth of Massachusetts, (b) has its principal place of business in the Commonwealth of Massachusetts, (c) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the Commonwealth of Massachusetts, and (d) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the Commonwealth of Massachusetts. There is no fee, tax or other governmental charge (except for taxes imposed on fees payable to the Indenture Trustee in its individual capacity) under the laws of the Commonwealth of Massachusetts or any political subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Certificates by reason of the creation of the trust under the Indenture solely because the Indenture Trustee in its individual capacity (a) is incorporated under the laws of the Commonwealth of Massachusetts, (b) has its principal place of business in the Commonwealth of Massachusetts, (c) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the Commonwealth of Massachusetts, and (d) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the Commonwealth of Massachusetts. We express no opinion as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Original Loan Participants or the Owner Participant to the Commonwealth of Massachusetts or any political subdivision thereof in connection with (a) the execution, delivery, or performance by any of the Indenture, the Participation Agreement or any of the other Operative Agreements and (b) the making by the Owner Participant of its investment in the Aircraft.

         7. To the best of our knowledge, there are no pending or threatened actions or proceedings against State Street before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of State Street, individually or as Indenture Trustee, to perform its obligations under the Indenture Trustee Documents.

         We rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Bingham, Dana & Gould LLP


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

Ameritech Credit Corporation
2550 West Golf Road
Rolling Meadows, Illinois  60008

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(4)


                 [Letterhead of Daugherty, Fowler & Peregrin]

                                                             [Refunding Date]

To the Parties Named on Schedule A attached hereto

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 4.01(l)(iv) of the Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (the "Participation Agreement") among Federal Express Corporation, as lessee (the "Lessee"), Ameritech Credit Corporation, as owner participant (the "Owner Participant"), Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as original loan participants (the "Original Loan Participants"), First Security Bank, National Association, as owner trustee (the "Owner Trustee"), State Street Bank and Trust Company, as indenture trustee (the "Indenture Trustee"), and State Street Bank and Trust Company, as pass through trustee (the "Pass Through Trustee"), which Participation Agreement amends and restates that certain Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of September 1, 1996 (the "Original Participation Agreement") among the Lessee, the Owner Participant, the Original Loan Participants, the Owner Trustee and the Indenture Trustee, with respect to that portion of Subtitle VII of Title 49 of the United States Code relative to the recordation of instruments and the registration of aircraft thereunder.

         The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement or in Annex I attached hereto.

         We have examined and filed on this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below:

         (a) Trust Agreement (Federal Express Corporation Trust No. N586FE) dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (the "Trust Agreement") between the Owner Participant and the Owner Trustee, which Trust Agreement amends and restates the Original Trust Agreement, which Trust Agreement was filed at ____ _.m., C._.T.;

         (b) Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N586FE) dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Indenture") between the Owner Trustee and the Indenture Trustee, which Indenture amends and restates the Original Indenture, which Indenture was filed at ____ _.m., C._.T.; and,

         (c) Lease Agreement (Federal Express Corporation Trust No. N586FE) dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Lease") between the Owner Trustee, as lessor, and the Lessee, as lessee, which Lease amends and restates the Original Lease, with the Indenture attached thereto, which Lease with the Indenture attached was filed at ____ _.m., C._.T.

         The Confidential Omissions were intentionally omitted from the FAA filing counterparts of the Lease and the Indenture as containing confidential financial information.

         Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

   1. AC Form 8050-2 Aircraft Bill of Sale dated September 23, 1996 (the "FAA Bill of Sale") from the Lessee, as seller, conveying title to the Airframe to the Owner Trustee has been duly recorded by the FAA on September 23, 1996 and assigned Conveyance No. P08256;

   2. the Indenture and the Lease with the Indenture attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

   3. the Trust Agreement is in due form for filing and has been duly filed with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

   4. the Original Trust Agreement was duly filed with the FAA on September 23, 1996 pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

   5. the Original Indenture with the Indenture and Security Agreement Supplement attached has been duly filed with and duly recorded by the FAA pursuant to and in accordance with the provisions of 49 U.S.C.
         Section 44107;

   6. the Original Lease with the Lease Supplement, the Original Indenture and the Indenture and Security Agreement Supplement attached was duly filed with and duly recorded by the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

   7. the Airframe is duly registered in the name of the Owner Trustee pursuant to and in accordance with the provisions of 49 U.S.C.
         Section 44103(a);

   8. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except (i) the security interest created by the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, and (ii) the rights of the parties under the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement;

   9. the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, constitutes a duly perfected first priority security interest in the Aircraft and a duly perfected first assignment of all the right, title and interest of the Owner Trustee in, to and under the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to perfect in any applicable jurisdiction in the United States (A) the Owner Trustee's title to the Airframe or (B) such security interest and assignment (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such security interest and assignment under local law or as to the recognition of the perfection of such security interest and assignment as against third parties in any legal proceeding outside the United States;

   10. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement, the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, or the Original Trust Agreement, as amended and restated by the Trust Agreement, except for such filings as are referred to in our opinion dated September 23, 1996 (which have been duly effected) and the filings referred to in clauses (a), (b) and
         (c) above; and,

   11. neither the authorization, issuance and delivery of the Certificates, the execution and delivery by the parties thereto of the Original Trust Agreement, the Trust Agreement, the Original Indenture, the Indenture, the Indenture and Security Agreement Supplement, the Original Participation Agreement, the Participation Agreement, the
         FAA Bill of Sale, the Original Lease, the Lease and the Lease Supplement or the performance by the parties thereto of: (i) the Original Trust Agreement, as amended and restated by the Trust Agreement; (ii) the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement; (iii) the Original Participation Agreement, as amended and restated by the Participation Agreement; and (iv) the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement, in accordance with the provisions thereof, nor the consummation by the parties thereto of any of the transactions contemplated thereby, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, the FAA except for the filings, the recordations and the filings for recordations specified elsewhere in this opinion.

         No opinion is expressed as to the Airframe during any period or periods of time during which it has not been subject to United States registration.

         No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under 29 U.S.C. Section 1368(a), possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated October ___, 1996 and have continued to rely upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated September 16, 1996, copies of which are attached hereto.

                                       Very truly yours,


                                       Robert M. Peregrin
                                       For the Firm


                                                                       Annex I

                              Certain Definitions

                        Airframe, Engines and Aircraft

         One (1) McDonnell Douglas MD-11F aircraft bearing manufacturer's serial number 48487 and U.S. Registration No. N586FE (the "Airframe") and three (3) General Electric CF6-80C2-D1F aircraft engines bearing manufacturer's serial numbers 702-656, 702-468 and 702-786 (the "Engines") (the Airframe and the Engines are referred to collectively as the "Aircraft").

                           Original Trust Agreement

         Trust Agreement (Federal Express Corporation Trust No. N586FE) dated as of April 1, 1996 as amended and restated as of September 1, 1996 between Ameritech Credit Corporation, as owner participant, and First Security Bank, National Association, as owner trustee, which was filed with the FAA on September 23, 1996.

                              Original Indenture

         Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N586FE) dated as of September 1, 1996 between First Security Bank, National Association, as owner trustee, and State Street Bank and Trust Company, as indenture trustee, which together with the Indenture and Security Agreement Supplement (as hereinafter defined) attached thereto was recorded as one instrument by the FAA on September 24, 1996 and assigned Conveyance No. HH012951.

                  Indenture and Security Agreement Supplement

         Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N586FE) dated September 23, 1996 between First Security Bank, National Association, as owner trustee, and State Street Bank and Trust Company, as indenture trustee, with respect to the Aircraft, which was attached to and recorded by the FAA as one instrument with the Original Indenture.

                                Original Lease

         Lease Agreement (Federal Express Corporation Trust No. N586FE) dated as of September 1, 1996 between First Security Bank, National Association, as owner trustee, as lessor, and Federal Express Corporation, as lessee, which together with the Lease Supplement (as hereinafter defined), the Original Indenture and the Indenture and Security Agreement Supplement attached thereto was recorded as one instrument by the FAA on September 24, 1996 and assigned Conveyance No. HH012952.

                               Lease Supplement

         Lease Supplement No. 1 (Federal Express Corporation Trust No. N586FE) dated September 23, 1996 between First Security Bank, National Association, as owner trustee, as lessor, and Federal Express Corporation, as lessee, with respect to the Aircraft, which was attached to and recorded by the FAA as one instrument with the Original Lease.

                            Confidential Omissions

         The Lease was filed with the FAA, with (i) Basic Rent (Schedule II),
(ii) the Stipulated Loss Values (Schedule III), (iii) the Termination Values (Schedule IV), (iv) the Purchase Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the purchase price under Section 4.02(a)(F) of the Lease set forth in Ancillary Agreement II, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation.


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

Ameritech Credit Corporation
2550 West Golf Road
Rolling Meadows, Illinois  60008

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(5)


                    [Letterhead of Ray, Quinney & Nebeker]

                                                              [Refunding Date]

To Each of the Persons Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N586FE

Ladies and Gentlemen:

         We have acted as special counsel to First Security Bank, National Association, a national banking association ("First Security"), in connection with the Trust Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (the "Trust Agreement"), between First Security and Ameritech Credit Corporation, a Delaware corporation (the "Owner Participant"). Pursuant to the Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee, the Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants, First Security, not in its individual capacity except as otherwise expressly set forth therein but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement, State Street Bank and Trust Company, as Indenture Trustee and State Street Bank and Trust Company, as Pass Through Trustee, one McDonnell Douglas MD-11F aircraft bearing U.S. Registration No. N586FE (the "Aircraft") is being refinanced. This opinion is furnished pursuant to Section 4.01(l)(vii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

         We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

         (a)   The Participation Agreement;

         (b)   The Trust Agreement;

         (c)   The Indenture;

         (d) The Indenture and Security Agreement Supplement No. 1 dated September 23, 1996;

         (e)   The Lease;

         (f)   The Ancillary Agreement I;

         (g)   The Ancillary Agreement II:

         (h) The Lease Supplement dated September 23, 1996 (each of the documents identified in paragraphs (a) through (h) being collectively referred to as the "Owner Trustee Documents"); and

         (h)   The Certificates being issued today (the "Certificates").

         We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Owner Trustee Documents.

         Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         1. First Security is a national banking association duly organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, is a Citizen of the United States within the meaning of Section 40102(a)(15) of the Transportation Code, and each of First Security and the Owner Trustee, as the case may be, has or had, on the date of execution thereof, full corporate power, authority and legal right to execute, deliver and perform each of the Owner Trustee Documents to which it is or is to be a party and to issue, execute, deliver and perform the Certificates.

         2. Each of First Security and the Owner Trustee, as the case may be, has duly authorized, executed and delivered each Owner Trustee Document to which it is a party; each such document constitutes a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, of First Security) enforceable against the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, against First Security) in accordance with its terms; and assuming the Trust Agreement was properly authorized, executed and delivered by the Owner Participant and that the terms of the Trust Agreement are not in violation of any laws, documents, judgments, regulations or other provisions applicable to the Owner Participant, the Trust Agreement constitutes, under the laws of the State of Utah, a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms. The Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and constitute the legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with their terms and the terms of the Indenture.

         3. On the Delivery Date, the Owner Trustee received from the Lessee such title to the Aircraft as the Lessee conveyed to the Owner Trustee, subject to the rights of the Owner Trustee and the Lessee under the Original Lease and the security interest created pursuant to the Original Indenture and the Indenture Supplement; and to our knowledge, there exist no Liens affecting the title of the Owner Trustee to the Lessor's Estate resulting from claims against First Security not related to the ownership of the Lessor's Estate or the administration of the Lessor's Estate or any other transaction pursuant to the Indenture or any document included in the Trust Indenture Estate.

         4. Under the laws of the State of Utah, all of the properties which are part of the Trust Indenture Estate have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the holders of the Certificates issued and to be issued under the Indenture.

         5. To the extent that the Uniform Commercial Code of the State of Utah (the "UCC") is applicable, except for the Indenture Trustee's taking possession of all monies and securities (including instruments) constituting part of the Trust Indenture Estate, no action, including the filing or recording of any document, is necessary (i) to create under the UCC the security interest in the Trust Indenture Estate (including the grant and assignment unto the Indenture Trustee of the security interest in all estate, right, title and interest of the Owner Trustee in, to and under the Lease, the Lease Supplement and the Participation Agreement), which the Indenture by its terms purports to create in favor of the Indenture Trustee, and (ii) to perfect in the State of Utah such security interest, except for the filing of a UCC financing statement complying with the formal requisites of Section 9-402 of the UCC in the office of the Division of Corporations and Commercial Code of the State of Utah with respect to the security interest, which filing has been duly effected, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.

         6. The Trust Agreement duly creates a legal and valid trust under Utah law, the trust created by the Trust Agreement has been duly created and exists for the benefit of the Owner Participant, and the Trust Agreement creates for the benefit of the Owner Participant the interest in the properties referred to in Section 1.02 of the Trust Agreement which the Trust Agreement by its terms purports to create, which interest is subject and subordinate to the security interests created by the Indenture to the extent provided in the Indenture.

         7. Neither the authorization, execution and delivery by the Owner Trustee or First Security, as the case may be, of the Owner Trustee Documents, nor the issuance, execution and delivery by the Owner Trustee of the Certificates nor the fulfillment or compliance by the Owner Trustee or First Security with the respective terms and provisions thereof nor the consummation of any of the transactions by the Owner Trustee or First Security, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any court or administrative or governmental authority or agency of the State of Utah or the United States of America governing the banking or trust powers of First Security.

         8. Assuming that (i) the Aircraft is not used in Utah and is not physically located in Utah at the commencement or termination of the Term or during such Term, (ii) in connection with any sale of the Aircraft, such Aircraft will not be physically delivered in Utah to a buyer nor be shipped from a point within Utah to a buyer, and (iii) the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Sections 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Indenture Trustee, the Lessee or the Owner Participant, as the case may be, of the Owner Trustee Documents or in connection with the making by the Owner Participant of its investment in the Aircraft or its acquisition of the beneficial interest in the Lessor's Estate or in connection with the issuance and acquisition of the Certificates, and neither the Owner Trustee, the Lessor's Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Lessor's Estate solely by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement.

         9. The execution, delivery and performance by the Owner Trustee or First Security, as the case may be, of each of the Owner Trustee Documents and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee are not or were not, on the date of execution thereof, in violation of the charter or by-laws of First Security or of any law, governmental rule, or regulation of the State of Utah or the United States of America governing the banking or trust powers of First Security or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Utah or the United States of America relating to the banking or trust powers of First Security.

         10. There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates or the beneficial interests in the Lessor's Estate, by reason of the creation of the trust under the Trust Agreement, pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement, within the State of Utah, which would not have been imposed if First Security did not have its principal place of business and did not perform its obligations under the Owner Trustee Documents in the State of Utah.

         11. Neither a Utah court nor a federal court applying federal law or Utah law, if properly presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust Agreement, except in accordance with its terms or with the consent of the Indenture Trustee, as long as the Lien of the Indenture on the Trust Estate has not been released or payment of the principal of, and Make-Whole Premium, if any, and interest on, the Certificates have not been made in full.

         12. Although there is no Utah case directly on point, under the laws of the State of Utah, so long as the Trust Agreement has not been terminated in accordance with its terms or with the consent of the Indenture Trustee, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively, the "Creditors") may acquire valid claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and do not have, and may not through the enforcement of such Creditor's rights acquire, any greater rights than such Owner Participant with respect to the Trust Agreement or the Trust Estate.

         13. There are no actions, suits, investigations or proceedings pending or, to our knowledge, threatened against or affecting First Security or the Owner Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of First Security or the Owner Trustee, as the case may be, to perform its obligations under any of the Owner Trustee Documents, and there are no pending or, to our knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving First Security or the Owner Trustee, as the case may be, in connection with the transactions contemplated by any of the Owner Trustee Documents.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security and Title II of the United States Code entitled "Bankruptcy". In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of First Security) and (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in the State of Utah of the Certificates and the other Owner Trustee Documents expressed to be governed by the laws of the State of New York, we have assumed that the laws of New York are identical to the laws of Utah in all material respects, and that the Certificates and such other Owner Trustee Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion). No opinion is expressed as to the priority of any security interest or as to title to any part of the Trust Estate.

         B. The foregoing opinions regarding enforceability of any document or instrument, except for the opinions set forth in paragraphs 11 and 12 above, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than First Security and the Owner Trustee, of the Owner Trustee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

         D. The opinion set forth in paragraph 1 above concerning the citizenship of First Security is based upon the facts contained in an affidavit of First Security, made by its Vice President, the facts set forth in which we have not independently verified.

         E. We have assumed the due authentication of the Certificates by the Indenture Trustee.

         F. We have assumed that all signatures (other than those of the Owner Trustee or First Security) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         G. We do not purport to be experts in respect of, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment conveyed to the Owner Trustee.

         H. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the Lessor's Estate or the priority of any mortgage or security interest.

         I. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent, except that the law firm of Davis Polk & Wardwell may rely on this opinion in connection with the rendering of its opinion dated the date hereof in connection with the financing described herein.

         We rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Ray, Quinney & Nebeker


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

Ameritech Credit Corporation
2550 West Golf Road
Rolling Meadows, Illinois  60008

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(6)


                     [Letterhead of Bingham, Dana & Gould]

                                                              [Refunding Date]

To the Parties Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N586FE

Ladies and Gentlemen:

         We have acted as special counsel for State Street Bank and Trust Company, a Massachusetts trust company, individually ("State Street"), and as Pass Through Trustee (the "Pass Through Trustee") with respect to the Pass Through Trust Agreement dated as of June 1, 1996 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated the date hereof between Federal Express Corporation and the Pass Through Trustee, designated as Series Supplement 1996-B1 and 1996-B2, respectively (the "Series Supplements") and in connection with the transactions contemplated by that certain Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (the "Participation Agreement") among Federal Express Corporation, as Lessee (the "Lessee"); Ameritech Credit Corporation, as Owner Participant (the "Owner Participant"); Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants; First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement; State Street, not in its individual capacity but solely as Indenture Trustee under the Indenture; and State Street, not in its individual capacity, except as otherwise stated therein, but solely as Pass Through Trustee. This opinion is being delivered pursuant to Section 4.01(l)(ix) of the Participation Agreement. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in Schedule II to the Participation Agreement.

         Our representation of State Street has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Operative Agreements and (ii) the certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations and certificates.

         We have examined each Operative Agreement to which State Street or the Pass Through Trustee, as the case may be, is a party, the Pass Through Trust Agreement and the Series Supplements (collectively, the "Pass Through Trustee Documents"), the Certificate of the Massachusetts Commissioner of Banks relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion.

         We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Pass Through Trustee), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Pass Through Trustee).

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates or in the preparation of this opinion and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

         Each opinion set forth below relating to the enforceability of any agreement or instrument against State Street and the Pass Through Trustee, as applicable, is subject to the following general qualifications:

   (i) as to any Pass Through Trustee Document, we assume that such agreement is the legal, valid and binding obligation of each other party thereto;

   (ii) the enforceability of any obligation of State Street and the Pass Through Trustee may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other similar laws and rules of law affecting the enforcement of rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights) of creditors generally; and

   (iii) the enforcement of any rights and availability of any specific or equitable relief may in all cases by subject to an implied duty of good faith and to general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed herein are limited solely to the internal substantive laws of the Commonwealth of Massachusetts and the Federal laws of the United States of America. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, other than our opinion expressed in Paragraph 1 hereof with respect to the citizenship of State Street, no opinion is expressed as to matters governed by the Transportation Code or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft, Airframe or the Engines.

         With your permission and without investigation, with respect to paragraph 4 below in connection with our opinion relating to the legality, validity, binding effect and enforceability of the documents there referred to, to the extent that the laws of the Commonwealth of Massachusetts do not govern such documents, we have assumed that the laws of the jurisdiction whose laws govern such documents are not materially different from the internal substantive laws of the Commonwealth of Massachusetts.

         In rendering the opinion set forth below in paragraph 6 as to certain Massachusetts tax matters, we have assumed that, for Federal income tax purposes, the trusts created by the Series Supplements are not classified as associations taxable as corporations and that the trusts created by the Series Supplements are grantor trusts under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their respective successors and assigns in connection with the transactions contemplated by the Operative Agreements and may not be used or relied upon by any other person or for any other purpose.

         Based upon the foregoing, we are of the opinion that:

         1. State Street is a Massachusetts trust company, duly organized and validly existing in good standing with the Massachusetts Commissioner of Banks under the laws of the Commonwealth of Massachusetts, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has the full corporate power and authority to execute, deliver and perform its obligations under the Pass Through Trustee Documents and, in its capacity as Pass Through Trustee, to authenticate the Pass Through Certificates delivered on the Refunding Date.

         2. The execution and delivery of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, and compliance by State Street or the Pass Through Trustee, as the case may be, individually or as Pass Through Trustee, with all of the provisions thereof do not and will not contravene any Massachusetts or Federal law, rule or regulation governing the banking or trust powers of State Street or the Pass Through Trustee, or any order or judgment known to us, of any Massachusetts or Federal court or governmental authority applicable to or binding on State Street, individually or as Pass Through Trustee, or contravene the provisions of, or constitute a default under, or result in the creation of a Lien on any property of State Street or the Pass Through Trustee under, its charter documents or By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, in each case known to us, or any other agreement or instrument, in each case known to us, to which State Street, individually or as Pass Through Trustee, is a party or by which it or any of its property may be bound or affected, other than the Lien of the Indenture.

         3. No order, license, consent, permit, authorization or approval of or exemption by, and no notice to or filing with, or the taking of any other action in respect of, any Massachusetts or Federal governmental authority governing the banking or trust powers of State Street or the Pass Through Trustee, and no filing, recording, publication or registration in any public office is required under Massachusetts or Federal law pertaining to its banking or trust powers for the due execution, delivery or performance by State Street, individually or as Pass Through Trustee, as the case may be, of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) and of the certificate of authentication, as Pass Through Trustee, on the Pass Through Certificates, or for the legality, validity, binding effect or enforceability thereof against State Street or the Pass Through Trustee, as the case may be.

         4. Each of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) has been duly authorized, executed and delivered by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, and each such document constitutes a legal, valid and binding obligation of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Pass Through Trustee, as the case may be, in accordance with its terms.

         5. The Pass Through Certificates have been duly authorized and validly executed, issued, delivered and authenticated by the Pass Through Trustee pursuant to the Pass Through Trust Agreement and the Series Supplements; and the Pass Through Certificates are enforceable against the Pass Through Trustee and the holders thereof are entitled to the benefits of the Pass Through Trust Agreement and the related Series Supplements.

         6. There are no fees, taxes or other governmental charges ("Taxes") payable under the laws of the Commonwealth of Massachusetts with respect to the execution and delivery by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of any of the Pass Through Trustee Documents (except for Taxes on any fees payable to State Street in its individual capacity) which would not have been imposed if State Street did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Pass Through Trustee Documents in Massachusetts. Neither State Street, in its individual capacity or as the Pass Through Trustee, as the case may be, the Owner Participant, the Owner Trustee, nor the trusts created by the Series Supplements will, as a result of the transactions contemplated thereby, be subject to any Taxes under the laws of the Commonwealth of Massachusetts or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) which would not have been imposed if State Street did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Pass Through Trustee Documents in Massachusetts, and there are no Taxes under the laws of the Commonwealth of Massachusetts or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) upon or with respect to the Aircraft or any Engine or any part of any interest therein, or the purchase, ownership, delivery, lease, sublease, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair, sale, return, transfer or other disposition of the Aircraft which would not have been imposed if State Street did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Pass Through Trustee Documents in Massachusetts. We express no opinion as to whether or not any fees, tax or other charges are now or hereafter may be payable by the Owner Participant to the Commonwealth of Massachusetts or any political subdivision thereof in connection with (a) the execution, delivery, or performance of the Series Supplements, the Participation Agreement or any of the other Operative Agreements and (b) the making by the Owner Participant of its investment in the Aircraft.

         7. To the best of our knowledge, there are no pending or threatened actions or proceedings against State Street before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of State Street, individually or as Pass Through Trustee, to perform its obligations under the Pass Through Trustee Documents.


                                       Very truly yours,


                                       Bingham, Dana & Gould LLP


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

Ameritech Credit Corporation
2550 West Golf Road
Rolling Meadows, Illinois  60008

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                   EXHIBIT B

                           [FORM OF LEASE AGREEMENT]

                               [See Exhibit 4.e]


                                   EXHIBIT C

                              [FORM OF INDENTURE]

                              [See Exhibit 4.b.1]


                                   EXHIBIT D

                           [FORM OF TRUST AGREEMENT]

                               [See Exhibit 4.d]


                            PARTICIPATION AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N662FE)

                         Dated as of September 1, 1996

                  Amended and Restated as of October 15, 1996

                                     among

                         FEDERAL EXPRESS CORPORATION,
                                    Lessee

                           PMCC LEASING CORPORATION,
                               Owner Participant

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
             BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION
                           THE CHASE MANHATTAN BANK
                      COMMERZBANK AG, ATLANTA AGENCY and
                          NATIONSBANK, N.A. (SOUTH),
                          Original Loan Participants

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                Set Forth Herein, but Solely as Owner Trustee,
                                 Owner Trustee

                     STATE STREET BANK AND TRUST COMPANY,
                               Indenture Trustee

                                      and

                     STATE STREET BANK AND TRUST COMPANY,
                             Pass Through Trustee
                        ______________________________

              LEVERAGED LEASE OF ONE AIRBUS A300F4-605R AIRCRAFT
                    SERIAL NO. 761, REGISTRATION NO. N662FE


                               TABLE OF CONTENTS


                                                                          Page

Initial Recitals...........................................................  1

                                   ARTICLE 1

   DEFINITIONS.............................................................  3

                                   ARTICLE 2

   Section 2.01.  Transfer of Funds........................................  3
   Section 2.02.  Certificates.............................................  6

                                   ARTICLE 3

               EXTENT OF INTEREST OF ORIGINAL LOAN PARTICIPANTS

   Section 3.01.  Extent of Interest of Original Loan Participants.........  6

                                   ARTICLE 4

                             CONDITIONS PRECEDENT

   Section 4.01.  Conditions Precedent.....................................  7
   Section 4.02.  Opinion of Special Aviation Counsel...................... 16

                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

   Section 5.01.  Conditions Precedent to Lessee's Obligations............. 16

                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 6.01.  Lessee's Representations and Warranties.................. 16
   Section 6.02.  Offering by Lessee....................................... 22
   Section 6.03.  Certain Covenants of Lessee.............................. 23
   Section 6.04.  Survival of Representations and Warranties............... 30

                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 7.01.  Acquisitions and Offerings of Interests in Lessor's
                   Estate.................................................. 31
   Section 7.02.  Citizenship.............................................. 31
   Section 7.03.  Representations, Warranties and Covenants of Owner
                   Participant............................................. 32
   Section 7.04.  Representations, Covenants and Warranties of FSB and the
                   Owner Trustee........................................... 37
   Section 7.05.  Representations, Warranties and Covenants of the Indenture
                   Trustee................................................. 40
   Section 7.06.  Indenture Trustee's Notice of Default.................... 42
   Section 7.07.  Releases from Indenture.................................. 42
   Section 7.08.  Covenant of Quiet Enjoyment.............................. 42
   Section 7.09.  Original Loan Participants' and Pass Through Trustee's
                   Representations and Warranties.......................... 42
   Section 7.10.  Survival of Representations, Warranties and Covenants.... 43
   Section 7.11.  Lessee's Assumption of the Certificates.................. 43
   Section 7.12.  Indebtedness of Owner Trustee............................ 45
   Section 7.13.  Compliance with Trust Agreement, Etc..................... 46

                                   ARTICLE 8

                                     TAXES

   Section 8.01.  Lessee's Obligation to Pay Taxes......................... 46
   Section 8.02.  After-Tax Basis.......................................... 52
   Section 8.03.  Time of Payment.......................................... 53
   Section 8.04.  Contests................................................. 53
   Section 8.05.  Refunds.................................................. 56
   Section 8.06.  Lessee's Reports......................................... 56
   Section 8.07.  Survival of Obligations.................................. 57
   Section 8.08.  Payment of Taxes......................................... 57
   Section 8.09.  Reimbursements by Indemnitees Generally.................. 57
   Section 8.10.  Obligations of Lessee Unsecured.......................... 57

                                   ARTICLE 9

                               GENERAL INDEMNITY

   Section 9.01.  Generally................................................ 58
   Section 9.02.  After-Tax Basis.......................................... 61
   Section 9.03.  Subrogation.............................................. 62
   Section 9.04.  Notice and Payment....................................... 62
   Section 9.05.  Refunds.................................................. 62
   Section 9.06.  Defense of Claims........................................ 63
   Section 9.07.  Survival of Obligations.................................. 64
   Section 9.08.  Effect of Other Indemnities.............................. 64
   Section 9.09.  Interest................................................. 64
   Section 9.10.  Obligations of Lessee Unsecured.......................... 65

                                  ARTICLE 10

                               TRANSACTION COSTS

   Section 10.01.  Transaction Costs and Other Costs....................... 65

                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

   Section 11.01.  Appointment of Successor Owner Trustee.................. 67

                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

   Section 12.01.  Liabilities of the Owner Participant.................... 68
   Section 12.02.  Interest of Holders of Certificates..................... 69

                                  ARTICLE 13

                                OTHER DOCUMENTS

   Section 13.01.  Consent of Lessee to Other Documents.................... 69
   Section 13.02.  Further Assurances...................................... 69
   Section 13.03.  No Retroactive Application.............................. 69
   Section 13.04.  Pass Through Trustee's Acknowledgment................... 70

                                  ARTICLE 14

                                    NOTICES

   Section 14.01.  Notices................................................. 70

                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

   Section 15.01.  Refinancing............................................. 71
   Section 15.02.  Reoptimization.......................................... 74

                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]

                                  ARTICLE 17

                                 MISCELLANEOUS

   Section 17.01.  Owner for Federal Tax Purposes.......................... 76
   Section 17.02.  [Intentionally Left Blank.]............................. 76
   Section 17.03.  Counterparts............................................ 76
   Section 17.04.  No Oral Modifications................................... 76
   Section 17.05.  Captions................................................ 77
   Section 17.06.  Successors and Assigns.................................. 77
   Section 17.07.  Concerning the Owner Trustee, Indenture Trustee and
                    the Pass Through Trustee............................... 77
   Section 17.08.  Severability............................................ 78
   Section 17.09.  Public Release of Information........................... 78
   Section 17.10.  Certain Limitations on Reorganization................... 78
   Section 17.11.  GOVERNING LAW........................................... 78
   Section 17.12.  Section 1110 Compliance................................. 79

                                  ARTICLE 18

                                CONFIDENTIALITY

   Section 18.01.  Confidentiality......................................... 79

SCHEDULE I             Certificate Information
SCHEDULE II            Definitions
SCHEDULE III           Permitted Country List

EXHIBIT A(1)(a)        Opinion of Lessee's Counsel
EXHIBIT A(1)(b)        Opinion of Lessee's Special Counsel
EXHIBIT A(2)(a)        Opinion of Owner Participant's Special Counsel
EXHIBIT A(2)(b)        Opinion of Owner Participant's Counsel
EXHIBIT A(3)           Opinion of Indenture Trustee's Special Counsel
EXHIBIT A(4)           Opinion of Special Aviation Counsel
EXHIBIT A(5)           Opinion of Owner Trustee's Special Counsel
EXHIBIT A(6)           Opinion of Pass Through Trustee's Special Counsel
EXHIBIT B              Form of Lease Agreement
EXHIBIT C              Form of Indenture
EXHIBIT D              Form of Trust Agreement
EXHIBIT E-1            Form of Assignment and Assumption Agreement
EXHIBIT E-2            Form of Owner Participant Guaranty

                            PARTICIPATION AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N662FE)

         PARTICIPATION AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N662FE) dated as of September 1, 1996, as amended and restated as of October 15, 1996 (this "Agreement") among FEDERAL EXPRESS CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Lessee"), PMCC LEASING CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Owner Participant"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, THE CHASE MANHATTAN BANK, COMMERZBANK AG, ATLANTA AGENCY and NATIONSBANK, N.A. (SOUTH), (individually, together with its successors and permitted assigns, an "Original Loan Participant" and collectively the "Original Loan Participants"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as otherwise expressly stated herein, but solely as indenture trustee under the Indenture referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Indenture Trustee") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as otherwise expressly stated herein, but solely as pass through trustee (in such capacity as trustee, together with its successors and permitted assigns, the "Pass Through Trustee").


                             W I T N E S S E T H :

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee entered into the Original Participation Agreement (such term, and all other terms not heretofore defined, shall have the meanings assigned thereto as provided in Article 1 below), providing for the sale and lease of the Aircraft that was delivered on the Delivery Date;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into the Original Trust Agreement relating to the Aircraft with FSB in its individual capacity, pursuant to which FSB agreed, among other things, to hold the Lessor's Estate in trust for the benefit of the Owner Participant;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Original Indenture, for the benefit of the Original Loan Participants, pursuant to which the Owner Trustee issued to the Original Loan Participants the Original Loan Certificates as evidence of the loans made by the Original Loan Participants to the Owner Trustee, the proceeds of which were used by the Owner Trustee to pay a portion of the Purchase Price for the Aircraft;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Lessee entered into the Original Lease relating to the Aircraft, whereby, subject to the terms and conditions set forth in said Lease, the Owner Trustee agreed to lease the Aircraft to the Lessee, and the Lessee agreed to lease the Aircraft from the Owner Trustee, such lease of the Aircraft being evidenced by the execution and delivery of the Lease Supplement;

         WHEREAS, Article 15 of the Original Participation Agreement permits a Refinancing of the Original Loan Certificates subject to the satisfaction of the conditions specified in Section 15.01 thereof, and Section 3.04 of the Original Lease contemplates the adjustment of the percentages for Basic Rent, Stipulated Loss Value and Termination Value in the event of such a Refinancing, and the Lessee has requested that the Owner Trustee effect such a Refinancing and adjustment;

         WHEREAS, in order to facilitate such Refinancing, the Lessee is concurrently entering into an Underwriting Agreement, which relates to two series of Pass Through Certificates that will be issued by the Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture;

         WHEREAS, on the Pass Through Closing Date, a closing will occur with respect to the public offering of the Pass Through Certificates issued by each Pass Through Trust, an allocable amount of the proceeds of which offering will be used by the Pass Through Trustee to purchase for each such Pass Through Trust the Certificates of the interest rate and Maturity applicable thereto, the proceeds of which purchase in turn will be applied to the Refinancing in full of the outstanding principal amount of the Original Loan Certificates;

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have agreed, subject to the terms and conditions hereinafter provided, to amend and restate, and to add the Pass Through Trustee as a party to, the Original Participation Agreement; and

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have agreed, to the extent they are parties thereto and, subject to the terms and conditions hereinafter provided, to amend and restate the Original Indenture, to amend and restate the Original Lease, to amend and restate the Original Ancillary Agreement I, to amend the Original Tax Indemnity Agreement and to amend and restate the Original Trust Agreement, each such amendment and restatement to be executed and delivered simultaneously with the purchase of the Certificates by the Pass Through Trustee for the Pass Through Trusts and the Refinancing in full of the Original Loan Certificates.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree, subject to the terms and conditions hereinafter provided, that the Original Participation Agreement be and the same is hereby amended and restated in its entirety as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Unless otherwise specifically provided herein, the definitions set forth in Schedule II hereto are incorporated herein for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms so defined.


                                   ARTICLE 2

                    ISSUANCE OF PASS THROUGH CERTIFICATES;
                   REFUNDING THE ORIGINAL LOAN CERTIFICATES

         Section 2.01.  Transfer of Funds.

         (a) On or before the Pass Through Closing Date, the Pass Through Trustee and the Lessee, in accordance with the Pass Through Agreement, shall enter into the Series Supplements, and, subject to the terms and conditions set forth therein, on the Pass Through Closing Date (i) the Lessee shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable pursuant to the Underwriting Agreement with respect to the Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of such proceeds.

         (b) Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date the following events shall occur in the order set forth below:

         (i) the Lessee shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Agent in the amount of all accrued and unpaid interest on the Original Loan Certificates to but excluding the Refunding Date, which transfer shall constitute the payment of a like amount of such accrued and unpaid interest;

         (ii)the Lessee shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Agent as Supplemental Rent in the amount of any Breakage Costs required to be paid pursuant to the Original Indenture which transfer shall constitute the payment of all such Breakage Costs;

         (iii)for each Pass Through Trust, from an allocable amount of the proceeds of the sale of the related Pass Through Certificates, the Pass Through Trustee shall pay on behalf of the Owner Trustee in the manner specified in paragraph (iv) below, an amount equal to the principal amount of Certificates of the Maturity and having the interest rate that relates to such Pass Through Trust, which amounts in the aggregate shall equal the aggregate principal amount of the Certificates as specified in Section 2.04 of the Indenture;

         (iv)the aggregate amount payable by the Pass Through Trustee pursuant to paragraph (iii) above shall be payable by wire transfer or intra-bank transfer in favor of the Agent on behalf of the Owner Trustee in the amount of the outstanding principal amount of the Original Loan Certificates;

         (v) the Agent shall apply the amounts received by it under paragraphs
   (i), (ii) and (iv) of this subsection (b) to prepay the Original Loan Certificates in full in accordance with Sections 2.06 and 2.10 of the Original Indenture; and

         (vi)the Owner Trustee shall cause the Certificates to be delivered to the applicable Pass Through Trustee in accordance with Section 2.02 hereof.

         On the Refunding Date concurrently with the events specified in clauses (iii) through (v) of this Section 2.01(b), the parties hereto shall execute and deliver, to the extent they are parties thereto, and consent to the execution and delivery of (if they are not a party thereto), the Indenture, the Lease and the Trust Agreement, and the Owner Trustee shall execute and deliver to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate and deliver to the applicable Pass Through Trustee, upon the request of the Owner Trustee, the Certificates as provided in Section 2.02 hereof. The Owner Participant hereby requests and directs the Owner Trustee to execute and deliver this Agreement and, subject to the terms hereof, to take the actions specified herein. The Original Loan Participants by their execution and delivery hereof, request and direct the Indenture Trustee to execute and deliver this Agreement and concurrently with the events specified in clauses (iii) through (v) of this Section 2.01(b) and subject to the terms and conditions hereof to take the actions contemplated herein. The parties hereto, including, without limitation, the Original Loan Participants, confirm that, as provided in Section 2.06 of the Original Indenture, upon payment in full of the principal amount, Breakage Costs, if any, and interest on the Original Loan Certificates and all other sums then payable to the Original Loan Participants under the Original Agreements to the extent specified in subsection (c) below, the Original Loan Participants shall have no further interest in, or other right or obligation with respect to, the Trust Indenture Estate, the Original Agreements or the Operative Agreements
(it being understood that the foregoing shall not limit or detract from any claim that any Original Loan Participant may have under Article 8 or 9 or
Section 10.01(a)(ii) hereof or of the Original Participation Agreement) and, accordingly, have no obligation to, and will not attempt to direct any future actions of the Indenture Trustee with respect to the Trust Indenture Estate, provided that the rights and obligations of the Original Loan Participants shall, until the payment in full of such amounts to the Agent on behalf of the Original Loan Participants on the Refunding Date, be governed by the Original Participation Agreement and the other Operative Agreements contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and shall, upon such payment and thereafter, be governed by this Agreement.
The Lessee hereby consents to the foregoing.

         (c) Not less than four (4) Business Days prior to the Refunding Date, the Agent on behalf of the Original Loan Participants shall give notice in writing to the parties hereto of the principal amount, Breakage Costs, if any, and interest on and all other amounts due on the Refunding Date under the Original Loan Certificates and all other sums payable on the Refunding Date to the Original Loan Participants under the Original Agreements, such notice to be deemed final and binding on the Original Loan Participants as to the respective amounts of principal, Breakage Costs, if any, and interest when given; provided that the expected Refunding Date, at the time such notice is given, is the same as the Refunding Date.

         (d) On the Refunding Date, subject to (i) the giving of the written notice referred to in Section 2.01(c) above to the Indenture Trustee and the Original Loan Participants, (ii) the receipt by the Original Loan Participants of the funds referred to in Section 2.01(b)(v) above and (iii) compliance with the provisions of Article 15 of the Original Participation Agreement and
Section 2.10(c) of the Original Indenture (including the Refinancing in full of the Original Loan Certificates), the Original Loan Participants shall deliver the Original Loan Certificates to the Indenture Trustee for cancellation and delivery to the Owner Trustee.

         (e) The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the Refinancing of the Original Loan Certificates (together, the "Closings") shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

         (f) All payments pursuant to this Section 2.01 shall be made in immediately available funds.

         (g) In the event that the Refunding Date and the actions contemplated to occur on such date pursuant to subsection (d) of this Section
2.01 do not occur on or before November 30, 1996, then the rights and obligations of the parties to the Original Participation Agreement, including, without limitation, the Original Loan Participants, shall be governed by the Original Participation Agreement and the other Operative Agreements contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and this Agreement shall be of no further force and effect, except that the Lessee shall be obligated hereby to pay all fees and expenses of the Original Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee, the Pass Through Trustee and their respective counsel relating to the transactions contemplated hereby. Each of the parties hereto agrees to execute and deliver to the other parties such documents and instruments as may be necessary to give effect to the foregoing provisions of this subsection (g).

         Section 2.02. Certificates. Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date, the Owner Trustee shall execute and deliver to the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver, upon the request of the Owner Trustee, to the Pass Through Trustee for each Pass Through Trust, the Certificate specified for such Pass Through Trust on Schedule I attached hereto, which (i) shall be issued in the principal amount and in the Maturity set forth for such Certificate in Schedule I hereto, (ii) shall bear interest at the interest rate set forth for such Certificate in Schedule I hereto, (iii) shall be issued in such form and on such terms as are specified in the Indenture, (iv) shall be dated and authenticated on the Refunding Date and shall bear interest from the Refunding Date and (v) shall be registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust.


                                   ARTICLE 3

               EXTENT OF INTEREST OF ORIGINAL LOAN PARTICIPANTS

         Section 3.01. Extent of Interest of Original Loan Participants. Delivery of the Original Loan Certificates by the Original Loan Participants to the Indenture Trustee for cancellation on the Refunding Date shall be conclusive evidence of receipt by the Original Loan Participants of all amounts then due and payable to the Original Loan Participants in respect of principal of, Breakage Costs, if any, and interest on the Original Loan Certificates under the Original Agreements (it being understood that the foregoing shall not limit or detract from any claim any Original Loan Participant may have under Article 8 or 9 or Section 10.01(a)(ii) hereof or of the Original Participation Agreement).

                                   ARTICLE 4

                             CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent. The obligations of the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Refunding Date are subject to the fulfillment to the satisfaction of such party (or waiver by such party), prior to or on the Refunding Date, of the following conditions precedent (it being understood that receipt by the Lessee of any of the following documents shall not be a condition precedent to the obligations of any party):

         (a) Certificates. On the Refunding Date, there shall have been duly issued and delivered by the Owner Trustee to the Pass Through Trustee for each Pass Through Trust, against payment therefor, a Certificate, substantially in the form set forth in Exhibit B to the Indenture, duly authenticated, dated the Refunding Date and registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust, in the principal amounts, Maturity, bearing the interest rate and the other economic terms specified in the Series Supplements and otherwise as provided in Section
   2.04 of the Indenture. The Pass Through Certificates shall be registered under the Securities Act, any applicable state securities laws shall have been complied with, and the Pass Through Agreement shall have been qualified under the Trust Indenture Act.

         (b) Legal Investment. On the Refunding Date, no fact or condition shall exist under applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant or its special counsel, the Pass Through Trustee or the Indenture Trustee or their special counsel, would make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, and no change in circumstances shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, to participate in the transaction to be consummated on the Refunding Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Indenture Trustee or the Pass
   Through Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Refunding Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (c) Underwriters. The Underwriters shall have transferred the funds specified in Section 2.01(a) hereof and all conditions thereunder shall have been satisfied or waived.

         (d) Refunding Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant (each acting directly or by authorization to its special counsel) and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant, as the case may be, of such documents shall have been delivered to the Owner Participant, the Lessee, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee (provided that the sole chattel-paper original of each of the Lease, the Lease Supplement and each Ancillary Agreement amendatory of the Lease, shall be delivered to the Indenture Trustee):

         (i)   the Lease;

         (ii)  the Indenture;

         (iii) in the case of the Owner Participant only, Amendment No. 1 to the Original Tax Indemnity Agreement;

         (iv)  the Trust Agreement;

         (vi)  the Ancillary Agreement I; and

         (vii) the Ancillary Agreement II.

         (e) Insurance. Each of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant shall have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, in form and substance satisfactory to the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant to establish that the insurance required by Article 13 of the Lease is in effect.

         (f) Financing Statements. (i) Uniform Commercial Code ("UCC") financing statements covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Original Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Original Loan Participants, and such financing statements shall have been duly filed in the State of Utah; (ii) a form UCC-3 financing statement to amend and restate each financing statement referred to in the immediately preceding sentence shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee as secured party, and a form UCC-1 financing statement covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and concurrently with the Refinancing of the Original Loan Certificates such UCC-3 financing statement and UCC-1 financing statement shall have been duly filed or duly submitted for filing in the State of Utah, and all other actions shall have been taken which, in the opinion of special counsel for the Pass Through Trustee or for the Underwriters, are necessary or desirable to maintain the perfection of the security interest created by or pursuant to the Granting Clause of the Indenture; (iii) a UCC notice filing describing the Original Lease as a lease shall have been executed and delivered by the Owner Trustee, as lessor, and the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and shall have been duly filed in the State of Tennessee; and (iv) a form UCC-3 financing statement to amend and restate the UCC notice filing referred to in the immediately preceding clause (iii) shall have been executed and delivered by the Owner Trustee, as lessor, and by the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and such notice filing shall concurrently with the Refinancing of the Original Loan Certificates have been duly filed in the State of Tennessee, and all other actions shall have been taken which, in the opinion of the Owner Participant, Pass Through Trustee and the Underwriters, are necessary to perfect and protect such security interests and other interests created by or pursuant to the Granting Clause of the Indenture.

         (g) Corporate Documents. Except when such Person is the delivering party, the Owner Participant, the Owner Trustee, the Original Loan Participants, the Pass Through Trustee, the Lessee and the Indenture Trustee (acting directly or by authorization to its counsel) shall have received the following, in each case in form and substance satisfactory to it:

             (i) a copy of the certificate of incorporation and by-laws of the Lessee, certified by the Secretary or an Assistant Secretary of the Lessee as of the Refunding Date, and a copy of the minutes of the regular meeting of the board of directors of the Lessee, certified as such as of the Refunding Date by such Secretary or Assistant Secretary, duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of the Original Agreements to which it is a party, this Agreement, the Lease, the Tax Indemnity Agreement, the Pass Through Agreement, the Series Supplements, the other Operative Agreements to which the Lessee is or is to be a party and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby;

             (ii) a copy of the articles of incorporation and bylaws of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner Participant as of the Refunding Date, and a copy of the resolutions of the board of directors of the Owner Participant, certified as such as of the Refunding Date by such Secretary or an Assistant Secretary, authorizing the execution and delivery by the Owner Participant of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, the Trust Agreement and the other Operative Agreements to which the Owner Participant is or is to be a party and each other document to be executed and delivered by the Owner Participant in connection with the transactions contemplated hereby;

             (iii) a copy of the articles of association and by-laws and other instruments of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of the Original Agreements to which it is a party, this Agreement, the Trust Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Owner Trustee, and each other document to be executed and delivered by the Owner Trustee in connection with the transactions contemplated hereby;

             (iv) a copy of the certificate of incorporation and by-laws and other instruments of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Indenture Trustee of each of the Original Agreements to which it is party, this Agreement, the Indenture and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Indenture Trustee in connection with the transactions contemplated hereby;

             (v) a copy of the certificate of incorporation and by-laws and other instruments of the Pass Through Trustee, certified by the Secretary or an Assistant Secretary of the Pass Through Trustee as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Pass Through Trustee of this Agreement, the Pass Through Agreement, the Series Supplements and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Pass Through Trustee in connection with the transactions contemplated hereby; and

             (vi) such other documents, evidences, materials, and information with respect to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant as the Indenture Trustee, the Pass Through Trustee or the Owner Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (h) Title, Airworthiness and Registration. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received evidence from the Lessee reasonably satisfactory to each such Person to the effect that:

             (i) the Owner Trustee has good and marketable title to the Aircraft, free and clear of Liens, except the rights of the Owner Trustee and the Lessee under the Lease and the Lease Supplement covering the Aircraft, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the interest of the Holders created by the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft;

             (ii) the Aircraft has been duly certificated by the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

             (iii) the Lease, the Indenture and the Trust Agreement concurrently with the Refinancing of the Original Loan Certificates have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Aeronautics Authority pursuant to the Transportation Code; and

             (iv)    the Aircraft is registered in the name of the Owner
         Trustee.

         (i) Officer's Certificate of Lessee. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee, dated the Refunding Date, stating that:

             (i) the representations and warranties of the Lessee contained in the Operative Agreements to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) except for the matters described (i) under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (as updated by Note 7 to the financial statements included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996) and (ii) in the Lessee's Current Reports on Form 8-K dated June 7, 1996 and August 16, 1996, as to which such officer will make no certification concerning the liability of the Lessee (if any), or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the audited financial statements of the Lessee as of May 31, 1995 or the unaudited consolidated financial statements of the Lessee as of August 31, 1996 and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is or is to be a party; and

             (iii) no event has occurred and is continuing, or would result from the purchase, sale, mortgage, or lease of the Aircraft, which constitutes an Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine, or a Default or an Event of Default under the Lease.

         (j) Officer's Certificate of Owner Participant. On the Refunding Date, the following statements shall be true, and the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from the Owner Participant, signed by a duly authorized officer of the Owner Participant dated the Refunding Date, stating that:

             (i) the representations and warranties of the Owner Participant contained in this Agreement, the Trust Agreement and any other Operative Agreement to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto, are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) no Lessor's Liens attributable to the Owner Participant exist; and

             (iii) no event has occurred and is continuing which constitutes or, with notice or lapse of time or both would constitute, due to any action or omission on the part of the Owner Participant, an Indenture Event of Default other than an Indenture Event of Default attributable to a Lease Event of Default.

         (k) Other Officer's Certificates. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from each of FSB and the Owner Trustee (in the case of the Lessee, the Pass Through Trustee, the Owner Participant and the Indenture Trustee), SSB and the Indenture Trustee (in the case of the Lessee, the Pass Through Trustee, the Owner Participant and the Owner Trustee) and SSB and the Pass Through Trustee (in the case of the Lessee, the Indenture Trustee, the Owner Participant and the Owner Trustee) signed by a duly authorized officer of FSB and SSB, respectively, dated the Refunding Date, stating with respect to FSB and the Owner Trustee, with respect to SSB and the Indenture Trustee, or with respect to SSB and the Pass Through Trustee, as the case may be, that:

             (i) the representations and warranties of FSB in its individual capacity and as Owner Trustee, of SSB in its individual capacity and as Indenture Trustee and of SSB in its individual capacity and as Pass Through Trustee contained in this Agreement, the Lease, the Trust Agreement and the Indenture and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) to the best of its knowledge, no event has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, due to any action or omission on the part of FSB in its individual capacity or as Owner Trustee, of SSB in its individual capacity or as Indenture Trustee and of SSB in its individual capacity or as Pass Through Trustee, an Event of Default or an Indenture Event of Default; and

             (iii) there are no Lessor's Liens attributable to the Owner Trustee or FSB and no Indenture Trustee's Liens affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         (l) Legal Opinions. The Owner Participant, the Agent, the Original Loan Participants, the Underwriters, the Lessee, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee (acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case satisfactory to the Owner Participant, the Agent, the Original Loan Participants, the Underwriters, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be, as to scope and substance (and covering such other matters as the recipient may reasonably request) and dated the Refunding Date:

             (i) George W. Hearn, Vice President - Law of the Lessee, in the form of Exhibit A(1)(a) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee;

             (ii) Simpson Thacher & Bartlett, special counsel for the Owner Participant, in the form of Exhibit A(2)(a) hereto and the General Counsel's Office of the Owner Participant, in the form of Exhibit A(2)(b) hereto, each addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (iii) Bingham, Dana & Gould LLP, special counsel for the Indenture Trustee, in the form of Exhibit A(3) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (iv) Daugherty, Fowler & Peregrin, special aviation counsel, in the form of Exhibit A(4) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (v) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, in the form of Exhibit A(5) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (vi) Davis Polk & Wardwell, special counsel for the Lessee, in the form of Exhibit A(1)(b) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee; and

             (vii) Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee, in the form of Exhibit A(6) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee.

         (m) No Indenture Event of Default. No Indenture Event of Default or Indenture Default has occurred and is continuing.

         (n) Event of Default; Default; Event of Loss. No Default or Event of Default under the Lease or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (o) Cancellation. Following the Refinancing of the Original Loan Certificates, the Original Loan Certificates shall have been duly delivered by the Original Loan Participants to the Indenture Trustee for cancellation and delivery to the Owner Trustee.

         (p) Other Agreements. The Lessee and the Pass Through Trustee shall have entered into the Pass Through Agreement and the Series Supplements, all conditions to the effectiveness of each thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been issued pursuant to the Series Supplements. The Lessee and the Underwriters shall have entered into the Underwriting Agreement, all conditions to the effectiveness thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been delivered pursuant to the Underwriting Agreement.

         (q) Notice, Etc. The Owner Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Pass Through Trustee shall have received a refunding notice pursuant to Section 2.01(c) hereof.

         (r) Payment of Taxes. (A) All taxes, fees, charges, assessments, costs and other expenses then due and payable in connection with the execution, delivery, recording and filing of all financing statements and the documents and instruments referred to in subparagraph (f) of this
   Section 4.01; and (B) all sales or use taxes and duties related to the consummation of the transactions contemplated by the Operative Agreements then due and payable shall have been duly paid in full.

         (s) Governmental Compliance. All appropriate action required to have been taken by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, prior to the Refunding Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals (collectively "permits") of such entities required to be in effect on the Refunding Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such permits shall be in full force and effect on the Refunding Date.

         (t) Compliance with Original Participation Agreement. All conditions precedent set forth in Section 15.01 of the Original Participation Agreement shall be met to the satisfaction of the Owner Participant.

         Section 4.02. Opinion of Special Aviation Counsel. Promptly upon the filing and, where appropriate, recording of the documents specified in 4.01(h)(iii) hereof, pursuant to the Transportation Code the Lessee shall cause Special Aviation Counsel to deliver to the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee an opinion as to
(i) the due recording of such documents and the documents identified in
Section 4.01(i) of the Original Participation Agreement and (ii), subject to customary qualifications, the lack of any intervening documents with respect to the Aircraft.


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

         Section 5.01. Conditions Precedent to Lessee's Obligations. The Lessee's obligation to participate in the transactions contemplated hereby is subject to the conditions that, prior to or on the Refunding Date, the Lessee shall have received the certificates and other documents which are referred to in, or the opinions to be addressed to it under, as the case may be, paragraphs (d), (g)(ii)-(v), (h)(ii)-(iv), (j), (k) and (l)(ii), (iii), (iv),
(v), (vi) and (vii) of Section 4.01 hereof and the Underwriters and the Owner Participant shall have made available the amounts required to be paid by them pursuant to Section 2.01 hereof.


                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.01. Lessee's Representations and Warranties. The Lessee represents and warrants to the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) that, on the date hereof and as of the Refunding Date:

         (a) the Lessee is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Lessee require such qualification;

         (b) the Lessee has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its Properties and to enter into and perform its obligations under this Agreement, the Original Agreements to which it is a party, the other Operative Agreements to which it is a party, the Pass Through Agreement and the Series Supplements (the "Lessee Documents");

         (c) the Lessee is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code and a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

         (d) the Lessee possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect;

         (e) the execution, delivery and performance of the Lessee Documents by the Lessee have been duly authorized by all necessary corporate action on the part of the Lessee and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and each such document has been duly executed and delivered by the Lessee and constitutes the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Lessee of the Lessee Documents or for the use and maintenance of the Aircraft except for such registrations, applications and recordings referred to in the opinions of Special Aviation Counsel delivered or to be delivered pursuant to Sections 4.01(l)(iv) and
   4.02 hereof and except for the filings referred to in Section 4.01(f) hereof, all of which shall have been duly obtained or made and shall be in full force and effect on and as of the Refunding Date or as contemplated by said Sections;

         (g) neither the execution, delivery or performance by the Lessee of the Lessee Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (h) there are no pending or, to the knowledge of the Lessee, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Lessee) against or affecting the Lessee or any of its Property before or by any court or administrative agency which (A) involve the Aircraft, (B) except for the matters described (i) under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (as updated by Note 7 to the financial statements included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996) and (ii) in the Lessee's Current Reports on Form 8-K dated June 7, 1996 and August 16, 1996, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, if adversely determined, would materially and adversely affect the consolidated financial condition, business or operations of the Lessee, or (C) if adversely determined would adversely affect the ability of the Lessee to perform its obligations under the Lessee Documents;

         (i) the Lessee has filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Lessee (other than assessments the payment of which is being contested in good faith by the Lessee by appropriate proceedings that do not involve any material danger of sale, forfeiture or loss of the Aircraft or any part thereof), and the Lessee has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Lessee's consolidated financial condition (other than, in any such case, assessments, the payment of which is being contested in good faith by the Lessee, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the Lessee's consolidated financial condition);

         (j) except for (A) the filing and, where appropriate, recordation pursuant to the Transportation Code of the Indenture, the Trust Agreement and the Lease, (B) the filing of the financing statements referred to in
   Section 4.01(f) hereof and (C) the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Delivery Date, no further action, including any filing or recording of any document, is necessary or advisable in order (i) to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or (ii) to perfect the first security interests in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee;

         (k) on the Delivery Date, the Owner Trustee received good and marketable title to the Aircraft, free and clear of all Liens, except the rights of the Owner Trustee and the Lessee under the Original Lease, the rights of the Indenture Trustee under the Original Indenture, the beneficial interest of the Owner Participant created by the Original Trust Agreement and the interest of the Original Loan Participants created by the Original Indenture and the Indenture and Security Agreement Supplement covering the Aircraft;

         (l) the Lessee has heretofore delivered to the Owner Participant true and correct copies of the Lessee's Annual Reports on Form 10-K for the fiscal years ended May 31, 1995 and May 31, 1996 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996, and of the audited consolidated balance sheets of the Lessee for the fiscal years ended May 31, 1995 and May 31, 1996 and the unaudited consolidated balance sheet of the Lessee as of August 31, 1996, and the related consolidated statements of income, changes in common stockholders' investment and cash flows for the fiscal year and interim reporting period ended on such dates, accompanied (except in the case of such interim reporting period) by a report thereon containing opinions without qualification, except as therein noted, by Arthur Andersen LLP, independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Lessee as of such dates and the results of its operations and cash flows for such periods and such Annual Reports, Quarterly Report and financial statements did not, as of their respective dates of filing with the SEC, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading;

         (m)  with respect to ERISA:

             (i) none of the Pension Plans (as defined at the end of this Section 6.01(m)) nor their related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the Pension Benefit Guaranty Corporation (together with any successor agency or instrumentality thereto, the "PBGC") pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither the Lessee nor any ERISA Affiliate (as defined at the end of this Section 6.01(m)) has incurred or could reasonably be expected to incur any material liability with respect to a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA;

             (ii) there have been no "reportable events" (as such term is defined in Section 4043(b) of ERISA) with respect to any Pension Plan which have resulted or could reasonably be expected to result in any material liability of the Lessee or any ERISA Affiliate;

             (iii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Pension Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans;

             (iv) neither the Lessee nor any ERISA Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code;


             (v) all Pension Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code;

             (vi) neither the Lessee nor any ERISA Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under Section 515 of ERISA;

             (vii) to the best of the Lessee's knowledge, neither the Lessee nor any ERISA Affiliate has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to subject the Lessee to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA; and

             (viii) assuming the truth of the representations contained in Sections 7.03(a)(viii) and 7.09 hereof and compliance with Section
         10.06 of the Indenture, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any transaction which is prohibited by Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. No part of the funds to be used by the Lessee in satisfaction of its obligations under this Agreement or any other of the Operative Agreements to which the Lessee is a party or to which the Lessee is bound are the assets of any employee benefit plan subject to Title I of ERISA, or any individual retirement account or an employee benefit plan subject to Section 4975 of the Code;

   as used in this Section 6.01(m), the term "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and which is maintained, or contributed to, by the Lessee or any ERISA Affiliate, and the term "ERISA Affiliate" means any entity which together with the Lessee would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

         (n) the Lessee is a Citizen of the United States;

         (o) except for the filings referred to in Section 4.01(f) hereof, no governmental approval of any kind is required of the Owner Participant or for the Owner Participant's execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of the Lessee, the nature of the Aircraft or the Lessee's proposed operations or use of the Aircraft;

         (p) on the Refunding Date, all premiums with respect to the insurance required to be provided by the Lessee on or prior to the Refunding Date under Article 13 of the Lease have been paid by the Lessee;

         (q) on the Refunding Date, all sales or use taxes relating to the sale of the Aircraft by AVSA to the Owner Trustee which are then or were theretofore due shall have been paid;

         (r) the Lessee is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Lessee is a party or by which it or any of its Properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Lessee or its ability to perform any of its obligations under the Lessee Documents;

         (s) no Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, has occurred or exists;

         (t) the Aircraft has been duly certificated by the FAA as to type and airworthiness; there is in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Transportation Code; and there is no fact known to the Lessee which materially adversely affects the value, utility or condition of the Aircraft;

         (u) on the Refunding Date, the Lessee shall not be in default in the performance of any term or condition of the Purchase Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment and the GTA;

         (v) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (w) the Aircraft is fully equipped to operate in commercial service and will comply with all governmental requirements governing such service;

         (x) there are no broker's or underwriter's or management fees payable on behalf of the Lessee in connection with the transactions contemplated in the Operative Agreements other than those of the Underwriters and First Chicago Leasing Corporation referred to in Article 10 hereof; and

         (y) the representations and warranties of the Lessee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         Section 6.02. Offering by Lessee. The Lessee represents and warrants that it has authorized no one to act on its behalf in connection with the offer or sale of any interest in the Lessor's Estate or the Trust Agreement other than First Chicago Leasing Corporation. Neither the Lessee nor, based on representations of First Chicago Leasing Corporation, anyone acting on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or similar interests, for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and no more than 53 other accredited investors (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended).

         Section 6.03. Certain Covenants of Lessee. The Lessee covenants and agrees with the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) as follows:

         (a) The Lessee will cause to be done, executed, acknowledged and delivered at the Lessee's cost and expense all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement, the Trust Agreement, the Indenture, the Tax Indemnity Agreement, the Lease and the other Operative Agreements to which it is a party. Without limiting the generality of this
   Section 6.03(a), the Lessee will promptly take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture, each Indenture and Security Agreement Supplement, the Lease, each Lease Supplement and any financing statements or other instruments as may be necessary, or as requested by the Indenture Trustee and appropriate, to maintain the perfection of the first security interest and the Lien created by the Indenture, and the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties or if the Lessee cannot take, or cause to be taken, such action, will furnish to the Indenture Trustee and the Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable either of them to take such action at the Lessee's cost and expense in a timely manner.

         (b)  The Lessee shall maintain the certificates referred to in
   Section 7.01 of the Lease and shall cause the Aircraft to remain duly registered, in the name of the Owner Trustee, under the Transportation Code; provided, however, that the Owner Participant, the Owner Trustee and the Indenture Trustee agree that if at any time after December 31, 2003, so long as no Event of Default shall have occurred and be continuing, the Lessee has requested their consent to the registration of the Aircraft in the name of the Owner Trustee (or, if appropriate under the laws of such jurisdiction of reregistration, in the name of the Lessee or a sublessee as a "lessee" or a "sublessee"), at the Lessee's expense, in a country listed in Schedule III hereto with which the United States then maintains normal diplomatic relations (and which is not then experiencing war or substantial civil unrest), the Owner Participant, upon receipt by the Owner Participant, the Owner Trustee and the Indenture Trustee of the assurances and opinion described below, shall not unreasonably withhold their consent to such change in registration (it being agreed, without limitation, that the inability of the Lessee to deliver such assurances or such opinion shall constitute reasonable grounds to withhold such consent).

         As a condition to any change in the registration of the Aircraft, the Owner Participant, the Owner Trustee in its individual and trust capacities, and the Indenture Trustee shall have received:

         (i)  assurances satisfactory to them:

             (A) to the effect that the insurance provisions of the Lease have been and will be complied with and are and shall be in full force and effect upon such change of registry;

             (B) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft;

             (C) that the Owner Trustee's right, title and interest in and to the Aircraft is recognized and fully enforceable in the new jurisdiction of registry, that the rights of the Owner Trustee in and to the Aircraft will not be impaired in such new jurisdiction of registry and that the new jurisdiction of registry will give effect to the title and registry of the Aircraft therein substantially to the same extent as does the Government;

             (D) that such new country of registry (x) would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required) and
         (y)(i) if such change in registration is made other than in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards at least comparable to those of the FAA, and (ii) if such change in registration is made in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards in conformity with those set forth in Section 7.02(a)(i) of the Lease;

             (E) that import and export certificates and any exchange permits necessary to allow all Rent and other payments provided for under the Lease, if required, shall have been procured at the Lessee's own cost and expense by the Lessee;

             (F) that the Lessee shall have effected or caused to be effected at the Lessee's own cost and expense all recordings and filings that are required to perfect the Lien of the Indenture;

             (G) to the effect that the original indemnities (and any additional indemnities for which the Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee (in its individual capacity, and as trustee under the Indenture), the Pass Through Trustee (in its individual capacity, and as trustee under the Pass Through Agreement) and the other Indemnitees under this Agreement, the Indenture, the Pass Through Agreement and (in the case of the Owner Participant only) the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry;

             (H) that such change will not result in the imposition of, or increase in the amount of, any Tax (which, for this purpose, includes the loss of any tax benefits assumed by the Owner Participant to be available to it based upon the assumptions set forth in Section 2 of the Tax Indemnity Agreement) for which the Lessee has not agreed to indemnify the Owner Participant to its reasonable satisfaction, the Indenture Trustee, the Pass Through Trustee, the Owner Trustee (or any successor, assign or Affiliate thereof) and the Trust Estate;

             (I) that any value added tax, customs duty, tariff or similar governmental charge relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full or adequately provided for by the Lessee to the satisfaction of the Owner Trustee, the Indenture Trustee and the Owner Participant;

             (J) of the payment by the Lessee of any reasonable fees and expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee in connection with such change of registry, including any reasonable attorneys' fees and expenses;

             (K) that duties and tariffs, if applicable, shall have been paid for by the Lessee;

             (L) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft and the Trust Indenture Estate, that all recordings and filings required to so perfect the Lien of the Indenture have been duly effected, and that no Liens (except Liens permitted under Section 6.01 of the Lease) shall arise by reason of such registration; and

             (M) that appropriate deregistration powers of attorney in favor of the Owner Trustee and the Indenture Trustee have been executed and delivered by the Lessee and any sublessee and, if necessary or desirable for the effectiveness thereof, filed with the relevant aeronautics authority; and

       (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Owner Participant) in the new jurisdiction of registry, addressed and reasonably satisfactory to such parties in scope, form and substance, to the effect:

             (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction against the Lessee, any sublessee, the Owner Trustee and the Indenture Trustee, respectively;

             (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee to register or qualify to do business or meet other requirements not already met in such jurisdiction in connection with the registration in the new jurisdiction (and the filing and/or recordation therein of the Indenture or Lease) and the exercise of any rights or remedies with respect to the Aircraft pursuant to the Lease or the Indenture or in order to maintain such registration and the Lien of the Indenture;

             (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(D)(x) of this Section 6.03) in respect of the transactions contemplated hereby, including, without limitation, the remedies provided in the Indenture and the Lease;

             (D) that there is no tort liability of the beneficial owner, record owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than tort liability which might reasonably have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Trustee, the Owner Participant and the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee, in its individual capacity, is provided, at the Lessee's expense, to cover such risk and the Lessee undertakes to keep such insurance in full force and effect);

             (E) that the laws of such jurisdiction will not impair the rights of the Lessor in and to the Aircraft or under the Lease and (unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States dollars for the loss of use of the Aircraft in the event of such requisition;

             (F) that the Owner Trustee's title to the Aircraft is recognized and fully enforceable in such jurisdiction, that such jurisdiction will give effect to the title of the Aircraft therein substantially to the same extent as does the Government, and that the Lien of the Indenture shall continue as a first priority, duly perfected lien on the Aircraft;

             (G) to such further effect with respect to such other matters as the Owner Participant, the Owner Trustee, or the Indenture Trustee may reasonably request; and

             (H) the Lien of the Indenture continues to constitute a first priority, duly perfected Lien on the Aircraft.

         (c) The Lessee shall promptly file any reports, or furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner Trustee and the Owner Participant timely to file any reports required to be filed by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority.

         (d) The Lessee will cause the Special Aviation Counsel to file, and where appropriate record, on the Refunding Date, the Lease, the Trust Agreement and the Indenture. The following documents shall be filed and, where appropriate, recorded on the Refunding Date with the Aeronautics Authority in the following order of priority: first, the Trust Agreement, second, the Indenture and third, the Lease with the Indenture attached thereto.

         (e) The Lessee will furnish to the Owner Participant, the Owner Trustee and the Indenture Trustee annually after the execution of this Agreement, by March 15 of each year, commencing with the year 1997, an opinion, reasonably satisfactory to the Owner Participant and the Indenture Trustee, of Special Aviation Counsel, or other counsel specified from time to time by the Lessee acceptable to the Lessor and the Indenture Trustee:
   (i) stating either (1) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture, the Trust Agreement, and any supplements to any of them and any financing statements, continuation statements or other instruments, and all other action has been taken, as is necessary to maintain the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties and to maintain the perfection of the security interests created by said documents and reciting the details of such action, or (2) that in the opinion of such counsel no such action is necessary to maintain such title or the perfection of such security interests; (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain such title and the perfection of such security interests (which the Lessee agrees timely to take); and (iii) stating that the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by the Indenture and such as are permitted by the Lease and the Indenture.

         (f) The Lessee shall at all times maintain its corporate existence except as permitted by Section 6.03(g) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its reasonable, good faith business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders or the Owner Participant.

         (g) The Lessee shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States, (iii) is a U.S. Air Carrier, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee all of the Lessee's obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and the Lessee delivers such instrument to the Indenture Trustee, the Owner Participant and the Owner Trustee, (v) provides an opinion from outside counsel to the Lessee which counsel shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee, and an officer's certificate, each stating that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 6.03(g), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company (or Person which acquires by conveyance, transfer or lease the assets of the Lessee) is in compliance with all of the terms and conditions of this Agreement and the Lease and each other Operative Agreement and each other document contemplated hereby or thereby; provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to an Event of Default.

         Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee and the satisfaction of the conditions specified in this Section 6.03(g), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other Operative Agreement and any other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become the Lessee hereunder in the manner prescribed in this Section 6.03(g) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

         (h) The Lessee agrees to give prompt written notice to the Owner Participant, the Owner Trustee and the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the Tennessee Uniform Commercial Code) or of any change in its corporate name.

         (i) The Lessee agrees to furnish to the Owner Participant, the Lessor and the Indenture Trustee:

             (A) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Lessee, a consolidated balance sheet as of the end of such fiscal year, and the related consolidated statements of income, common stockholders' equity, retained earnings and cash flows of the Lessee for the fiscal year then ended as prepared and certified by the Lessee's independent certified public accountants, including their opinion;

             (B) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee;

             (C) promptly upon their general transmission, copies of all reports and statements furnished by the Lessee to its stockholders;

             (D) promptly after filing with the SEC, copies of the Lessee's Annual Reports on Form 10-K (including all corresponding annual reports to shareholders), Quarterly Reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Lessee with any securities exchange or with the SEC;

             (E) promptly upon (and in any event within five (5) Business Days after) any officer of the Lessee obtaining knowledge of any condition or event which constitutes a Default or an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto;

             (F) from time to time, such other financial information as the Lessor, the Owner Participant or the Indenture Trustee may reasonably request.

         Concurrently with the delivery of the financial statements referred to in clause (A) above, the Lessee shall deliver to the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustee a certificate of the Lessee, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Lessee, stating that the signer, or an employee reporting to same, is familiar with the relevant terms of this Agreement and the Lease and the signer has reviewed, or has caused to be made under such Person's supervision a review, of the activities of the Lessee and that, to the best of his or her knowledge, there does not exist any Default or any Event of Default or if a Default or an Event of Default exists or did exist, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto.

         Section 6.04. Survival of Representations and Warranties. The representations and warranties of the Lessee provided in Sections 6.01 and 6.02 hereof and in any other Operative Agreement shall survive the Closings hereunder and the expiration or other termination of this Agreement and the other Operative Agreements.


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 7.01. Acquisitions and Offerings of Interests in Lessor's Estate. (a) [Intentionally Left Blank.]

         (b) Owner Participant. The Owner Participant represents and warrants that its interest in the Lessor's Estate and the Trust Agreement was acquired by it for its own account and not with a view to resale or distribution thereof; provided, however, that the disposition by the Owner Participant of its interest in the Lessor's Estate and the Trust Agreement shall, subject to the terms and provisions of Section 7.03(d) hereof, at all times be within its control and the foregoing representation shall not limit the Owner Participant's right to transfer or sell such interests pursuant to the terms of this Agreement. Neither the Owner Participant nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or in any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant further represents and warrants that neither it nor anyone authorized to act on its behalf has made or will make any offer, solicitation or sale of any interest in the Lessor's Estate or the Trust Agreement in violation of the provisions of Section 5 of the Securities Act of 1933, as amended. No representation in this Section 7.01(b) shall include any action or inaction of the Lessee, the Agent, First Chicago Leasing Corporation or the Underwriters whether or not such action or inaction is purportedly on behalf of the Owner Trustee, the Owner Participant or any of their Affiliates.

         Section 7.02. Citizenship. (a) Generally. Each of the Owner Trustee, in its individual capacity and as Trustee, and the Owner Participant severally represents and warrants that it is a Citizen of the United States on the Refunding Date. If the Owner Participant or the Owner Trustee in its individual capacity does not comply with the requirements of this Section 7.02, the Owner Trustee, the Indenture Trustee and the Owner Participant hereby agree that a Default or an Event of Default shall not be deemed to have occurred and be continuing under the Lease due to non-compliance by the Lessee with the registration requirements in the Lease occasioned by the noncompliance of the Owner Participant or the Owner Trustee.

         (b) Owner Trustee. The Owner Trustee, in its individual capacity, covenants that if at any time it shall have actual knowledge that it has ceased to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary under the Transportation Code as in effect at such time, if it is informed in writing by the Lessee or the Owner Participant that such lack of United States citizenship would have any adverse effect on the Lessee or the Owner Participant. The Owner Trustee, in its individual capacity, further covenants that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer or (ii) generally known to the public, it will promptly so notify, to the extent permitted by law, all parties to this Agreement.

         (c) Owner Participant. The Owner Participant agrees, solely for the benefit of the Lessee, the Pass Through Trustee, the Indenture Trustee and the Owner Trustee, that if at any time when the Aircraft is registered or the Lessee proposes to register the Aircraft in the United States (i) either it shall cease to be, or an event which has been publicly disclosed has occurred of which the Owner Participant has knowledge and which will cause the Owner Participant to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall give notice thereof to the Lessee, the Owner Trustee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemnification from the Lessee) immediately (and in any event within a period of 20 days) (x) effect a voting trust or other similar arrangement, (y) transfer in accordance with the terms of this Agreement and the Trust Agreement all its rights, title and interest in and to such Trust Agreement, the Lessor's Estate and this Agreement, or (z) take any other alternative action that would prevent any deregistration, or maintain or permit the United States registration, of the Aircraft. It is agreed that the Owner Participant shall be liable to pay promptly on request
(A) to each of the other parties hereto any actual damages (but not consequential damages) suffered by any such other party to the extent the same shall result from the representation and warranty of the Owner Participant in the first sentence of Section 7.02(a) hereof proving to be untrue as of the Refunding Date; and (B) to the Lessee, the Indenture Trustee or the Pass Through Trustee for any damages actually (but not consequentially) incurred by the Lessee, the Indenture Trustee and the Pass Through Trustee as a result of the Owner Participant's failure to comply with its obligations pursuant to the first sentence of this Section 7.02(c); provided, that, the foregoing shall not restrict the Pass Through Trustee or the Indenture Trustee from asserting against the Owner Participant any damages actually incurred by the holders of any Pass Through Certificates. Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the first sentence of this Section 7.02(c), but without any obligation on the part of such other party to take any action believed by it in good faith to be unreasonably burdensome to such party or materially adverse to its business interests.

         Section 7.03. Representations, Warranties and Covenants of Owner Participant. (a) Representations, Warranties and Covenants. In addition to and without limiting its other representations and warranties provided for in this Article 7, the Owner Participant represents and warrants that:

         (i) it is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and to enter into and to carry out the transactions contemplated by the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement;

         (ii)the execution, delivery and performance by it of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement have been duly authorized by all necessary corporate action on its part and, assuming the accuracy of the Lessee's representations in Section 6.01(o) hereof, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

         (iii) based on the representations, warranties and covenants contained in Sections 6.01(m)(viii), 6.02 and 7.09 hereof and compliance with Section 10.06 of the Indenture, neither the execution, delivery or performance by the Owner Participant of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner Participant or the charter documents, as amended, or bylaws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (iv)the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been or on the Refunding Date will be duly executed and delivered by the Owner Participant and constitute or on the Refunding Date will constitute the legal, valid and binding obligation of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (v) it is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Owner Participant is a party or by which it or any of its Properties may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Owner Participant or an adverse effect on the ability of the Owner Participant to perform its obligations under the Original Agreements to which it is a party, this Agreement and the other Operative Agreements to which it is or is to be a party;

         (vi) there are no pending or, to the knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against the Owner Participant before any court, administrative agency or tribunal which are expected to materially adversely affect the ability of the Owner Participant to perform its obligations under any of the Original Agreements to which it is a party, this Agreement and the other Operative Agreements to which it is or is to be a party and the Owner Participant knows of no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in connection with the transactions contemplated by the Operative Agreements;

         (vii)neither the execution and delivery by it of the Original Agreements to which it is a party, this Agreement or the other Operative Agreements to which it is nor the performance of its obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement;

         (viii) no part of the funds to be used by it to acquire the interests to be acquired by the Owner Participant under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to Section 4975 of the Code;

         (ix)it is a "U.S. Person" as defined in Section 7701(a)(30) of the Code and is not a tax resident of another country;

         (x) it has a consolidated tangible net worth of not less than $75,000,000; and

         (xi) the representations and warranties of the Owner Participant set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

       Notwithstanding the foregoing or anything else contained in this Agreement, the Owner Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law.

       (b) Lessor's Liens. The Owner Participant further represents, warrants and covenants that there are no Lessor's Liens attributable to it (or an Affiliate thereof) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Lessor's Lien attributable to it (or an Affiliate thereof) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it (or an Affiliate thereof) on the Refunding Date. The Owner Participant agrees with and for the benefit of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee that the Owner Participant will, at its own cost and expense, take such action as may be necessary (by bonding or otherwise, so long as neither the Lessee's operation and use of the Aircraft nor the validity and priority of the Lien of the Indenture is impaired) to duly discharge and satisfy in full, promptly after the same first becomes known to the Owner Participant, any Lessor's Lien against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to the Owner Participant (or an Affiliate thereof), provided, however, that the Owner Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft or the Lessor's Estate or the Trust Indenture Estate or any interest in any thereof or otherwise materially adversely affect the validity or priority of the Lien of the Indenture.

         (c) Reimbursement. Without limiting any other rights the parties hereto may have as a result of any breach by the Owner Participant of its obligations in Section 7.03(b) hereof, the Owner Participant agrees to reimburse each other party hereto for all reasonable legal fees and expenses of counsel that may be incurred by any such party as a result of the failure of the Owner Participant to discharge and satisfy any such Lessor's Lien in accordance with the terms of Section 7.03(b) hereof.

         (d) Assignment of Interests of Owner Participant. At any time after all obligations of the Owner Participant under Section 2.01(d) hereof have been satisfied in full, and subject to the conditions set forth in this
Section 7.03(d), the Owner Participant may assign, convey or otherwise transfer to a single institutional investor or an Affiliate of an institutional investor all (but not less than all) of the Beneficial Interest, provided that it gives the Lessee and the Indenture Trustee at least 10 Business Days' notice of such assignment, conveyance or other transfer and provided further that the Owner Participant and any Owner Participant Guarantor shall remain liable for all obligations of the Owner Participant under the Trust Agreement and the Operative Agreements to which the Owner Participant is a party to the extent (but only to the extent) relating to the period on or before the date of such transfer and provided that the transferee agrees by a written instrument substantially in the form attached hereto as Exhibit E-1 to assume primary liability for all obligations as an Owner Participant under the Trust Agreement and the other Operative Agreements to which such Owner Participant is a party relating to the period after the date of transfer.

         Any such transferee shall (a) be (i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (ii) a subsidiary of any Person described in clause (i) where such Person provides (A) support for the obligations assumed by such transferee subsidiary reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (B) an unconditional guaranty substantially in the form of Exhibit E-2 attached hereto of such transferee subsidiary's obligations, or
(iii) an Affiliate of the transferring Owner Participant, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (b) be legally capable of binding itself to the obligations of the Owner Participant and shall expressly agree to assume all obligations of the Owner Participant under the Trust Agreement and this Agreement and (c) provide representations substantially similar to those contained in Sections 7.02(a) and 7.03(a) hereof. In the event of any such assignment, conveyance or transfer, the transferee shall become a party to the Trust Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the Owner Participant contained in the Trust Agreement and the other Operative Agreements in the manner set forth in the form attached as Exhibit E-1.

         A transferee hereunder shall be (i) a "U.S. Person" as defined in
Section 7701(a)(30) of the Code (or any successor provision thereto) and (B) such transferee shall be personally liable for any debt service to the extent that its receipt of rentals is reduced by reason of any withholding Taxes that result from such transferee's failure to be such a "U.S. Person" and (ii) a Citizen of the United States or has established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee and the Lessee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code. A transferee hereunder shall not be, and in acquiring the Beneficial Interest shall not use the assets of, an employee benefit plan subject to Title I of ERISA or an individual retirement account or a plan subject to Section 4975 of the Code. Assuming the truth of the representations made in Sections 6.01(m) and 7.06 hereof and compliance with
Section 10.06 of the Indenture, no such assignment, conveyance or transfer shall violate any provision of law or regulation or create a relationship which would be in violation thereof. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by the Owner Participant to a transferee as above provided, the transferee shall be deemed the "Owner Participant" or "Trustor" for all purposes of the Operative Agreements, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference therein to the "Owner Participant" or "Trustor" shall thereafter be deemed a reference to such transferee.

         Notwithstanding anything to the contrary contained in this Section 7.03(d), in no event shall the Owner Participant transfer its interest in the Beneficial Interest to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer or which competes with the Lessee in such lines of business. The Lessee agrees that it will reasonably cooperate with the Owner Participant in effecting an assignment of the Owner Participant's interests including, without limitation, providing letters to any successor Owner Participant permitting such successor Owner Participant to rely on any opinions provided by the Lessee on the Delivery Date.

         (e) Actions with Respect to Lessor's Estate, Etc. The Owner Participant agrees that it will not take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

         Section 7.04. Representations, Covenants and Warranties of FSB and the Owner Trustee. (a) In addition to and without limiting its other representations and warranties provided for in this Article 7, FSB represents and warrants, in its individual capacity with respect to items (i), (ii),
(iii)(A), (iv), (v), (vi) and (vii) below, and as the Owner Trustee with respect to items (iii)(B) and (iv) that:

            (i)it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) at 79 South Main Street, Salt Lake City, Utah, 84111, Attention: Corporate Trust Department and has full corporate power and authority, in its individual capacity or (assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant) as the Owner Trustee, as the case may be, to carry on its business as now conducted, and to execute, deliver and perform this Agreement, the Original Agreements to which it is a party and the Operative Agreements to which it is or is to be a party;

         (ii)the execution, delivery and performance by FSB, either in its individual capacity or as the Owner Trustee, as the case may be, of this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be party have been duly authorized by all necessary corporate action on its part, and do not contravene its certificate of incorporation or by-laws; each of this Agreement, the Original Agreements and the other Operative Agreements to which it is or is to be a party has been duly authorized, executed and delivered by FSB, either in its individual capacity or as the Owner Trustee, as the case may be, and neither the execution and delivery thereof nor FSB's performance of or compliance with any of the terms and provisions thereof will violate any Federal or state or local law or regulation governing FSB's banking or trust powers;

         (iii)(A) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, and each of the Original Agreements to which it is a party does, to the extent each such document is entered into by FSB in its individual capacity, constitute the legal, valid and binding obligation of FSB in its individual capacity enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by FSB in its individual capacity of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on FSB in its individual capacity;

         (B) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, and each of the Original Agreements to which it is a party does, to the extent each such document is entered into by the Owner Trustee in its trust capacity, constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee;

         (iv)there are no pending or, to its knowledge, threatened actions or proceedings against FSB before any court or administrative agency which would materially and adversely affect the ability of FSB, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under the Operative Agreements to which it is or is to be party;

         (v) it shall give the Lessee, the Indenture Trustee and the Owner Participant at least thirty (30) days' prior written notice in the event of any change in its chief executive office or name;

         (vi)neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Original Agreements and the Operative Agreements to which it is or is to be a party, requires on the part of FSB in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or Utah governmental authority or agency governing its banking or trust powers;

         (vii)on the Refunding Date the Owner Trustee be holding whatever title to the Aircraft as was conveyed to it by AVSA on the Delivery Date, the Aircraft shall be free of Lessor's Liens attributable to FSB in its individual capacity and FSB in its individual capacity and as Owner Trustee is a Citizen of the United States; and

         (viii) the representations and warranties of the Owner Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         (b) Lessor's Liens. FSB, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens attributable to it in its individual capacity against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any such Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate on the Refunding Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly, and in any event within 30 days after the same shall first become known to it, take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. FSB, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement.

         (c) Indemnity for Lessor's Liens. FSB, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant and the Pass Through Trustee and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee or the Owner Trustee as a result of the failure of FSB to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in
Section 7.04(b) hereof.

         (d) Securities Act. None of FSB, the Owner Trustee or any Person authorized by either of them to act on its behalf has directly or indirectly offered or sold or will directly or indirectly offer or sell any interest in the Lessor's Estate, or in any similar security relating to the Lessor's Estate, or in any security the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person.

         Section 7.05. Representations, Warranties and Covenants of the Indenture Trustee. (a) The Indenture Trustee in its individual capacity (other than as the Pass Through Trustee) represents as follows:

         (i) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to enter into and perform its obligations under the Indenture, this Agreement and the Original Agreements to which it is a party and to authenticate the Certificates to be delivered on the Refunding Date;

         (ii)the Indenture and this Agreement, the Original Agreements to which it is a party and the other Operative Agreements to which it is or is to be a party, and the authentication of the Certificates to be delivered on the Refunding Date, have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Massachusetts law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

         (iii)each of the Indenture and this Agreement, the Original Agreements to which it is a party and the other Operative Agreements to which it is or is to be a party, has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (iv)neither the execution and delivery by it of the Indenture and this Agreement, the Original Agreements to which it is a party and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state governmental authority or agency governing its banking and trust powers;

         (v) the representations and warranties of the Indenture Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date); and

         (vi)the Indenture Trustee holds the original counterparts of the Original Lease, the Lease Supplement, Ancillary Agreement I and AVSA's Warranty Bill of Sale.

         (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, further represents, warrants and covenants that there are no Indenture Trustee's Liens attributable to it in its individual capacity against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate on the Refunding Date. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days, after the same shall first become known to it, any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate.

         (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Owner Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Owner Trustee or the Pass Through Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section 7.05(b) hereof.

         Section 7.06. Indenture Trustee's Notice of Default. The Indenture Trustee agrees to give the Owner Participant notice of any Default or Event of Default promptly upon a Responsible Officer of the Indenture Trustee having actual knowledge thereof.

         Section 7.07. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Article XIV of the Indenture, and the Owner Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture Trustee to execute and deliver such instruments of release upon written notice from the Lessee to make such request.

         Section 7.08. Covenant of Quiet Enjoyment. The Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee covenants and agrees as to itself only that, so long as no Event of Default under the Lease has occurred and is continuing, neither the Owner Participant (or the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be) nor any Person lawfully claiming through the Owner Participant (or the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be) shall interfere with the Lessee's right quietly to enjoy the Aircraft during the Term without hindrance or disturbance by the Owner Participant (or the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be).

         Section 7.09. Original Loan Participants' and Pass Through Trustee's Representations and Warranties. (a) Each Original Loan Participant represents and warrants that the representations and warranties made by it in Sections 7.01(a) and 7.06 of the Original Participation Agreement were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such representations and warranties were correct on and as of such earlier date).

         (b) The Pass Through Trustee, in its individual capacity (except with respect to clause (iii) below), represents and warrants as of the date hereof (except as otherwise provided), as of the Pass Through Closing Date and as of the Refunding Date that:

         (i) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to enter into and perform its obligations under the Pass Through Agreement, the Series Supplements and this Agreement and to execute and authenticate the Pass Through Certificates to be delivered on the Pass Through Closing Date;

         (ii)the execution, delivery and performance of this Agreement, the Pass Through Agreement and the Series Supplements and the performance of its obligations hereunder and thereunder (including the execution and authentication of the Pass Through Certificates to be delivered on the Pass Through Closing Date) have been fully authorized by all necessary corporate action on its part, and, subject to (A) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (B) compliance with any applicable state securities laws and (C) the qualification of the Pass Through Agreement under the Trust Indenture Act, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Massachusetts law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

         (iii)each of this Agreement and the Pass Through Agreement has been, and as of the Pass Through Closing Date the Series Supplements will be, duly executed and delivered by it (in its individual and trust capacities) and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through Trustee (in its individual and trust capacities), enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 7.10. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee provided for in this Article 7, and their respective obligations under any and all of them, shall survive the Closings and the expiration or other termination of this Agreement, and the other Operative Agreements.

         Section 7.11. Lessee's Assumption of the Certificates. (a) Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 4.02(a)(A), (D) or (E) of the Lease, and so long as no Event of Default shall have occurred and be continuing then, upon compliance with the applicable provisions of said Section 4.02(a) of the Lease, the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens attributable to the Owner Trustee) but subject to the Lien of the Indenture, all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects pursuant to Section 4.02(a)(A), (D) or (E) of the Lease to assume the obligations of the Owner Trustee to the Indenture Trustee and the Holders under the Indenture, the Certificates and hereunder, then the Lessee shall so notify the Indenture Trustee (such notice to be given at least 30 and not more than 60 days prior to the effective date of such assumption), and each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Holders the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 7.11 releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Certificates, the Indenture, this Agreement and the other Operative Agreements, except any obligations relating to the period prior to such assumption and take all such other actions, at the Lessee's expense, as are reasonably necessary to permit such assumption by the Lessee.

         (b)  In connection with such assumption:

         (i) the Lessee shall execute and deliver an instrument satisfactory in form and substance to the Indenture Trustee (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Premium, if any, interest and all other sums owing on all Outstanding Certificates (or on the Lessee's substituted obligations) in accordance with their terms and to punctually perform and observe all of the covenants and obligations hereunder and under the Indenture and the Certificates (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee and (B) which contains amendments to the Indenture, in form and substance satisfactory to the Holders and the Indenture Trustee, that incorporate therein such provisions from the Lease and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease and covenants substantially identical to the covenants of the Lessee hereunder and under the Lease;

         (ii) the instrument referred to in paragraph (i) of this Section 7.11(b), any Uniform Commercial Code financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Indenture Trustee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, Property and interests included in the Trust Indenture Estate for the benefit of the Holders (or the Lessee's substituted obligations) shall be filed in such form, manner and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

         (iii) the Indenture Trustee shall have received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Indenture Trustee, as to the due compliance as of the effective date of such assumption with the terms of Article 13 of the Lease (as it relates to the Indenture Trustee) relating to the insurance with respect to the Aircraft;

         (iv) the Indenture Trustee shall have received evidence that as of the effectiveness of the assignment on the date of such assumption the Aircraft is free and clear of all Liens other than the Lien of the Indenture and other Permitted Liens;

         (v) the Indenture Trustee shall have received a certificate from the Lessee that no Event of Default shall have occurred and be continuing as of the effective date of such assumption; and

         (vi) the Indenture Trustee shall have received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance satisfactory to the Indenture Trustee (w) with respect to the compliance of the assumption contemplated hereby with the terms, provisions and conditions hereof, (x) with respect to the due authorization, execution, delivery, validity and enforceability of the instrument referred to in paragraph (i) of this Section 7.11(b), (y) with respect to the continued perfection of the first and prior Lien and security interest in the Aircraft for the benefit of the Holders of the Certificates (or the Lessee's substituted obligations) referred to in paragraph (ii) of this Section 7.11(b) and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Indenture
   Trustee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption, (B) from counsel to the Indenture Trustee and Special Aviation Counsel, a legal opinion comparable to the respective opinions delivered on the Delivery Date with such changes therein as may be appropriate in light of such assumption, and (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Indenture Trustee shall reasonably request.

         (c) The Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel) of the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Owner Participant in connection with such assumption.

         Section 7.12. Indebtedness of Owner Trustee. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and all necessary or appropriate activity related thereto.

         Section 7.13. Compliance with Trust Agreement, Etc. Each of the Owner Participant, FSB and the Owner Trustee agrees with the Lessee, the Indenture Trustee and the Pass Through Trustee that so long as the Lien of the Indenture shall be in effect it will (i) comply with all of the terms of the Trust Agreement applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not take any action, or cause any action to be taken, to amend, modify or supplement any other provision of the Trust Agreement in a manner that would materially adversely affect any such party without the prior written consent of such party. The Owner Trustee confirms for the benefit of the Lessee, the Indenture Trustee and the Pass Through Trustee that it will comply with the provisions of Article 2 of the Trust Agreement. Notwithstanding anything else to the contrary in the Trust Agreement, so long as the Lease remains in effect, the Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the consent of the Lessee. If and so long as the Indenture shall not have been discharged the consent of the Indenture Trustee shall also be required prior to any termination or revocation of such trust and in addition, the Owner Participant will, at the Lessee's expense, promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Certificate Holders a valid first priority Lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate.


                                   ARTICLE 8

                                     TAXES

         Section 8.01. Lessee's Obligation to Pay Taxes. (a) Generally. The Lessee agrees promptly to pay when due, and to indemnify and hold each Indemnitee harmless from all license, recording, documentary, registration and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties, duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), however imposed or asserted (whether imposed upon any Indemnitee, the Lessee, all or any part of the Aircraft, Airframe, any Engine or any Part or the Lessor's Estate, the Trust Indenture Estate, Rent, the Certificates or otherwise upon or with respect to any Operative Agreement or Original Agreement, any payments thereunder or otherwise in connection therewith), by any Federal, state or local government or taxing authority in the United States, or by any government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof or by a territory or possession of the United States or an international taxing authority relating to or measured by:

         (i) the construction, mortgaging, financing, refinancing, purchase, acceptance, rejection, delivery, nondelivery, transport, location, ownership, registration, reregistration, deregistration, insuring, assembly, possession, repossession, operation, use, non-use, condition, maintenance, repair, improvement, conversion, sale, return, abandonment, preparation, installation, storage, redelivery, replacement, manufacture, leasing, subleasing, sub-subleasing, modification, alteration, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Aircraft, the Airframe, any Engine or any Part or any interest therein;

         (ii) amounts payable under the Operative Agreements or Original Agreements;

         (iii) the Property, or the income or other proceeds received with respect to the Property attributable to the transactions contemplated by the Operative Agreements or the Original Agreements, held by the Owner Trustee under the Trust Agreement or after an Event of Default under the Lease, or by the Indenture Trustee under the Indenture;

         (iv) otherwise with respect to any Operative Agreement or Original Agreement, any interest therein or by reason of the transactions described in or contemplated by the Operative Agreements or the Original Agreements;

         (v) the principal or interest or other amounts payable with respect to the Original Loan Certificates, the Pass Through Certificates or the Certificates;

         (vi) the Original Loan Certificates, the Pass Through Certificates or the Certificates or the issuance, sale, acquisition, reoptimization, or refinancing thereof or the beneficial interests in the Trust Estate or the Trust Indenture Estate or the creation thereof under the Trust Agreement or the Indenture, or the security interest created or perfected thereby or by any filing thereof;

         (vii) any assumption by the Lessee pursuant to Section 7.11 of this Agreement and Section 2.12 of the Indenture;

         (viii) the Aircraft, the Airframe, any Engine or any Part; or

         (ix) the rentals (including Basic Rent, Renewal Rent and Supplemental
   Rent), receipts or earnings arising from the Operative Agreements or the Original Agreements.

         (b) Exceptions. The indemnity provided for in Section 8.01(a) shall not extend to any of the following:

         (i) With respect to an Indemnitee other than an Original Loan Participant, Taxes based upon, measured by or with respect to the net or gross income, items of tax preference or minimum tax or excess profits, receipts, value-added taxes, capital, franchise, net worth (whether denominated income, excise, capital stock, or doing business taxes) or other similarly-based taxes (other than sales, use, transfer, rental, ad valorem, stamp, property, or similar taxes) ("Income Taxes"), provided, however, that this clause (i) shall not exclude from the indemnity described in Section 8.01(a) above any such Income Taxes to the extent such taxes are imposed by any jurisdiction in which the Indemnitee would not be subject to such taxes but for, or would be subject to such taxes solely as a result of, (x) the operation, registration, location, presence, or use of the Aircraft, Airframe, any Engine or any Part thereof, in such jurisdiction or (y) the place of incorporation or principal office or the activities of the Lessee or any sublessee in such jurisdiction (it being understood that (A) any such indemnity would be payable only to the extent of the net harm incurred by the Indemnitee from such Income Taxes, taking into account any incremental current Tax benefit in another tax jurisdiction resulting from payment of such Income Taxes and (B) this sentence would require indemnification in a jurisdiction in which the Indemnitee is already subject to an Income Tax (an "Existing Income Tax") only if an event set forth in Clause (x) or (y) of this sentence causes the Indemnitee to be subject to an Income Tax in that jurisdiction (a "New Income Tax") other than an Existing Income Tax, and such New Income Tax would have been imposed even if the activities contemplated by the Operative Agreements or the Original Agreements were the Indemnitee's sole nexus to the jurisdiction); provided, further, that the provisions of this paragraph (b)(i) relating to Income Taxes shall not exclude from the indemnity described in Section 8.01(a) hereof any Income Taxes for which the Lessee would be required to indemnify an Indemnitee (x) so that any payment under the Operative Agreements or the Original Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis or (y) pursuant to the last sentence of Section 8.02, 8.05,
   9.02 or 9.05 of this Agreement;

         (ii)With respect to an Original Loan Participant, Income Taxes (other than in the case of a Non-U.S. Person, U.S. federal withholding taxes on amounts payable with respect to such Original Loan Participant's Loan Certificate) except to the extent such Income Tax is imposed (including by way of increase) by any jurisdiction in which the Indemnitee is subject to tax (A) on or with respect to any gain resulting from the assumption of any Loan Certificate by the Lessee, (B) as a result of the operation, registration, location, presence, basing or use of the Aircraft, Airframe, any Engine or any Part thereof, in such jurisdiction (it being understood that (I) the incremental Income Taxes described in this clause (B) shall not include any U.S. Federal income taxes and (II) that to the extent such incremental Income Taxes give rise to any incremental current Tax benefit in another tax jurisdiction, that such incremental benefit shall offset and decrease the incremental Income Taxes determined under this clause (B)) or
   (C) solely as a result of the place of incorporation, principal office, corporate domicile or the activities of the Lessor, Owner Participant, the Owner Trustee, the Indenture Trustee, the Lessee or any sublessee in such jurisdiction (it being understood that to the extent that any Income Taxes described under this clause (C) give rise to any incremental current Tax benefit in another tax jurisdiction or another tax period, that such incremental Tax benefit shall offset and decrease the Income Taxes determined under this clause (C)); provided, however, that the provisions of this paragraph (b)(ii) relating to Income Taxes shall not exclude from the indemnity described in Section 8.01(a) any Income Taxes for which the Lessee would be required to indemnify an Indemnitee (x) so that any payment under the Operative Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis or (y) pursuant to the last sentence of Section 8.02 of this Agreement;

         (iii)Taxes imposed with respect to the Aircraft and arising out of or measured by acts, omissions, events or periods (or any combination of the foregoing) which occur after the later of (A) the payment in full of all amounts payable by the Lessee pursuant to and in accordance with the Operative Agreements, or the earlier discharge in full of the Lessee's payment obligations under and in accordance with the Lease and the Operative Agreements (and the Original Loan Certificates in the case of an Original Loan Participant, the Indenture Trustee or the Trust Indenture Estate if the Lessee shall have assumed the Certificates pursuant to
   Section 7.11 of this Agreement), and (B) the earliest of (x) the expiration of the Term of the Lease and return of the Aircraft in accordance with
   Article 12 of the Lease, (y) the termination of the Lease in accordance with the applicable provisions of the Lease and return of the Aircraft in accordance with the Lease, or (z) the termination of the Lease in accordance with the applicable provisions of the Lease and the transfer of all right, title and interest in the Aircraft to the Lessee pursuant to its exercise of any of its purchase options set forth in Section 4.02(a) of the Lease, provided that this exclusion (iii) shall not apply in respect of any payment made after the dates set forth in clauses (A) and (B) above unless such payment is made with respect to any event or circumstance occurring on, with or prior to such return or transfer or period prior to such return or transfer, or Taxes incurred in connection with the exercise of any remedies pursuant to Article 17 of the Lease following the occurrence of an Event of Default;

         (iv)As to the Owner Trustee, Taxes imposed against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as Owner Trustee under the Original Trust Agreement or the Trust Agreement or, as to the Indenture Trustee, Taxes imposed against the Indenture Trustee upon or with respect to any fees received by it for services rendered in its capacity as Indenture Trustee under the Original Indenture or the Indenture;

         (v) Taxes imposed on an Indemnitee that would not have been imposed but for the willful misconduct or gross negligence of such Indemnitee
   (other than gross negligence or willful misconduct not actually committed by but instead imputed to such Indemnitee by reason of such Indemnitee's participation in the transactions contemplated by the Operative Agreements or the Original Agreements) or the breach by such Indemnitee of: (i) in the case of an Indemnitee other than the Owner Participant, any representation, warranty or covenant contained in the Operative Agreements or the Original Agreements or any document delivered in connection therewith and (ii) in the case of the Owner Participant, the representations or covenants in Sections 7.02(a), (c); 7.03(a)(i), (ii), (iii), (iv), (vii), (ix); and
   7.03(b), (c), (d), (e) of the Original Participation Agreement or this Agreement (in either case unless attributable to a breach of representation, warranty or covenant of the Lessee);

         (vi)Taxes imposed on, and not collected by withholding from payments of Rent, the Owner Trustee or the Owner Participant or any successor, assign or Affiliate thereof which became payable by reason of any voluntary or involuntary transfer or disposition by such Indemnitee subsequent to the Delivery Date, including revocation of the Trust, of any interest in some or all of the Aircraft, Airframe, Engines or Parts thereof or its interest in the Lessor's Estate (not including any transfers of any Certificates pursuant to Section 15.01(a) hereof) or a disposition in connection with a bankruptcy or similar proceedings involving either the Lessor or the Owner Participant other than (A) transfers resulting from a loss, substitution or modification of the Aircraft, Engines or any Part, (B) any transfer of the Aircraft, Engines or any Part (in each case other than at Fair Market Value) to the Lessee or other person in possession thereof, (C) transfers attributable to an Event of Default or (D) a transfer pursuant to the Lessee's exercise of its rights under Section 10.01 of the Lease; the parties agree to cooperate to minimize any such Taxes covered by this provision;

         (vii)Taxes imposed on the Owner Participant for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement;

         (viii)Taxes imposed on a successor, assign or other transferee of the Owner Participant or the Owner Trustee that is not a U.S. Person or of any other Indemnitee under the Original Agreements or an Indemnitee as of the date hereof under the Operative Agreements (including, without limitation, a transferee which is a new lending office of an original Indemnitee) which on the Delivery Date is an Indemnitee (for purposes of this clause (viii), an "original Indemnitee") or such original Indemnitee to the extent that such Taxes exceed the amount of Taxes that would have been imposed (in the case of an Original Loan Participant, immediately after giving effect to such succession, assignment or other transfer) and would have been indemnifiable pursuant to Section 8.01(a) had there not been a succession, assignment or other transfer by such original Indemnitee of any such interest of such Indemnitee in the Aircraft or any Part, any interest in or under any Operative Agreement, or any proceeds thereunder (it being understood that for purposes of determining the amount of indemnification that would have been due to such original Indemnitee with respect to a net income Tax, it shall be assumed that such original Indemnitee would be subject to taxation on its income at the highest marginal statutory rate applicable to it), provided, however, that the exclusion provided by this clause (viii) shall not apply in the case of a succession, transfer or disposition (A) that occurs after the Lease has been declared in default or if such transfer or disposition is pursuant to the exercise of remedies under Article 17 of the Lease, (B) which is an actual or deemed transfer pursuant to Section 7.11 hereof or as a consequence of a Refinancing under
   Section 15.01 hereof, or any actual or deemed transfer of an Original Loan Certificate that as part of a Refinancing under Section 15.01 hereof is not retired, but only to the extent the Taxes attributable to such transfer exceed the amount of Taxes that would have been imposed on such transferor if the debt had instead been retired, (C) to the extent necessary to make payments with respect to such Taxes on an After-Tax Basis, (D) to the extent such Taxes are directly attributable to the failure of the Lessee to take administrative actions as have been reasonably requested of it in writing in a timely manner and which will result in no after-tax cost or expense to the Lessee or (E) in the case of the Owner Participant or the Lessor, to any Tax other than an Income Tax;

         (ix)[Intentionally Left Blank];

         (x) Any Taxes which have been included in the Purchase Price and which have been paid to the applicable taxing authorities;

         (xi)Any Taxes which would not have been imposed but for a Lessor's Lien or an Indenture Trustee's Lien; and

         (xii)Any Taxes imposed on the Owner Participant arising under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code ("Prohibited Transaction"); provided, however, that in the event any prohibited transaction arises which is not exempt under any class prohibited transaction exemption or any individual or statutory prohibited transaction exemption (individually or collectively, a "PTE") then the indemnity provided for herein shall extend to any Taxes incurred by the Owner Participant (or any Affiliate thereof) as the result of any Prohibited Transaction arising out of the purchase or holding of any Loan Certificates by an employee benefit plan subject to Title I of ERISA or by a plan subject to Section 4975 of the Code (individually or collectively, an "ERISA Plan") with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person,within the meaning of Section 4975 of the Code, except, however, that such Indemnity shall not extend to any Taxes incurred by the Owner Participant (or any Affiliate thereof) as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Loan Certificates (A) over which purchase or holding the Owner Participant (or an Affiliate thereof) has discretion or control (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor" within the meaning of Section 3(16)(B) of ERISA.

         (c) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is a Non-U.S. Person except to the extent that such a holder of a Pass Through Certificate has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder of a Pass Through Certificate to any exemption from or reduction in the rate of withholding on interest claimed by such holder of a Pass Through Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or the Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Holder of a Certificate or any holder of a Pass Through Certificate or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant for any withholding tax, the Lessee will indemnify the Owner Trustee and the Owner Participant (without regard to the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis against any such Taxes required to be withheld and any interest and penalties with respect thereto, along with any other costs (including reasonable attorney's fees) incurred in connection with any such claim. The Indenture Trustee or the Pass Through Trustee, as the case may be, in its individual capacity (and without recourse to the Trust Indenture Estate), shall indemnify the Lessee (without regard to the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

         Section 8.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Tax indemnified against under Section 8.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax
Basis, to the same position such party would have been in had such Tax not been incurred, provided that the calculation of any additional amounts owing to any Indemnitee as a result of the Lessee's obligation to indemnify on an After-Tax Basis shall be made without regard to the exclusions set forth in
Section 8.01(b). If any Indemnitee actually realizes a tax benefit by reason of the payment of any Tax paid or indemnified against by the Lessee, such Indemnitee shall promptly pay to the Lessee, to the extent such tax benefit was not previously taken into account in computing such payment, but not before the Lessee shall have made all payments then due to such Indemnitee under this Agreement, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such tax benefit plus any other tax benefit actually realized by such Indemnitee that would not have been realized but for any payment made by such Indemnitee pursuant to this sentence and not already paid to the Lessee, and (y) the amount of the payment made under Section 8.01 hereof and this Section 8.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore required to be made under this Section 8.02 and Sections 8.01 and 8.05 hereof (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to Section 8.01 hereof); provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as an Event of Default shall have occurred and be continuing under the Lease. The Lessee shall reimburse on an After-Tax Basis such Indemnitee (and without regard to Section 8.01(b) hereof, except for clause (v) thereof) for any payment of a tax benefit pursuant to the preceding sentence (or a tax benefit otherwise taken into account in calculating the Lessee's indemnity obligation hereunder) to the extent that such tax benefit is subsequently disallowed or reduced (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired).

         Section 8.03. Time of Payment. Any amount payable to an Indemnitee pursuant to this Article 8 shall be paid promptly, but in any event within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee in either case pursuant to Section 8.04 hereof, such amount shall be payable within 30 days after the time such contest is finally resolved.

         Section 8.04. Contests. If a written claim is made against any Indemnitee for Taxes with respect to which the Lessee is liable for a payment or indemnity hereunder, such Indemnitee shall promptly (but in any event within 30 days of receipt thereof) give the Lessee notice in writing of such claim and shall furnish the Lessee with copies of any written requests for information sent to such Indemnitee (and not the Lessee) from any taxing authority to the extent relating to such Taxes with respect to which the Lessee may be required to indemnify hereunder and with respect to which it would be necessary or beneficial to have information provided by the Lessee; provided, however, that the failure of an Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Indemnitee under this Article 8, except to the extent that the Lessee's contest rights have been materially and adversely impaired by the failure to provide such notice or copy. The Lessee may, at its option, contest in its own name or, if required by law, require the Indemnitee to contest in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, the validity, applicability or amount of such Taxes by:

         (i) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien other than a Lessor's Lien on the Aircraft, Airframe or any Engine or any risk of criminal liability; or

         (ii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

Notwithstanding the foregoing, the Lessee shall not be permitted or entitled to contest any such Tax in its own name unless the Tax is reflected in a report or a return of the Lessee or raised in an audit or other proceeding of the Lessee and the Lessee is allowed to directly contest such Tax under applicable law of the taxing jurisdiction provided, that if the Lessee is so permitted under applicable law to contest a Tax asserted against the Lessee and the same or similar Tax is also asserted against the Indemnitee, each of the Lessee and such Indemnitee shall conduct its contest in its own name and the Lessee and such Indemnitee will cooperate in a reasonable manner with respect to the respective contests of such Tax.

If the Indemnitee, after reasonable discussion with the Lessee and consideration in good faith of any suggestion made by the Lessee as to the method of pursuing such contest, elects to conduct the contest, such Indemnitee shall control the contest and shall determine the manner in which to contest such Taxes and shall periodically or upon the Lessee's request advise the Lessee of the progress of such contest; provided, however, that the Lessee shall have the right to be consulted in good faith with respect to any contest of claims subject to indemnification hereunder, including governmental and judicial conferences and the right to be consulted in good faith regarding the relevant portions of all related submissions to any governmental or other authority, provided, however, that the Lessee shall be permitted to participate in any such contest only (x) with respect to issues that can be separated on audit from any Taxes for which the Lessee is not required to indemnify the Indemnitee hereunder, and (y) if the Indemnitee shall have determined that in its judgment, exercised in its sole discretion, neither such participation nor the separation of issues will adversely affect the Indemnitee. The Indemnitee will not settle a contest that results in a final determination without consent of the Lessee, unless the Indemnitee waives its right to indemnification with respect to such contest and any related contest. Notwithstanding the preceding sentences of this Section 8.04, such Indemnitee shall not be required to take or continue any action unless the Lessee shall have (i) agreed in writing to pay and shall pay the Indemnitee on a current basis and on an After-Tax Basis the after-tax cost of all reasonable fees and expenses (including reasonable attorneys' fees and accountants' fees) which such Indemnitee may incur as a result of contesting such Taxes, (ii) made all payments and indemnities (other than contested payments and indemnities) then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under the Operative Agreements and (iii) acknowledged in writing the Lessee's obligation to such Indemnitee pursuant to this Agreement to the extent that the contest is not successful, unless it is reasonably clear from the resolution of the contest that an exclusion set forth in
Section 8.01(b) hereof applies. In no event shall such Indemnitee be required or the Lessee be permitted to contest pursuant to this Section 8.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Indemnitee hereunder unless (i) such Indemnitee shall have received, at the Lessee's expense, an opinion of its tax counsel, such counsel to be reasonably satisfactory to the Lessee ("Tax Counsel"), to the effect that there exists a reasonable basis for contesting such claim, (ii) such Indemnitee (and, if such Indemnitee is not the Owner Participant, the Owner Participant and such Indemnitee) shall have determined that such contest will not result in any material risk of loss, sale or forfeiture of, or the creation of a Lien (other than Lessor's Liens) on, the Aircraft or any part thereof or interest thereon or in a risk of criminal liability, or adversely affect the Trust Indenture Estate, (iii) if a Payment Default, Bankruptcy Default or an Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Indemnitee, (iv) if such contest shall be conducted in a manner requiring payment of the claim in advance, the Lessee shall have advanced sufficient funds, on an interest free basis, to make the payment required, and agreed to indemnify the Indemnitee against any additional net adverse tax consequences on an After-Tax Basis to such Indemnitee of such advance, (v) the issue shall not be the same as an issue previously contested hereunder and decided adversely, unless the Indemnitee shall have received at the Lessee's sole expense, a written opinion, in form and substance reasonably satisfactory to such Indemnitee, of Tax Counsel to the effect that the applicable circumstances or law has changed and that in light thereof, there is substantial authority for contesting such claim and (vi) the amount of the indemnity payments the Lessee would be required to make with respect to such adjustment, when aggregated with similar adjustments that could be raised in other taxable years of such Indemnitee exceeds $50,000; provided, that in the event that such Indemnitee is not required under this paragraph to contest any Tax liability for which the Lessee is obligated to indemnify any Indemnitee, the Lessee may contest such Tax liability in the name of the Lessee, if permitted by law. The Lessee may appeal or require the Indemnitee to appeal any judicial decision provided the foregoing requirements of this Section 8.04 are met and the Indemnitee shall have received, at the Lessee's expense, an opinion of Tax Counsel, to the effect that there is substantial authority for such appeal.

         Nothing contained in this Section 8.04 shall require any Indemnitee to contest or continue to contest, or permit Lessee to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 8.04, if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this Article 8 in connection with such claim.

         Section 8.05. Refunds. Upon receipt by an Indemnitee of a refund of all or any part of any Taxes which the Lessee shall have paid for such Indemnitee or for which the Lessee shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Payment Default, Bankruptcy Default or Event of Default by the Lessee hereunder or under the Lease (in which case payment shall not be made to the Lessee until such Payment Default, Bankruptcy Default or Event of Default shall have been cured), such Indemnitee shall pay to the Lessee an amount equal to the amount of such refund less (x) any expenses not previously reimbursed, (y) all payments then due to such Indemnitee under this Article
8 and (z) Taxes imposed with respect to the accrual or receipt thereof, including interest received attributable thereto, plus any tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this
Article 8 and (b) to the extent that the amount of such payment would exceed
(i) the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 8 less (ii) the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 8.

         Any subsequent loss of such refund or tax benefit shall be treated as a Tax subject to indemnification under the provisions of this Article 8 (in the case of any such tax benefit, without regard to Section 8.01(b) hereof).

         Section 8.06. Lessee's Reports. In case any report or return is required to be made with respect to any Taxes against which the Lessee is or may be obligated to indemnify the Indemnitees under this Article 8, the Lessee shall make such report or return, except for any such report or return that the Indemnitee has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Indemnitee and the Owner Trustee or will notify the Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee and the Owner Trustee. The Lessee will provide such information reasonably available to the Lessee as the Indemnitee may reasonably require from the Lessee to enable the Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements (without duplication of the requirements of Section 3 of the Tax Indemnity Agreement) and any audit information request arising from any such filing. The Indemnitee will provide such information reasonably available to it as the Lessee may reasonably require from such Indemnitee to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements and any audit information request arising from such filing; provided that in no event shall any Indemnitee be required to provide copies of any of its tax returns or other confidential information. The Lessee shall hold the Indemnitee harmless on an After-Tax Basis from and against any liabilities, including penalties, additions to tax, fines and interest, imposed upon or incurred by such Indemnitee to the extent directly attributable to any insufficiency or inaccuracy in any return, statement, or report prepared by the Lessee or information supplied by the Lessee, or directly attributable to the Lessee's failure to supply reasonably available information to such Indemnitee as required by this Section 8.06.

         Section 8.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 8 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of the Operative Agreements.

         Section 8.08. Payment of Taxes. With respect to any Tax otherwise indemnifiable hereunder by the Lessee and applicable to the Aircraft, Airframe, any Engine or Parts, to the extent permitted by the applicable federal, state, local or foreign law, the Lessee shall pay such tax directly to the relevant Taxing authority and file any returns or reports required with respect thereto to the extent legally entitled to do so in its own name; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee or any Person other than the Owner Trustee or Owner Participant is the owner of the Aircraft, the Airframe, any Engine or any Part or which would otherwise be inconsistent with the terms of the Lease or the Tax Indemnity Agreement and the position thereunder of the Owner Trustee and the Owner Participant. Copies of such returns or reports, together with evidence of payment of any tax due, shall be sent by the Lessee to the Owner Participant within thirty (30) days after the date of each payment by the Lessee of any Tax.

         Section 8.09. Reimbursements by Indemnitees Generally. To the extent the Lessee is required to pay or withhold any Tax imposed on or with respect to an Indemnitee in respect of the transactions contemplated by the Operative Agreements, which Tax is not otherwise the responsibility of the Lessee under the Operative Agreements, or any other written agreements between the Lessee and such Indemnitee, then such Indemnitee shall pay to the Lessee within 30 days of the Lessee's demand therefor an amount which equals the amount actually paid by Lessee with respect to such Taxes.

         Section 8.10. Obligations of Lessee Unsecured. The obligations of the Lessee to the Original Loan Participants under this Article 8 shall constitute unsecured obligations of the Lessee to such Original Loan Participants and are not secured by the Lien of the Indenture or the Original Indenture.


                                   ARTICLE 9

                               GENERAL INDEMNITY

         Section 9.01. Generally. (a) The Lessee agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees and expenses and all costs and expenses relating to amendments, supplements, adjustments, consents, refinancings and waivers under the Operative Agreements and the Original Agreements except as otherwise provided in Section 10.01(d)(i) or Article 15 hereof) of every kind and nature, including without limitation Make-Whole Premium (unless excluded pursuant to Section 3.03 of the Lease) (whether or not any of the transactions contemplated by this Agreement are consummated) (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, based on or arising out of:

         (i) the Original Agreements, this Agreement, the Lease, the Indenture, the Trust Agreement, the Pass Through Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale or any other Operative Agreement or any other document entered into in connection herewith or any sublease or transfer or any transactions contemplated hereby or thereby;

         (ii) the operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any part thereof by the Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other Persons wherever located, and claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation;

         (iii)the manufacture, design, sale, return, purchase, acceptance, rejection, delivery, non-delivery, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, import, export, performance, non-performance, lease, sublease, transfer, merchantability, fitness for use, alteration, substitution or replacement of any Airframe, Engine, or Part under the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the GTA or the Engine Warranty Assignment or other transfer of use or possession, or other disposition of the Aircraft, the Airframe, any Engine or any Part including, without limitation, latent and other defects, whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

         (iv)any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements or the Original Agreements, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements or the Original Agreements (other than representations and warranties in the Tax Indemnity Agreement);

         (v) the enforcement of the terms of the Operative Agreements or the Original Agreements and the administration of the Trust Indenture Estate; and

         (vi)the offer, issuance, sale or delivery of any Certificate or any Pass Through Certificate or any Original Loan Certificate, or any refunding or refinancing thereof, or interest in the Lessor's Estate or the Trust Agreement or the Original Trust Agreement or any similar interest or in any way relating to or arising out of the Trust Agreement or the Original Trust Agreement and the Lessor's Estate, the Indenture or the Original Indenture or the Trust Indenture Estate (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other federal or state statute, law or regulation, or at common law or otherwise relating to securities), or the action or inaction of the Owner Trustee or Indenture Trustee as trustees, in the manner contemplated by this Agreement, the Original Participation Agreement, the Indenture, the Original Indenture, the Indenture and Security Agreement Supplement, the Trust Agreement or the Original Trust Agreement and in the case of the Owner Participant, its obligations arising under Section 6.01 of the Trust Agreement or the Original Trust Agreement.

The foregoing indemnity by the Lessee is intended to include and cover, but is not limited to, any Expense to which the Indemnitees may be subject as a result of their respective ownership or leasing of any interest in or holding of any Lien on the Aircraft, Airframe, any Engine or Part during the Term, whether or not in the Lessee's possession or control, insofar as such Expense relates to any activity or event whatsoever involving such item while it is under lease to the Lessee (or after termination of the Lease in connection with the exercise of remedies thereunder to the extent that such Expense is attributable to the transactions contemplated hereby and by the other Operative Agreements and the Original Agreements), and such Expense does not fall within any of the exceptions listed in Section 9.01(b) hereof.

         (b) Exceptions. The indemnity provided for in Section 9.01(a) shall not extend to any Expense of any Indemnitee to the extent it:

         (i) would not have occurred but for the willful misconduct or gross negligence of such Indemnitee;

         (ii) is in respect of the Aircraft, and is attributable to acts or events which occur after the Aircraft is no longer part of the Lessor's Estate or, if the Aircraft remains a part of the Lessor's Estate, after the expiration of the Term (unless the Aircraft is being returned at such time, in which case after return of physical possession; provided that if the Lessor has terminated the Lease pursuant to Article 17 thereof, the indemnity provided in Section 9.01(a) hereof shall survive for so long as Lessor shall be exercising remedies under such Article 17), or to acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease (subject to the foregoing proviso if the Lessor has terminated the Lease pursuant to Article 17 of the Lease) but in any such case only to the extent not fairly attributable to acts or omissions of the Lessee prior to expiration of the Term, including without limitation the Lessee's failure to fully discharge all of its obligations under the Lease, the other Operative Agreements or the Original Agreements;

         (iii)is a Tax, whether or not the Lessee is required to indemnify therefor pursuant to Article 8 hereof or pursuant to the Tax Indemnity Agreement;

         (iv)is a cost or expense required to be paid by the Owner Participant or its permitted transferees (and not by the Lessee) pursuant to this Agreement or any other Operative Agreement and for which the Lessee is not otherwise obligated to reimburse the Owner Participant, directly or indirectly pursuant to the terms of this Agreement or such other Operative Agreement;

         (v) would not have been incurred by such Indemnitee if such Indemnitee had not been in breach of its representations or warranties, or had not defaulted in the observance and performance of the terms and provisions required to be observed and performed by it, in this Agreement, the Purchase Agreement Assignment, the Lease, the Indenture, the Trust Agreement, the Original Agreements or any other Operative Agreement to which it is a party unless such breach or default shall be a result of the breach or default by the Lessee of any of its obligations under the Operative Agreements or by another Indemnitee of any of the foregoing;

         (vi)[Intentionally Left Blank];

         (vii)is, in the case of the Owner Participant, Lessor's Liens to the extent attributable to the Owner Participant; in the case of the Owner Trustee, Lessor's Liens to the extent attributable to the Owner Trustee; in the case of FSB, Lessor's Liens to the extent attributable to FSB; and in the case of the Indenture Trustee, Indenture Trustee's Liens;

         (viii)is, in the case of the Owner Participant or the Owner Trustee, attributable to the offer or sale by such Indemnitee after the Delivery Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor), unless in each case such offer or sale shall occur (x) in connection with a Refinancing, (y) as a result of the occurrence of an Event of Default provided that either the Lease has been declared in default or the transfer is pursuant to the exercise of remedies under Article 17 of the Lease or (z) in connection with the Lessee's exercise of its early termination option under Article 10 of the Lease or its purchase options under Article 4 of the Lease or in connection with
   Article 11 of the Lease;

         (ix)is an Expense arising under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code ("Prohibited Transaction"); provided, however, that in the event any prohibited transaction arises which is not exempt under any class prohibited transaction exemption or any individual or statutory prohibited transaction exemption (individually or collectively, a "PTE") then the indemnity provided for herein shall extend to any Expenses incurred by the Owner Participant (or any Affiliate thereof) as the result of any Prohibited Transaction arising out of the purchase or holding of any Certificates by an employee benefit plan subject to Title I of ERISA or by a plan subject to Section 4975 of the Code (individually or collectively, an "ERISA Plan") with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person,within the meaning of Section 4975 of the Code, except, however, that such Indemnity shall not extend to any Expenses incurred by the Owner Participant (or any Affiliate thereof) as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Certificates (A) over which purchase or holding the Owner Participant (or an Affiliate thereof) has discretion or control (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor" within the meaning of Section 3(16)(B) of ERISA.

         Section 9.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Expense indemnified against under Section
9.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Expense not been incurred. If any Indemnitee actually realizes a permanent Tax benefit by reason of the payment of such Expense paid or indemnified against by the Lessee which was not considered in the computation thereof, such Indemnitee shall promptly pay to the Lessee, but not before the Lessee shall have made all payments theretofore due such Indemnitee under this Agreement, the Original Agreements, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such Tax benefit plus any other permanent Tax benefit actually realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payment pursuant to this Section 9.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore made pursuant to this Section 9.02 less the amount of any payments by such Indemnitee to the Lessee theretofore made pursuant to this Section 9.02 (and the excess, if any, of the amount described in clause
(x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to this Section 9.02), it being intended that no Indemnitee should realize a net Tax benefit pursuant to this Section 9.02 unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 9.02; provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence so long as an Event of Default shall have occurred and be continuing. Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of such Tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 8.01 hereof without regard to Section 8.01(b) hereof.

         Section 9.03. Subrogation. Upon the payment in full of any indemnity pursuant to this Article 9 by the Lessee (but not earlier), the Lessee shall be subrogated to any right of the Indemnitee, other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim the Person indemnified may have against any other Indemnitee in respect of the matter against which such indemnity has been made.

         Section 9.04. Notice and Payment. Each Indemnitee and the Lessee shall give prompt written notice one to the other of any liability of which such party has received notice for which the Lessee is, or may be, liable under this Article 9; provided, however, that failure to give such notice shall not terminate any of the rights of the Indemnitees under this Article 9, except (with respect to such Indemnitee) to the extent that the Lessee has been materially prejudiced by the failure to provide such notice. Unless otherwise provided in the Operative Agreements, any amount payable to an Indemnitee pursuant to this Article 9 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 9.05. Refunds. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Lessee shall have paid to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee under this Article 9, and provided there shall not have occurred a Payment Default or an Event of Default (in which case payment shall not be made to the Lessee until such Payment Default or Event of Default shall have been cured) such Indemnitee shall pay to the Lessee the amount of any such recovery, including interest received with respect to the recovery, net of any Taxes paid or payable as a result of the receipt of the recovery and interest, plus any net additional permanent income tax benefits actually realized by Indemnitee as the result of any payment made pursuant to this sentence less any reasonable costs and expense of any Indemnitee not reimbursed by the Lessee; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 9 or (b) to the extent that the amount of such payment would exceed the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 9, less the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 9. Any subsequent loss of such recovery or tax benefit shall be subject to indemnification under Article 8 or this Article 9, as the case may be, but without regard to Section 8.01(b) hereof, other than Section 8.01(b)(v) hereof.

         Section 9.06. Defense of Claims. The Lessee or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate or, provided that (i) the Lessee or its insurers shall not reserve the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, (ii) in the case of the Lessee, no Payment Default or Event of Default shall have occurred and be continuing or shall arise at any time during the claim and (iii) the Lessee shall have first acknowledged in writing to such Indemnitee the Lessee's obligation to indemnify such Indemnitee hereunder in respect of such claim, defend any such claim covered by insurance for which indemnification is sought pursuant to this Article 9 and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto, and provided, further, the Lessee shall not be entitled to assume and control the defense of any such claim if and to the extent (A) such Indemnitee reasonably objects to such control on the ground that an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or on the grounds that such proceeding involves the potential imposition of criminal liability on such Indemnitee or
(B) such proceeding will involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien on the Aircraft or the Trust Estate (unless the Lessee posts a bond or other security reasonably acceptable in form and substance to such Indemnitee) or involve any material risk of civil liability to such Indemnitee for which it is not indemnified hereunder.
Subject to the immediately foregoing sentence, where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Lessee or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Lessee or its insurers pursuant to the preceding provisions, to the extent that such party's participation does not, in the opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 9.06. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 9.06 without the prior written consent of the Lessee, which consent shall not unreasonably be withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Article 9 with respect to such claim. The Lessee shall not enter into any settlement or compromise which the Lessee has not agreed to discharge or with respect to which the Lessee has not agreed to indemnify such Indemnitee to such Indemnitee's satisfaction or which admits any criminal violation, gross negligence or willful misconduct on the part of any Indemnitee without the prior written consent of such Indemnitee.

         Section 9.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 9 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Purchase Agreement Assignment, the Engine Warranty Assignment, the Lease and the other Operative Agreements but, as to such indemnities after the expiration or other termination of the Lease, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, Expenses and disbursements caused by events occurring or existing (or fairly attributable to the Lessee's acts or omissions) prior to such termination or expiration or incurred in the process of (i) the return or disposition of the Aircraft under
Article 12 or Article 17 of the Lease, or (ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.

         Section 9.08. Effect of Other Indemnities. The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Indenture, the Trust Agreement, or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

         Section 9.09. Interest. The Lessee will pay to each Indemnitee on demand, to the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Article 9 until the same shall be paid, at the Past Due Rate.

         Section 9.10. Obligations of Lessee Unsecured. The obligations of the Lessee to the Original Loan Participants under this Article 9 shall constitute unsecured obligations of the Lessee to such Original Loan Participants and are not secured by the Lien of the Indenture or the Original Indenture.


                                  ARTICLE 10

                               TRANSACTION COSTS

         Section 10.01. Transaction Costs and Other Costs. (a) Transaction Costs. The Owner Participant shall pay (or reimburse the Lessee if the Lessee shall have previously made such payment), in addition to those items set forth in Section 10.01(a) of the Original Participation Agreement all fees and expenses of the following persons relating to the public offering of the Pass Through Certificates contemplated by the Underwriting Agreement and related to the transactions contemplated hereby: (i) the fees and expenses of counsel for the Owner Participant; (ii) the fees and expenses of the transaction documentation counsel and counsel for the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Original Loan Participants and the Underwriters (other than those fees, expenses and disbursements payable by the Underwriters pursuant to the Underwriting Agreement); (iii) the fees and expenses of Daugherty, Fowler & Peregrin; (iv) any initial fees and expenses of the Pass Through Trustee and the fees and expenses of the Owner Trustee and the Indenture Trustee; (v) any compensation, commissions and discounts payable to the Underwriters pursuant to the Underwriting Agreement; (vi) the fees, if any, incurred in printing the Pass Through Certificates; (vii) the fees and expenses incurred in connection with printing any amendment to the Registration Statement on Form S-3 bearing Registration No. 333-07691, printing any Preliminary Prospectus or Prospectus (as such terms are defined in the Underwriting Agreement) for the offering of the Pass Through Certificates; (viii) the fees and expenses of Arthur Andersen LLP; (ix) the fees and expenses of Moody's and S&P; (x) the fees and expenses of First Chicago Leasing Corporation; (xi) the reasonable out-of-pocket expenses of the Owner Participant; and (xii) reimbursement to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee for any and all fees, expenses and disbursements incurred in connection with the negotiation, preparation, execution and delivery, filing and recording of the Operative Agreements and the documents contemplated thereby, including, without limitation, travel expenses and disbursements which shall have been paid by such party. The fees and expenses described in clauses (ii) through (xii) of this paragraph shall be allocable to the Owner Participant under this Agreement (1) to the extent incurred specifically with respect to the Owner Participant or the refunding of the Original Loan Certificates, and (2) to the extent such fees and expenses are incurred but are not specifically attributable to the Owner Participant or the refunding of the Original Loan Certificates, in the proportion that the principal amount of the Certificates bears to the total amount of the Pass Through Certificates.

         The Owner Participant, the Owner Trustee and the Lessee acknowledge that the percentages for Basic Rent, Stipulated Loss Value and Termination Value set forth in the Lease have been prepared assuming the aggregate amount payable by the Owner Participant pursuant to the preceding paragraph and
Section 10.01 of the Original Participation Agreement is 1.33% of the Purchase Price (the "Estimated Expense Amount").

         (b) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the entity acting as Owner Trustee, as lessor under the Lease and as Owner Trustee under the Trust Agreement with respect to the administration of the Lease and the Lessor's Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses and initial fees relating to the establishment of any replacement trustee) of the Indenture Trustee, as trustee under the Indenture with respect to the administration of the Trust Indenture Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement trustee) of the Pass Through Trustee shall be paid as Supplemental Rent by the Lessee, including without limitation any amounts payable to the Indenture Trustee or on account of requests by the Indenture Trustee for indemnification under Article XI of the Indenture.

         (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, the Lessee agrees:

         (i) to pay as Supplemental Rent to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with (a) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom, or (b) the enforcement of the obligations of the Lessee hereunder or under the other Operative Agreements, including, without limitation, the entering into or giving or withholding of any amendments or supplements or waivers or consents (whether or not consummated), including without limitation, any amendment, supplement, waiver or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or nonperformance by the Lessee of its obligations under the Operative Agreements or (c) any amendment, supplement, waiver or consent (whether or not entered into) under the Original Agreements, this Agreement, the Lease, the Indenture, the Certificates, the Tax Indemnity Agreement, the Purchase Agreement Assignment or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement (including any adjustment pursuant to Section 3.04 of the Lease) or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees and expenses incurred in connection with the offer, sale or other transfer (whether pursuant to Section 7.03(d) hereof or otherwise) by the Owner Participant after the Refunding Date of any interest in the Aircraft, the Lessor's Estate, the Beneficial Interest or the Trust Agreement or any similar interest (and the Owner Participant shall be responsible for all such fees and expenses), unless such offer, sale or transfer shall occur
   (A) after the Lease has been declared in default or if the transfer is pursuant to the exercise of remedies under Article 17 of the Lease or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Section 4.02, Article 10 or Article 11 of the Lease; and

         (ii)to pay the fees, costs and expenses of all appraisers involved in an independent appraisal of the Aircraft to the extent required under
   Section 4.03 of the Lease.


                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

         Section 11.01. Appointment of Successor Owner Trustee. (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, and a successor Owner Trustee may be appointed and a Person may become Owner Trustee under the Trust Agreement only in accordance with the provisions of Section 3.11 of the Trust Agreement and the provisions of paragraphs (b) and (c) of this Section 11.01.

         (b) Conditions to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

         (i) Such successor Owner Trustee shall be a Citizen of the United
   States;

         (ii)Such successor Owner Trustee shall be a bank or a trust company having combined capital, surplus and undivided profits of at least $100,000,000 or a bank or trust company fully guaranteed by a direct or indirect parent thereof having a combined capital, surplus and undivided profits of at least $100,000,000;

         (iii) Such appointment shall not violate any provisions of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered;

         (iv) Such successor Owner Trustee shall enter into an agreement or agreements, in form and substance reasonably satisfactory to the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Lease, the Lease Supplement, the Purchase Agreement Assignment, the Engine Warranty Assignment, the Indenture, the Indenture Supplement and any other Operative Agreement to which the Owner Trustee is a party and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in Section 7.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof); and

         (v) All filings of Uniform Commercial Code financing and continuation statements, filings in accordance with the Transportation Code and amendments thereto shall be made and all further actions taken in connection with such appointment as may be necessary in connection with maintaining the validity, perfection and priority of the Lien of the Indenture and the valid and continued registration of the Aircraft in accordance with the Transportation Code.

         (c) Appointment. For so long as the Aircraft remains registered under the Transportation Code, the Owner Participant agrees to appoint promptly a successor Owner Trustee meeting the requirements of Section 11.01(b) hereof in the event the Owner Participant has knowledge that the Owner Trustee at any time shall not be a Citizen of the United States.


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

         Section 12.01. Liabilities of the Owner Participant. The Owner Participant shall have no obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Indenture, the Trust Agreement, the Tax Indemnity Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Lease or any other Operative Agreement to which the Owner Participant is a party and the Owner Participant shall not be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant as such be liable to the Lessee, nor shall the Owner Participant be liable to any Holder, for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with this Agreement, the Indenture, the Lease, the Trust Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment, any other Operative Agreement, any Original Agreement, the ownership of the Aircraft, the administration of the Lessor's Estate or the Trust Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

         Section 12.02. Interest of Holders of Certificates. A Holder of a Certificate shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Certificates shall have been paid in full.


                                  ARTICLE 13

                                OTHER DOCUMENTS

         Section 13.01. Consent of Lessee to Other Documents. The Lessee hereby consents in all respects to the execution and delivery of the Trust Agreement and the Indenture and to all of the terms of said documents, and the Lessee acknowledges receipt of an executed counterpart of each of the Trust Agreement and the Indenture; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of the terms of the Trust Agreement, the Indenture or the Certificates, except that no section of the Indenture or the Trust Agreement shall be amended or modified in any manner which materially adversely affects the Lessee without its consent.

         Section 13.02. Further Assurances. The Lessee hereby confirms to the Owner Participant its covenants set forth in and obligations under the Lease. The Lessee agrees that, except as otherwise provided in the Indenture, the Owner Trustee may not enter into any amendment, modification or supplement of, or give any waiver or consent with respect to, or approve any matter or document as being satisfactory under the Lease without the prior consent of the Indenture Trustee and the Owner Participant and that, except as otherwise provided in the Indenture, upon an Indenture Event of Default, the Indenture Trustee may act as the Lessor under the Lease to the exclusion of the Owner Trustee. The Lessee further agrees to deliver to the Indenture Trustee and the Owner Participant a copy of each notice, statement, request, report or other communication given or required to be given to the Owner Trustee under the Lease.

         Section 13.03. No Retroactive Application. This Agreement, the Lease, the Indenture, the Ancillary Agreement I and the Trust Agreement each amend and restate, and the Tax Indemnity Agreement amends, the respective original agreements with no intention of retroactive application. The applicable original agreements have been restated for the convenience of the parties and such amendments and restatements, and such amendment in the case of the Tax Indemnity Agreement, are not intended to waive or modify the obligations of any party which accrued or were to have been performed on or prior to the Refunding Date under such unamended agreements (or, in the case of this Agreement, the effective date hereof) or to deprive any party of its rights and remedies in respect thereof.

         Section 13.04. Pass Through Trustee's Acknowledgment. The Pass Through Trustee hereby acknowledges and agrees to be bound by all of the terms and conditions of the Indenture, including without limitation, Section 8.01 thereof regarding the rights of the Owner Participant to purchase the Certificates under circumstances specified therein.


                                  ARTICLE 14

                                    NOTICES

         Section 14.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail and (c) if given by FedEx service (or, if a Default or Event of Default shall have occurred and be continuing, by other comparable courier service), when received or personally delivered, addressed:

         (a) If to the Lessee, to its office at 2007 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President and Treasurer with a copy to Senior Vice President and General Counsel at 1980 Nonconnah Drive, Memphis, Tennessee 38132, telephone (901) 395-3388, facsimile (901) 395-4758; or to such other address as the Lessee shall from time to time designate in writing to the Lessor, the Indenture Trustee and the Owner Participant;

         (b) If to the Lessor or the Owner Trustee, to its office at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, telephone (801) 246-5630, facsimile (801) 246-5053; or to such other address as the Lessor shall from time to time designate in writing to the Lessee and the Indenture Trustee, with a copy to the Owner Participant;

         (c) If to the Owner Participant, to its office at 800 Westchester Avenue, Rye Brook, New York 10573-1301, Attention: Vice President Leasing with a copy to Director, Portfolio Administration, telephone (914) 335-5000, facsimile (914) 335-1287, or to such other address as the Owner Participant may from time to time designate in writing to the Lessee and the Indenture Trustee; and

         (d) If to the Indenture Trustee or the Pass Through Trustee, to its office at Two International Place, 4th Floor, Boston, Massachusetts 02110,
   Attention: Corporate Trust Department, telephone (617) 664-5414, facsimile
   (617) 664-5371; or to such other address as the Indenture Trustee or the Pass Through Trustee, as the case may be, shall from time to time designate in writing to the Lessor, the Lessee and the Owner Participant.


                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

         Section 15.01. Refinancing. (a) Subject to the terms and conditions of this Section 15.01, the Lessee may request the Owner Participant to participate in up to three refinancings (including the refinancing contemplated by this Agreement on the Refunding Date) in whole but not in part, of the Certificates prior to the end of the Basic Term (a "Refinancing"). Such Refinancings may be placed in either the private or public markets and shall be denominated in United States dollars (or in any other foreign currency so long as the Owner Participant is satisfied there is no foreign currency risk to it), and shall be on terms that do not materially adversely affect the Owner Participant. The Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with the Lessee as to the terms of any such Refinancing transaction (including the terms of any debt to be issued in connection with such refinancing and the documentation to be executed in connection therewith). Without the prior written consent of the Owner Participant, the prospectus and other offering materials relating to any Refinancing in the form of a public offering shall not identify the Owner Participant and shall not include any financial statements of the Owner Participant or any Affiliate thereof. In connection with any such Refinancing in the form of a public offering, the Lessee shall indemnify the Owner Participant in a manner satisfactory to it for any liabilities under federal, state or foreign securities laws resulting from such offering. The aggregate principal amount of the new Certificates issued in connection with each Refinancing shall be the same as the aggregate principal amount outstanding on the Certificates being refinanced.

         (b) Notwithstanding anything herein to the contrary, no Refinancing will be permitted unless the Owner Participant and the Indenture Trustee shall have received at least 15 days prior written notice (three (3) Business Days with respect to the refinancing contemplated by this Agreement on the Refunding Date) of the scheduled closing date of such Refinancing and the Owner Participant shall have been provided such longer period as it shall have required for a reasonable opportunity to review the relevant documentation and the Owner Participant shall have determined in good faith that neither it nor the Owner Trustee shall suffer any loss or expense or bear any increased risk as a result of such Refinancing (including, without limitation, any risk with respect to taxes or other adverse consequences to the Owner Participant including the application of Revenue Procedures 75-21 and 75-28 and Section 467 of the Code) for which it has not been or will not have been indemnified by the Lessee in a manner reasonably satisfactory to the Owner Participant, nor shall its rights against all other parties taken as a whole be adversely affected compared to such rights in effect under the Operative Agreements prior to such proposed Refinancing.

         Prior to the consummation of any Refinancing pursuant to this Section 15.01, the Owner Participant and the Lessee shall agree upon a schedule setting forth each installment of Basic Rent and setting forth Stipulated Loss Values and Termination Values payable pursuant to the Lease as a result of the Refinancing in accordance with Section 3.04 of the Lease, and thereafter the amounts set forth in such schedule shall become the amounts payable under the Lease. Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Certificates" for purposes of this Agreement, the Lease and the Indenture.

         (c) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any Refinancing transaction as contemplated by this Section 15.01 unless the Lessee indemnifies the Owner Trustee and the Owner Participant by agreement in form and substance satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest in respect of the refinanced indebtedness), cost or expense (including, without limitation, reasonable attorneys' fees and Make-Whole Premium or other amounts due under the Indenture), including any adverse tax consequences or impact, related to or arising out of any such Refinancing transaction.

         (d) Without the prior written consent of the Owner Participant, which consent may be withheld in its sole discretion, no such refinancing shall (1) cause the aggregate principal amount of the indebtedness to be substituted for the Loan Certificates to exceed the aggregate principal amount of the then outstanding Loan Certificates, (2) cause the weighted average life of such indebtedness to be different by more than 6 months than the remaining weighted average life of the then outstanding Loan Certificates, or (3) cause the date of maturity of such indebtedness to be later than the date of maturity of the Loan Certificates being refinanced.

         (e) Each party agrees to take or cause to be taken all requested action, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Lease, which may be reasonably necessary or desirable to effect such Refinancing, including, in the case of the Owner Participant, direction to the Owner Trustee by the Owner Participant to prepay the Certificates then outstanding; provided, however, that such Refinancing shall be subject to the satisfaction of each of the following conditions:

         (i) Payment of principal, accrued interest, Make-Whole Premium and Breakage Costs, if any, and all other sums due and owing on the Certificates payable under the Indenture;

         (ii)Payment in full of all other amounts then due and owing by the Lessee under this Agreement, the Indenture, the Lease, the Trust Agreement, and the Certificates then outstanding shall have been made by the Lessee;

         (iii) Such party shall have received such opinions of counsel (including, without limitation, an opinion received by the Owner Participant from independent tax counsel reasonably satisfactory to the Lessee that such Refinancing shall not result in any adverse tax consequences to such Owner Participant, unless the Lessee shall have agreed to provide an indemnity in respect thereof reasonably satisfactory in form and substance to the Owner Participant), certificates and other documents as it may reasonably request, each in form and substance reasonably satisfactory to such party;

         (iv) All authorizations, approvals and consents which in the reasonable judgment of the Owner Participant are necessary for such Refinancing shall have been obtained;

         (v) The Lessee shall have provided or agreed to provide to the Owner Participant, as Supplemental Rent under the Lease, sufficient funds to pay any Breakage Costs, Make-Whole Premium and any other amounts due under the Indenture;

         (vi) The satisfaction or waiver by each other party to this Agreement of the conditions set forth in this Section 15.01 to such party's obligations under this Section 15.01;

         (vii) No Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect to such Refinancing;

           (viii) In the event the Lessee shall not prohibit the purchase of the Refinancing loan certificates by, or with the assets of, an employee benefit plan, as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan or individual retirement account, which is subject to Section 4975(c) of the Code, (individually or collectively, an "ERISA Plan"), the Lessee will permit the placement of the Refinancing loan certificates with an ERISA Plan only if either (A) if such placement is in the form of pass through certificates, the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent of the Refinancing loan certificates represents to the Lessee that it has a prohibited transaction exemption from the U.S. Department of Labor with respect to pass through certificates (such as Prohibited Transaction Exemption 89-88 or any other comparable exemption) or (B) purchasers of the Refinancing loan certificates provide a representation (which may be in the form of a deemed representation) regarding their source of funds used in acquiring the Refinancing loan certificates and, if such purchasers represent that they are using funds of an ERISA Plan in acquiring the Refinancing loan certificates, such purchasers further represent that (1) either they are relying on a prohibited transaction exemption from the U.S. Department of Labor with respect to their purchase and holding of the Refinancing loan certificates and they provide representations regarding the satisfaction of the relevant conditions of such an exemption or (2) their purchase and holding of the Refinancing loan certificates will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The reliance on any such exemption will not be conditional on the Owner Participant's representation concerning its party in interest or other status with respect to ERISA Plans. If neither exemption referred to in clause (A) or (B) of this paragraph (viii) is valid or applicable in any respect to the purchase and holding of the Refinancing loan certificates, or if the representation in clause (B) of this paragraph (viii) that such purchase and holding will not constitute a non-exempt prohibited transaction is not correct, whichever is applicable, then the Lessee shall indemnify the Owner Participant pursuant to, and to the extent provided for, under Sections 8 and 9 hereof for Taxes and Expenses resulting from any "prohibited transaction", within the meaning of
   Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the placement of the Refinancing loan certificates with, or the holding of the Refinancing loan certificates by, any ERISA Plan with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code, provided, however, that if the Lessee shall fail to obtain either of the representations set forth in clause (A) or (B) of this paragraph (viii), such indemnity shall not be subject to the exceptions set forth under Sections 8.01(b)(xii)(A) and (B) and 9.01(b)(ix)(A) and (B) hereof; and

         (ix) The Lessee shall pay all costs and expenses (including legal fees) incurred in connection with any proposed or actually consummated Refinancing.

         Section 15.02. Reoptimization. (a) If a Change in Tax Rate occurs prior to the end of the Basic Term, then, subject to the terms and conditions of this Section 15.02 and Section 3.04 of the Lease, the Owner Participant may, upon 30 days' prior notice to the Lessee, the Indenture Trustee, the Owner Trustee and the Holders, elect to modify the schedule of payments of principal of the certificates issued ("Refinancing Certificates") in connection with any Refinancing effected after the Refunding Date using private debt (not including debt issued pursuant to an exemption from registration under the Securities Act relying on Rule 144A promulgated thereunder but otherwise marketed in a manner substantially similar to securities registered under the Securities Act, and not including debt issued in connection with any offering of securities registered under the Securities
Act) due on each remaining Rent Payment Date on or commencing on the Rent Payment Date next succeeding the date mutually agreed to by the Owner Participant, the Lessee and the Indenture Trustee on which the Owner Participant shall make such modification (the "Reoptimization Date"). Promptly after making such modification, the Owner Participant shall furnish each party hereto written notice of the amounts so recalculated.

         (b) Adjustments to Refinancing Certificates. On the Reoptimization Date, subject to the satisfaction on or before the Reoptimization Date of the conditions set forth in Section 15.02(c), the Owner Trustee will issue and deliver and the Indenture Trustee will authenticate, and each holder of a Refinancing Certificate will accept delivery of, a new Refinancing Certificate or Refinancing Certificates (in replacement of each Refinancing Certificate then held by such holder, which Refinancing Certificates shall be surrendered to the Indenture Trustee for cancellation) containing such changed principal installments (expressed as a percentage of the original principal amount of such Refinancing Certificate) as shall have been recalculated by the Owner Participant, but in the same principal amount as, and containing terms identical to, except as otherwise contemplated by Section 15.02(d) hereof, the Refinancing Certificates originally issued in connection with the Operative Agreements.

         (c) Conditions to the Obligations of the Holders of the Refinancing Certificates on the Reoptimization Date. The obligation of each holder of a Refinancing Certificate to accept delivery of a new Refinancing Certificate on the Reoptimization Date, and to surrender on such Reoptimization Date any Refinancing Certificate then held by it, is subject to the following conditions precedent having been satisfied on or before the Reoptimization
Date:

         (i) the requirements of Section 15.02(d) hereof shall have been satisfied;

         (ii)the following documents, in form and substance satisfactory to such Holder, shall have been duly authorized, executed and delivered by the party or parties thereto and shall be in full force and effect: (A) if the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term have been changed, an amendment to the Lease, dated the Reoptimization Date, (B) an amendment to the Indenture setting forth any changed repayment schedule to the Refinancing Certificates, dated the Reoptimization Date and duly filed (or in the process of being so duly filed) for recordation with the Aeronautics Authority and (C) replacement Refinancing Certificates; and

         (iii)in connection with any Reoptimization the Owner Participant shall pay or agree to pay all reasonable costs and expenses incurred by the Lessee, the Owner Trustee, the Indenture Trustee and each Holder of a Refinancing Certificate (including, without limitation, reasonable legal fees and expenses) in connection with any such reoptimization.

         (d) Payment Schedules.  Except as otherwise provided in this Section
15.02 as long as the Refinancing Certificates remain outstanding, the payment schedules for the Refinancing Certificates shall not be modified.


                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE 17

                                 MISCELLANEOUS

         Section 17.01. Owner for Federal Tax Purposes. It is hereby agreed between the Owner Participant and the Lessee (but the Lessee makes no representation to such effect) that it is the intent of the parties for Federal, state, local and foreign income tax purposes that the Owner Participant will be treated as the owner of the Aircraft and the Lessee will be treated as the lessee of the Aircraft.

         Section 17.02.  [Intentionally Left Blank.]

         Section 17.03. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 17.04. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by the Owner Trustee and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement other than the Original Loan Participants.

         The consent of the Pass Through Trustee, in its capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 8.01(b) of the Indenture, provided that the Pass Through Trustee shall be entitled to receive an Opinion of Counsel (as defined in the Pass Through Agreement) necessary, in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

         Section 17.05. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

         Section 17.06. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and permitted assigns, the Owner Participant and its successors and permitted assigns, including without limitation each Holder of a Certificate, the Owner Participant and its successors and permitted assigns, the Owner Trustee and its successors as Owner Trustee (and any additional owner trustee appointed) under the Trust Agreement, the Indenture Trustee and its successors as Indenture Trustee (and any additional indenture trustee appointed) under the Indenture and the Pass Through Trustee and its successors as Pass Through Trustee (and any additional pass through trustee appointed).

         Section 17.07. Concerning the Owner Trustee, Indenture Trustee and the Pass Through Trustee. Each of FSB and SSB is entering into this Agreement solely in their respective capacities (except to the extent otherwise expressly indicated), in the case of FSB, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, in the case of SSB, not in its individual capacity but solely as Indenture Trustee under the Indenture and as Pass Through Trustee under the Pass Through Agreement, and except as otherwise expressly provided in this Agreement or in the Lease, the Indenture, the Pass Through Agreement or the Trust Agreement, neither FSB, nor SSB, shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of FSB and SSB accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for (a) its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), (b) any breach of representations and warranties or any breach of covenants made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party, (c) any breach, in the case of the Owner Trustee, of its covenants contained in Sections 3.05 and 3.08 of the Indenture, (d) the failure to use ordinary care in receiving, handling and disbursing funds, (e) in the case of the Owner Trustee, Lessor's Liens attributable to it in its individual capacity, (f) in the case of the Indenture Trustee, Indenture Trustee's Liens and (g) taxes, fees or other charges on, or based on, or measured by, any fees, commissions or compensation received by it in connection with the transactions contemplated by the Operative Agreements.

         Section 17.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 17.09. Public Release of Information. Subject to applicable legal requirements (including, without limitation, securities laws requirements, other regulatory requirements and other legally compelled disclosures), so long as there shall not have occurred an Event of Default or Indenture Event of Default, each party to this Agreement shall in each instance obtain the prior written approval of each other party to this Agreement concerning the exact text and timing of news releases, articles and other information releases to the public media concerning any Operative Agreements.

         Section 17.10. Certain Limitations on Reorganization. The Indenture Trustee and the Pass Through Trustee agree that, if (i) the Owner Trustee becomes or all or any part of the Lessor's Estate or the trust created by the Trust Agreement becomes the property of, a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to any such reorganization provisions, the Owner Participant is held to have recourse liability to the debtor, the Owner Trustee or the trustee of the debtor directly or indirectly on account of any amount payable as Make-Whole Premium, principal or interest on the Certificates, or any other amount payable on any Certificate that is provided in the Operative Agreements to be nonrecourse to the Owner Participant and (iii) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 17.10, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

         Section 17.11. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS AND IS BEING DELIVERED IN NEW YORK.

         Section 17.12. Section 1110 Compliance. The Owner Participant, the Lessee and the other parties hereto agree that the transactions contemplated by the Operative Agreements are expressly intended to be, shall be and should be construed so as to be entitled to the benefits and protection of Section 1110 of the Bankruptcy Code.


                                  ARTICLE 18

                                CONFIDENTIALITY

         Section 18.01. Confidentiality. Each party hereto agrees (on behalf of itself and each of its Affiliates, agents, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it pursuant to this Agreement which is identified by the Person supplying the same as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the parties hereto, (iii) to bank examiners or similar regulatory authorities, auditors or accountants, (iv) in connection with any litigation to which any one or more of the parties hereto is a party relating to the transactions contemplated hereby or by any of the Operative Agreements,
(v) to an Affiliate of the parties hereto, (vi) to any assignee or participant (or prospective assignee or participant) or other transferee so long as such assignee or participant (or prospective assignee or participant) or other transferee first executes and delivers to the respective party making such assignment or participation an agreement in writing to be bound by the provisions of this Section 18.01 or (vii) in the case of the Owner Participant or the Owner Trustee (in its individual or trust capacity) to the Owner Trustee (in its individual or trust capacity) or to the Owner Participant, as the case may be.

         IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers and this Participation Agreement shall be effective this 17th day of October, 1996.


                                 LESSEE:

                                 FEDERAL EXPRESS CORPORATION


                                 By:__________________________________________
                                      Name:  Robert D. Henning
                                      Title: Assistant Treasurer and Managing
                                             Director - Structured Finance


                                 OWNER PARTICIPANT:

                                 PMCC LEASING CORPORATION


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 OWNER TRUSTEE:

                                 FIRST SECURITY BANK,
                                 NATIONAL ASSOCIATION,
                                 not in its individual
                                 capacity except as otherwise
                                 expressly provided herein,
                                 but solely as Owner Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 INDENTURE TRUSTEE:

                                 STATE STREET BANK AND TRUST COMPANY,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Indenture Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 PASS THROUGH TRUSTEE:

                                 STATE STREET BANK AND TRUST COMPANY,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Pass Through Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 ORIGINAL LOAN PARTICIPANTS:

                                 MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK,
                                 as Agent and as an Original Loan Participant


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 BANK OF AMERICA NATIONAL TRUST &
                                 SAVINGS ASSOCIATION


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 THE CHASE MANHATTAN BANK


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 COMMERZBANK AG, ATLANTA AGENCY


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 NATIONSBANK, N.A. (SOUTH)


                                 By:__________________________________________
                                      Name:
                                      Title:


                                  SCHEDULE I

                            CERTIFICATE INFORMATION


1.    Federal Express Corporation Pass Through Trust, 1996-B1
      Federal Express Corporation Trust No. N662FE

      Interest Rate:       7.39%
      Maturity:            January 30, 2012
      Principal Amount:    $43,271,000.00


2.    Federal Express Corporation Pass Through Trust, 1996-B2
      Federal Express Corporation Trust No. N662FE

      Interest Rate:       7.84%
      Maturity:            January 30, 2018
      Principal Amount:    $18,300,000.00


                                  SCHEDULE II

                                  DEFINITIONS

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires and except in the case of the Original Agreements, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and
(ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

            Additional Insured.  As defined in Article 13 of the Lease.

            Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

            Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

            After-Tax Basis. A basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment to be received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

            Agent. Morgan Guaranty Trust Company of New York and its successors and permitted assigns as Agent for the Original Loan Participants pursuant to Article 16 of the Original Participation Agreement.

            Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

            Airbus Guaranty. The Guaranty dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

            Aircraft. The Airframe (or any permitted substitute airframe thereunder) together with two Engines (whether either is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

            Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

            Amendment No. 1 to the Original Tax Indemnity Agreement. Amendment No. 1 to the Original Tax Indemnity Agreement (Federal Express Corporation Trust No. N662FE), dated as of October 15, 1996.

            Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or the Refunding Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant.

            Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N662FE), dated the Delivery Date, as amended and restated as of the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

            Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N662FE), dated the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

            Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant (with an abbreviated report to the Lessee) on the Delivery Date pursuant to Section 4.01(n) of the Original Participation Agreement.

            Assignment and Assumption Agreement. Any agreement delivered in compliance with Section 7.03(d) of the Participation Agreement.

            AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

            AVSA Consent and Agreement. The Consent and Agreement dated as of September 1, 1996, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

            AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and dated the Delivery Date.

            AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and dated the Delivery Date.

            Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

            Bankruptcy Default. An event specified in Section 16.01(e), (f) or (g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

            Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

            Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on December 23, 2019, or such earlier date on which the Lease shall be terminated as provided therein.

            Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

            Breakage Costs. Has the meaning specified in Schedule II to the Original Participation Agreement.

            Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Salt Lake City, Utah.

            Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N662FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

            Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

            Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

            Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Original Loan Certificates.

            Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

            Commencement Date.  January 30, 1997.

            Consent and Agreement. The Consent and Agreement dated as of September 1, 1996 executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

            Corporate Trust Administration. The principal office of the Indenture Trustee located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

            Corporate Trust Department. The principal office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111,
Attention: Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

            CRAF Program. Has the meaning specified in Section 7.01(a)(iv) of the Lease.

            Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

            Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            Delivery Date.  September 23, 1996.

            Engine. Each of the two General Electric CF6-80C2-A5F engines listed by manufacturer's serial numbers in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04 or
12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

            Engine Consent. The Engine Consent dated as of September 1, 1996, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Engine Manufacturer. General Electric Company, a New York corporation.

            Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            ERISA. The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Plan. An employee benefit plan subject to Title I of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code.

            Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

            Event of Default. Each of the events specified in Article 16 of the Lease.

            Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe. If an Event of Loss described in any of clauses (i) (A), (iii) or (iv) above shall occur, Lessor may elect, within 30 days following the date upon which such Event of Loss is deemed to have occurred, to waive such Event of Loss and the consequences thereof.

            Excepted Payments. Collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Article 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate pursuant to Section 7.03(d) of the Participation Agreement, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above and (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

            Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

            FPO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

            FSB. First Security Bank, National Association, a national banking association.

            Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

            Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

            Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of
Section 17.01 of the Lease (when it shall be determined based upon the actual condition and location of the Aircraft), it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

            Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

            Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

            Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

            French Pledge Agreement. The French Pledge Agreement dated as of September 1, 1996 between the Owner Trustee and the Indenture Trustee.

            Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

            GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

            Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

            Indemnitee. Each of FSB, in its individual capacity and as Owner Trustee and Lessor, the Agent (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Owner Participant, the Original Loan Participants (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Indenture Trustee, in its individual capacity and as trustee, any Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Certificate Holder nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

            Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, and as said Indenture may from time to time be further supplemented or amended, including any amendment or supplement thereto entered into from time to time pursuant to the applicable provisions of the Indenture.

            Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N662FE) dated September 23, 1996, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

            Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

            Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

            Indenture Event of Default.  Each of the events specified in
Section 7.01 of the Indenture.

            Indenture Trustee. State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

            Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

            Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

            Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

            Interim Term. The period commencing on the Delivery Date and ending at the end of the day immediately preceding the Commencement Date.

            Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

            Lease. The Lease Agreement (Federal Express Corporation Trust No. N662FE) dated as of September 1, 1996, as amended and restated as of October 15, 1996, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

            Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N662FE) dated September 23, 1996, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

            Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

            Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

            Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

            Lessor. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

            Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements,
(ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

            Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

            Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

            Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

            Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

            Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

            Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

            Moody's.  Moody's Investors Service, Inc.

            Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

            Non-U.S. Person.  Any Person other than a U.S. Person.

            Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

            Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner
Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

            Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, if any, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent, the Tax Indemnity Agreement and any Assignment and Assumption Agreement, each as amended from time to time.

            Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

            Original Agreements. The documents and instruments delivered on the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement.

            Original Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N662FE), among the Lessee, the Owner
Participant, the Indenture Trustee and the Owner Trustee as it was originally executed on the Delivery Date.

            Original Indenture. The Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N662FE), dated September 23, 1996 attached thereto was recorded as one instrument by the FAA on September 25, 1996, and assigned Conveyance Number 2A270116.

            Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, between the Owner Trustee as lessor, and the Lessee, which together with Lease Supplement No. 1 (Federal Express Corporation Trust No. N662FE), dated September 23, 1996 attached thereto was recorded as one instrument by the FAA on September 25, 1996, and assigned Conveyance Number 2A270117.

            Original Loan Certificates. The loan certificates issued on the Delivery Date to the Original Loan Participants.

            Original Loan Participants. The entities listed on Schedule I to the Original Participation Agreement and their successors and assigns (other than any assignees in connection with the Refunding Date).

            Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N662FE), among the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee and the Original Loan Participants as it was originally executed as of September 1, 1996.

            Original Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N662FE) between the Lessee and the Owner Participant as it was originally executed as of September 1, 1996.

            Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N662FE) between the Owner Participant and the Owner Trustee as it was originally executed as of September 1, 1996 and filed with the FAA on September 23, 1996.

            Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

            (i)Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
            Section 2.08 of the Indenture or otherwise;

            (ii)Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii)Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

            Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

            Owner Participant Guarantor. The provider of an Owner Participant Guaranty.

            Owner Participant Guaranty. Any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

            Owner Trustee. FSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Owner Trustee Guarantor.  The provider of an Owner Trustee
Guaranty.

            Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

            Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

            Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996, among the Lessee, the Original Loan Participants, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee and the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, as amended, modified or supplemented, or the terms thereof waived.

            Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

            Pass Through Agreement. The Pass Through Trust Agreement dated as of June 1, 1996 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

            Pass Through Certificates. Any of the 1996 Pass Through Certificates, Series B1 or 1996 Pass Through Certificates, Series B2, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means both of the Pass Through Certificates issued by each of the Pass Through Trusts.

            Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

            Pass Through Trust. The Federal Express Pass Through Trust, 1996-B1 or Federal Express Pass Through Trust, 1996-B2, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

            Pass Through Trustee. State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

            Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

            Payment Date. December 23, 2019 and each January 30 and July 30 commencing on January 30, 1997.

            Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

            Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

            Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

            Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

            Premium Termination Date. With respect to the Certificates having a Maturity in 2012, October 23, 2006 and with respect to the Certificates having a Maturity in 2018, June 23, 2016.

            Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

            Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

            Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

            Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

            Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

            Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            Purchase Price. The amount specified as such in Ancillary Agreement II.

            Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), January 15 for January 30 Payment Dates and July 15 for July 30 Payment Dates, whether or not such date is a Business Day.

            Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

            Refinancing. A non-recourse loan to the Lessor arranged pursuant to Section 15.01 of the Participation Agreement.

            Refunding Date. A Business Day on which the refunding of the Original Loan Certificates occurs, the expected date thereof having been specified by the Lessee in a written notice given to the parties to the Participation Agreement and the Underwriters at least three (3) Business Days prior to such expected Refunding Date.

            Register. Has the meaning set forth in Section 3.02 of the Indenture.

            Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

            Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

            Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

            Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

            Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

            Rent Payment Date. December 23, 2019 and each January 30 and July 30 commencing on January 30, 1997.

            Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

            Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

            Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

            Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

            Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

            S&P.  Standard & Poor's Ratings Group.

            SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

            SSB. State Street Bank and Trust Company, a Massachusetts trust company.

            Securities Act.  The Securities Act of 1933, as amended.

            Series Supplement. The Series Supplement 1996-B1 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1996-B2 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both such Series Supplements.

            Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

            Sinking Fund Redemption Price.  Has the meaning specified in
Section 6.06 of the Indenture.

            Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

            Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to
Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Stipulated Loss Value is to be calculated with reference to any such date; provided that if amounts in respect of Stipulated Loss Value are payable under the Operative Agreements after the Stipulated Loss Determination Date in respect of which such Stipulated Loss Value was determined, the Lessor shall be compensated during the period from the Stipulated Loss Determination Date to such payment date in accordance with the provisions of the Operative Agreements.

            Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Date."

            Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee or others, including, without limitation, payments of Stipulated Loss Value, FPO Price and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3.03 of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent.

             Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

             Tax Indemnity Agreement. The Original Tax Indemnity Agreement as amended by Amendment No. 1 to the Original Tax Indemnity Agreement, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

            Term. The Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

            Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2003 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on January 30, 2017, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the seventh anniversary of the Commencement Date and (iii) Section 4.02(a)(F) of the Lease, the last day of the Basic Term.

            Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Termination Value is to be calculated with reference to any such date; provided that if amounts in respect of Termination Value are payable under the Operative Agreements after the Termination Date in respect of which such Termination Value was determined, the Lessor shall be compensated during the period from the Termination Date to such payment date in accordance with the provisions of the Operative Agreements.

            Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

            Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

            Treasury Yield. (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

            Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

            Trust Estate.  The Lessor's Estate.

            Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

            Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

            Underwriters. Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, BA Securities, Inc. and First Chicago Capital Markets, Inc.

            Underwriting Agreement. The Underwriting Agreement dated October 17, 1996 among the Lessee and the Underwriters.

            United States, U.S. or US.  The United States of America.

            U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

            U.S. Person.  A Person described in Section 7701(a)(30) of the
Code.


                                 SCHEDULE III

                            PERMITTED COUNTRY LIST


            Australia                        Netherlands

            Austria                          New Zealand

            Belgium                          Norway

            Canada                           Philippines

            Denmark                          Portugal

            Finland                          Republic of China
                                             (Taiwan)
            France
                                             Singapore
            Germany
                                             Sweden
            Greece
                                             Switzerland
            Iceland
                                             Thailand
            Ireland
                                             United Kingdom
            Japan

            Luxembourg


                                                               EXHIBIT A(1)(a)


                        [Letterhead of Federal Express]

                                                              [Refunding Date]

To the Addressees Listed on Schedule A Attached

   Re:   Federal Express Corporation Trust No. N662FE

Ladies and Gentlemen:

         I am the Vice President - Law of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal, as Lessee, PMCC Leasing Corporation, as Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants, First Security Bank, National Association, a national banking association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee under the Trust Agreement, State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture and State Street Bank and Trust Company, as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(l)(i) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meaning assigned thereto in the Participation Agreement.

         The Participation Agreement provides, among other things, for the refinancing in full of the Original Loan Certificates evidencing the Original Loan Participants' participation in the payment of the Purchase Price of one Airbus A300F4-605R aircraft (the "Aircraft"), using the proceeds from the public offering of the Pass Through Certificates. Two Series of Pass Through Certificates will be issued by two Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N662FE) dated as of September 1, 1996, as amended and restated as of October 15, 1996, as supplemented by the related Indenture and Security Agreement Supplement ("Indenture"), between the Owner Trustee and the Indenture Trustee.

         In connection with the opinions expressed below, I have examined or caused to be examined by attorneys under my supervision, executed counterparts of the Operative Agreements, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below (other than any thereof relating to Federal), we have relied upon the representations and warranties made in the Transaction Agreements, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Transaction Agreements, other than Federal, has full power, authority and legal right to enter into such Transaction Agreements and that each such Transaction Agreement has been duly authorized, executed and delivered by each of such parties.

         Based on the foregoing, it is my opinion that:

         1. Federal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Transaction Agreements to which it is a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires Federal to so qualify, except where the failure to so qualify would not have a material adverse impact on Federal or its business.

         2. Federal possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

         3. Each of the Transaction Agreements to which Federal is a party has or had, on the date of execution thereof, been duly authorized, executed and delivered by Federal and each constitutes the legal, valid and binding obligation of Federal enforceable against Federal in accordance with its terms.

         4. Neither the execution and delivery by Federal of the Transaction Agreements to which Federal is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did at the time of execution and delivery, or does presently (a) require any stockholder approval or violate the Certificate of Incorporation or By-laws of Federal or (b) conflict with or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 6.01(a) of the Lease) upon the property of Federal under any law, governmental rule or regulation, or the charter or bylaws of Federal or any order, writ, injunction or decree of any court or governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or, require the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

         5. Neither the execution and delivery by Federal of the Transaction Agreements to which it is a party, nor the consummation of any transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did or does, as the case may be, (a) require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which are required to be performed on or prior to the Refunding Date and which shall have been accomplished on or prior to the Refunding Date) the registration with, or the taking of any other action in respect of, the Aeronautics Authority, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Tennessee other than (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (ii) compliance with the securities laws of each applicable state, and (iii) the filing of the Indenture, the Lease and the Trust Agreement with the FAA, or (b) contravene any judgment or order applicable to or binding on Federal or any law or governmental rule or regulation of the United States or of the State of Tennessee.

         6. There is no pending, or to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) (i) is expected to have a material adverse effect on (A) except for the matters described under "Legal Proceedings" in Federal's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (as updated by Note 7 to the financial statements included in Federal's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996) and in Federal's Current Reports on Form 8-K dated June 7, 1996 and August 16, 1996, as to which I can express no opinion at this time concerning Federal's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of Federal, the financial condition of Federal or (B) the ability of Federal to perform its obligations under the Transaction Agreements, or
(ii) involves the Aircraft.

         7. Except for the filing and, where appropriate, recording, pursuant to the Transportation Code of the Lease, the Indenture, the Trust Agreement, the filing of the financing statements referred to in Section 4.01(f) of the Participation Agreement and the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Delivery Date, no further action, including any filing or recording of any document is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Federal and any third parties, or to perfect the first mortgage lien on the Aircraft in favor of the Indenture Trustee in each case with respect to such portion of the Aircraft as is covered by the recording system established by the Transportation Code.

         8. Federal is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

         9. On the Delivery Date the Owner Trustee received good and valid title to the Aircraft free and clear of all Liens on file with the FAA, except for Liens permitted under Section 6.01(a) of the Lease. Pursuant to the Original Participation Agreement the Aircraft was duly delivered to the Owner Trustee. Federal, as Lessee, duly accepted the Aircraft under the Original Lease and the Lease Supplement and the Term commenced on the Delivery Date.

         10. Federal's principal place of business and chief executive office (as such term is defined in the Uniform Commercial Code in effect in the State of Tennessee) are located at 2005 Corporate Avenue, Memphis, Shelby County, Tennessee.

         11. Federal is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinions expressed in paragraph 3 above as to the enforceability of the Transaction Agreements to which Federal is a party are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Transaction Agreements, the governing law with respect to each of the Transaction Agreements is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Lease may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Lease or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

         I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

         As to the matters referred to in paragraphs 5, 7 and 9, I have relied on the opinion of Daugherty, Fowler & Peregrin of even date herewith, to the extent such matters are addressed in such counsel's opinion and subject to the assumptions and qualifications expressed therein.

         This opinion is delivered to you solely for your use in connection with the transaction described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.

         I rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. I hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       George W. Hearn


                                  SCHEDULE A

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                               EXHIBIT A(1)(b)


                     [Letterhead of Davis Polk & Wardwell]

                                                              [Refunding Date]

To Each of the Parties named on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N662FE

Ladies and Gentlemen:

         We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express, as Lessee, PMCC Leasing Corporation, as Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as the Original Loan Participants, First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture, and State Street Bank and Trust Company, as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(l)(viii) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

         Pursuant to the Original Participation Agreement, the Owner Participant and the Original Loan Participants participated in the payment of the Purchase Price of one Airbus A300F4-605R Aircraft which was purchased by the Owner Trustee pursuant to AVSA's FAA Bill of Sale and AVSA's Warranty Bill of Sale, subjected to the Lien of the Original Indenture and leased to Federal Express under the Original Lease. The Participation Agreement provides, among other things, for the refinancing of the Original Loan Certificates using the proceeds from the public offering of the Pass Through Certificates. Two Series of Pass Through Certificates will be issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture.

         In connection with the opinions expressed below, we have examined executed counterparts of the Operative Agreements, the Pass Through Certificates, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

         Based on the foregoing, it is our opinion that:

         1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code, no filing or recording of any document or other action was or is necessary in order to establish the Owner Trustee's title thereto and interest therein as against Federal Express and any third parties.

         2. The Lease creates a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Transportation Code being subject to the due and timely filing and, where appropriate, recording of (A) the Lease (with the Indenture attached as an exhibit), (B) the Indenture and (C) the Trust Agreement.

         3. Assuming (i) the due authorization, execution and delivery of the Transaction Agreements by each of the parties to each such document (other than Federal Express), (ii) each such party has full power and legal right to enter into and perform its respective obligations under the Transaction Agreements, (iii) that the execution, delivery and performance by each of the Transaction Agreements by each of the parties thereto will not violate the respective parties' constituent documents, (iv) the due authorization, execution, issuance and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under the Indenture in accordance with the terms of the Indenture, (v) that the Original Loan Certificates are delivered by the Original Loan Participants to the Indenture Trustee for cancellation and are cancelled, (vi) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (vii) that the form of each Transaction Agreement is in compliance with all applicable laws and governmental rules and regulations (other than the laws of the United States and the State of New York), then: (A) to the extent governed by New York law, each Transaction Agreement in form constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Original Indenture created, and the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that they purport to create; (C) the Certificates, when issued to and acquired by the Pass Through Trustee, will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and will be entitled to the benefits of the Indenture, including the benefit of the security interest created thereby; (D) the Pass Through Certificates, when issued to and acquired by the Underwriters in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through Agreement and the Series Supplement relating thereto; and (E) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 3 are subject to the due filing and, where appropriate, recording with the FAA of the documents referred to in paragraph 2 above.

         4. (a) Each of the Transaction Agreements to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express.

         (b) The execution, delivery and performance by Federal Express of each of the Transaction Agreements to which Federal Express is a party do not, or did not on the date of execution thereof, violate, and fully comply, or did fully comply on the date of execution thereof, with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 4(b) is rendered without regard to the taking of any action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Transaction Agreements.

         5. The execution, delivery and performance of the Participation Agreement, the Trust Agreement, the Indenture and the Lease by the Owner Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 5 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance, of the taking of any action, the conduct of any business or the exercise of any other powers by First Security Bank, National Association in its individual or trust capacity in the State of New York not related to the transactions contemplated by the Transaction Agreements. We have assumed that First Security Bank, National Association has made the filings necessary to comply with Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether First Security Bank, National Association is required to comply with said Section 131.3.

         6. All the properties which are part of the Trust Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject to the due filing and, where appropriate, recording of those documents referred to in paragraph 2 above and the financing statements referred to in Section 4.01(f) of the Participation Agreement), and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties are subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates issued and to be issued under the Indenture.

         7. The Indenture creates, as security for the Certificates duly issued and to be issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the FAA of the Aircraft in the name of the Owner Trustee and the due filing and, where appropriate, recording in accordance with the Transportation Code of the documents referred to in paragraph 2 above. We express no opinion with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (6) and (7) of
Section 40102(a) of the Transportation Code.

         8. Federal Express's participation in the transactions contemplated by the Transaction Agreements does not and will not constitute a violation of Section 7 of the Securities Exchange Act of 1934.

         9. Except for the filings and recordings referred to in paragraph 2 above, neither the execution and delivery by Federal Express of the Participation Agreement or any other Operative Agreement to which it is a party, nor the consummation of any of the transactions by Federal Express contemplated thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, the Securities and Exchange Commission or any other Federal or New York State governmental authority.

         10. It is not necessary, in connection with the creation of the beneficial interest of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

         11. The provisions of Section 1110 of the United States Bankruptcy Code will apply to the Aircraft for the benefit of the Lessor, as lessor under and by reason of the Lease. The Lease, including the rights under Section 1110 of the United States Bankruptcy Code, has been assigned to the Indenture Trustee pursuant to the Indenture as part of the collateral for the Certificates and, as assignee, the Indenture Trustee has the benefit of
Section 1110.

         The foregoing opinions are subject to the following qualifications:

         (a) We have relied, with your consent, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinions of Daugherty, Fowler & Peregrin and George W. Hearn, Vice President - Law of Federal Express to be delivered to you and dated the date hereof, for purposes of the matters covered thereby.

         (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to any matters involving aviation law.

         (c) The opinion contained in paragraph 3(A) above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

         (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

         (e) We rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Davis Polk & Wardwell


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                               EXHIBIT A(2)(a)


                  [Letterhead of Simpson Thacher & Bartlett]

                                                              [Refunding Date]

To Each of the Persons Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N662FE

Ladies and Gentlemen:

         We have acted as special New York counsel for PMCC Leasing Corporation ("PMCC") in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of
September 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as lessee,
First Security Bank, National Association, not in its individual capacity, but solely as owner trustee, PMCC, as owner participant, State Street Bank and Trust Company, not in its individual capacity but solely as indenture trustee, State Street Bank and Trust Company, not in its individual capacity but solely as pass through trustee and Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as original loan participants. This opinion is being furnished to you pursuant to Section 4.01(l)(ii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Participation Agreement.

         We have examined executed counterparts of the Participation Agreement, Amendment No. 1 to the Tax Indemnity Agreement, Trust Agreement, Ancillary Agreement I and Ancillary Agreement II (collectively, the "Owner Participant Documents") and we have made such other and further investigations as we have deemed necessary or appropriate for purposes of this opinion. In our examination we have assumed, with your permission, and without independent investigation or inquiry, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such latter documents.

         With your permission, we have further assumed that (i) the Owner Participant Documents have been duly authorized, executed and delivered by each of the parties thereto, (ii) the respective parties thereto have the power and authority to execute, deliver and perform the Owner Participant Documents, (iii) the execution, delivery and performance of the Owner Participant Documents by the parties thereto do not and will not violate the certificate of incorporation, by-laws or other organizational documents of any such party or any bond, debenture, note, mortgage, indenture, lease or other agreement or instrument to which any such party is a party or by which any such party is bound and does and will fully comply with all laws and regulations applicable to each such party and (iv) the Owner Participant Documents constitute valid, legal and binding obligations of the parties thereto (other than PMCC), enforceable against such parties (other than PMCC) in accordance with their respective terms.

   Based upon the foregoing, we are of the opinion that:

   1. The Participation Agreement and the Amendment No. 1 to the Tax Indemnity Agreement constitute valid and legally binding obligations of PMCC enforceable against PMCC in accordance with their respective terms.

   2. The execution and delivery by the Owner Participant of the Owner Participant Documents and the making of its investment thereby will not result in any violation of any Federal or New York statute or any order, rule or regulation issued pursuant to any New York or Federal statute by any New York or Federal Court or governmental agency or body having jurisdiction over the Owner Participant.

   3. No consent, approval, authorization, order, registration or qualification under any Federal or New York statute is required to be obtained by the Owner Participant for the execution and delivery by the Owner Participant of the Owner Participant Documents or the making of its investment thereby.

         Our opinion in paragraph 1 is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York and express no opinion herein concerning any law other than the laws of the State of New York.

         This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied by you for any other purpose, or relied upon by or furnished to any other person, firm or corporation without our prior written consent, except that the Owner Participant may furnish a copy of this opinion to a potential transferee or participant of the interest of such entity or otherwise as required by a governmental authority.

         We rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Simpson Thacher & Bartlett


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                               EXHIBIT A(2)(b)


                [Letterhead of Philip Morris Capital Corporation]

                                                              [Refunding Date]

To Each of the Persons Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N662FE

Ladies and Gentlemen:

         In my capacity as Assistant General Counsel and Assistant Secretary of Philip Morris Capital Corporation, a Delaware corporation, I have supervised corporate proceedings of its wholly owned subsidiary, PMCC Leasing Corporation, a Delaware corporation (the "Owner Participant"), in connection with the Owner Participant's participation in the transactions contemplated by that certain Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among the Owner Participant; Federal Express Corporation as Lessee; the Original Loan Participants named in the Participation Agreement; First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as owner trustee; State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as indenture trustee and as pass through trustee. This opinion is delivered pursuant to Section 4.01(l)(ii) of the Participation Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in Schedule II to the Participation Agreement.

         In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction of the Participation Agreement, the Ancillary Agreement I, the Ancillary Agreement II, the Amendment No. 1 to the Tax Indemnity Agreement, and the Trust Agreement (each such Participation Agreement, Ancillary Agreement I, Ancillary Agreement II, Amendment No. 1 to the Tax Indemnity Agreement and Trust Agreement to be hereafter referred to individually as an "Operative Document" and collectively as the "Operative Documents"). I have also examined such corporate documents, records and instruments of the Owner Participant as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. In rendering such opinions, I have relied upon the representations and warranties contained in or made pursuant to the Operative Documents and have assumed the due authorization, execution and delivery of all documents and instruments by all parties thereto other than the Owner Participant.

         Based on the foregoing and subject to the qualifications and matters of reliance set forth herein, I am of the opinion that:

         1. The Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power, authority and legal right to carry on its business as now conducted, and is duly authorized and empowered to execute and deliver the Operative Documents and to fulfill and comply with the terms, conditions and other provisions thereof.

         2. The Operative Documents have been duly authorized by all necessary corporate action on the part of the Owner Participant, and have been duly executed and delivered by the Owner Participant.

         3. No filing with, notice to or authorization or approval from any governmental or public body or authority is required under the laws of the State of New York, the laws of the United States of America, or the General Corporation Law of the State of Delaware in connection with the execution, delivery and performance by the Owner Participant of the Operative Documents.

         4. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Owner Participant) pending or, to my knowledge, threatened against or affecting the Owner Participant or any property rights of the Owner Participant at law or in equity or before any commission or other administrative agency which, either individually or in the aggregate, could materially and adversely affect the condition, financial or otherwise, of the Owner Participant or its ability to perform its obligations under the Operative Documents or which would affect the legality, validity or enforceability of such Operative Documents.

         5. Neither the execution and delivery of the Operative Documents, the consummation of the transactions therein contemplated nor the fulfillment of or compliance with the terms, conditions and other provisions thereof will conflict with, or result in any breach of, any of the terms, conditions or provisions of (i) any law or regulation binding upon the Owner Participant, (ii) any order, injunction or decree of any court or governmental instrumentality binding upon the Owner Participant, (iii) the Certificate of Incorporation or Bylaws of the Owner Participant, or (iv) to my knowledge, any bond, debenture, note, mortgage, indenture or other agreement or instrument to which the Owner Participant is now a party or by which the property of the Owner Participant may be bound.

         I am a member of the bar of the State of New York, and I do not purport to be conversant with, or to express any opinion herein concerning, the laws of any jurisdiction other than those of the State of New York and the United States of America and the General Corporation Law of the State of Delaware. In addition, I express no opinion concerning the laws of the State of New York, the United States of America or any other jurisdiction applicable to the offering or sale of securities. Further, I have made no investigation and express no opinion, as to any aviation law or other laws, statutes, rules or regulations applicable due to the particular nature of the equipment subject to the Lease.

         This opinion is solely for the benefit of the addresses hereof and their respective successors and assigns for use in connection with the transactions contemplated by the Operative Documents and may not be relied upon by any other person or for any other purpose without my express written consent. This opinion may be relied upon by Messrs. Simpson, Thacher & Bartlett in rendering their opinion of even date herewith.

         I rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. I hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully, and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Nancy S. Rights


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(3)


                     [Letterhead of Bingham, Dana & Gould]

                                                              [Refunding Date]

To the Parties Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N662FE

Ladies and Gentlemen:

         We have acted as special counsel for State Street Bank and Trust Company, a Massachusetts trust company, individually ("State Street"), and as Indenture Trustee (the "Indenture Trustee") under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Indenture") between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee") and the Indenture Trustee, in connection with the transactions contemplated by that certain Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"); PMCC Leasing Corporation, as Owner Participant (the "Owner Participant"); Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Loan Participants (the "Original Loan Participants"); the Owner Trustee; and the Indenture Trustee. This opinion is being delivered pursuant to Section 4.01(l)(iii) of the Participation Agreement. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in Schedule II to the Participation Agreement.

         Our representation of State Street has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Operative Agreements and (ii) the certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations and certificates.

         We have examined each Operative Agreement to which State Street or the Indenture Trustee, as the case may be, is a party (collectively, the "Indenture Trustee Documents"), the Certificate of the Massachusetts Commissioner of Banks relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion.

         We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Indenture Trustee), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Indenture Trustee).

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates or in the preparation of this opinion and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

         Each opinion set forth below relating to the enforceability of any agreement or instrument against State Street and the Indenture Trustee, as applicable, is subject to the following general qualifications:

   (i) as to any Indenture Trustee Document, we assume that such agreement is the legal, valid and binding obligation of each other party thereto;

   (ii) the enforceability of any obligation of State Street and the Indenture Trustee may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other similar laws and rules of law affecting the enforcement of rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights) of creditors generally; and

   (iii) the enforcement of any rights and availability of any specific or equitable relief may in all cases by subject to an implied duty of good faith and to general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed herein are limited solely to the internal substantive laws of the Commonwealth of Massachusetts and the Federal laws of the United States of America. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, other than our opinion expressed in Paragraph 1 hereof with respect to the citizenship of State Street, no opinion is expressed as to matters governed by the Transportation Code or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft, Airframe or the Engines.

         With your permission and without investigation, with respect to paragraph 4 below in connection with our opinion relating to the legality, validity, binding effect and enforceability of the documents there referred to, to the extent that the laws of the Commonwealth of Massachusetts do not govern such documents, we have assumed that the laws of the jurisdiction whose laws govern such documents are not materially different from the internal substantive laws of the Commonwealth of Massachusetts.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their respective successors and assigns in connection with the transactions contemplated by the Operative Agreements and may not be used or relied upon by any other person or for any other purpose.

         Based upon the foregoing, we are of the opinion that:

         1. State Street is a Massachusetts trust company, duly organized and validly existing in good standing with the Massachusetts Commissioner of Banks under the laws of the Commonwealth of Massachusetts, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has the full corporate power and authority to execute, deliver and perform its obligations under the Indenture Trustee Documents and, in its capacity as Indenture Trustee, to authenticate the Certificates delivered on the Refunding Date and to perform its other obligations under the Indenture Trustee Documents.

         2. The execution and delivery of the Indenture Trustee Documents by State Street, in its individual capacity or as Indenture Trustee, as the case may be, and compliance by State Street or the Indenture Trustee, as the case may be, individually or as Indenture Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Massachusetts or Federal law, rule or regulation governing the banking or trust powers of State Street or the Indenture Trustee, or any order or judgment known to us, of any Massachusetts or Federal court or governmental authority applicable to or binding on State Street, individually or as Indenture Trustee, or contravene the provisions of, or constitute a default under, or result in the creation of a Lien on any property of State Street or the Indenture Trustee under, its charter documents or By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, in each case known to us, or any other agreement or instrument, in each case known to us, to which State Street, individually or as Indenture Trustee, is a party or by which it or any of its property may be bound or affected, other than the Lien of the Indenture.

         3. No order, license, consent, permit, authorization or approval of or exemption by, and no notice to or filing with, or the taking of any other action in respect of, any Massachusetts or Federal governmental authority governing the banking or trust powers of State Street or the Indenture Trustee, and no filing, recording, publication or registration in any public office is required under Massachusetts or Federal law pertaining to its banking or trust powers for the due execution, delivery or performance by State Street, individually or as Indenture Trustee, as the case may be, of the Indenture Trustee Documents and of the certificate of authentication, as Indenture Trustee, on the Certificates, or for the legality, validity, binding effect or enforceability thereof against State Street or the Indenture Trustee, as the case may be.

         4. Each of the Indenture Trustee Documents has been duly authorized, executed and delivered by State Street, in its individual capacity or as Indenture Trustee, as the case may be, and each such document constitutes a legal, valid and binding obligation of State Street, in its individual capacity or as Indenture Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Indenture Trustee, as the case may be, in accordance with its terms.

         5. The Certificates issued and dated the Refunding Date have been duly authenticated and delivered by the Indenture Trustee pursuant to the terms of the Indenture.

         6. There are no fees, taxes or other governmental charges payable by the Owner Trustee, the Indenture Trustee (except taxes imposed on fees payable to the Indenture Trustee in its individual capacity) or the Certificate Holders under the laws of the Commonwealth of Massachusetts or any political subdivision thereof in connection with the execution, delivery or performance of any of the Operative Agreements or in connection with the issuance and acquisition of the Certificates by the Certificate Holders or the beneficial interest of the Certificate Holders in the Trust Indenture Estate solely because the Indenture Trustee in its individual capacity (a) is incorporated under the laws of the Commonwealth of Massachusetts, (b) has its principal place of business in the Commonwealth of Massachusetts, (c) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the Commonwealth of Massachusetts, and (d) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the Commonwealth of Massachusetts. Neither the Indenture Trustee nor the trust created under the Indenture will be subject to any fee, tax or other governmental charge (except for taxes imposed on fees payable to the Indenture Trustee in its individual capacity) under the laws of the Commonwealth of Massachusetts or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate solely because the Indenture Trustee in its individual capacity (a) is incorporated under the laws of the Commonwealth of Massachusetts, (b) has its principal place of business in the Commonwealth of Massachusetts, (c) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the Commonwealth of Massachusetts, and (d) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the Commonwealth of Massachusetts. There is no fee, tax or other governmental charge (except for taxes imposed on fees payable to the Indenture Trustee in its individual capacity) under the laws of the Commonwealth of Massachusetts or any political subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Certificates by reason of the creation of the trust under the Indenture solely because the Indenture Trustee in its individual capacity (a) is incorporated under the laws of the Commonwealth of Massachusetts, (b) has its principal place of business in the Commonwealth of Massachusetts, (c) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the Commonwealth of Massachusetts, and (d) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the Commonwealth of Massachusetts. We express no opinion as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Original Loan Participants or the Owner Participant to the Commonwealth of Massachusetts or any political subdivision thereof in connection with (a) the execution, delivery, or performance by any of the Indenture, the Participation Agreement or any of the other Operative Agreements and (b) the making by the Owner Participant of its investment in the Aircraft.

         7. To the best of our knowledge, there are no pending or threatened actions or proceedings against State Street before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of State Street, individually or as Indenture Trustee, to perform its obligations under the Indenture Trustee Documents.

         We rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Bingham, Dana & Gould LLP


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(4)


                 [Letterhead of Daugherty, Fowler & Peregrin]

                                                             [Refunding Date]

To the Parties Named on Schedule A attached hereto

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 4.01(l)(iv) of the Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement") among Federal Express Corporation, as lessee (the "Lessee"), PMCC Leasing Corporation, as owner participant (the "Owner Participant"), Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as original loan participants (the "Original Loan Participants"), First Security Bank, National Association, as owner trustee (the "Owner Trustee"), State Street Bank and Trust Company, as indenture trustee (the "Indenture Trustee"), and State Street Bank and Trust Company, as pass through trustee (the "Pass Through Trustee"), which Participation Agreement amends and restates that certain Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996 (the "Original Participation Agreement") among the Lessee, the Owner Participant, the Original Loan Participants, the Owner Trustee and the Indenture Trustee, with respect to that portion of Subtitle VII of Title 49 of the United States Code relative to the recordation of instruments and the registration of aircraft thereunder.

         The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement or in Annex I attached hereto.

         We have examined and filed on this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below:

         (a) Trust Agreement (Federal Express Corporation Trust No. N662FE) dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Trust Agreement") between the Owner Participant and the Owner Trustee, which Trust Agreement amends and restates the Original Trust Agreement, which Trust Agreement was filed at ____ _.m., C._.T.;

         (b) Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N662FE) dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Indenture") between the Owner Trustee and the Indenture Trustee, which Indenture amends and restates the Original Indenture, which Indenture was filed at ____ _.m., C._.T.; and,

         (c) Lease Agreement (Federal Express Corporation Trust No. N662FE) dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Lease") between the Owner Trustee, as lessor, and the Lessee, as lessee, which Lease amends and restates the Original Lease, with the Indenture attached thereto, which Lease with the Indenture attached was filed at ____ _.m., C._.T.

         The Confidential Omissions were intentionally omitted from the FAA filing counterparts of the Lease and the Indenture as containing confidential financial information.

         Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

   1. AC Form 8050-2 Aircraft Bill of Sale dated September 23, 1996 (the "FAA Bill of Sale") from AVSA S.A.R.L., as seller, conveying title to the Airframe to the Owner Trustee has been duly recorded by the FAA on September 23, 1996 and assigned Conveyance No. 2A270087;

   2. the Indenture and the Lease with the Indenture attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

   3. the Trust Agreement is in due form for filing and has been duly filed with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

   4. the Original Trust Agreement was duly filed with the FAA on September 23, 1996 pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

   5. the Original Indenture with the Indenture and Security Agreement Supplement attached has been duly filed with and duly recorded by the FAA pursuant to and in accordance with the provisions of 49 U.S.C.
         Section 44107;

   6. the Original Lease with the Lease Supplement, the Original Indenture and the Indenture and Security Agreement Supplement attached was duly filed with and duly recorded by the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

   7. the Airframe is duly registered in the name of the Owner Trustee pursuant to and in accordance with the provisions of 49 U.S.C.
         Section 44103(a);

   8. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except (i) the security interest created by the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, and (ii) the rights of the parties under the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement;

   9. the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, constitutes a duly perfected first priority security interest in the Aircraft and a duly perfected first assignment of all the right, title and interest of the Owner Trustee in, to and under the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to perfect in any applicable jurisdiction in the United States (A) the Owner Trustee's title to the Airframe or (B) such security interest and assignment (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such security interest and assignment under local law or as to the recognition of the perfection of such security interest and assignment as against third parties in any legal proceeding outside the United States;

   10. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement, the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, or the Original Trust Agreement, as amended and restated by the Trust Agreement, except for such filings as are referred to in our opinion dated September 23, 1996 (which have been duly effected) and the filings referred to in clauses (a), (b) and
         (c) above; and,

   11. neither the authorization, issuance and delivery of the Certificates, the execution and delivery by the parties thereto of the Original Trust Agreement, the Trust Agreement, the Original Indenture, the Indenture, the Indenture and Security Agreement Supplement, the Original Participation Agreement, the Participation Agreement, the
         FAA Bill of Sale, the Original Lease, the Lease and the Lease Supplement or the performance by the parties thereto of: (i) the Original Trust Agreement, as amended and restated by the Trust Agreement; (ii) the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement; (iii) the Original Participation Agreement, as amended and restated by the Participation Agreement; and (iv) the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement, in accordance with the provisions thereof, nor the consummation by the parties thereto of any of the transactions contemplated thereby, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, the FAA except for the filings, the recordations and the filings for recordations specified elsewhere in this opinion.

         No opinion is expressed as to the Airframe during any period or periods of time during which it has not been subject to United States registration.

         No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under 29 U.S.C. Section 1368(a), possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated October ___, 1996 and have continued to rely upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated September 18, 1996, copies of which are attached hereto.

                                       Very truly yours,


                                       Robert M. Peregrin
                                       For the Firm


                                                                       Annex I

                              Certain Definitions

                        Airframe, Engines and Aircraft

         One (1) Airbus Industrie A300F4-605R aircraft bearing manufacturer's serial number 761 and U.S. Registration No. N662FE (the "Airframe") and two
(2) General Electric CF6-80C2-A5F aircraft engines bearing manufacturer's serial numbers 705-246 and 705-247 (the "Engines") (the Airframe and the Engines are referred to collectively as the "Aircraft").

                           Original Trust Agreement

         Trust Agreement (Federal Express Corporation Trust No. N662FE) dated as of September 1, 1996 between PMCC Leasing Corporation, as owner participant, and First Security Bank, National Association, as owner trustee, which was filed with the FAA on September 23, 1996.

                              Original Indenture

         Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N662FE) dated as of September 1, 1996 between First Security Bank, National Association, as owner trustee, and State Street Bank and Trust Company, as indenture trustee, which together with the Indenture and Security Agreement Supplement (as hereinafter defined) attached thereto was recorded as one instrument by the FAA on September 25, 1996 and assigned Conveyance No. 2A270116.

                  Indenture and Security Agreement Supplement

         Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N662FE) dated September 23, 1996 between First Security Bank, National Association, as owner trustee, and State Street Bank and Trust Company, as indenture trustee, with respect to the Aircraft, which was attached to and recorded by the FAA as one instrument with the Original Indenture.

                                Original Lease

         Lease Agreement (Federal Express Corporation Trust No. N662FE) dated as of September 1, 1996 between First Security Bank, National Association, as owner trustee, as lessor, and Federal Express Corporation, as lessee, which together with the Lease Supplement (as hereinafter defined), the Original Indenture and the Indenture and Security Agreement Supplement attached thereto was recorded as one instrument by the FAA on September 25, 1996 and assigned Conveyance No. 2A270117.

                               Lease Supplement

         Lease Supplement No. 1 (Federal Express Corporation Trust No. N662FE) dated September 23, 1996 between First Security Bank, National Association, as owner trustee, as lessor, and Federal Express Corporation, as lessee, with respect to the Aircraft, which was attached to and recorded by the FAA as one instrument with the Original Lease.

                            Confidential Omissions

         The Lease was filed with the FAA, with (i) Basic Rent (Schedule II),
(ii) the Stipulated Loss Values (Schedule III), (iii) the Termination Values (Schedule IV), (iv) the Additional Purchase Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the purchase price under Section 4.02(a)(F) of the Lease set forth in Ancillary Agreement II, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation.


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(5)


                    [Letterhead of Ray, Quinney & Nebeker]

                                                              [Refunding Date]

To Each of the Persons Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N662FE

Ladies and Gentlemen:

         We have acted as special counsel to First Security Bank, National Association, a national banking association ("First Security"), in connection with the Trust Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Trust Agreement"), between First Security and PMCC Leasing Corporation, a Delaware corporation (the "Owner Participant"). Pursuant to the Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee, the Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants, First Security, not in its individual capacity except as otherwise expressly set forth therein but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement, State Street Bank and Trust Company, as Indenture Trustee and State Street Bank and Trust Company, as Pass Through Trustee, one Airbus A300F4-605R aircraft bearing U.S. Registration No. N662FE (the "Aircraft") is being refinanced. This opinion is furnished pursuant to
Section 4.01(l)(vii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

         We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

         (a)   The Participation Agreement;

         (b)   The Trust Agreement;

         (c)   The Indenture;

         (d) The Indenture and Security Agreement Supplement No. 1 dated September 23, 1996;

         (e)   The Lease;

         (f)   The Ancillary Agreement I;

         (g)   The Ancillary Agreement II:

         (h) The Lease Supplement dated September 23, 1996 (each of the documents identified in paragraphs (a) through (h) being collectively referred to as the "Owner Trustee Documents"); and

         (h)   The Certificates being issued today (the "Certificates").

         We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Owner Trustee Documents.

         Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         1. First Security is a national banking association duly organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, is a Citizen of the United States within the meaning of Section 40102(a)(15) of the Transportation Code, and each of First Security and the Owner Trustee, as the case may be, has or had, on the date of execution thereof, full corporate power, authority and legal right to execute, deliver and perform each of the Owner Trustee Documents to which it is or is to be a party and to issue, execute, deliver and perform the Certificates.

         2. Each of First Security and the Owner Trustee, as the case may be, has duly authorized, executed and delivered each Owner Trustee Document to which it is a party; each such document constitutes a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, of First Security) enforceable against the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, against First Security) in accordance with its terms; and assuming the Trust Agreement was properly authorized, executed and delivered by the Owner Participant and that the terms of the Trust Agreement are not in violation of any laws, documents, judgments, regulations or other provisions applicable to the Owner Participant, the Trust Agreement constitutes, under the laws of the State of Utah, a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms. The Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and constitute the legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with their terms and the terms of the Indenture.

         3. On the Delivery Date, the Owner Trustee received from AVSA such title to the Aircraft as AVSA conveyed to the Owner Trustee, subject to the rights of the Owner Trustee and the Lessee under the Original Lease and the security interest created pursuant to the Original Indenture and the Indenture Supplement; and to our knowledge, there exist no Liens affecting the title of the Owner Trustee to the Lessor's Estate resulting from claims against First Security not related to the ownership of the Lessor's Estate or the administration of the Lessor's Estate or any other transaction pursuant to the Indenture or any document included in the Trust Indenture Estate.

         4. Under the laws of the State of Utah, all of the properties which are part of the Trust Indenture Estate have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the holders of the Certificates issued and to be issued under the Indenture.

         5. To the extent that the Uniform Commercial Code of the State of Utah (the "UCC") is applicable, except for the Indenture Trustee's taking possession of all monies and securities (including instruments) constituting part of the Trust Indenture Estate, no action, including the filing or recording of any document, is necessary (i) to create under the UCC the security interest in the Trust Indenture Estate (including the grant and assignment unto the Indenture Trustee of the security interest in all estate, right, title and interest of the Owner Trustee in, to and under the Lease, the Lease Supplement and the Participation Agreement), which the Indenture by its terms purports to create in favor of the Indenture Trustee, and (ii) to perfect in the State of Utah such security interest, except for the filing of a UCC financing statement complying with the formal requisites of Section 9-402 of the UCC in the office of the Division of Corporations and Commercial Code of the State of Utah with respect to the security interest, which filing has been duly effected, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.

         6. The Trust Agreement duly creates a legal and valid trust under Utah law, the trust created by the Trust Agreement has been duly created and exists for the benefit of the Owner Participant, and the Trust Agreement creates for the benefit of the Owner Participant the interest in the properties referred to in Section 1.02 of the Trust Agreement which the Trust Agreement by its terms purports to create, which interest is subject and subordinate to the security interests created by the Indenture to the extent provided in the Indenture.

         7. Neither the authorization, execution and delivery by the Owner Trustee or First Security, as the case may be, of the Owner Trustee Documents, nor the issuance, execution and delivery by the Owner Trustee of the Certificates nor the fulfillment or compliance by the Owner Trustee or First Security with the respective terms and provisions thereof nor the consummation of any of the transactions by the Owner Trustee or First Security, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any court or administrative or governmental authority or agency of the State of Utah or the United States of America governing the banking or trust powers of First Security.

         8. Assuming that (i) the Aircraft is not used in Utah and is not physically located in Utah at the commencement or termination of the Term or during such Term, (ii) in connection with any sale of the Aircraft, such Aircraft will not be physically delivered in Utah to a buyer nor be shipped from a point within Utah to a buyer, and (iii) the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Sections 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Indenture Trustee, the Lessee or the Owner Participant, as the case may be, of the Owner Trustee Documents or in connection with the making by the Owner Participant of its investment in the Aircraft or its acquisition of the beneficial interest in the Lessor's Estate or in connection with the issuance and acquisition of the Certificates, and neither the Owner Trustee, the Lessor's Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Lessor's Estate solely by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement.

         9. The execution, delivery and performance by the Owner Trustee or First Security, as the case may be, of each of the Owner Trustee Documents and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee are not or were not, on the date of execution thereof, in violation of the charter or by-laws of First Security or of any law, governmental rule, or regulation of the State of Utah or the United States of America governing the banking or trust powers of First Security or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Utah or the United States of America relating to the banking or trust powers of First Security.

         10. There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates or the beneficial interests in the Lessor's Estate, by reason of the creation of the trust under the Trust Agreement, pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement, within the State of Utah, which would not have been imposed if First Security did not have its principal place of business and did not perform its obligations under the Owner Trustee Documents in the State of Utah.

         11. Neither a Utah court nor a federal court applying federal law or Utah law, if properly presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust Agreement, except in accordance with its terms or with the consent of the Indenture Trustee, as long as the Lien of the Indenture on the Trust Estate has not been released or payment of the principal of, and Make-Whole Premium, if any, and interest on, the Certificates have not been made in full.

         12. Although there is no Utah case directly on point, under the laws of the State of Utah, so long as the Trust Agreement has not been terminated in accordance with its terms or with the consent of the Indenture Trustee, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively, the "Creditors") may acquire valid claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and do not have, and may not through the enforcement of such Creditor's rights acquire, any greater rights than such Owner Participant with respect to the Trust Agreement or the Trust Estate.

         13. There are no actions, suits, investigations or proceedings pending or, to our knowledge, threatened against or affecting First Security or the Owner Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of First Security or the Owner Trustee, as the case may be, to perform its obligations under any of the Owner Trustee Documents, and there are no pending or, to our knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving First Security or the Owner Trustee, as the case may be, in connection with the transactions contemplated by any of the Owner Trustee Documents.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security and Title II of the United States Code entitled "Bankruptcy". In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of First Security) and (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in the State of Utah of the Certificates and the other Owner Trustee Documents expressed to be governed by the laws of the State of New York, we have assumed that the laws of New York are identical to the laws of Utah in all material respects, and that the Certificates and such other Owner Trustee Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion). No opinion is expressed as to the priority of any security interest or as to title to any part of the Trust Estate.

         B. The foregoing opinions regarding enforceability of any document or instrument, except for the opinions set forth in paragraphs 11 and 12 above, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than First Security and the Owner Trustee, of the Owner Trustee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

         D. The opinion set forth in paragraph 1 above concerning the citizenship of First Security is based upon the facts contained in an affidavit of First Security, made by its Vice President, the facts set forth in which we have not independently verified.

         E. We have assumed the due authentication of the Certificates by the Indenture Trustee.

         F. We have assumed that all signatures (other than those of the Owner Trustee or First Security) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         G. We do not purport to be experts in respect of, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment acquired by the Owner Trustee.

         H. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the Lessor's Estate or the priority of any mortgage or security interest.

         I. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent, except that the law firm of Davis Polk & Wardwell may rely on this opinion in connection with the rendering of its opinion dated the date hereof in connection with the financing described herein.

         We rendered an opinion dated September 23, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Ray, Quinney & Nebeker


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(6)


                     [Letterhead of Bingham, Dana & Gould]

                                                              [Refunding Date]

To the Parties Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N662FE

Ladies and Gentlemen:

         We have acted as special counsel for State Street Bank and Trust Company, a Massachusetts trust company, individually ("State Street"), and as Pass Through Trustee (the "Pass Through Trustee") with respect to the Pass Through Trust Agreement dated as of June 1, 1996 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated the date hereof between Federal Express Corporation and the Pass Through Trustee, designated as Series Supplement 1996-B1 and 1996-B2, respectively (the "Series Supplements") and in connection with the transactions contemplated by that certain Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement") among Federal Express Corporation, as Lessee (the "Lessee"); PMCC Leasing Corporation, as Owner Participant (the "Owner Participant"); Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants; First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement; State Street, not in its individual capacity but solely as Indenture Trustee under the Indenture; and State Street, not in its individual capacity, except as otherwise stated therein, but solely as Pass Through Trustee. This opinion is being delivered pursuant to Section 4.01(l)(ix) of the Participation Agreement. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in Schedule II to the Participation Agreement.

         Our representation of State Street has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Operative Agreements and (ii) the certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations and certificates.

         We have examined each Operative Agreement to which State Street or the Pass Through Trustee, as the case may be, is a party, the Pass Through Trust Agreement and the Series Supplements (collectively, the "Pass Through Trustee Documents"), the Certificate of the Massachusetts Commissioner of Banks relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion.

         We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Pass Through Trustee), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Pass Through Trustee).

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates or in the preparation of this opinion and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

         Each opinion set forth below relating to the enforceability of any agreement or instrument against State Street and the Pass Through Trustee, as applicable, is subject to the following general qualifications:

   (i) as to any Pass Through Trustee Document, we assume that such agreement is the legal, valid and binding obligation of each other party thereto;

   (ii) the enforceability of any obligation of State Street and the Pass Through Trustee may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other similar laws and rules of law affecting the enforcement of rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights) of creditors generally; and

   (iii) the enforcement of any rights and availability of any specific or equitable relief may in all cases by subject to an implied duty of good faith and to general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed herein are limited solely to the internal substantive laws of the Commonwealth of Massachusetts and the Federal laws of the United States of America. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, other than our opinion expressed in Paragraph 1 hereof with respect to the citizenship of State Street, no opinion is expressed as to matters governed by the Transportation Code or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft, Airframe or the Engines.

         With your permission and without investigation, with respect to paragraph 4 below in connection with our opinion relating to the legality, validity, binding effect and enforceability of the documents there referred to, to the extent that the laws of the Commonwealth of Massachusetts do not govern such documents, we have assumed that the laws of the jurisdiction whose laws govern such documents are not materially different from the internal substantive laws of the Commonwealth of Massachusetts.

         In rendering the opinion set forth below in paragraph 6 as to certain Massachusetts tax matters, we have assumed that, for Federal income tax purposes, the trusts created by the Series Supplements are not classified as associations taxable as corporations and that the trusts created by the Series Supplements are grantor trusts under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their respective successors and assigns in connection with the transactions contemplated by the Operative Agreements and may not be used or relied upon by any other person or for any other purpose.

         Based upon the foregoing, we are of the opinion that:

         1. State Street is a Massachusetts trust company, duly organized and validly existing in good standing with the Massachusetts Commissioner of Banks under the laws of the Commonwealth of Massachusetts, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has the full corporate power and authority to execute, deliver and perform its obligations under the Pass Through Trustee Documents and, in its capacity as Pass Through Trustee, to authenticate the Pass Through Certificates delivered on the Refunding Date.

         2. The execution and delivery of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, and compliance by State Street or the Pass Through Trustee, as the case may be, individually or as Pass Through Trustee, with all of the provisions thereof do not and will not contravene any Massachusetts or Federal law, rule or regulation governing the banking or trust powers of State Street or the Pass Through Trustee, or any order or judgment known to us, of any Massachusetts or Federal court or governmental authority applicable to or binding on State Street, individually or as Pass Through Trustee, or contravene the provisions of, or constitute a default under, or result in the creation of a Lien on any property of State Street or the Pass Through Trustee under, its charter documents or By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, in each case known to us, or any other agreement or instrument, in each case known to us, to which State Street, individually or as Pass Through Trustee, is a party or by which it or any of its property may be bound or affected, other than the Lien of the Indenture.

         3. No order, license, consent, permit, authorization or approval of or exemption by, and no notice to or filing with, or the taking of any other action in respect of, any Massachusetts or Federal governmental authority governing the banking or trust powers of State Street or the Pass Through Trustee, and no filing, recording, publication or registration in any public office is required under Massachusetts or Federal law pertaining to its banking or trust powers for the due execution, delivery or performance by State Street, individually or as Pass Through Trustee, as the case may be, of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) and of the certificate of authentication, as Pass Through Trustee, on the Pass Through Certificates, or for the legality, validity, binding effect or enforceability thereof against State Street or the Pass Through Trustee, as the case may be.

         4. Each of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) has been duly authorized, executed and delivered by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, and each such document constitutes a legal, valid and binding obligation of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Pass Through Trustee, as the case may be, in accordance with its terms.

         5. The Pass Through Certificates have been duly authorized and validly executed, issued, delivered and authenticated by the Pass Through Trustee pursuant to the Pass Through Trust Agreement and the Series Supplements; and the Pass Through Certificates are enforceable against the Pass Through Trustee and the holders thereof are entitled to the benefits of the Pass Through Trust Agreement and the related Series Supplements.

         6. There are no fees, taxes or other governmental charges ("Taxes") payable under the laws of the Commonwealth of Massachusetts with respect to the execution and delivery by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of any of the Pass Through Trustee Documents (except for Taxes on any fees payable to State Street in its individual capacity) which would not have been imposed if State Street did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Pass Through Trustee Documents in Massachusetts. Neither State Street, in its individual capacity or as the Pass Through Trustee, as the case may be, the Owner Participant, the Owner Trustee, nor the trusts created by the Series Supplements will, as a result of the transactions contemplated thereby, be subject to any Taxes under the laws of the Commonwealth of Massachusetts or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) which would not have been imposed if State Street did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Pass Through Trustee Documents in Massachusetts, and there are no Taxes under the laws of the Commonwealth of Massachusetts or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) upon or with respect to the Aircraft or any Engine or any part of any interest therein, or the purchase, ownership, delivery, lease, sublease, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair, sale, return, transfer or other disposition of the Aircraft which would not have been imposed if State Street did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Pass Through Trustee Documents in Massachusetts. We express no opinion as to whether or not any fees, tax or other charges are now or hereafter may be payable by the Owner Participant to the Commonwealth of Massachusetts or any political subdivision thereof in connection with (a) the execution, delivery, or performance of the Series Supplements, the Participation Agreement or any of the other Operative Agreements and (b) the making by the Owner Participant of its investment in the Aircraft.

         7. To the best of our knowledge, there are no pending or threatened actions or proceedings against State Street before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of State Street, individually or as Pass Through Trustee, to perform its obligations under the Pass Through Trustee Documents.


                                       Very truly yours,


                                       Bingham, Dana & Gould LLP


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                   EXHIBIT B

                           [FORM OF LEASE AGREEMENT]

                               [See Exhibit 4.e]


                                   EXHIBIT C

                              [FORM OF INDENTURE]

                              [See Exhibit 4.b.1]


                                   EXHIBIT D

                           [FORM OF TRUST AGREEMENT]

                               [See Exhibit 4.d]


                                  EXHIBIT E-1

                 [FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT]

       BENEFICIAL INTEREST TRANSFER AGREEMENT (this "Document"), dated as of _______ __, ____, between ______________, a ______________ corporation
("Transferor") and ______________, a ______________ corporation ("Transferee").

                             W I T N E S S E T H :

       WHEREAS, the parties hereto desire to effect (a) the transfer by Transferor to Transferee of all of the rights, title and interest of Transferor in and to its interest (the "Beneficial Interest") under the Trust Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Trust Agreement"), between Transferor and First Security Bank, National Association, and the Lessor's Estate created thereunder, and all of Transferor's rights and obligations under the Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee, First Security Bank, National Association, as Owner Trustee, PMCC Leasing Corporation, as Owner Participant, State Street Bank and Trust Company, as Indenture Trustee, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants and State Street Bank and Trust Company, as Pass Through Trustee, and under the other Operative Agreements and (b) the acceptance by Transferee of such transfer and the assumption by Transferee of such obligations of Transferor thereunder; and

       WHEREAS, Section 7.03(d) of the Participation Agreement permits such transfer and assumption upon satisfaction of certain conditions heretofore or concurrently herewith being observed;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Participation Agreement.

         2. Transfer. Transferor does hereby sell, convey, assign, transfer and set over, unto Transferee, as of the Effective Time (as defined below), all of Transferor's present and future right, title and interest in and to (a) all of the Beneficial Interest and (b) all of the Owner Participant's rights and obligations under the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and the other Operative Agreements and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest, except such rights of Transferor as have arisen or accrued to Transferor prior to the Effective Time (including without limitation, the right to receive any amounts due or accrued to Transferor under the Operative Agreements as of a time prior to the Effective Time and the right to receive any indemnity payment pursuant to the Participation Agreement or the Tax Indemnity Agreement, with respect to events occurring prior to such time); all of the foregoing that is being transferred under this paragraph 2, the "Transferred Interest".

         3. Assumption. Transferee hereby accepts the transfer of the Transferred Interest and, for the benefit of Transferor and the other parties to the Participation Agreement, assumes and undertakes and agrees to perform and discharge all of the duties and obligations of Transferor with respect to the Transferred Interest whenever and wherever accrued (other than duties and obligations of Transferor required to be performed by it on or prior to the Effective Time). Transferee hereby confirms that, from and after the Effective Time, Transferee (a) shall be deemed, to the extent set forth in
Section 2 hereof, the "Owner Participant" party to the Participation
Agreement, the Tax Indemnity Agreement, the Trust Agreement and the other Operative Agreements and (b) shall be bound by all of the terms of the Operative Agreements to the extent the same relate to the Transferred Interest.

         4. Release of Transferor. At the Effective Time, Transferor shall be relieved of all of its duties and obligations with respect to the Transferred Interest under the Operative Agreements, provided, however, that Transferor shall in no event be released from any such duty or obligations arising or relating to any event occurring prior to the Effective Time, or on account of any breach by Transferor of any of its representations, warranties, covenants or obligations set forth in the Operative Agreements, or for any fraudulent or willful misconduct engaged in by it prior to the Effective Time, or from any obligation that relates to any indemnity claimed by Transferor or any Lessor's Lien attributable to Transferor.

         5. Fees and Expenses. The fees, expenses and charges of the parties to the Participation Agreement incurred in connection with the transfer effected hereby shall be for the account of [specify
Transferor/Transferee].

         6. Payments. Transferor hereby covenants and agrees to pay over to Transferee, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid on account of the Transferred Interest to or for the benefit of Transferor, and Transferee hereby covenants and agrees to pay over to Transferor, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Transferee that are not attributable to the Transferred Interest and to which Transferor is otherwise entitled.

         7. Investment Purpose. Transferee hereby represents and warrants that, as of the date hereof, it is acquiring the Transferred Interest for its account with no present intention of distributing such Transferred Interest or any part thereof in any manner which would violate the Securities Act of 1933, as amended, but without prejudice, however, to the right of Transferee at all times to sell or otherwise dispose of all or any part of such Transferred Interest in compliance with Section 7.03(d) of the Participation Agreement.

         8. Representations and Warranties of Transferor. Transferor represents and warrants to Transferee that as of the Effective Time:

         (a) Organization and Power. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver and perform this Agreement and to enter into and carry out the transactions contemplated hereby and in the other Operative Agreements (the "Transactions").

         (b) Authorization, Execution and Validity. This Agreement has been duly authorized, executed and delivered by Transferor and constitutes the legal, valid and binding obligation of Transferor, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

         (c) Conflict. The execution, delivery and performance by Transferor of this Agreement and compliance by Transferor with all of the provisions hereof do not contravene any regulation or any order of any governmental authority applicable to or binding on Transferor, or contravene the provisions, or constitute a default by Transferor under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which Transferor is a party or by which Transferor or any of its Properties is bound or affected.

         (d) Consents. No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice or the taking of any other action with respect to, any governmental authority on the part of Transferor is required in connection with the execution, delivery and performance by Transferor of this Agreement.

         (e) Litigation. There are no proceedings pending or, to the knowledge of Transferor, threatened against Transferor before any governmental authority that would materially and adversely affect the ability of Transferor to consummate the Transactions.

         (f) No Liens. The Trust Estate is free of Lessor's Liens attributable to Transferor.

         (g) Compliance with Operative Agreements. Transferor has fully performed all of its obligations under the Participation Agreement and under each other Operative Agreement which obligations by their terms are required to be satisfied or performed prior to the Effective Time or prior to the consummation of the Transactions.

         (h) Default. As a result of the transfer effected hereby, no Indenture Default attributable to the Owner Participant or the Owner Trustee has occurred and is continuing.

         Notwithstanding the foregoing or anything else contained in this Agreement, it makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft.

         9. Representations and Warranties of Transferee. Transferee represents and warrants to Transferor and to the other parties to the Participation Agreement that as of the Effective Time:

         (a)   Transferee is a corporation duly organized, validly existing
         and in good standing under the laws of the State of [          ], has
         the full corporate power, authority and legal right to carry on its business as now conducted, and has full corporate power, authority and legal right to execute, deliver and perform this Agreement and to enter into and carry out the transactions contemplated hereby and in the other Operative Agreements (the "Transactions");

         (b) Transferee has full corporate power, authority and legal right to execute, deliver and enter into this Agreement and the other Operative Agreements and full corporate power and authority to perform its obligations thereunder, and such execution, delivery and performance do not and will not contravene any applicable law or any order of any governmental authority applicable to or binding on the Transferee, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien upon the property of the Transferee under, its articles of incorporation or by-laws or any material indenture, mortgage, contract or other agreement or instrument to which the Transferee is a party or by which it or any of its property may be bound or affected;

         (c) the execution, delivery and performance of this Agreement by the Transferee (i) has been duly authorized by all necessary corporate action and (ii) does not require any approval of the shareholders of the Transferee or any approval or consent of, or notice to, any trustee or holders of any indebtedness or obligation of the Transferee, except for such approvals and consents as have already been obtained;

         (d) this Agreement has been duly executed and delivered by the Transferee, and constitutes the legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

         (e) there are no proceedings or actions pending or, to the knowledge of the Transferee, threatened against the Transferee before any governmental authority in which there is a reasonable probability of an adverse determination that individually or in the aggregate would materially and adversely impair the ability of the Transferee to perform its obligations under this Agreement or the Operative Agreements, or which involve the Transactions or question the validity of any Operative Agreement to which the Owner Participant is a party or any action taken or to be taken pursuant thereto; and the Transferee is not in default with respect to any order of any governmental authority which involves the Transactions or the default under which would materially and adversely affect the ability of the Transferee to perform its obligations under this Agreement or any of the Operative Agreements;

         (f) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any governmental authority is required under any law for the execution and delivery by the Transferee of this Agreement, or the carrying out by the Transferee of any of the Transactions, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

         (g) the Lessor's Estate is free of any Lessor's Liens attributable to the Transferee;

         (h) the Transferee, upon execution of this Agreement, will not be in default under any of the Operative Agreements;

         (i) no part of the funds to be used by it to acquire the interests acquired by the Owner Participant under the Participation Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to
         Section 4975 of the Code;

         (j) Transferee is a "U.S. Person" as defined in Section 7701(a)(30) of the Code and is not a tax resident of another country and if it shall at any time cease to be such a "U.S. Person" or shall become a tax resident of another country, it shall furnish to the Agent and each Loan Certificate Holder an indemnity, in form and substance reasonably satisfactory to such Loan Certificate Holder, for any Taxes that may be imposed on such Holder as a result of its failure to be such a "U.S. Person" or as a result of its being a tax resident of another country, and it shall be personally liable for any debt service to the extent that the receipt of rentals is reduced by reason of any withholding Taxes that result from such failure to be such a "U.S. Person" or from being a tax resident of another country;

         (k) [After giving effect to a voting trust or similar agreement(1), Transferee is a Citizen of the United States] [applicable if Aircraft is registered in the United States or is proposed to be so registered]

         ---------------------
         (1) Such voting trust or similar agreement must be reasonably satisfactory to the Lessor and the Indenture Trustee.

         (l) On and as of the Effective Date, the representations and warranties of the Owner Participant in Article 7 of the Participation Agreement are true and correct as to the Transferee; and

         (m) Transferee satisfies the conditions applicable to a transferee of the Beneficial Interest set forth in Section 7.03(d) of the Participation Agreement, including without limitation, the condition set forth in the last sentence thereof [and to the extent the same has been requested by the Lessee or the Indenture Trustee, Transferee has heretofore provided to the Lessee and the Indenture Trustee its most recent audited financial statements, which show a consolidated tangible net worth or combined capital and surplus of at least $75,000,000] [remove bracketed language if an Owner Participant Guaranty is provided].

         (n) the Transferee has, independently and without reliance upon any other party (including without limitation the Transferor) and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and the Transferee has established adequate means of obtaining from Lessee on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of Lessee.


Notwithstanding the foregoing or anything else contained in this Agreement, it makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft, other than such laws, rules or regulations relating to the citizenship requirements of it under applicable aviation law.

       10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       11. Effectiveness. This Agreement shall be effective upon the mutual execution and delivery of this Agreement (the "Effective Time").

       12. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

       13. Beneficiaries. Each of the Owner Trustee, the Indenture Trustee, the Original Loan Participants and the Lessee, together with their respective successors and permitted assigns, is and shall be deemed a third party beneficiary of this Agreement entitled to enforce this Agreement directly and in its own name and enforce any rights or claims of the parties hereto.

       14. Further Assurances. Each party agrees that from time to time after the Effective Time, it shall execute and deliver or cause to be executed and delivered such instruments, documents and papers, and take all such further action as may be reasonably required in order to consummate fully the purposes of this Agreement and to implement the transactions contemplated hereby.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             [TRANSFEROR]


                                             By:____________________________
                                                  Name:
                                                  Title:


                                             [TRANSFEREE]


                                             By:____________________________
                                                  Name:
                                                  Title:


                                  EXHIBIT E-2

                     [FORM OF OWNER PARTICIPANT GUARANTY]

       TRANSFEREE'S PARENT GUARANTY, dated as of ___________ __, ____, (this "Guaranty") by ____________________, a ___________ corporation (the
"Guarantor"), to First Security Bank, National Association, in its individual capacity and as Owner Trustee, State Street Bank and Trust Company, as Indenture Trustee, the Original Loan Participants and the Lessee referred to in the Participation Agreement described below (collectively, together with their successors and assigns and the holders from time to time of the Loan Certificates, the "Beneficiaries").

                             W I T N E S S E T H :

       WHEREAS, ___________, a ____________ corporation (the "Transferor"), is party to the Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (as amended, modified or supplemented from time to time, the "Participation Agreement"), among Federal Express Corporation, as Lessee, PMCC Leasing Corporation, as Owner Participant, First Security Bank, National Association, as Owner Trustee, State Street Bank and Trust Company, as Indenture Trustee, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants and State Street Bank and Trust Company, as Pass Through Trustee; and

       WHEREAS, the Transferor wishes to transfer, among other things, all of the rights, title and interest of the Transferor in and to the Beneficial Interest under the Trust Agreement and the Lessor's Estate created thereunder, and all of the Transferor's rights and obligations under the Participation Agreement, the Trust Agreement and the other Operative Agreements to __________________, a _______________ [corporation] (together with its successors and assigns, the "Transferee"), a subsidiary of the Guarantor, pursuant to the Beneficial Interest Transfer Agreement, dated as of the date hereof (the "Transfer Agreement"), between the Transferor and the Transferee; and

       WHEREAS, the terms of the Participation Agreement provide that the aforementioned transfer is conditioned upon the execution and delivery of this Guaranty by the Guarantor;

       NOW, THEREFORE, in order that the Transferor may make the aforementioned transfer to the Transferee, the Guarantor hereby agrees with and for the benefit of the Beneficiaries as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Participation Agreement or the Transfer Agreement.

         2. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely surety, to the Beneficiaries the prompt and complete payment by the Transferee when due of all payment obligations of the Transferee under the Operative Agreements without offset or deduction and the timely performance of all other obligations of the Transferee thereunder (such payment and other obligations, the "Obligations"), and the Guarantor further agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) that may be paid or incurred by the Beneficiaries in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.

         The Guarantor will not exercise any rights that it may now or hereafter acquire against Transferee that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty, the Transferred Interest or the Operative Agreements, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against Transferee or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Transferee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations have been performed in full and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the final payment in full in cash of the Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of any Beneficiary and shall forthwith be paid to such Beneficiary to be credited and applied to the Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Operative Agreements, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising.

         3. No Subrogation. Notwithstanding anything to the contrary in this Guaranty, the Guarantor hereby agrees not to assert any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, under common law or otherwise) of any Beneficiary against the Transferee for the payment of the obligations until all of the Obligations shall have been satisfied by payment and performance in full.

         4. Amendments with Respect to the Obligations; Waiver of Rights. The Guarantor shall remain fully obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the obligations continued, and the Obligations, may, from time to time, in whole or part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Operative Agreement may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof from time to time. When making any demand hereunder against the Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on the Transferee, and any failure by a Beneficiary to make any such demand or to collect any payments from the Transferee or any release of the Transferee shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Beneficiary against the Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. The Guarantor represents and warrants that it is the parent of the Transferee, and agrees that its obligations hereunder shall continue unimpaired, even if the Guarantor is no longer an Affiliate of the Transferee.

         5. Guaranty Absolute and Unconditional. The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Transfer Agreement and the Operative Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Beneficiary with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations or any other obligations of any other party, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether the Transferee or any other party is joined in any such action or actions. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Transferee or the Guarantor and any Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives, to the fullest extent permitted by applicable law, diligence, presentment, promptness, protest, mitigation of damages by the Beneficiaries demand for payment and notice of default or nonpayment to or upon the Transferee or the Guarantor with respect to the Obligations. The Guarantor further waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future. The Guarantor understands and agrees that, to the fullest extent permitted by applicable law, this Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance (and not merely of collectibility) without regard to:

         (a) the validity, regularity or enforceability of the Transfer Agreement, any Operative Agreement, or any of the Obligations at any time or from time to time held by any Beneficiary;

         (b) any defense, set-off, rebate, adjustment, withholding, deduction or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Transferee against any Beneficiary or any agreement or instrument relating thereto or;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations or any other obligations of any other party under the Transfer Agreement, the Operative Agreements, or any other amendment or waiver of or any consent to departure from the Transfer Agreement or other Operative Agreements;

         (d) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

         (e) any change, restructuring or termination of the corporate structure or existence of the Guarantor or the Transferee or any of the Affiliates of either;

         (f) any defect in the title, condition, design, operation or fitness of, or any interference with the operation, use or possession of, the Aircraft;

         (g) any failure to establish, perfect or preserve title to or any security interest in or to the Aircraft or any other collateral security for the Obligations; or

         (h) any other circumstance whatsoever or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other guarantor or surety.

       When pursuing its rights and remedies hereunder against the Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Transferee for the Obligations, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Transferee, or any release of the Transferee, shall not, to the fullest extent permitted by applicable law, relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Guarantor. This Guaranty is a continuing guaranty and shall remain in full force and effect until the earlier of (x) the date that all of the Obligations are satisfied by payment and performance in full and (y) the date that all right, title and interest of the Transferee shall have been transferred to a Person meeting the requirements of Section 7.03(d) of the Participation Agreement in accordance with said section; provided that this Guaranty shall remain in full force and effect with respect to obligations relating to the period prior to such transfer.

         6. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary upon the insolvency, bankruptcy dissolution, liquidation or reorganization of the Transferee or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Transferee or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made and the Guarantor agrees that it will indemnify any such Beneficiary on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) by such Beneficiary in connection with such rescission or restoration.

         7. Payments. The Guarantor hereby guarantees that payments hereunder shall be paid without set-off, counterclaim, deduction, rebate, adjustment or withholding, and shall be made in U.S. Dollars in immediately available funds.

         8. Representations and Warranties. The Guarantor hereby represents and warrants that:

         (a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and the Transferee is currently a subsidiary of the Guarantor;

         (b) the Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

         (c) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

         (d) the execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or contractual obligation of the Guarantor or any of its constitutive documents;

         (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

         (f) the Guarantor is a [a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent)] of not less than $75,000,000 [and has, if the same have been requested by the Lessee or the Indenture Trustee, heretofore furnished to the Lessee and the Indenture Trustee copies of its most recent audited financial statements];

         (g) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived; and

         (h) the Guarantor has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from Transferee on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of Transferee.

         9. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.   Jurisdiction; Waiver of Jury Trial, Etc.

         (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, the Transfer Agreement or any Operative Agreement to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty, the Transfer Agreement or any Operative Agreement to which it is or is to be a party in the courts of any jurisdiction.

         (b) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty, the Transfer Agreement or any Operative Agreement to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         11. Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         12. No Waiver; Cumulative Remedies. No Beneficiary shall by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right power or privilege. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         13. Amendments and Waivers. None of the terms or provisions of this Guaranty may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and each Beneficiary.

         14. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Beneficiaries and their respective successors and permitted assigns but Guarantor may not assign this Guaranty without prior written consent of the Beneficiaries except to an assignee making, as of the date of such assignment,
(i) representations and warranties substantially similar to those contained in
Section 8 hereof and (ii) a representation that it is a U.S. citizen, unless, in the case of the preceding clause (ii) any of (a) the aircraft is not then registered in the United States nor contemplated to be so registered or (b) a voting trust or similar arrangement reasonably satisfactory to the Beneficiaries is in place with respect to such registration or (c) it is not necessary for the Guarantor to be a U.S. citizen in order for the aircraft to remain registered in the United States.

         15. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         16. Notices. All notices, requests and demands to or upon the Guarantor or any Beneficiary to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made, when delivered by hand or by mail, upon receipt, or, when delivered by facsimile transmission, upon being sent and confirmed, addressed (a) in the case of the Guarantor, to the Guarantor at the address set forth under its signature below, and (b) in the case of any Beneficiary, to such Beneficiary at the address provided for such Beneficiary in or pursuant to the Participation Agreement.

       IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                       [NAME OF GUARANTOR]


                                       _________________________________
                                       Name:
                                       Title:

                                       __________________________________
                                       __________________________________
                                       __________________________________
                                       Address for Notices:


                            PARTICIPATION AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N667FE)

                          Dated as of August 1, 1996

                  Amended and Restated as of October 15, 1996

                                     among

                         FEDERAL EXPRESS CORPORATION,
                                    Lessee

                           PMCC LEASING CORPORATION,
                               Owner Participant

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
             BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION
                           THE CHASE MANHATTAN BANK
                      COMMERZBANK AG, ATLANTA AGENCY and
                          NATIONSBANK, N.A. (SOUTH),
                          Original Loan Participants

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                Set Forth Herein, but Solely as Owner Trustee,
                                 Owner Trustee

                     STATE STREET BANK AND TRUST COMPANY,
                               Indenture Trustee

                                      and

                     STATE STREET BANK AND TRUST COMPANY,
                             Pass Through Trustee
                        ______________________________

              LEVERAGED LEASE OF ONE AIRBUS A300F4-605R AIRCRAFT
                    SERIAL NO. 771, REGISTRATION NO. N667FE


                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----

Initial Recitals...........................................................  1

                                   ARTICLE 1


   DEFINITIONS.............................................................  3

                                   ARTICLE 2

   Section 2.01.  Transfer of Funds........................................  3
   Section 2.02.  Certificates.............................................  6

                                   ARTICLE 3

               EXTENT OF INTEREST OF ORIGINAL LOAN PARTICIPANTS

   Section 3.01.  Extent of Interest of Original Loan Participants.........  6

                                   ARTICLE 4

                             CONDITIONS PRECEDENT

   Section 4.01.  Conditions Precedent.....................................  7
   Section 4.02.  Opinion of Special Aviation Counsel...................... 16

                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

   Section 5.01.  Conditions Precedent to Lessee's Obligations............. 16

                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 6.01.  Lessee's Representations and Warranties.................. 16
   Section 6.02.  Offering by Lessee....................................... 22
   Section 6.03.  Certain Covenants of Lessee.............................. 23
   Section 6.04.  Survival of Representations and Warranties............... 30

                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 7.01.  Acquisitions and Offerings of Interests in Lessor's
                   Estate.................................................. 31
   Section 7.02.  Citizenship.............................................. 31
   Section 7.03.  Representations, Warranties and Covenants of Owner
                   Participant............................................. 32
   Section 7.04.  Representations, Covenants and Warranties of FSB and the
                   Owner Trustee........................................... 37
   Section 7.05.  Representations, Warranties and Covenants of the Indenture
                    Trustee................................................ 40
   Section 7.06.  Indenture Trustee's Notice of Default.................... 42
   Section 7.07.  Releases from Indenture.................................. 42
   Section 7.08.  Covenant of Quiet Enjoyment.............................. 42
   Section 7.09.  Original Loan Participants' and Pass Through Trustee's
                   Representations and Warranties.......................... 42
   Section 7.10.  Survival of Representations, Warranties and Covenants.... 43
   Section 7.11.  Lessee's Assumption of the Certificates.................. 43
   Section 7.12.  Indebtedness of Owner Trustee............................ 45
   Section 7.13.  Compliance with Trust Agreement, Etc..................... 46

                                   ARTICLE 8

                                     TAXES

   Section 8.01.  Lessee's Obligation to Pay Taxes......................... 46
   Section 8.02.  After-Tax Basis.......................................... 52
   Section 8.03.  Time of Payment.......................................... 53
   Section 8.04.  Contests................................................. 53
   Section 8.05.  Refunds.................................................. 56
   Section 8.06.  Lessee's Reports......................................... 56
   Section 8.07.  Survival of Obligations.................................. 57
   Section 8.08.  Payment of Taxes......................................... 57
   Section 8.09.  Reimbursements by Indemnitees Generally.................. 57
   Section 8.10.  Obligations of Lessee Unsecured.......................... 57

                                   ARTICLE 9

                               GENERAL INDEMNITY

   Section 9.01.  Generally................................................ 58
   Section 9.02.  After-Tax Basis.......................................... 61
   Section 9.03.  Subrogation.............................................. 62
   Section 9.04.  Notice and Payment....................................... 62
   Section 9.05.  Refunds.................................................. 62
   Section 9.06.  Defense of Claims........................................ 63
   Section 9.07.  Survival of Obligations.................................. 64
   Section 9.08.  Effect of Other Indemnities.............................. 64
   Section 9.09.  Interest................................................. 64
   Section 9.10.  Obligations of Lessee Unsecured.......................... 65

                                  ARTICLE 10

                               TRANSACTION COSTS

   Section 10.01.  Transaction Costs and Other Costs....................... 65

                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

   Section 11.01.  Appointment of Successor Owner Trustee.................. 67

                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

   Section 12.01.  Liabilities of the Owner Participant.................... 68
   Section 12.02.  Interest of Holders of Certificates..................... 69

                                  ARTICLE 13

                                OTHER DOCUMENTS

   Section 13.01.  Consent of Lessee to Other Documents.................... 69
   Section 13.02.  Further Assurances...................................... 69
   Section 13.03.  No Retroactive Application.............................. 69
   Section 13.04.  Pass Through Trustee's Acknowledgment................... 70

                                  ARTICLE 14

                                    NOTICES

   Section 14.01.  Notices................................................. 70

                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

   Section 15.01.  Refinancing............................................. 71
   Section 15.02.  Reoptimization.......................................... 74

                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]

                                  ARTICLE 17

                                 MISCELLANEOUS

   Section 17.01.  Owner for Federal Tax Purposes.......................... 76
   Section 17.02.  [Intentionally Left Blank.]............................. 76
   Section 17.03.  Counterparts............................................ 76
   Section 17.04.  No Oral Modifications................................... 76
   Section 17.05.  Captions................................................ 77
   Section 17.06.  Successors and Assigns.................................. 77
   Section 17.07.  Concerning the Owner Trustee, Indenture Trustee and
                    the Pass Through Trustee............................... 77
   Section 17.08.  Severability............................................ 78
   Section 17.09.  Public Release of Information........................... 78
   Section 17.10.  Certain Limitations on Reorganization................... 78
   Section 17.11.  GOVERNING LAW........................................... 78
   Section 17.12.  Section 1110 Compliance................................. 79

                                  ARTICLE 18

                                CONFIDENTIALITY

   Section 18.01.  Confidentiality......................................... 79

SCHEDULE I             Certificate Information
SCHEDULE II            Definitions
SCHEDULE III           Permitted Country List

EXHIBIT A(1)(a)        Opinion of Lessee's Counsel
EXHIBIT A(1)(b)        Opinion of Lessee's Special Counsel
EXHIBIT A(2)(a)        Opinion of Owner Participant's Special Counsel
EXHIBIT A(2)(b)        Opinion of Owner Participant's Counsel
EXHIBIT A(3)           Opinion of Indenture Trustee's Special Counsel
EXHIBIT A(4)           Opinion of Special Aviation Counsel
EXHIBIT A(5)           Opinion of Owner Trustee's Special Counsel
EXHIBIT A(6)           Opinion of Pass Through Trustee's Special Counsel
EXHIBIT B              Form of Lease Agreement
EXHIBIT C              Form of Indenture
EXHIBIT D              Form of Trust Agreement
EXHIBIT E-1            Form of Assignment and Assumption Agreement
EXHIBIT E-2            Form of Owner Participant Guaranty

                            PARTICIPATION AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N667FE)

         PARTICIPATION AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N667FE) dated as of August 1, 1996, as amended and restated as of October 15, 1996 (this "Agreement") among FEDERAL EXPRESS CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Lessee"), PMCC LEASING CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Owner Participant"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, THE CHASE MANHATTAN BANK, COMMERZBANK AG, ATLANTA AGENCY and NATIONSBANK, N.A. (SOUTH), (individually, together with its successors and permitted assigns, an "Original Loan Participant" and collectively the "Original Loan Participants"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as otherwise expressly stated herein, but solely as indenture trustee under the Indenture referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Indenture Trustee") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as otherwise expressly stated herein, but solely as pass through trustee (in such capacity as trustee, together with its successors and permitted assigns, the "Pass Through Trustee").


                             W I T N E S S E T H :

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee entered into the Original Participation Agreement (such term, and all other terms not heretofore defined, shall have the meanings assigned thereto as provided in Article 1 below), providing for the sale and lease of the Aircraft that was delivered on the Delivery Date;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into the Original Trust Agreement relating to the Aircraft with FSB in its individual capacity, pursuant to which FSB agreed, among other things, to hold the Lessor's Estate in trust for the benefit of the Owner Participant;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Original Indenture, for the benefit of the Original Loan Participants, pursuant to which the Owner Trustee issued to the Original Loan Participants the Original Loan Certificates as evidence of the loans made by the Original Loan Participants to the Owner Trustee, the proceeds of which were used by the Owner Trustee to pay a portion of the Purchase Price for the Aircraft;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Lessee entered into the Original Lease relating to the Aircraft, whereby, subject to the terms and conditions set forth in said Lease, the Owner Trustee agreed to lease the Aircraft to the Lessee, and the Lessee agreed to lease the Aircraft from the Owner Trustee, such lease of the Aircraft being evidenced by the execution and delivery of the Lease Supplement;

         WHEREAS, Article 15 of the Original Participation Agreement permits a Refinancing of the Original Loan Certificates subject to the satisfaction of the conditions specified in Section 15.01 thereof, and Section 3.04 of the Original Lease contemplates the adjustment of the percentages for Basic Rent, Stipulated Loss Value and Termination Value in the event of such a Refinancing, and the Lessee has requested that the Owner Trustee effect such a Refinancing and adjustment;

         WHEREAS, in order to facilitate such Refinancing, the Lessee is concurrently entering into an Underwriting Agreement, which relates to two series of Pass Through Certificates that will be issued by the Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture;

         WHEREAS, on the Pass Through Closing Date, a closing will occur with respect to the public offering of the Pass Through Certificates issued by each Pass Through Trust, an allocable amount of the proceeds of which offering will be used by the Pass Through Trustee to purchase for each such Pass Through Trust the Certificates of the interest rate and Maturity applicable thereto, the proceeds of which purchase in turn will be applied to the Refinancing in full of the outstanding principal amount of the Original Loan Certificates;

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have agreed, subject to the terms and conditions hereinafter provided, to amend and restate, and to add the Pass Through Trustee as a party to, the Original Participation Agreement; and

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants and the Indenture Trustee have agreed, to the extent they are parties thereto and, subject to the terms and conditions hereinafter provided, to amend and restate the Original Indenture, to amend and restate the Original Lease, to amend and restate the Original Ancillary Agreement I, to amend the Original Tax Indemnity Agreement and to amend and restate the Original Trust Agreement, each such amendment and restatement to be executed and delivered simultaneously with the purchase of the Certificates by the Pass Through Trustee for the Pass Through Trusts and the Refinancing in full of the Original Loan Certificates.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree, subject to the terms and conditions hereinafter provided, that the Original Participation Agreement be and the same is hereby amended and restated in its entirety as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Unless otherwise specifically provided herein, the definitions set forth in Schedule II hereto are incorporated herein for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms so defined.


                                   ARTICLE 2

                    ISSUANCE OF PASS THROUGH CERTIFICATES;
                   REFUNDING THE ORIGINAL LOAN CERTIFICATES

         Section 2.01.  Transfer of Funds.

         (a) On or before the Pass Through Closing Date, the Pass Through Trustee and the Lessee, in accordance with the Pass Through Agreement, shall enter into the Series Supplements, and, subject to the terms and conditions set forth therein, on the Pass Through Closing Date (i) the Lessee shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable pursuant to the Underwriting Agreement with respect to the Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of such proceeds.

         (b) Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date the following events shall occur in the order set forth below:

         (i) the Lessee shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Agent in the amount of all accrued and unpaid interest on the Original Loan Certificates to but excluding the Refunding Date, which transfer shall constitute the payment of a like amount of such accrued and unpaid interest;

         (ii)the Lessee shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Agent as Supplemental Rent in the amount of any Breakage Costs required to be paid pursuant to the Original Indenture which transfer shall constitute the payment of all such Breakage Costs;

         (iii)for each Pass Through Trust, from an allocable amount of the proceeds of the sale of the related Pass Through Certificates, the Pass Through Trustee shall pay on behalf of the Owner Trustee in the manner specified in paragraph (iv) below, an amount equal to the principal amount of Certificates of the Maturity and having the interest rate that relates to such Pass Through Trust, which amounts in the aggregate shall equal the aggregate principal amount of the Certificates as specified in Section 2.04 of the Indenture;

         (iv)the aggregate amount payable by the Pass Through Trustee pursuant to paragraph (iii) above shall be payable by wire transfer or intra-bank transfer in favor of the Agent on behalf of the Owner Trustee in the amount of the outstanding principal amount of the Original Loan Certificates;

         (v) the Agent shall apply the amounts received by it under paragraphs
   (i), (ii) and (iv) of this subsection (b) to prepay the Original Loan Certificates in full in accordance with Sections 2.06 and 2.10 of the Original Indenture; and

         (vi)the Owner Trustee shall cause the Certificates to be delivered to the applicable Pass Through Trustee in accordance with Section 2.02 hereof.

         On the Refunding Date concurrently with the events specified in clauses (iii) through (v) of this Section 2.01(b), the parties hereto shall execute and deliver, to the extent they are parties thereto, and consent to the execution and delivery of (if they are not a party thereto), the Indenture, the Lease and the Trust Agreement, and the Owner Trustee shall execute and deliver to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate and deliver to the applicable Pass Through Trustee, upon the request of the Owner Trustee, the Certificates as provided in Section 2.02 hereof. The Owner Participant hereby requests and directs the Owner Trustee to execute and deliver this Agreement and, subject to the terms hereof, to take the actions specified herein. The Original Loan Participants by their execution and delivery hereof, request and direct the Indenture Trustee to execute and deliver this Agreement and concurrently with the events specified in clauses (iii) through (v) of this Section 2.01(b) and subject to the terms and conditions hereof to take the actions contemplated herein. The parties hereto, including, without limitation, the Original Loan Participants, confirm that, as provided in Section 2.06 of the Original Indenture, upon payment in full of the principal amount, Breakage Costs, if any, and interest on the Original Loan Certificates and all other sums then payable to the Original Loan Participants under the Original Agreements to the extent specified in subsection (c) below, the Original Loan Participants shall have no further interest in, or other right or obligation with respect to, the Trust Indenture Estate, the Original Agreements or the Operative Agreements
(it being understood that the foregoing shall not limit or detract from any claim that any Original Loan Participant may have under Article 8 or 9 or
Section 10.01(a)(ii) hereof or of the Original Participation Agreement) and, accordingly, have no obligation to, and will not attempt to direct any future actions of the Indenture Trustee with respect to the Trust Indenture Estate, provided that the rights and obligations of the Original Loan Participants shall, until the payment in full of such amounts to the Agent on behalf of the Original Loan Participants on the Refunding Date, be governed by the Original Participation Agreement and the other Operative Agreements contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and shall, upon such payment and thereafter, be governed by this Agreement.
The Lessee hereby consents to the foregoing.

         (c) Not less than four (4) Business Days prior to the Refunding Date, the Agent on behalf of the Original Loan Participants shall give notice in writing to the parties hereto of the principal amount, Breakage Costs, if any, and interest on and all other amounts due on the Refunding Date under the Original Loan Certificates and all other sums payable on the Refunding Date to the Original Loan Participants under the Original Agreements, such notice to be deemed final and binding on the Original Loan Participants as to the respective amounts of principal, Breakage Costs, if any, and interest when given; provided that the expected Refunding Date, at the time such notice is given, is the same as the Refunding Date.

         (d) On the Refunding Date, subject to (i) the giving of the written notice referred to in Section 2.01(c) above to the Indenture Trustee and the Original Loan Participants, (ii) the receipt by the Original Loan Participants of the funds referred to in Section 2.01(b)(v) above and (iii) compliance with the provisions of Article 15 of the Original Participation Agreement and
Section 2.10(c) of the Original Indenture (including the Refinancing in full of the Original Loan Certificates), the Original Loan Participants shall deliver the Original Loan Certificates to the Indenture Trustee for cancellation and delivery to the Owner Trustee.

         (e) The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the Refinancing of the Original Loan Certificates (together, the "Closings") shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

         (f) All payments pursuant to this Section 2.01 shall be made in immediately available funds.

         (g) In the event that the Refunding Date and the actions contemplated to occur on such date pursuant to subsection (d) of this Section
2.01 do not occur on or before November 30, 1996, then the rights and obligations of the parties to the Original Participation Agreement, including, without limitation, the Original Loan Participants, shall be governed by the Original Participation Agreement and the other Operative Agreements contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and this Agreement shall be of no further force and effect, except that the Lessee shall be obligated hereby to pay all fees and expenses of the Original Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee, the Pass Through Trustee and their respective counsel relating to the transactions contemplated hereby. Each of the parties hereto agrees to execute and deliver to the other parties such documents and instruments as may be necessary to give effect to the foregoing provisions of this subsection (g).

         Section 2.02. Certificates. Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date, the Owner Trustee shall execute and deliver to the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver, upon the request of the Owner Trustee, to the Pass Through Trustee for each Pass Through Trust, the Certificate specified for such Pass Through Trust on Schedule I attached hereto, which (i) shall be issued in the principal amount and in the Maturity set forth for such Certificate in Schedule I hereto, (ii) shall bear interest at the interest rate set forth for such Certificate in Schedule I hereto, (iii) shall be issued in such form and on such terms as are specified in the Indenture, (iv) shall be dated and authenticated on the Refunding Date and shall bear interest from the Refunding Date and (v) shall be registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust.


                                   ARTICLE 3

               EXTENT OF INTEREST OF ORIGINAL LOAN PARTICIPANTS

         Section 3.01. Extent of Interest of Original Loan Participants. Delivery of the Original Loan Certificates by the Original Loan Participants to the Indenture Trustee for cancellation on the Refunding Date shall be conclusive evidence of receipt by the Original Loan Participants of all amounts then due and payable to the Original Loan Participants in respect of principal of, Breakage Costs, if any, and interest on the Original Loan Certificates under the Original Agreements (it being understood that the foregoing shall not limit or detract from any claim any Original Loan Participant may have under Article 8 or 9 or Section 10.01(a)(ii) hereof or of the Original Participation Agreement).


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent. The obligations of the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Refunding Date are subject to the fulfillment to the satisfaction of such party (or waiver by such party), prior to or on the Refunding Date, of the following conditions precedent (it being understood that receipt by the Lessee of any of the following documents shall not be a condition precedent to the obligations of any party):

         (a) Certificates. On the Refunding Date, there shall have been duly issued and delivered by the Owner Trustee to the Pass Through Trustee for each Pass Through Trust, against payment therefor, a Certificate, substantially in the form set forth in Exhibit B to the Indenture, duly authenticated, dated the Refunding Date and registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust, in the principal amounts, Maturity, bearing the interest rate and the other economic terms specified in the Series Supplements and otherwise as provided in Section
   2.04 of the Indenture. The Pass Through Certificates shall be registered under the Securities Act, any applicable state securities laws shall have been complied with, and the Pass Through Agreement shall have been qualified under the Trust Indenture Act.

         (b) Legal Investment. On the Refunding Date, no fact or condition shall exist under applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant or its special counsel, the Pass Through Trustee or the Indenture Trustee or their special counsel, would make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, and no change in circumstances shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, to participate in the transaction to be consummated on the Refunding Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Indenture Trustee or the Pass
   Through Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Refunding Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (c) Underwriters. The Underwriters shall have transferred the funds specified in Section 2.01(a) hereof and all conditions thereunder shall have been satisfied or waived.

         (d) Refunding Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant (each acting directly or by authorization to its special counsel) and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant, as the case may be, of such documents shall have been delivered to the Owner Participant, the Lessee, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee (provided that the sole chattel-paper original of each of the Lease, the Lease Supplement and each Ancillary Agreement amendatory of the Lease, shall be delivered to the Indenture Trustee):

         (i)   the Lease;

         (ii)  the Indenture;

         (iii) in the case of the Owner Participant only, Amendment No. 1 to the Original Tax Indemnity Agreement;

         (iv)  the Trust Agreement;

         (vi)  the Ancillary Agreement I; and

         (vii) the Ancillary Agreement II.

         (e) Insurance. Each of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant shall have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, in form and substance satisfactory to the Indenture Trustee, the Pass Through Trustee, the Owner Trustee and the Owner Participant to establish that the insurance required by Article 13 of the Lease is in effect.

         (f) Financing Statements. (i) Uniform Commercial Code ("UCC") financing statements covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Original Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Original Loan Participants, and such financing statements shall have been duly filed in the State of Utah; (ii) a form UCC-3 financing statement to amend and restate each financing statement referred to in the immediately preceding sentence shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee as secured party, and a form UCC-1 financing statement covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and concurrently with the Refinancing of the Original Loan Certificates such UCC-3 financing statement and UCC-1 financing statement shall have been duly filed or duly submitted for filing in the State of Utah, and all other actions shall have been taken which, in the opinion of special counsel for the Pass Through Trustee or for the Underwriters, are necessary or desirable to maintain the perfection of the security interest created by or pursuant to the Granting Clause of the Indenture; (iii) a UCC notice filing describing the Original Lease as a lease shall have been executed and delivered by the Owner Trustee, as lessor, and the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and shall have been duly filed in the State of Tennessee; and (iv) a form UCC-3 financing statement to amend and restate the UCC notice filing referred to in the immediately preceding clause (iii) shall have been executed and delivered by the Owner Trustee, as lessor, and by the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and such notice filing shall concurrently with the Refinancing of the Original Loan Certificates have been duly filed in the State of Tennessee, and all other actions shall have been taken which, in the opinion of the Owner Participant, Pass Through Trustee and the Underwriters, are necessary to perfect and protect such security interests and other interests created by or pursuant to the Granting Clause of the Indenture.

         (g) Corporate Documents. Except when such Person is the delivering party, the Owner Participant, the Owner Trustee, the Original Loan Participants, the Pass Through Trustee, the Lessee and the Indenture Trustee (acting directly or by authorization to its counsel) shall have received the following, in each case in form and substance satisfactory to it:

             (i) a copy of the certificate of incorporation and by-laws of the Lessee, certified by the Secretary or an Assistant Secretary of the Lessee as of the Refunding Date, and a copy of the minutes of the regular meeting of the board of directors of the Lessee, certified as such as of the Refunding Date by such Secretary or Assistant Secretary, duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of the Original Agreements to which it is a party, this Agreement, the Lease, the Tax Indemnity Agreement, the Pass Through Agreement, the Series Supplements, the other Operative Agreements to which the Lessee is or is to be a party and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby;

             (ii) a copy of the articles of incorporation and bylaws of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner Participant as of the Refunding Date, and a copy of the resolutions of the board of directors of the Owner Participant, certified as such as of the Refunding Date by such Secretary or an Assistant Secretary, authorizing the execution and delivery by the Owner Participant of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, the Trust Agreement and the other Operative Agreements to which the Owner Participant is or is to be a party and each other document to be executed and delivered by the Owner Participant in connection with the transactions contemplated hereby;

             (iii) a copy of the articles of association and by-laws and other instruments of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of the Original Agreements to which it is a party, this Agreement, the Trust Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Owner Trustee, and each other document to be executed and delivered by the Owner Trustee in connection with the transactions contemplated hereby;

             (iv) a copy of the certificate of incorporation and by-laws and other instruments of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Indenture Trustee of each of the Original Agreements to which it is party, this Agreement, the Indenture and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Indenture Trustee in connection with the transactions contemplated hereby;

             (v) a copy of the certificate of incorporation and by-laws and other instruments of the Pass Through Trustee, certified by the Secretary or an Assistant Secretary of the Pass Through Trustee as of the Refunding Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Pass Through Trustee of this Agreement, the Pass Through Agreement, the Series Supplements and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Pass Through Trustee in connection with the transactions contemplated hereby; and

             (vi) such other documents, evidences, materials, and information with respect to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant as the Indenture Trustee, the Pass Through Trustee or the Owner Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (h) Title, Airworthiness and Registration. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received evidence from the Lessee reasonably satisfactory to each such Person to the effect that:

             (i) the Owner Trustee has good and marketable title to the Aircraft, free and clear of Liens, except the rights of the Owner Trustee and the Lessee under the Lease and the Lease Supplement covering the Aircraft, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the interest of the Holders created by the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft;

             (ii) the Aircraft has been duly certificated by the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

             (iii) the Lease, the Indenture and the Trust Agreement concurrently with the Refinancing of the Original Loan Certificates have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Aeronautics Authority pursuant to the Transportation Code; and

             (iv)    the Aircraft is registered in the name of the Owner
         Trustee.

         (i) Officer's Certificate of Lessee. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee, dated the Refunding Date, stating that:

             (i) the representations and warranties of the Lessee contained in the Operative Agreements to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) except for the matters described (i) under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (as updated by Note 7 to the financial statements included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996) and (ii) in the Lessee's Current Reports on Form 8-K dated June 7, 1996 and August 16, 1996, as to which such officer will make no certification concerning the liability of the Lessee (if any), or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the audited financial statements of the Lessee as of May 31, 1995 or the unaudited consolidated financial statements of the Lessee as of August 31, 1996 and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is or is to be a party; and

             (iii) no event has occurred and is continuing, or would result from the purchase, sale, mortgage, or lease of the Aircraft, which constitutes an Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine, or a Default or an Event of Default under the Lease.

         (j) Officer's Certificate of Owner Participant. On the Refunding Date, the following statements shall be true, and the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from the Owner Participant, signed by a duly authorized officer of the Owner Participant dated the Refunding Date, stating that:

             (i) the representations and warranties of the Owner Participant contained in this Agreement, the Trust Agreement and any other Operative Agreement to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto, are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) no Lessor's Liens attributable to the Owner Participant exist; and

             (iii) no event has occurred and is continuing which constitutes or, with notice or lapse of time or both would constitute, due to any action or omission on the part of the Owner Participant, an Indenture Event of Default other than an Indenture Event of Default attributable to a Lease Event of Default.

         (k) Other Officer's Certificates. On the Refunding Date, the following statements shall be true, and the Owner Participant, the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from each of FSB and the Owner Trustee (in the case of the Lessee, the Pass Through Trustee, the Owner Participant and the Indenture Trustee), SSB and the Indenture Trustee (in the case of the Lessee, the Pass Through Trustee, the Owner Participant and the Owner Trustee) and SSB and the Pass Through Trustee (in the case of the Lessee, the Indenture Trustee, the Owner Participant and the Owner Trustee) signed by a duly authorized officer of FSB and SSB, respectively, dated the Refunding Date, stating with respect to FSB and the Owner Trustee, with respect to SSB and the Indenture Trustee, or with respect to SSB and the Pass Through Trustee, as the case may be, that:

             (i) the representations and warranties of FSB in its individual capacity and as Owner Trustee, of SSB in its individual capacity and as Indenture Trustee and of SSB in its individual capacity and as Pass Through Trustee contained in this Agreement, the Lease, the Trust Agreement and the Indenture and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Refunding Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

             (ii) to the best of its knowledge, no event has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, due to any action or omission on the part of FSB in its individual capacity or as Owner Trustee, of SSB in its individual capacity or as Indenture Trustee and of SSB in its individual capacity or as Pass Through Trustee, an Event of Default or an Indenture Event of Default; and

             (iii) there are no Lessor's Liens attributable to the Owner Trustee or FSB and no Indenture Trustee's Liens affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         (l) Legal Opinions. The Owner Participant, the Agent, the Original Loan Participants, the Underwriters, the Lessee, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee (acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case satisfactory to the Owner Participant, the Agent, the Original Loan Participants, the Underwriters, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be, as to scope and substance (and covering such other matters as the recipient may reasonably request) and dated the Refunding Date:

             (i) George W. Hearn, Vice President - Law of the Lessee, in the form of Exhibit A(1)(a) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee;

             (ii) Simpson Thacher & Bartlett, special counsel for the Owner Participant, in the form of Exhibit A(2)(a) hereto and the General Counsel's Office of the Owner Participant, in the form of Exhibit A(2)(b) hereto, each addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (iii) Bingham, Dana & Gould LLP, special counsel for the Indenture Trustee, in the form of Exhibit A(3) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (iv) Daugherty, Fowler & Peregrin, special aviation counsel, in the form of Exhibit A(4) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (v) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, in the form of Exhibit A(5) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee;

             (vi) Davis Polk & Wardwell, special counsel for the Lessee, in the form of Exhibit A(1)(b) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee; and

             (vii) Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee, in the form of Exhibit A(6) hereto and addressed to the Agent, the Original Loan Participants, the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee.

         (m) No Indenture Event of Default. No Indenture Event of Default or Indenture Default has occurred and is continuing.

         (n) Event of Default; Default; Event of Loss. No Default or Event of Default under the Lease or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (o) Cancellation. Following the Refinancing of the Original Loan Certificates, the Original Loan Certificates shall have been duly delivered by the Original Loan Participants to the Indenture Trustee for cancellation and delivery to the Owner Trustee.

         (p) Other Agreements. The Lessee and the Pass Through Trustee shall have entered into the Pass Through Agreement and the Series Supplements, all conditions to the effectiveness of each thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been issued pursuant to the Series Supplements. The Lessee and the Underwriters shall have entered into the Underwriting Agreement, all conditions to the effectiveness thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been delivered pursuant to the Underwriting Agreement.

         (q) Notice, Etc. The Owner Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Pass Through Trustee shall have received a refunding notice pursuant to Section 2.01(c) hereof.

         (r) Payment of Taxes. (A) All taxes, fees, charges, assessments, costs and other expenses then due and payable in connection with the execution, delivery, recording and filing of all financing statements and the documents and instruments referred to in subparagraph (f) of this
   Section 4.01; and (B) all sales or use taxes and duties related to the consummation of the transactions contemplated by the Operative Agreements then due and payable shall have been duly paid in full.

         (s) Governmental Compliance. All appropriate action required to have been taken by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, prior to the Refunding Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals (collectively "permits") of such entities required to be in effect on the Refunding Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such permits shall be in full force and effect on the Refunding Date.

         (t) Compliance with Original Participation Agreement. All conditions precedent set forth in Section 15.01 of the Original Participation Agreement shall be met to the satisfaction of the Owner Participant.

         Section 4.02. Opinion of Special Aviation Counsel. Promptly upon the filing and, where appropriate, recording of the documents specified in 4.01(h)(iii) hereof, pursuant to the Transportation Code the Lessee shall cause Special Aviation Counsel to deliver to the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee an opinion as to
(i) the due recording of such documents and the documents identified in
Section 4.01(i) of the Original Participation Agreement and (ii), subject to customary qualifications, the lack of any intervening documents with respect to the Aircraft.


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

         Section 5.01. Conditions Precedent to Lessee's Obligations. The Lessee's obligation to participate in the transactions contemplated hereby is subject to the conditions that, prior to or on the Refunding Date, the Lessee shall have received the certificates and other documents which are referred to in, or the opinions to be addressed to it under, as the case may be, paragraphs (d), (g)(ii)-(v), (h)(ii)-(iv), (j), (k) and (l)(ii), (iii), (iv),
(v), (vi) and (vii) of Section 4.01 hereof and the Underwriters and the Owner Participant shall have made available the amounts required to be paid by them pursuant to Section 2.01 hereof.


                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.01. Lessee's Representations and Warranties. The Lessee represents and warrants to the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) that, on the date hereof and as of the Refunding Date:

         (a) the Lessee is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Lessee require such qualification;

         (b) the Lessee has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its Properties and to enter into and perform its obligations under this Agreement, the Original Agreements to which it is a party, the other Operative Agreements to which it is a party, the Pass Through Agreement and the Series Supplements (the "Lessee Documents");

         (c) the Lessee is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code and a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

         (d) the Lessee possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect;

         (e) the execution, delivery and performance of the Lessee Documents by the Lessee have been duly authorized by all necessary corporate action on the part of the Lessee and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and each such document has been duly executed and delivered by the Lessee and constitutes the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Lessee of the Lessee Documents or for the use and maintenance of the Aircraft except for such registrations, applications and recordings referred to in the opinions of Special Aviation Counsel delivered or to be delivered pursuant to Sections 4.01(l)(iv) and
   4.02 hereof and except for the filings referred to in Section 4.01(f) hereof, all of which shall have been duly obtained or made and shall be in full force and effect on and as of the Refunding Date or as contemplated by said Sections;

         (g) neither the execution, delivery or performance by the Lessee of the Lessee Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (h) there are no pending or, to the knowledge of the Lessee, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Lessee) against or affecting the Lessee or any of its Property before or by any court or administrative agency which (A) involve the Aircraft, (B) except for the matters described (i) under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (as updated by Note 7 to the financial statements included in the Lessee's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996) and (ii) in the Lessee's Current Reports on Form 8-K dated June 7, 1996 and August 16, 1996, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, if adversely determined, would materially and adversely affect the consolidated financial condition, business or operations of the Lessee, or (C) if adversely determined would adversely affect the ability of the Lessee to perform its obligations under the Lessee Documents;

         (i) the Lessee has filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Lessee (other than assessments the payment of which is being contested in good faith by the Lessee by appropriate proceedings that do not involve any material danger of sale, forfeiture or loss of the Aircraft or any part thereof), and the Lessee has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Lessee's consolidated financial condition (other than, in any such case, assessments, the payment of which is being contested in good faith by the Lessee, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the Lessee's consolidated financial condition);

         (j) except for (A) the filing and, where appropriate, recordation pursuant to the Transportation Code of the Indenture, the Trust Agreement and the Lease, (B) the filing of the financing statements referred to in
   Section 4.01(f) hereof and (C) the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Delivery Date, no further action, including any filing or recording of any document, is necessary or advisable in order (i) to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or (ii) to perfect the first security interests in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee;

         (k) on the Delivery Date, the Owner Trustee received good and marketable title to the Aircraft, free and clear of all Liens, except the rights of the Owner Trustee and the Lessee under the Original Lease, the rights of the Indenture Trustee under the Original Indenture, the beneficial interest of the Owner Participant created by the Original Trust Agreement and the interest of the Original Loan Participants created by the Original Indenture and the Indenture and Security Agreement Supplement covering the Aircraft;

         (l) the Lessee has heretofore delivered to the Owner Participant true and correct copies of the Lessee's Annual Reports on Form 10-K for the fiscal years ended May 31, 1995 and May 31, 1996 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996, and of the audited consolidated balance sheets of the Lessee for the fiscal years ended May 31, 1995 and May 31, 1996 and the unaudited consolidated balance sheet of the Lessee as of August 31, 1996, and the related consolidated statements of income, changes in common stockholders' investment and cash flows for the fiscal year and interim reporting period ended on such dates, accompanied (except in the case of such interim reporting period) by a report thereon containing opinions without qualification, except as therein noted, by Arthur Andersen LLP, independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Lessee as of such dates and the results of its operations and cash flows for such periods and such Annual Reports, Quarterly Report and financial statements did not, as of their respective dates of filing with the SEC, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading;

         (m)  with respect to ERISA:

             (i) none of the Pension Plans (as defined at the end of this Section 6.01(m)) nor their related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the Pension Benefit Guaranty Corporation (together with any successor agency or instrumentality thereto, the "PBGC") pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither the Lessee nor any ERISA Affiliate (as defined at the end of this Section 6.01(m)) has incurred or could reasonably be expected to incur any material liability with respect to a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA;

             (ii) there have been no "reportable events" (as such term is defined in Section 4043(b) of ERISA) with respect to any Pension Plan which have resulted or could reasonably be expected to result in any material liability of the Lessee or any ERISA Affiliate;

             (iii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Pension Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans;

             (iv) neither the Lessee nor any ERISA Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code;

             (v) all Pension Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code;

             (vi) neither the Lessee nor any ERISA Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under Section 515 of ERISA;

             (vii) to the best of the Lessee's knowledge, neither the Lessee nor any ERISA Affiliate has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to subject the Lessee to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA; and

             (viii) assuming the truth of the representations contained in Sections 7.03(a)(viii) and 7.09 hereof and compliance with Section
         10.06 of the Indenture, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any transaction which is prohibited by Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. No part of the funds to be used by the Lessee in satisfaction of its obligations under this Agreement or any other of the Operative Agreements to which the Lessee is a party or to which the Lessee is bound are the assets of any employee benefit plan subject to Title I of ERISA, or any individual retirement account or an employee benefit plan subject to Section 4975 of the Code;

   as used in this Section 6.01(m), the term "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and which is maintained, or contributed to, by the Lessee or any ERISA Affiliate, and the term "ERISA Affiliate" means any entity which together with the Lessee would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

         (n) the Lessee is a Citizen of the United States;

         (o) except for the filings referred to in Section 4.01(f) hereof, no governmental approval of any kind is required of the Owner Participant or for the Owner Participant's execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of the Lessee, the nature of the Aircraft or the Lessee's proposed operations or use of the Aircraft;

         (p) on the Refunding Date, all premiums with respect to the insurance required to be provided by the Lessee on or prior to the Refunding Date under Article 13 of the Lease have been paid by the Lessee;

         (q) on the Refunding Date, all sales or use taxes relating to the sale of the Aircraft by AVSA to the Owner Trustee which are then or were theretofore due shall have been paid;

         (r) the Lessee is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Lessee is a party or by which it or any of its Properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Lessee or its ability to perform any of its obligations under the Lessee Documents;

         (s) no Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, has occurred or exists;

         (t) the Aircraft has been duly certificated by the FAA as to type and airworthiness; there is in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Transportation Code; and there is no fact known to the Lessee which materially adversely affects the value, utility or condition of the Aircraft;

         (u) on the Refunding Date, the Lessee shall not be in default in the performance of any term or condition of the Purchase Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment and the GTA;

         (v) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (w) the Aircraft is fully equipped to operate in commercial service and will comply with all governmental requirements governing such service;

         (x) there are no broker's or underwriter's or management fees payable on behalf of the Lessee in connection with the transactions contemplated in the Operative Agreements other than those of the Underwriters and First Chicago Leasing Corporation referred to in Article 10 hereof; and

         (y) the representations and warranties of the Lessee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         Section 6.02. Offering by Lessee. The Lessee represents and warrants that it has authorized no one to act on its behalf in connection with the offer or sale of any interest in the Lessor's Estate or the Trust Agreement other than First Chicago Leasing Corporation. Neither the Lessee nor, based on representations of First Chicago Leasing Corporation, anyone acting on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or similar interests, for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and no more than 53 other accredited investors (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended).

         Section 6.03. Certain Covenants of Lessee. The Lessee covenants and agrees with the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) as follows:

         (a) The Lessee will cause to be done, executed, acknowledged and delivered at the Lessee's cost and expense all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement, the Trust Agreement, the Indenture, the Tax Indemnity Agreement, the Lease and the other Operative Agreements to which it is a party. Without limiting the generality of this
   Section 6.03(a), the Lessee will promptly take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture, each Indenture and Security Agreement Supplement, the Lease, each Lease Supplement and any financing statements or other instruments as may be necessary, or as requested by the Indenture Trustee and appropriate, to maintain the perfection of the first security interest and the Lien created by the Indenture, and the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties or if the Lessee cannot take, or cause to be taken, such action, will furnish to the Indenture Trustee and the Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable either of them to take such action at the Lessee's cost and expense in a timely manner.

         (b)  The Lessee shall maintain the certificates referred to in
   Section 7.01 of the Lease and shall cause the Aircraft to remain duly registered, in the name of the Owner Trustee, under the Transportation Code; provided, however, that the Owner Participant, the Owner Trustee and the Indenture Trustee agree that if at any time after December 31, 2003, so long as no Event of Default shall have occurred and be continuing, the Lessee has requested their consent to the registration of the Aircraft in the name of the Owner Trustee (or, if appropriate under the laws of such jurisdiction of reregistration, in the name of the Lessee or a sublessee as a "lessee" or a "sublessee"), at the Lessee's expense, in a country listed in Schedule III hereto with which the United States then maintains normal diplomatic relations (and which is not then experiencing war or substantial civil unrest), the Owner Participant, upon receipt by the Owner Participant, the Owner Trustee and the Indenture Trustee of the assurances and opinion described below, shall not unreasonably withhold their consent to such change in registration (it being agreed, without limitation, that the inability of the Lessee to deliver such assurances or such opinion shall constitute reasonable grounds to withhold such consent).

         As a condition to any change in the registration of the Aircraft, the Owner Participant, the Owner Trustee in its individual and trust capacities, and the Indenture Trustee shall have received:

         (i)  assurances satisfactory to them:

             (A) to the effect that the insurance provisions of the Lease have been and will be complied with and are and shall be in full force and effect upon such change of registry;

             (B) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft;

             (C) that the Owner Trustee's right, title and interest in and to the Aircraft is recognized and fully enforceable in the new jurisdiction of registry, that the rights of the Owner Trustee in and to the Aircraft will not be impaired in such new jurisdiction of registry and that the new jurisdiction of registry will give effect to the title and registry of the Aircraft therein substantially to the same extent as does the Government;

             (D) that such new country of registry (x) would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required) and
         (y)(i) if such change in registration is made other than in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards at least comparable to those of the FAA, and (ii) if such change in registration is made in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards in conformity with those set forth in Section 7.02(a)(i) of the Lease;

             (E) that import and export certificates and any exchange permits necessary to allow all Rent and other payments provided for under the Lease, if required, shall have been procured at the Lessee's own cost and expense by the Lessee;

             (F) that the Lessee shall have effected or caused to be effected at the Lessee's own cost and expense all recordings and filings that are required to perfect the Lien of the Indenture;

             (G) to the effect that the original indemnities (and any additional indemnities for which the Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee (in its individual capacity, and as trustee under the Indenture), the Pass Through Trustee (in its individual capacity, and as trustee under the Pass Through Agreement) and the other Indemnitees under this Agreement, the Indenture, the Pass Through Agreement and (in the case of the Owner Participant only) the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry;

             (H) that such change will not result in the imposition of, or increase in the amount of, any Tax (which, for this purpose, includes the loss of any tax benefits assumed by the Owner Participant to be available to it based upon the assumptions set forth in Section 2 of the Tax Indemnity Agreement) for which the Lessee has not agreed to indemnify the Owner Participant to its reasonable satisfaction, the Indenture Trustee, the Pass Through Trustee, the Owner Trustee (or any successor, assign or Affiliate thereof) and the Trust Estate;

             (I) that any value added tax, customs duty, tariff or similar governmental charge relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full or adequately provided for by the Lessee to the satisfaction of the Owner Trustee, the Indenture Trustee and the Owner Participant;

             (J) of the payment by the Lessee of any reasonable fees and expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee in connection with such change of registry, including any reasonable attorneys' fees and expenses;

             (K) that duties and tariffs, if applicable, shall have been paid for by the Lessee;

             (L) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft and the Trust Indenture Estate, that all recordings and filings required to so perfect the Lien of the Indenture have been duly effected, and that no Liens (except Liens permitted under Section 6.01 of the Lease) shall arise by reason of such registration; and

             (M) that appropriate deregistration powers of attorney in favor of the Owner Trustee and the Indenture Trustee have been executed and delivered by the Lessee and any sublessee and, if necessary or desirable for the effectiveness thereof, filed with the relevant aeronautics authority; and

       (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Owner Participant) in the new jurisdiction of registry, addressed and reasonably satisfactory to such parties in scope, form and substance, to the effect:

             (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction against the Lessee, any sublessee, the Owner Trustee and the Indenture Trustee, respectively;

             (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee to register or qualify to do business or meet other requirements not already met in such jurisdiction in connection with the registration in the new jurisdiction (and the filing and/or recordation therein of the Indenture or Lease) and the exercise of any rights or remedies with respect to the Aircraft pursuant to the Lease or the Indenture or in order to maintain such registration and the Lien of the Indenture;

             (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(D)(x) of this Section 6.03) in respect of the transactions contemplated hereby, including, without limitation, the remedies provided in the Indenture and the Lease;

             (D) that there is no tort liability of the beneficial owner, record owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than tort liability which might reasonably have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Trustee, the Owner Participant and the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee, in its individual capacity, is provided, at the Lessee's expense, to cover such risk and the Lessee undertakes to keep such insurance in full force and effect);

             (E) that the laws of such jurisdiction will not impair the rights of the Lessor in and to the Aircraft or under the Lease and (unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States dollars for the loss of use of the Aircraft in the event of such requisition;

             (F) that the Owner Trustee's title to the Aircraft is recognized and fully enforceable in such jurisdiction, that such jurisdiction will give effect to the title of the Aircraft therein substantially to the same extent as does the Government, and that the Lien of the Indenture shall continue as a first priority, duly perfected lien on the Aircraft;

             (G) to such further effect with respect to such other matters as the Owner Participant, the Owner Trustee, or the Indenture Trustee may reasonably request; and

             (H) the Lien of the Indenture continues to constitute a first priority, duly perfected Lien on the Aircraft.

         (c) The Lessee shall promptly file any reports, or furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner Trustee and the Owner Participant timely to file any reports required to be filed by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority.

         (d) The Lessee will cause the Special Aviation Counsel to file, and where appropriate record, on the Refunding Date, the Lease, the Trust Agreement and the Indenture. The following documents shall be filed and, where appropriate, recorded on the Refunding Date with the Aeronautics Authority in the following order of priority: first, the Trust Agreement, second, the Indenture and third, the Lease with the Indenture attached thereto.

         (e) The Lessee will furnish to the Owner Participant, the Owner Trustee and the Indenture Trustee annually after the execution of this Agreement, by March 15 of each year, commencing with the year 1997, an opinion, reasonably satisfactory to the Owner Participant and the Indenture Trustee, of Special Aviation Counsel, or other counsel specified from time to time by the Lessee acceptable to the Lessor and the Indenture Trustee:
   (i) stating either (1) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture, the Trust Agreement, and any supplements to any of them and any financing statements, continuation statements or other instruments, and all other action has been taken, as is necessary to maintain the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties and to maintain the perfection of the security interests created by said documents and reciting the details of such action, or (2) that in the opinion of such counsel no such action is necessary to maintain such title or the perfection of such security interests; (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain such title and the perfection of such security interests (which the Lessee agrees timely to take); and (iii) stating that the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by the Indenture and such as are permitted by the Lease and the Indenture.

         (f) The Lessee shall at all times maintain its corporate existence except as permitted by Section 6.03(g) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its reasonable, good faith business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders or the Owner Participant.

         (g) The Lessee shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States, (iii) is a U.S. Air Carrier, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee all of the Lessee's obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and the Lessee delivers such instrument to the Indenture Trustee, the Owner Participant and the Owner Trustee, (v) provides an opinion from outside counsel to the Lessee which counsel shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee, and an officer's certificate, each stating that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 6.03(g), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company (or Person which acquires by conveyance, transfer or lease the assets of the Lessee) is in compliance with all of the terms and conditions of this Agreement and the Lease and each other Operative Agreement and each other document contemplated hereby or thereby; provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to an Event of Default.

         Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee and the satisfaction of the conditions specified in this Section 6.03(g), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other Operative Agreement and any other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become the Lessee hereunder in the manner prescribed in this Section 6.03(g) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

         (h) The Lessee agrees to give prompt written notice to the Owner Participant, the Owner Trustee and the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the Tennessee Uniform Commercial Code) or of any change in its corporate name.

         (i) The Lessee agrees to furnish to the Owner Participant, the Lessor and the Indenture Trustee:

             (A) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Lessee, a consolidated balance sheet as of the end of such fiscal year, and the related consolidated statements of income, common stockholders' equity, retained earnings and cash flows of the Lessee for the fiscal year then ended as prepared and certified by the Lessee's independent certified public accountants, including their opinion;

             (B) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee;

             (C) promptly upon their general transmission, copies of all reports and statements furnished by the Lessee to its stockholders;

             (D) promptly after filing with the SEC, copies of the Lessee's Annual Reports on Form 10-K (including all corresponding annual reports to shareholders), Quarterly Reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Lessee with any securities exchange or with the SEC;

             (E) promptly upon (and in any event within five (5) Business Days after) any officer of the Lessee obtaining knowledge of any condition or event which constitutes a Default or an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto;

             (F) from time to time, such other financial information as the Lessor, the Owner Participant or the Indenture Trustee may reasonably request.

         Concurrently with the delivery of the financial statements referred to in clause (A) above, the Lessee shall deliver to the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustee a certificate of the Lessee, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Lessee, stating that the signer, or an employee reporting to same, is familiar with the relevant terms of this Agreement and the Lease and the signer has reviewed, or has caused to be made under such Person's supervision a review, of the activities of the Lessee and that, to the best of his or her knowledge, there does not exist any Default or any Event of Default or if a Default or an Event of Default exists or did exist, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto.

         Section 6.04. Survival of Representations and Warranties. The representations and warranties of the Lessee provided in Sections 6.01 and 6.02 hereof and in any other Operative Agreement shall survive the Closings hereunder and the expiration or other termination of this Agreement and the other Operative Agreements.


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 7.01. Acquisitions and Offerings of Interests in Lessor's Estate. (a) [Intentionally Left Blank.]

         (b) Owner Participant. The Owner Participant represents and warrants that its interest in the Lessor's Estate and the Trust Agreement was acquired by it for its own account and not with a view to resale or distribution thereof; provided, however, that the disposition by the Owner Participant of its interest in the Lessor's Estate and the Trust Agreement shall, subject to the terms and provisions of Section 7.03(d) hereof, at all times be within its control and the foregoing representation shall not limit the Owner Participant's right to transfer or sell such interests pursuant to the terms of this Agreement. Neither the Owner Participant nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or in any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant further represents and warrants that neither it nor anyone authorized to act on its behalf has made or will make any offer, solicitation or sale of any interest in the Lessor's Estate or the Trust Agreement in violation of the provisions of Section 5 of the Securities Act of 1933, as amended. No representation in this Section 7.01(b) shall include any action or inaction of the Lessee, the Agent, First Chicago Leasing Corporation or the Underwriters whether or not such action or inaction is purportedly on behalf of the Owner Trustee, the Owner Participant or any of their Affiliates.

         Section 7.02. Citizenship. (a) Generally. Each of the Owner Trustee, in its individual capacity and as Trustee, and the Owner Participant severally represents and warrants that it is a Citizen of the United States on the Refunding Date. If the Owner Participant or the Owner Trustee in its individual capacity does not comply with the requirements of this Section 7.02, the Owner Trustee, the Indenture Trustee and the Owner Participant hereby agree that a Default or an Event of Default shall not be deemed to have occurred and be continuing under the Lease due to non-compliance by the Lessee with the registration requirements in the Lease occasioned by the noncompliance of the Owner Participant or the Owner Trustee.

         (b) Owner Trustee. The Owner Trustee, in its individual capacity, covenants that if at any time it shall have actual knowledge that it has ceased to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary under the Transportation Code as in effect at such time, if it is informed in writing by the Lessee or the Owner Participant that such lack of United States citizenship would have any adverse effect on the Lessee or the Owner Participant. The Owner Trustee, in its individual capacity, further covenants that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer or (ii) generally known to the public, it will promptly so notify, to the extent permitted by law, all parties to this Agreement.

         (c) Owner Participant. The Owner Participant agrees, solely for the benefit of the Lessee, the Pass Through Trustee, the Indenture Trustee and the Owner Trustee, that if at any time when the Aircraft is registered or the Lessee proposes to register the Aircraft in the United States (i) either it shall cease to be, or an event which has been publicly disclosed has occurred of which the Owner Participant has knowledge and which will cause the Owner Participant to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall give notice thereof to the Lessee, the Owner Trustee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemnification from the Lessee) immediately (and in any event within a period of 20 days) (x) effect a voting trust or other similar arrangement, (y) transfer in accordance with the terms of this Agreement and the Trust Agreement all its rights, title and interest in and to such Trust Agreement, the Lessor's Estate and this Agreement, or (z) take any other alternative action that would prevent any deregistration, or maintain or permit the United States registration, of the Aircraft. It is agreed that the Owner Participant shall be liable to pay promptly on request
(A) to each of the other parties hereto any actual damages (but not consequential damages) suffered by any such other party to the extent the same shall result from the representation and warranty of the Owner Participant in the first sentence of Section 7.02(a) hereof proving to be untrue as of the Refunding Date; and (B) to the Lessee, the Indenture Trustee or the Pass Through Trustee for any damages actually (but not consequentially) incurred by the Lessee, the Indenture Trustee and the Pass Through Trustee as a result of the Owner Participant's failure to comply with its obligations pursuant to the first sentence of this Section 7.02(c); provided, that, the foregoing shall not restrict the Pass Through Trustee or the Indenture Trustee from asserting against the Owner Participant any damages actually incurred by the holders of any Pass Through Certificates. Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the first sentence of this Section 7.02(c), but without any obligation on the part of such other party to take any action believed by it in good faith to be unreasonably burdensome to such party or materially adverse to its business interests.

         Section 7.03. Representations, Warranties and Covenants of Owner Participant. (a) Representations, Warranties and Covenants. In addition to and without limiting its other representations and warranties provided for in this Article 7, the Owner Participant represents and warrants that:

         (i) it is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and to enter into and to carry out the transactions contemplated by the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement;

         (ii)the execution, delivery and performance by it of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement have been duly authorized by all necessary corporate action on its part and, assuming the accuracy of the Lessee's representations in Section 6.01(o) hereof, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

         (iii) based on the representations, warranties and covenants contained in Sections 6.01(m)(viii), 6.02 and 7.09 hereof and compliance with Section 10.06 of the Indenture, neither the execution, delivery or performance by the Owner Participant of the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement, and the Trust Agreement nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner Participant or the charter documents, as amended, or bylaws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (iv)the Original Agreements to which it is a party, this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been or on the Refunding Date will be duly executed and delivered by the Owner Participant and constitute or on the Refunding Date will constitute the legal, valid and binding obligation of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (v) it is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Owner Participant is a party or by which it or any of its Properties may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Owner Participant or an adverse effect on the ability of the Owner Participant to perform its obligations under the Original Agreements to which it is a party, this Agreement and the other Operative Agreements to which it is or is to be a party;

         (vi) there are no pending or, to the knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against the Owner Participant before any court, administrative agency or tribunal which are expected to materially adversely affect the ability of the Owner Participant to perform its obligations under any of the Original Agreements to which it is a party, this Agreement and the other Operative Agreements to which it is or is to be a party and the Owner Participant knows of no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in connection with the transactions contemplated by the Operative Agreements;

         (vii)neither the execution and delivery by it of the Original Agreements to which it is a party, this Agreement or the other Operative Agreements to which it is nor the performance of its obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement;

         (viii) no part of the funds to be used by it to acquire the interests to be acquired by the Owner Participant under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to Section 4975 of the Code;

         (ix)it is a "U.S. Person" as defined in Section 7701(a)(30) of the Code and is not a tax resident of another country;

         (x) it has a consolidated tangible net worth of not less than $75,000,000; and

         (xi) the representations and warranties of the Owner Participant set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

       Notwithstanding the foregoing or anything else contained in this Agreement, the Owner Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law.

       (b) Lessor's Liens. The Owner Participant further represents, warrants and covenants that there are no Lessor's Liens attributable to it (or an Affiliate thereof) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Lessor's Lien attributable to it (or an Affiliate thereof) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it (or an Affiliate thereof) on the Refunding Date. The Owner Participant agrees with and for the benefit of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee that the Owner Participant will, at its own cost and expense, take such action as may be necessary (by bonding or otherwise, so long as neither the Lessee's operation and use of the Aircraft nor the validity and priority of the Lien of the Indenture is impaired) to duly discharge and satisfy in full, promptly after the same first becomes known to the Owner Participant, any Lessor's Lien against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to the Owner Participant (or an Affiliate thereof), provided, however, that the Owner Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft or the Lessor's Estate or the Trust Indenture Estate or any interest in any thereof or otherwise materially adversely affect the validity or priority of the Lien of the Indenture.

         (c) Reimbursement. Without limiting any other rights the parties hereto may have as a result of any breach by the Owner Participant of its obligations in Section 7.03(b) hereof, the Owner Participant agrees to reimburse each other party hereto for all reasonable legal fees and expenses of counsel that may be incurred by any such party as a result of the failure of the Owner Participant to discharge and satisfy any such Lessor's Lien in accordance with the terms of Section 7.03(b) hereof.

         (d) Assignment of Interests of Owner Participant. At any time after all obligations of the Owner Participant under Section 2.01(d) hereof have been satisfied in full, and subject to the conditions set forth in this
Section 7.03(d), the Owner Participant may assign, convey or otherwise transfer to a single institutional investor or an Affiliate of an institutional investor all (but not less than all) of the Beneficial Interest, provided that it gives the Lessee and the Indenture Trustee at least 10 Business Days' notice of such assignment, conveyance or other transfer and provided further that the Owner Participant and any Owner Participant Guarantor shall remain liable for all obligations of the Owner Participant under the Trust Agreement and the Operative Agreements to which the Owner Participant is a party to the extent (but only to the extent) relating to the period on or before the date of such transfer and provided that the transferee agrees by a written instrument substantially in the form attached hereto as Exhibit E-1 to assume primary liability for all obligations as an Owner Participant under the Trust Agreement and the other Operative Agreements to which such Owner Participant is a party relating to the period after the date of transfer.

         Any such transferee shall (a) be (i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (ii) a subsidiary of any Person described in clause (i) where such Person provides (A) support for the obligations assumed by such transferee subsidiary reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (B) an unconditional guaranty substantially in the form of Exhibit E-2 attached hereto of such transferee subsidiary's obligations, or
(iii) an Affiliate of the transferring Owner Participant, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (b) be legally capable of binding itself to the obligations of the Owner Participant and shall expressly agree to assume all obligations of the Owner Participant under the Trust Agreement and this Agreement and (c) provide representations substantially similar to those contained in Sections 7.02(a) and 7.03(a) hereof. In the event of any such assignment, conveyance or transfer, the transferee shall become a party to the Trust Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the Owner Participant contained in the Trust Agreement and the other Operative Agreements in the manner set forth in the form attached as Exhibit E-1.

         A transferee hereunder shall be (i) a "U.S. Person" as defined in
Section 7701(a)(30) of the Code (or any successor provision thereto) and (B) such transferee shall be personally liable for any debt service to the extent that its receipt of rentals is reduced by reason of any withholding Taxes that result from such transferee's failure to be such a "U.S. Person" and (ii) a Citizen of the United States or has established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee and the Lessee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code. A transferee hereunder shall not be, and in acquiring the Beneficial Interest shall not use the assets of, an employee benefit plan subject to Title I of ERISA or an individual retirement account or a plan subject to Section 4975 of the Code. Assuming the truth of the representations made in Sections 6.01(m) and 7.06 hereof and compliance with
Section 10.06 of the Indenture, no such assignment, conveyance or transfer shall violate any provision of law or regulation or create a relationship which would be in violation thereof. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by the Owner Participant to a transferee as above provided, the transferee shall be deemed the "Owner Participant" or "Trustor" for all purposes of the Operative Agreements, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference therein to the "Owner Participant" or "Trustor" shall thereafter be deemed a reference to such transferee.

         Notwithstanding anything to the contrary contained in this Section 7.03(d), in no event shall the Owner Participant transfer its interest in the Beneficial Interest to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer or which competes with the Lessee in such lines of business. The Lessee agrees that it will reasonably cooperate with the Owner Participant in effecting an assignment of the Owner Participant's interests including, without limitation, providing letters to any successor Owner Participant permitting such successor Owner Participant to rely on any opinions provided by the Lessee on the Delivery Date.

         (e) Actions with Respect to Lessor's Estate, Etc. The Owner Participant agrees that it will not take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

         Section 7.04. Representations, Covenants and Warranties of FSB and the Owner Trustee. (a) In addition to and without limiting its other representations and warranties provided for in this Article 7, FSB represents and warrants, in its individual capacity with respect to items (i), (ii),
(iii)(A), (iv), (v), (vi) and (vii) below, and as the Owner Trustee with respect to items (iii)(B) and (iv) that:

            (i)it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) at 79 South Main Street, Salt Lake City, Utah, 84111, Attention: Corporate Trust Department and has full corporate power and authority, in its individual capacity or (assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant) as the Owner Trustee, as the case may be, to carry on its business as now conducted, and to execute, deliver and perform this Agreement, the Original Agreements to which it is a party and the Operative Agreements to which it is or is to be a party;

         (ii)the execution, delivery and performance by FSB, either in its individual capacity or as the Owner Trustee, as the case may be, of this Agreement, the Original Agreements and the Operative Agreements to which it is or is to be party have been duly authorized by all necessary corporate action on its part, and do not contravene its certificate of incorporation or by-laws; each of this Agreement, the Original Agreements and the other Operative Agreements to which it is or is to be a party has been duly authorized, executed and delivered by FSB, either in its individual capacity or as the Owner Trustee, as the case may be, and neither the execution and delivery thereof nor FSB's performance of or compliance with any of the terms and provisions thereof will violate any Federal or state or local law or regulation governing FSB's banking or trust powers;

         (iii)(A) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, and each of the Original Agreements to which it is a party does, to the extent each such document is entered into by FSB in its individual capacity, constitute the legal, valid and binding obligation of FSB in its individual capacity enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by FSB in its individual capacity of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on FSB in its individual capacity;

         (B) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, and each of the Original Agreements to which it is a party does, to the extent each such document is entered into by the Owner Trustee in its trust capacity, constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee;

         (iv)there are no pending or, to its knowledge, threatened actions or proceedings against FSB before any court or administrative agency which would materially and adversely affect the ability of FSB, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under the Operative Agreements to which it is or is to be party;

         (v) it shall give the Lessee, the Indenture Trustee and the Owner Participant at least thirty (30) days' prior written notice in the event of any change in its chief executive office or name;

         (vi)neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Original Agreements and the Operative Agreements to which it is or is to be a party, requires on the part of FSB in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or Utah governmental authority or agency governing its banking or trust powers;

         (vii)on the Refunding Date the Owner Trustee be holding whatever title to the Aircraft as was conveyed to it by AVSA on the Delivery Date, the Aircraft shall be free of Lessor's Liens attributable to FSB in its individual capacity and FSB in its individual capacity and as Owner Trustee is a Citizen of the United States; and

         (viii) the representations and warranties of the Owner Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         (b) Lessor's Liens. FSB, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens attributable to it in its individual capacity against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any such Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate on the Refunding Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly, and in any event within 30 days after the same shall first become known to it, take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. FSB, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement.

         (c) Indemnity for Lessor's Liens. FSB, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant and the Pass Through Trustee and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee or the Owner Trustee as a result of the failure of FSB to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in
Section 7.04(b) hereof.

         (d) Securities Act. None of FSB, the Owner Trustee or any Person authorized by either of them to act on its behalf has directly or indirectly offered or sold or will directly or indirectly offer or sell any interest in the Lessor's Estate, or in any similar security relating to the Lessor's Estate, or in any security the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person.

         Section 7.05. Representations, Warranties and Covenants of the Indenture Trustee. (a) The Indenture Trustee in its individual capacity (other than as the Pass Through Trustee) represents as follows:

         (i) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to enter into and perform its obligations under the Indenture, this Agreement and the Original Agreements to which it is a party and to authenticate the Certificates to be delivered on the Refunding Date;

         (ii)the Indenture and this Agreement, the Original Agreements to which it is a party and the other Operative Agreements to which it is or is to be a party, and the authentication of the Certificates to be delivered on the Refunding Date, have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Massachusetts law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

         (iii)each of the Indenture and this Agreement, the Original Agreements to which it is a party and the other Operative Agreements to which it is or is to be a party, has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (iv)neither the execution and delivery by it of the Indenture and this Agreement, the Original Agreements to which it is a party and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state governmental authority or agency governing its banking and trust powers;

         (v) the representations and warranties of the Indenture Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date); and

         (vi)the Indenture Trustee holds the original counterparts of the Original Lease, the Lease Supplement, Ancillary Agreement I and AVSA's Warranty Bill of Sale.

         (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, further represents, warrants and covenants that there are no Indenture Trustee's Liens attributable to it in its individual capacity against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate, and that there will not be any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate on the Refunding Date. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days, after the same shall first become known to it, any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate.

         (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Owner Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Owner Trustee or the Pass Through Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section 7.05(b) hereof.

         Section 7.06. Indenture Trustee's Notice of Default. The Indenture Trustee agrees to give the Owner Participant notice of any Default or Event of Default promptly upon a Responsible Officer of the Indenture Trustee having actual knowledge thereof.

         Section 7.07. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Article XIV of the Indenture, and the Owner Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture Trustee to execute and deliver such instruments of release upon written notice from the Lessee to make such request.

         Section 7.08. Covenant of Quiet Enjoyment. The Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee covenants and agrees as to itself only that, so long as no Event of Default under the Lease has occurred and is continuing, neither the Owner Participant (or the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be) nor any Person lawfully claiming through the Owner Participant (or the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be) shall interfere with the Lessee's right quietly to enjoy the Aircraft during the Term without hindrance or disturbance by the Owner Participant (or the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be).

         Section 7.09. Original Loan Participants' and Pass Through Trustee's Representations and Warranties. (a) Each Original Loan Participant represents and warrants that the representations and warranties made by it in Sections 7.01(a) and 7.06 of the Original Participation Agreement were correct on and as of the Delivery Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such representations and warranties were correct on and as of such earlier date).

         (b) The Pass Through Trustee, in its individual capacity (except with respect to clause (iii) below), represents and warrants as of the date hereof (except as otherwise provided), as of the Pass Through Closing Date and as of the Refunding Date that:

         (i) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to enter into and perform its obligations under the Pass Through Agreement, the Series Supplements and this Agreement and to execute and authenticate the Pass Through Certificates to be delivered on the Pass Through Closing Date;

         (ii)the execution, delivery and performance of this Agreement, the Pass Through Agreement and the Series Supplements and the performance of its obligations hereunder and thereunder (including the execution and authentication of the Pass Through Certificates to be delivered on the Pass Through Closing Date) have been fully authorized by all necessary corporate action on its part, and, subject to (A) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (B) compliance with any applicable state securities laws and (C) the qualification of the Pass Through Agreement under the Trust Indenture Act, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Massachusetts law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

         (iii)each of this Agreement and the Pass Through Agreement has been, and as of the Pass Through Closing Date the Series Supplements will be, duly executed and delivered by it (in its individual and trust capacities) and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through Trustee (in its individual and trust capacities), enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 7.10. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee provided for in this Article 7, and their respective obligations under any and all of them, shall survive the Closings and the expiration or other termination of this Agreement, and the other Operative Agreements.

         Section 7.11. Lessee's Assumption of the Certificates. (a) Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 4.02(a)(A), (D) or (E) of the Lease, and so long as no Event of Default shall have occurred and be continuing then, upon compliance with the applicable provisions of said Section 4.02(a) of the Lease, the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens attributable to the Owner Trustee) but subject to the Lien of the Indenture, all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects pursuant to Section 4.02(a)(A), (D) or (E) of the Lease to assume the obligations of the Owner Trustee to the Indenture Trustee and the Holders under the Indenture, the Certificates and hereunder, then the Lessee shall so notify the Indenture Trustee (such notice to be given at least 30 and not more than 60 days prior to the effective date of such assumption), and each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Holders the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 7.11 releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Certificates, the Indenture, this Agreement and the other Operative Agreements, except any obligations relating to the period prior to such assumption and take all such other actions, at the Lessee's expense, as are reasonably necessary to permit such assumption by the Lessee.

         (b)  In connection with such assumption:

         (i) the Lessee shall execute and deliver an instrument satisfactory in form and substance to the Indenture Trustee (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Premium, if any, interest and all other sums owing on all Outstanding Certificates (or on the Lessee's substituted obligations) in accordance with their terms and to punctually perform and observe all of the covenants and obligations hereunder and under the Indenture and the Certificates (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee and (B) which contains amendments to the Indenture, in form and substance satisfactory to the Holders and the Indenture Trustee, that incorporate therein such provisions from the Lease and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease and covenants substantially identical to the covenants of the Lessee hereunder and under the Lease;

         (ii) the instrument referred to in paragraph (i) of this Section 7.11(b), any Uniform Commercial Code financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Indenture Trustee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, Property and interests included in the Trust Indenture Estate for the benefit of the Holders (or the Lessee's substituted obligations) shall be filed in such form, manner and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

         (iii) the Indenture Trustee shall have received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Indenture Trustee, as to the due compliance as of the effective date of such assumption with the terms of Article 13 of the Lease (as it relates to the Indenture Trustee) relating to the insurance with respect to the Aircraft;

         (iv) the Indenture Trustee shall have received evidence that as of the effectiveness of the assignment on the date of such assumption the Aircraft is free and clear of all Liens other than the Lien of the Indenture and other Permitted Liens;

         (v) the Indenture Trustee shall have received a certificate from the Lessee that no Event of Default shall have occurred and be continuing as of the effective date of such assumption; and

         (vi) the Indenture Trustee shall have received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance satisfactory to the Indenture Trustee (w) with respect to the compliance of the assumption contemplated hereby with the terms, provisions and conditions hereof, (x) with respect to the due authorization, execution, delivery, validity and enforceability of the instrument referred to in paragraph (i) of this Section 7.11(b), (y) with respect to the continued perfection of the first and prior Lien and security interest in the Aircraft for the benefit of the Holders of the Certificates (or the Lessee's substituted obligations) referred to in paragraph (ii) of this Section 7.11(b) and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Indenture
   Trustee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption, (B) from counsel to the Indenture Trustee and Special Aviation Counsel, a legal opinion comparable to the respective opinions delivered on the Delivery Date with such changes therein as may be appropriate in light of such assumption, and (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Indenture Trustee shall reasonably request.

         (c) The Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel) of the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Owner Participant in connection with such assumption.

         Section 7.12. Indebtedness of Owner Trustee. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and all necessary or appropriate activity related thereto.

         Section 7.13. Compliance with Trust Agreement, Etc. Each of the Owner Participant, FSB and the Owner Trustee agrees with the Lessee, the Indenture Trustee and the Pass Through Trustee that so long as the Lien of the Indenture shall be in effect it will (i) comply with all of the terms of the Trust Agreement applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not take any action, or cause any action to be taken, to amend, modify or supplement any other provision of the Trust Agreement in a manner that would materially adversely affect any such party without the prior written consent of such party. The Owner Trustee confirms for the benefit of the Lessee, the Indenture Trustee and the Pass Through Trustee that it will comply with the provisions of Article 2 of the Trust Agreement. Notwithstanding anything else to the contrary in the Trust Agreement, so long as the Lease remains in effect, the Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the consent of the Lessee. If and so long as the Indenture shall not have been discharged the consent of the Indenture Trustee shall also be required prior to any termination or revocation of such trust and in addition, the Owner Participant will, at the Lessee's expense, promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Certificate Holders a valid first priority Lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate.


                                   ARTICLE 8

                                     TAXES

         Section 8.01. Lessee's Obligation to Pay Taxes. (a) Generally. The Lessee agrees promptly to pay when due, and to indemnify and hold each Indemnitee harmless from all license, recording, documentary, registration and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties, duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), however imposed or asserted (whether imposed upon any Indemnitee, the Lessee, all or any part of the Aircraft, Airframe, any Engine or any Part or the Lessor's Estate, the Trust Indenture Estate, Rent, the Certificates or otherwise upon or with respect to any Operative Agreement or Original Agreement, any payments thereunder or otherwise in connection therewith), by any Federal, state or local government or taxing authority in the United States, or by any government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof or by a territory or possession of the United States or an international taxing authority relating to or measured by:

         (i) the construction, mortgaging, financing, refinancing, purchase, acceptance, rejection, delivery, nondelivery, transport, location, ownership, registration, reregistration, deregistration, insuring, assembly, possession, repossession, operation, use, non-use, condition, maintenance, repair, improvement, conversion, sale, return, abandonment, preparation, installation, storage, redelivery, replacement, manufacture, leasing, subleasing, sub-subleasing, modification, alteration, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Aircraft, the Airframe, any Engine or any Part or any interest therein;

         (ii) amounts payable under the Operative Agreements or Original Agreements;

         (iii) the Property, or the income or other proceeds received with respect to the Property attributable to the transactions contemplated by the Operative Agreements or the Original Agreements, held by the Owner Trustee under the Trust Agreement or after an Event of Default under the Lease, or by the Indenture Trustee under the Indenture;

         (iv) otherwise with respect to any Operative Agreement or Original Agreement, any interest therein or by reason of the transactions described in or contemplated by the Operative Agreements or the Original Agreements;

         (v) the principal or interest or other amounts payable with respect to the Original Loan Certificates, the Pass Through Certificates or the Certificates;

         (vi) the Original Loan Certificates, the Pass Through Certificates or the Certificates or the issuance, sale, acquisition, reoptimization, or refinancing thereof or the beneficial interests in the Trust Estate or the Trust Indenture Estate or the creation thereof under the Trust Agreement or the Indenture, or the security interest created or perfected thereby or by any filing thereof;

         (vii) any assumption by the Lessee pursuant to Section 7.11 of this Agreement and Section 2.12 of the Indenture;

         (viii) the Aircraft, the Airframe, any Engine or any Part; or

         (ix) the rentals (including Basic Rent, Renewal Rent and Supplemental
   Rent), receipts or earnings arising from the Operative Agreements or the Original Agreements.

         (b) Exceptions. The indemnity provided for in Section 8.01(a) shall not extend to any of the following:

         (i) With respect to an Indemnitee other than an Original Loan Participant, Taxes based upon, measured by or with respect to the net or gross income, items of tax preference or minimum tax or excess profits, receipts, value-added taxes, capital, franchise, net worth (whether denominated income, excise, capital stock, or doing business taxes) or other similarly-based taxes (other than sales, use, transfer, rental, ad valorem, stamp, property, or similar taxes) ("Income Taxes"), provided, however, that this clause (i) shall not exclude from the indemnity described in Section 8.01(a) above any such Income Taxes to the extent such taxes are imposed by any jurisdiction in which the Indemnitee would not be subject to such taxes but for, or would be subject to such taxes solely as a result of, (x) the operation, registration, location, presence, or use of the Aircraft, Airframe, any Engine or any Part thereof, in such jurisdiction or (y) the place of incorporation or principal office or the activities of the Lessee or any sublessee in such jurisdiction (it being understood that (A) any such indemnity would be payable only to the extent of the net harm incurred by the Indemnitee from such Income Taxes, taking into account any incremental current Tax benefit in another tax jurisdiction resulting from payment of such Income Taxes and (B) this sentence would require indemnification in a jurisdiction in which the Indemnitee is already subject to an Income Tax (an "Existing Income Tax") only if an event set forth in Clause (x) or (y) of this sentence causes the Indemnitee to be subject to an Income Tax in that jurisdiction (a "New Income Tax") other than an Existing Income Tax, and such New Income Tax would have been imposed even if the activities contemplated by the Operative Agreements or the Original Agreements were the Indemnitee's sole nexus to the jurisdiction); provided, further, that the provisions of this paragraph (b)(i) relating to Income Taxes shall not exclude from the indemnity described in Section 8.01(a) hereof any Income Taxes for which the Lessee would be required to indemnify an Indemnitee (x) so that any payment under the Operative Agreements or the Original Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis or (y) pursuant to the last sentence of Section 8.02, 8.05,
   9.02 or 9.05 of this Agreement;

         (ii)With respect to an Original Loan Participant, Income Taxes (other than in the case of a Non-U.S. Person, U.S. federal withholding taxes on amounts payable with respect to such Original Loan Participant's Loan Certificate) except to the extent such Income Tax is imposed (including by way of increase) by any jurisdiction in which the Indemnitee is subject to tax (A) on or with respect to any gain resulting from the assumption of any Loan Certificate by the Lessee, (B) as a result of the operation, registration, location, presence, basing or use of the Aircraft, Airframe, any Engine or any Part thereof, in such jurisdiction (it being understood that (I) the incremental Income Taxes described in this clause (B) shall not include any U.S. Federal income taxes and (II) that to the extent such incremental Income Taxes give rise to any incremental current Tax benefit in another tax jurisdiction, that such incremental benefit shall offset and decrease the incremental Income Taxes determined under this clause (B)) or
   (C) solely as a result of the place of incorporation, principal office, corporate domicile or the activities of the Lessor, Owner Participant, the Owner Trustee, the Indenture Trustee, the Lessee or any sublessee in such jurisdiction (it being understood that to the extent that any Income Taxes described under this clause (C) give rise to any incremental current Tax benefit in another tax jurisdiction or another tax period, that such incremental Tax benefit shall offset and decrease the Income Taxes determined under this clause (C)); provided, however, that the provisions of this paragraph (b)(ii) relating to Income Taxes shall not exclude from the indemnity described in Section 8.01(a) any Income Taxes for which the Lessee would be required to indemnify an Indemnitee (x) so that any payment under the Operative Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis or (y) pursuant to the last sentence of Section 8.02 of this Agreement;

         (iii)Taxes imposed with respect to the Aircraft and arising out of or measured by acts, omissions, events or periods (or any combination of the foregoing) which occur after the later of (A) the payment in full of all amounts payable by the Lessee pursuant to and in accordance with the Operative Agreements, or the earlier discharge in full of the Lessee's payment obligations under and in accordance with the Lease and the Operative Agreements (and the Original Loan Certificates in the case of an Original Loan Participant, the Indenture Trustee or the Trust Indenture Estate if the Lessee shall have assumed the Certificates pursuant to
   Section 7.11 of this Agreement), and (B) the earliest of (x) the expiration of the Term of the Lease and return of the Aircraft in accordance with
   Article 12 of the Lease, (y) the termination of the Lease in accordance with the applicable provisions of the Lease and return of the Aircraft in accordance with the Lease, or (z) the termination of the Lease in accordance with the applicable provisions of the Lease and the transfer of all right, title and interest in the Aircraft to the Lessee pursuant to its exercise of any of its purchase options set forth in Section 4.02(a) of the Lease, provided that this exclusion (iii) shall not apply in respect of any payment made after the dates set forth in clauses (A) and (B) above unless such payment is made with respect to any event or circumstance occurring on, with or prior to such return or transfer or period prior to such return or transfer, or Taxes incurred in connection with the exercise of any remedies pursuant to Article 17 of the Lease following the occurrence of an Event of Default;

         (iv)As to the Owner Trustee, Taxes imposed against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as Owner Trustee under the Original Trust Agreement or the Trust Agreement or, as to the Indenture Trustee, Taxes imposed against the Indenture Trustee upon or with respect to any fees received by it for services rendered in its capacity as Indenture Trustee under the Original Indenture or the Indenture;

         (v) Taxes imposed on an Indemnitee that would not have been imposed but for the willful misconduct or gross negligence of such Indemnitee
   (other than gross negligence or willful misconduct not actually committed by but instead imputed to such Indemnitee by reason of such Indemnitee's participation in the transactions contemplated by the Operative Agreements or the Original Agreements) or the breach by such Indemnitee of: (i) in the case of an Indemnitee other than the Owner Participant, any representation, warranty or covenant contained in the Operative Agreements or the Original Agreements or any document delivered in connection therewith and (ii) in the case of the Owner Participant, the representations or covenants in Sections 7.02(a), (c); 7.03(a)(i), (ii), (iii), (iv), (vii), (ix); and
   7.03(b), (c), (d), (e) of the Original Participation Agreement or this Agreement (in either case unless attributable to a breach of representation, warranty or covenant of the Lessee);

         (vi)Taxes imposed on, and not collected by withholding from payments of Rent, the Owner Trustee or the Owner Participant or any successor, assign or Affiliate thereof which became payable by reason of any voluntary or involuntary transfer or disposition by such Indemnitee subsequent to the Delivery Date, including revocation of the Trust, of any interest in some or all of the Aircraft, Airframe, Engines or Parts thereof or its interest in the Lessor's Estate (not including any transfers of any Certificates pursuant to Section 15.01(a) hereof) or a disposition in connection with a bankruptcy or similar proceedings involving either the Lessor or the Owner Participant other than (A) transfers resulting from a loss, substitution or modification of the Aircraft, Engines or any Part, (B) any transfer of the Aircraft, Engines or any Part (in each case other than at Fair Market Value) to the Lessee or other person in possession thereof, (C) transfers attributable to an Event of Default or (D) a transfer pursuant to the Lessee's exercise of its rights under Section 10.01 of the Lease; the parties agree to cooperate to minimize any such Taxes covered by this provision;

         (vii)Taxes imposed on the Owner Participant for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement;

         (viii)Taxes imposed on a successor, assign or other transferee of the Owner Participant or the Owner Trustee that is not a U.S. Person or of any other Indemnitee under the Original Agreements or an Indemnitee as of the date hereof under the Operative Agreements (including, without limitation, a transferee which is a new lending office of an original Indemnitee) which on the Delivery Date is an Indemnitee (for purposes of this clause (viii), an "original Indemnitee") or such original Indemnitee to the extent that such Taxes exceed the amount of Taxes that would have been imposed (in the case of an Original Loan Participant, immediately after giving effect to such succession, assignment or other transfer) and would have been indemnifiable pursuant to Section 8.01(a) had there not been a succession, assignment or other transfer by such original Indemnitee of any such interest of such Indemnitee in the Aircraft or any Part, any interest in or under any Operative Agreement, or any proceeds thereunder (it being understood that for purposes of determining the amount of indemnification that would have been due to such original Indemnitee with respect to a net income Tax, it shall be assumed that such original Indemnitee would be subject to taxation on its income at the highest marginal statutory rate applicable to it), provided, however, that the exclusion provided by this clause (viii) shall not apply in the case of a succession, transfer or disposition (A) that occurs after the Lease has been declared in default or if such transfer or disposition is pursuant to the exercise of remedies under Article 17 of the Lease, (B) which is an actual or deemed transfer pursuant to Section 7.11 hereof or as a consequence of a Refinancing under
   Section 15.01 hereof, or any actual or deemed transfer of an Original Loan Certificate that as part of a Refinancing under Section 15.01 hereof is not retired, but only to the extent the Taxes attributable to such transfer exceed the amount of Taxes that would have been imposed on such transferor if the debt had instead been retired, (C) to the extent necessary to make payments with respect to such Taxes on an After-Tax Basis, (D) to the extent such Taxes are directly attributable to the failure of the Lessee to take administrative actions as have been reasonably requested of it in writing in a timely manner and which will result in no after-tax cost or expense to the Lessee or (E) in the case of the Owner Participant or the Lessor, to any Tax other than an Income Tax;

         (ix)[Intentionally Left Blank];

         (x) Any Taxes which have been included in the Purchase Price and which have been paid to the applicable taxing authorities;

         (xi)Any Taxes which would not have been imposed but for a Lessor's Lien or an Indenture Trustee's Lien; and

         (xii)Any Taxes imposed on the Owner Participant arising under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code ("Prohibited Transaction"); provided, however, that in the event any prohibited transaction arises which is not exempt under any class prohibited transaction exemption or any individual or statutory prohibited transaction exemption (individually or collectively, a "PTE") then the indemnity provided for herein shall extend to any Taxes incurred by the Owner Participant (or any Affiliate thereof) as the result of any Prohibited Transaction arising out of the purchase or holding of any Loan Certificates by an employee benefit plan subject to Title I of ERISA or by a plan subject to Section 4975 of the Code (individually or collectively, an "ERISA Plan") with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person,within the meaning of Section 4975 of the Code, except, however, that such Indemnity shall not extend to any Taxes incurred by the Owner Participant (or any Affiliate thereof) as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Loan Certificates (A) over which purchase or holding the Owner Participant (or an Affiliate thereof) has discretion or control (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor" within the meaning of Section 3(16)(B) of ERISA.

         (c) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is a Non-U.S. Person except to the extent that such a holder of a Pass Through Certificate has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder of a Pass Through Certificate to any exemption from or reduction in the rate of withholding on interest claimed by such holder of a Pass Through Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or the Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Holder of a Certificate or any holder of a Pass Through Certificate or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant for any withholding tax, the Lessee will indemnify the Owner Trustee and the Owner Participant (without regard to the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis against any such Taxes required to be withheld and any interest and penalties with respect thereto, along with any other costs (including reasonable attorney's fees) incurred in connection with any such claim. The Indenture Trustee or the Pass Through Trustee, as the case may be, in its individual capacity (and without recourse to the Trust Indenture Estate), shall indemnify the Lessee (without regard to the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

         Section 8.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Tax indemnified against under Section 8.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax
Basis, to the same position such party would have been in had such Tax not been incurred, provided that the calculation of any additional amounts owing to any Indemnitee as a result of the Lessee's obligation to indemnify on an After-Tax Basis shall be made without regard to the exclusions set forth in
Section 8.01(b). If any Indemnitee actually realizes a tax benefit by reason of the payment of any Tax paid or indemnified against by the Lessee, such Indemnitee shall promptly pay to the Lessee, to the extent such tax benefit was not previously taken into account in computing such payment, but not before the Lessee shall have made all payments then due to such Indemnitee under this Agreement, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such tax benefit plus any other tax benefit actually realized by such Indemnitee that would not have been realized but for any payment made by such Indemnitee pursuant to this sentence and not already paid to the Lessee, and (y) the amount of the payment made under Section 8.01 hereof and this Section 8.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore required to be made under this Section 8.02 and Sections 8.01 and 8.05 hereof (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to Section 8.01 hereof); provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as an Event of Default shall have occurred and be continuing under the Lease. The Lessee shall reimburse on an After-Tax Basis such Indemnitee (and without regard to Section 8.01(b) hereof, except for clause (v) thereof) for any payment of a tax benefit pursuant to the preceding sentence (or a tax benefit otherwise taken into account in calculating the Lessee's indemnity obligation hereunder) to the extent that such tax benefit is subsequently disallowed or reduced (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired).

         Section 8.03. Time of Payment. Any amount payable to an Indemnitee pursuant to this Article 8 shall be paid promptly, but in any event within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee in either case pursuant to Section 8.04 hereof, such amount shall be payable within 30 days after the time such contest is finally resolved.

         Section 8.04. Contests. If a written claim is made against any Indemnitee for Taxes with respect to which the Lessee is liable for a payment or indemnity hereunder, such Indemnitee shall promptly (but in any event within 30 days of receipt thereof) give the Lessee notice in writing of such claim and shall furnish the Lessee with copies of any written requests for information sent to such Indemnitee (and not the Lessee) from any taxing authority to the extent relating to such Taxes with respect to which the Lessee may be required to indemnify hereunder and with respect to which it would be necessary or beneficial to have information provided by the Lessee; provided, however, that the failure of an Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Indemnitee under this Article 8, except to the extent that the Lessee's contest rights have been materially and adversely impaired by the failure to provide such notice or copy. The Lessee may, at its option, contest in its own name or, if required by law, require the Indemnitee to contest in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, the validity, applicability or amount of such Taxes by:

         (i) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien other than a Lessor's Lien on the Aircraft, Airframe or any Engine or any risk of criminal liability; or

         (ii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

Notwithstanding the foregoing, the Lessee shall not be permitted or entitled to contest any such Tax in its own name unless the Tax is reflected in a report or a return of the Lessee or raised in an audit or other proceeding of the Lessee and the Lessee is allowed to directly contest such Tax under applicable law of the taxing jurisdiction provided, that if the Lessee is so permitted under applicable law to contest a Tax asserted against the Lessee and the same or similar Tax is also asserted against the Indemnitee, each of the Lessee and such Indemnitee shall conduct its contest in its own name and the Lessee and such Indemnitee will cooperate in a reasonable manner with respect to the respective contests of such Tax.

If the Indemnitee, after reasonable discussion with the Lessee and consideration in good faith of any suggestion made by the Lessee as to the method of pursuing such contest, elects to conduct the contest, such Indemnitee shall control the contest and shall determine the manner in which to contest such Taxes and shall periodically or upon the Lessee's request advise the Lessee of the progress of such contest; provided, however, that the Lessee shall have the right to be consulted in good faith with respect to any contest of claims subject to indemnification hereunder, including governmental and judicial conferences and the right to be consulted in good faith regarding the relevant portions of all related submissions to any governmental or other authority, provided, however, that the Lessee shall be permitted to participate in any such contest only (x) with respect to issues that can be separated on audit from any Taxes for which the Lessee is not required to indemnify the Indemnitee hereunder, and (y) if the Indemnitee shall have determined that in its judgment, exercised in its sole discretion, neither such participation nor the separation of issues will adversely affect the Indemnitee. The Indemnitee will not settle a contest that results in a final determination without consent of the Lessee, unless the Indemnitee waives its right to indemnification with respect to such contest and any related contest. Notwithstanding the preceding sentences of this Section 8.04, such Indemnitee shall not be required to take or continue any action unless the Lessee shall have (i) agreed in writing to pay and shall pay the Indemnitee on a current basis and on an After-Tax Basis the after-tax cost of all reasonable fees and expenses (including reasonable attorneys' fees and accountants' fees) which such Indemnitee may incur as a result of contesting such Taxes, (ii) made all payments and indemnities (other than contested payments and indemnities) then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under the Operative Agreements and (iii) acknowledged in writing the Lessee's obligation to such Indemnitee pursuant to this Agreement to the extent that the contest is not successful, unless it is reasonably clear from the resolution of the contest that an exclusion set forth in
Section 8.01(b) hereof applies. In no event shall such Indemnitee be required or the Lessee be permitted to contest pursuant to this Section 8.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Indemnitee hereunder unless (i) such Indemnitee shall have received, at the Lessee's expense, an opinion of its tax counsel, such counsel to be reasonably satisfactory to the Lessee ("Tax Counsel"), to the effect that there exists a reasonable basis for contesting such claim, (ii) such Indemnitee (and, if such Indemnitee is not the Owner Participant, the Owner Participant and such Indemnitee) shall have determined that such contest will not result in any material risk of loss, sale or forfeiture of, or the creation of a Lien (other than Lessor's Liens) on, the Aircraft or any part thereof or interest thereon or in a risk of criminal liability, or adversely affect the Trust Indenture Estate, (iii) if a Payment Default, Bankruptcy Default or an Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Indemnitee, (iv) if such contest shall be conducted in a manner requiring payment of the claim in advance, the Lessee shall have advanced sufficient funds, on an interest free basis, to make the payment required, and agreed to indemnify the Indemnitee against any additional net adverse tax consequences on an After-Tax Basis to such Indemnitee of such advance, (v) the issue shall not be the same as an issue previously contested hereunder and decided adversely, unless the Indemnitee shall have received at the Lessee's sole expense, a written opinion, in form and substance reasonably satisfactory to such Indemnitee, of Tax Counsel to the effect that the applicable circumstances or law has changed and that in light thereof, there is substantial authority for contesting such claim and (vi) the amount of the indemnity payments the Lessee would be required to make with respect to such adjustment, when aggregated with similar adjustments that could be raised in other taxable years of such Indemnitee exceeds $50,000; provided, that in the event that such Indemnitee is not required under this paragraph to contest any Tax liability for which the Lessee is obligated to indemnify any Indemnitee, the Lessee may contest such Tax liability in the name of the Lessee, if permitted by law. The Lessee may appeal or require the Indemnitee to appeal any judicial decision provided the foregoing requirements of this Section 8.04 are met and the Indemnitee shall have received, at the Lessee's expense, an opinion of Tax Counsel, to the effect that there is substantial authority for such appeal.

         Nothing contained in this Section 8.04 shall require any Indemnitee to contest or continue to contest, or permit Lessee to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 8.04, if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this Article 8 in connection with such claim.

         Section 8.05. Refunds. Upon receipt by an Indemnitee of a refund of all or any part of any Taxes which the Lessee shall have paid for such Indemnitee or for which the Lessee shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Payment Default, Bankruptcy Default or Event of Default by the Lessee hereunder or under the Lease (in which case payment shall not be made to the Lessee until such Payment Default, Bankruptcy Default or Event of Default shall have been cured), such Indemnitee shall pay to the Lessee an amount equal to the amount of such refund less (x) any expenses not previously reimbursed, (y) all payments then due to such Indemnitee under this Article
8 and (z) Taxes imposed with respect to the accrual or receipt thereof, including interest received attributable thereto, plus any tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this
Article 8 and (b) to the extent that the amount of such payment would exceed
(i) the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 8 less (ii) the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 8.

         Any subsequent loss of such refund or tax benefit shall be treated as a Tax subject to indemnification under the provisions of this Article 8 (in the case of any such tax benefit, without regard to Section 8.01(b) hereof).

         Section 8.06. Lessee's Reports. In case any report or return is required to be made with respect to any Taxes against which the Lessee is or may be obligated to indemnify the Indemnitees under this Article 8, the Lessee shall make such report or return, except for any such report or return that the Indemnitee has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Indemnitee and the Owner Trustee or will notify the Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee and the Owner Trustee. The Lessee will provide such information reasonably available to the Lessee as the Indemnitee may reasonably require from the Lessee to enable the Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements (without duplication of the requirements of Section 3 of the Tax Indemnity Agreement) and any audit information request arising from any such filing. The Indemnitee will provide such information reasonably available to it as the Lessee may reasonably require from such Indemnitee to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements and any audit information request arising from such filing; provided that in no event shall any Indemnitee be required to provide copies of any of its tax returns or other confidential information. The Lessee shall hold the Indemnitee harmless on an After-Tax Basis from and against any liabilities, including penalties, additions to tax, fines and interest, imposed upon or incurred by such Indemnitee to the extent directly attributable to any insufficiency or inaccuracy in any return, statement, or report prepared by the Lessee or information supplied by the Lessee, or directly attributable to the Lessee's failure to supply reasonably available information to such Indemnitee as required by this Section 8.06.

         Section 8.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 8 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of the Operative Agreements.

         Section 8.08. Payment of Taxes. With respect to any Tax otherwise indemnifiable hereunder by the Lessee and applicable to the Aircraft, Airframe, any Engine or Parts, to the extent permitted by the applicable federal, state, local or foreign law, the Lessee shall pay such tax directly to the relevant Taxing authority and file any returns or reports required with respect thereto to the extent legally entitled to do so in its own name; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee or any Person other than the Owner Trustee or Owner Participant is the owner of the Aircraft, the Airframe, any Engine or any Part or which would otherwise be inconsistent with the terms of the Lease or the Tax Indemnity Agreement and the position thereunder of the Owner Trustee and the Owner Participant. Copies of such returns or reports, together with evidence of payment of any tax due, shall be sent by the Lessee to the Owner Participant within thirty (30) days after the date of each payment by the Lessee of any Tax.

         Section 8.09. Reimbursements by Indemnitees Generally. To the extent the Lessee is required to pay or withhold any Tax imposed on or with respect to an Indemnitee in respect of the transactions contemplated by the Operative Agreements, which Tax is not otherwise the responsibility of the Lessee under the Operative Agreements, or any other written agreements between the Lessee and such Indemnitee, then such Indemnitee shall pay to the Lessee within 30 days of the Lessee's demand therefor an amount which equals the amount actually paid by Lessee with respect to such Taxes.

         Section 8.10. Obligations of Lessee Unsecured. The obligations of the Lessee to the Original Loan Participants under this Article 8 shall constitute unsecured obligations of the Lessee to such Original Loan Participants and are not secured by the Lien of the Indenture or the Original Indenture.


                                   ARTICLE 9

                               GENERAL INDEMNITY

         Section 9.01. Generally. (a) The Lessee agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees and expenses and all costs and expenses relating to amendments, supplements, adjustments, consents, refinancings and waivers under the Operative Agreements and the Original Agreements except as otherwise provided in Section 10.01(d)(i) or Article 15 hereof) of every kind and nature, including without limitation Make-Whole Premium (unless excluded pursuant to Section 3.03 of the Lease) (whether or not any of the transactions contemplated by this Agreement are consummated) (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, based on or arising out of:

         (i) the Original Agreements, this Agreement, the Lease, the Indenture, the Trust Agreement, the Pass Through Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale or any other Operative Agreement or any other document entered into in connection herewith or any sublease or transfer or any transactions contemplated hereby or thereby;

         (ii) the operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any part thereof by the Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other Persons wherever located, and claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation;

         (iii)the manufacture, design, sale, return, purchase, acceptance, rejection, delivery, non-delivery, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, import, export, performance, non-performance, lease, sublease, transfer, merchantability, fitness for use, alteration, substitution or replacement of any Airframe, Engine, or Part under the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the GTA or the Engine Warranty Assignment or other transfer of use or possession, or other disposition of the Aircraft, the Airframe, any Engine or any Part including, without limitation, latent and other defects, whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

         (iv)any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements or the Original Agreements, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements or the Original Agreements (other than representations and warranties in the Tax Indemnity Agreement);

         (v) the enforcement of the terms of the Operative Agreements or the Original Agreements and the administration of the Trust Indenture Estate; and

         (vi)the offer, issuance, sale or delivery of any Certificate or any Pass Through Certificate or any Original Loan Certificate, or any refunding or refinancing thereof, or interest in the Lessor's Estate or the Trust Agreement or the Original Trust Agreement or any similar interest or in any way relating to or arising out of the Trust Agreement or the Original Trust Agreement and the Lessor's Estate, the Indenture or the Original Indenture or the Trust Indenture Estate (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other federal or state statute, law or regulation, or at common law or otherwise relating to securities), or the action or inaction of the Owner Trustee or Indenture Trustee as trustees, in the manner contemplated by this Agreement, the Original Participation Agreement, the Indenture, the Original Indenture, the Indenture and Security Agreement Supplement, the Trust Agreement or the Original Trust Agreement and in the case of the Owner Participant, its obligations arising under Section 6.01 of the Trust Agreement or the Original Trust Agreement.

The foregoing indemnity by the Lessee is intended to include and cover, but is not limited to, any Expense to which the Indemnitees may be subject as a result of their respective ownership or leasing of any interest in or holding of any Lien on the Aircraft, Airframe, any Engine or Part during the Term, whether or not in the Lessee's possession or control, insofar as such Expense relates to any activity or event whatsoever involving such item while it is under lease to the Lessee (or after termination of the Lease in connection with the exercise of remedies thereunder to the extent that such Expense is attributable to the transactions contemplated hereby and by the other Operative Agreements and the Original Agreements), and such Expense does not fall within any of the exceptions listed in Section 9.01(b) hereof.

         (b) Exceptions. The indemnity provided for in Section 9.01(a) shall not extend to any Expense of any Indemnitee to the extent it:

         (i) would not have occurred but for the willful misconduct or gross negligence of such Indemnitee;

         (ii) is in respect of the Aircraft, and is attributable to acts or events which occur after the Aircraft is no longer part of the Lessor's Estate or, if the Aircraft remains a part of the Lessor's Estate, after the expiration of the Term (unless the Aircraft is being returned at such time, in which case after return of physical possession; provided that if the Lessor has terminated the Lease pursuant to Article 17 thereof, the indemnity provided in Section 9.01(a) hereof shall survive for so long as Lessor shall be exercising remedies under such Article 17), or to acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease (subject to the foregoing proviso if the Lessor has terminated the Lease pursuant to Article 17 of the Lease) but in any such case only to the extent not fairly attributable to acts or omissions of the Lessee prior to expiration of the Term, including without limitation the Lessee's failure to fully discharge all of its obligations under the Lease, the other Operative Agreements or the Original Agreements;

         (iii)is a Tax, whether or not the Lessee is required to indemnify therefor pursuant to Article 8 hereof or pursuant to the Tax Indemnity Agreement;

         (iv)is a cost or expense required to be paid by the Owner Participant or its permitted transferees (and not by the Lessee) pursuant to this Agreement or any other Operative Agreement and for which the Lessee is not otherwise obligated to reimburse the Owner Participant, directly or indirectly pursuant to the terms of this Agreement or such other Operative Agreement;

         (v) would not have been incurred by such Indemnitee if such Indemnitee had not been in breach of its representations or warranties, or had not defaulted in the observance and performance of the terms and provisions required to be observed and performed by it, in this Agreement, the Purchase Agreement Assignment, the Lease, the Indenture, the Trust Agreement, the Original Agreements or any other Operative Agreement to which it is a party unless such breach or default shall be a result of the breach or default by the Lessee of any of its obligations under the Operative Agreements or by another Indemnitee of any of the foregoing;

         (vi)[Intentionally Left Blank];

         (vii)is, in the case of the Owner Participant, Lessor's Liens to the extent attributable to the Owner Participant; in the case of the Owner Trustee, Lessor's Liens to the extent attributable to the Owner Trustee; in the case of FSB, Lessor's Liens to the extent attributable to FSB; and in the case of the Indenture Trustee, Indenture Trustee's Liens;

         (viii)is, in the case of the Owner Participant or the Owner Trustee, attributable to the offer or sale by such Indemnitee after the Delivery Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor), unless in each case such offer or sale shall occur (x) in connection with a Refinancing, (y) as a result of the occurrence of an Event of Default provided that either the Lease has been declared in default or the transfer is pursuant to the exercise of remedies under Article 17 of the Lease or (z) in connection with the Lessee's exercise of its early termination option under Article 10 of the Lease or its purchase options under Article 4 of the Lease or in connection with
   Article 11 of the Lease;

         (ix)is an Expense arising under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code ("Prohibited Transaction"); provided, however, that in the event any prohibited transaction arises which is not exempt under any class prohibited transaction exemption or any individual or statutory prohibited transaction exemption (individually or collectively, a "PTE") then the indemnity provided for herein shall extend to any Expenses incurred by the Owner Participant (or any Affiliate thereof) as the result of any Prohibited Transaction arising out of the purchase or holding of any Certificates by an employee benefit plan subject to Title I of ERISA or by a plan subject to Section 4975 of the Code (individually or collectively, an "ERISA Plan") with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person,within the meaning of Section 4975 of the Code, except, however, that such Indemnity shall not extend to any Expenses incurred by the Owner Participant (or any Affiliate thereof) as the result of any Prohibited Transaction occurring with respect to the purchase or holding of any Certificates (A) over which purchase or holding the Owner Participant (or an Affiliate thereof) has discretion or control (other than in the capacity of a custodian, directed trustee or other similar nondiscretionary capacity), or (B) by an ERISA Plan with respect to which the Owner Participant (or any Affiliate thereof) is a "plan sponsor" within the meaning of Section 3(16)(B) of ERISA.

         Section 9.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Expense indemnified against under Section
9.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Expense not been incurred. If any Indemnitee actually realizes a permanent Tax benefit by reason of the payment of such Expense paid or indemnified against by the Lessee which was not considered in the computation thereof, such Indemnitee shall promptly pay to the Lessee, but not before the Lessee shall have made all payments theretofore due such Indemnitee under this Agreement, the Original Agreements, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such Tax benefit plus any other permanent Tax benefit actually realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payment pursuant to this Section 9.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore made pursuant to this Section 9.02 less the amount of any payments by such Indemnitee to the Lessee theretofore made pursuant to this Section 9.02 (and the excess, if any, of the amount described in clause
(x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to this Section 9.02), it being intended that no Indemnitee should realize a net Tax benefit pursuant to this Section 9.02 unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 9.02; provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence so long as an Event of Default shall have occurred and be continuing. Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of such Tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 8.01 hereof without regard to Section 8.01(b) hereof.

         Section 9.03. Subrogation. Upon the payment in full of any indemnity pursuant to this Article 9 by the Lessee (but not earlier), the Lessee shall be subrogated to any right of the Indemnitee, other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim the Person indemnified may have against any other Indemnitee in respect of the matter against which such indemnity has been made.

         Section 9.04. Notice and Payment. Each Indemnitee and the Lessee shall give prompt written notice one to the other of any liability of which such party has received notice for which the Lessee is, or may be, liable under this Article 9; provided, however, that failure to give such notice shall not terminate any of the rights of the Indemnitees under this Article 9, except (with respect to such Indemnitee) to the extent that the Lessee has been materially prejudiced by the failure to provide such notice. Unless otherwise provided in the Operative Agreements, any amount payable to an Indemnitee pursuant to this Article 9 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 9.05. Refunds. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Lessee shall have paid to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee under this Article 9, and provided there shall not have occurred a Payment Default or an Event of Default (in which case payment shall not be made to the Lessee until such Payment Default or Event of Default shall have been cured) such Indemnitee shall pay to the Lessee the amount of any such recovery, including interest received with respect to the recovery, net of any Taxes paid or payable as a result of the receipt of the recovery and interest, plus any net additional permanent income tax benefits actually realized by Indemnitee as the result of any payment made pursuant to this sentence less any reasonable costs and expense of any Indemnitee not reimbursed by the Lessee; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 9 or (b) to the extent that the amount of such payment would exceed the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 9, less the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 9. Any subsequent loss of such recovery or tax benefit shall be subject to indemnification under Article 8 or this Article 9, as the case may be, but without regard to Section 8.01(b) hereof, other than Section 8.01(b)(v) hereof.

         Section 9.06. Defense of Claims. The Lessee or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate or, provided that (i) the Lessee or its insurers shall not reserve the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, (ii) in the case of the Lessee, no Payment Default or Event of Default shall have occurred and be continuing or shall arise at any time during the claim and (iii) the Lessee shall have first acknowledged in writing to such Indemnitee the Lessee's obligation to indemnify such Indemnitee hereunder in respect of such claim, defend any such claim covered by insurance for which indemnification is sought pursuant to this Article 9 and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto, and provided, further, the Lessee shall not be entitled to assume and control the defense of any such claim if and to the extent (A) such Indemnitee reasonably objects to such control on the ground that an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or on the grounds that such proceeding involves the potential imposition of criminal liability on such Indemnitee or
(B) such proceeding will involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien on the Aircraft or the Trust Estate (unless the Lessee posts a bond or other security reasonably acceptable in form and substance to such Indemnitee) or involve any material risk of civil liability to such Indemnitee for which it is not indemnified hereunder.
Subject to the immediately foregoing sentence, where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Lessee or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Lessee or its insurers pursuant to the preceding provisions, to the extent that such party's participation does not, in the opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 9.06. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 9.06 without the prior written consent of the Lessee, which consent shall not unreasonably be withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Article 9 with respect to such claim. The Lessee shall not enter into any settlement or compromise which the Lessee has not agreed to discharge or with respect to which the Lessee has not agreed to indemnify such Indemnitee to such Indemnitee's satisfaction or which admits any criminal violation, gross negligence or willful misconduct on the part of any Indemnitee without the prior written consent of such Indemnitee.

         Section 9.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 9 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Purchase Agreement Assignment, the Engine Warranty Assignment, the Lease and the other Operative Agreements but, as to such indemnities after the expiration or other termination of the Lease, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, Expenses and disbursements caused by events occurring or existing (or fairly attributable to the Lessee's acts or omissions) prior to such termination or expiration or incurred in the process of (i) the return or disposition of the Aircraft under
Article 12 or Article 17 of the Lease, or (ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.

         Section 9.08. Effect of Other Indemnities. The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Indenture, the Trust Agreement, or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

         Section 9.09. Interest. The Lessee will pay to each Indemnitee on demand, to the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Article 9 until the same shall be paid, at the Past Due Rate.

         Section 9.10. Obligations of Lessee Unsecured. The obligations of the Lessee to the Original Loan Participants under this Article 9 shall constitute unsecured obligations of the Lessee to such Original Loan Participants and are not secured by the Lien of the Indenture or the Original Indenture.


                                  ARTICLE 10

                               TRANSACTION COSTS

         Section 10.01. Transaction Costs and Other Costs. (a) Transaction Costs. The Owner Participant shall pay (or reimburse the Lessee if the Lessee shall have previously made such payment), in addition to those items set forth in Section 10.01(a) of the Original Participation Agreement all fees and expenses of the following persons relating to the public offering of the Pass Through Certificates contemplated by the Underwriting Agreement and related to the transactions contemplated hereby: (i) the fees and expenses of counsel for the Owner Participant; (ii) the fees and expenses of the transaction documentation counsel and counsel for the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Original Loan Participants and the Underwriters (other than those fees, expenses and disbursements payable by the Underwriters pursuant to the Underwriting Agreement); (iii) the fees and expenses of Daugherty, Fowler & Peregrin; (iv) any initial fees and expenses of the Pass Through Trustee and the fees and expenses of the Owner Trustee and the Indenture Trustee; (v) any compensation, commissions and discounts payable to the Underwriters pursuant to the Underwriting Agreement; (vi) the fees, if any, incurred in printing the Pass Through Certificates; (vii) the fees and expenses incurred in connection with printing any amendment to the Registration Statement on Form S-3 bearing Registration No. 333-07691, printing any Preliminary Prospectus or Prospectus (as such terms are defined in the Underwriting Agreement) for the offering of the Pass Through Certificates; (viii) the fees and expenses of Arthur Andersen LLP; (ix) the fees and expenses of Moody's and S&P; (x) the fees and expenses of First Chicago Leasing Corporation; (xi) the reasonable out-of-pocket expenses of the Owner Participant; and (xii) reimbursement to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee for any and all fees, expenses and disbursements incurred in connection with the negotiation, preparation, execution and delivery, filing and recording of the Operative Agreements and the documents contemplated thereby, including, without limitation, travel expenses and disbursements which shall have been paid by such party. The fees and expenses described in clauses (ii) through (xii) of this paragraph shall be allocable to the Owner Participant under this Agreement (1) to the extent incurred specifically with respect to the Owner Participant or the refunding of the Original Loan Certificates, and (2) to the extent such fees and expenses are incurred but are not specifically attributable to the Owner Participant or the refunding of the Original Loan Certificates, in the proportion that the principal amount of the Certificates bears to the total amount of the Pass Through Certificates.

         The Owner Participant, the Owner Trustee and the Lessee acknowledge that the percentages for Basic Rent, Stipulated Loss Value and Termination Value set forth in the Lease have been prepared assuming the aggregate amount payable by the Owner Participant pursuant to the preceding paragraph and
Section 10.01 of the Original Participation Agreement is 1.35% of the Purchase Price (the "Estimated Expense Amount").

         (b) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the entity acting as Owner Trustee, as lessor under the Lease and as Owner Trustee under the Trust Agreement with respect to the administration of the Lease and the Lessor's Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses and initial fees relating to the establishment of any replacement trustee) of the Indenture Trustee, as trustee under the Indenture with respect to the administration of the Trust Indenture Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement trustee) of the Pass Through Trustee shall be paid as Supplemental Rent by the Lessee, including without limitation any amounts payable to the Indenture Trustee or on account of requests by the Indenture Trustee for indemnification under Article XI of the Indenture.

         (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, the Lessee agrees:

         (i) to pay as Supplemental Rent to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with (a) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom, or (b) the enforcement of the obligations of the Lessee hereunder or under the other Operative Agreements, including, without limitation, the entering into or giving or withholding of any amendments or supplements or waivers or consents (whether or not consummated), including without limitation, any amendment, supplement, waiver or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or nonperformance by the Lessee of its obligations under the Operative Agreements or (c) any amendment, supplement, waiver or consent (whether or not entered into) under the Original Agreements, this Agreement, the Lease, the Indenture, the Certificates, the Tax Indemnity Agreement, the Purchase Agreement Assignment or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement (including any adjustment pursuant to Section 3.04 of the Lease) or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees and expenses incurred in connection with the offer, sale or other transfer (whether pursuant to Section 7.03(d) hereof or otherwise) by the Owner Participant after the Refunding Date of any interest in the Aircraft, the Lessor's Estate, the Beneficial Interest or the Trust Agreement or any similar interest (and the Owner Participant shall be responsible for all such fees and expenses), unless such offer, sale or transfer shall occur
   (A) after the Lease has been declared in default or if the transfer is pursuant to the exercise of remedies under Article 17 of the Lease or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Section 4.02, Article 10 or Article 11 of the Lease; and

         (ii)to pay the fees, costs and expenses of all appraisers involved in an independent appraisal of the Aircraft to the extent required under
   Section 4.03 of the Lease.


                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

         Section 11.01. Appointment of Successor Owner Trustee. (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, and a successor Owner Trustee may be appointed and a Person may become Owner Trustee under the Trust Agreement only in accordance with the provisions of Section 3.11 of the Trust Agreement and the provisions of paragraphs (b) and (c) of this Section 11.01.

         (b) Conditions to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

         (i) Such successor Owner Trustee shall be a Citizen of the United
   States;

         (ii)Such successor Owner Trustee shall be a bank or a trust company having combined capital, surplus and undivided profits of at least $100,000,000 or a bank or trust company fully guaranteed by a direct or indirect parent thereof having a combined capital, surplus and undivided profits of at least $100,000,000;

         (iii) Such appointment shall not violate any provisions of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered;

         (iv) Such successor Owner Trustee shall enter into an agreement or agreements, in form and substance reasonably satisfactory to the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Lease, the Lease Supplement, the Purchase Agreement Assignment, the Engine Warranty Assignment, the Indenture, the Indenture Supplement and any other Operative Agreement to which the Owner Trustee is a party and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in Section 7.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof); and

         (v) All filings of Uniform Commercial Code financing and continuation statements, filings in accordance with the Transportation Code and amendments thereto shall be made and all further actions taken in connection with such appointment as may be necessary in connection with maintaining the validity, perfection and priority of the Lien of the Indenture and the valid and continued registration of the Aircraft in accordance with the Transportation Code.

         (c) Appointment. For so long as the Aircraft remains registered under the Transportation Code, the Owner Participant agrees to appoint promptly a successor Owner Trustee meeting the requirements of Section 11.01(b) hereof in the event the Owner Participant has knowledge that the Owner Trustee at any time shall not be a Citizen of the United States.


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

         Section 12.01. Liabilities of the Owner Participant. The Owner Participant shall have no obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Indenture, the Trust Agreement, the Tax Indemnity Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Lease or any other Operative Agreement to which the Owner Participant is a party and the Owner Participant shall not be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant as such be liable to the Lessee, nor shall the Owner Participant be liable to any Holder, for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with this Agreement, the Indenture, the Lease, the Trust Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment, any other Operative Agreement, any Original Agreement, the ownership of the Aircraft, the administration of the Lessor's Estate or the Trust Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

         Section 12.02. Interest of Holders of Certificates. A Holder of a Certificate shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Certificates shall have been paid in full.


                                  ARTICLE 13

                                OTHER DOCUMENTS

         Section 13.01. Consent of Lessee to Other Documents. The Lessee hereby consents in all respects to the execution and delivery of the Trust Agreement and the Indenture and to all of the terms of said documents, and the Lessee acknowledges receipt of an executed counterpart of each of the Trust Agreement and the Indenture; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of the terms of the Trust Agreement, the Indenture or the Certificates, except that no section of the Indenture or the Trust Agreement shall be amended or modified in any manner which materially adversely affects the Lessee without its consent.

         Section 13.02. Further Assurances. The Lessee hereby confirms to the Owner Participant its covenants set forth in and obligations under the Lease. The Lessee agrees that, except as otherwise provided in the Indenture, the Owner Trustee may not enter into any amendment, modification or supplement of, or give any waiver or consent with respect to, or approve any matter or document as being satisfactory under the Lease without the prior consent of the Indenture Trustee and the Owner Participant and that, except as otherwise provided in the Indenture, upon an Indenture Event of Default, the Indenture Trustee may act as the Lessor under the Lease to the exclusion of the Owner Trustee. The Lessee further agrees to deliver to the Indenture Trustee and the Owner Participant a copy of each notice, statement, request, report or other communication given or required to be given to the Owner Trustee under the Lease.

         Section 13.03. No Retroactive Application. This Agreement, the Lease, the Indenture, the Ancillary Agreement I and the Trust Agreement each amend and restate, and the Tax Indemnity Agreement amends, the respective original agreements with no intention of retroactive application. The applicable original agreements have been restated for the convenience of the parties and such amendments and restatements, and such amendment in the case of the Tax Indemnity Agreement, are not intended to waive or modify the obligations of any party which accrued or were to have been performed on or prior to the Refunding Date under such unamended agreements (or, in the case of this Agreement, the effective date hereof) or to deprive any party of its rights and remedies in respect thereof.

         Section 13.04. Pass Through Trustee's Acknowledgment. The Pass Through Trustee hereby acknowledges and agrees to be bound by all of the terms and conditions of the Indenture, including without limitation, Section 8.01 thereof regarding the rights of the Owner Participant to purchase the Certificates under circumstances specified therein.


                                  ARTICLE 14

                                    NOTICES

         Section 14.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail and (c) if given by FedEx service (or, if a Default or Event of Default shall have occurred and be continuing, by other comparable courier service), when received or personally delivered, addressed:

         (a) If to the Lessee, to its office at 2007 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President and Treasurer with a copy to Senior Vice President and General Counsel at 1980 Nonconnah Drive, Memphis, Tennessee 38132, telephone (901) 395-3388, facsimile (901) 395-4758; or to such other address as the Lessee shall from time to time designate in writing to the Lessor, the Indenture Trustee and the Owner Participant;

         (b) If to the Lessor or the Owner Trustee, to its office at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, telephone (801) 246-5630, facsimile (801) 246-5053; or to such other address as the Lessor shall from time to time designate in writing to the Lessee and the Indenture Trustee, with a copy to the Owner Participant;

         (c) If to the Owner Participant, to its office at 800 Westchester Avenue, Rye Brook, New York 10573-1301, Attention: Vice President Leasing with a copy to Director, Portfolio Administration, telephone (914) 335-5000, facsimile (914) 335-1287, or to such other address as the Owner Participant may from time to time designate in writing to the Lessee and the Indenture Trustee; and

         (d) If to the Indenture Trustee or the Pass Through Trustee, to its office at Two International Place, 4th Floor, Boston, Massachusetts 02110,
   Attention: Corporate Trust Department, telephone (617) 664-5414, facsimile
   (617) 664-5371; or to such other address as the Indenture Trustee or the Pass Through Trustee, as the case may be, shall from time to time designate in writing to the Lessor, the Lessee and the Owner Participant.


                                  ARTICLE 15

                          REFINANCING/REOPTIMIZATION

         Section 15.01. Refinancing. (a) Subject to the terms and conditions of this Section 15.01, the Lessee may request the Owner Participant to participate in up to three refinancings (including the refinancing contemplated by this Agreement on the Refunding Date) in whole but not in part, of the Certificates prior to the end of the Basic Term (a "Refinancing"). Such Refinancings may be placed in either the private or public markets and shall be denominated in United States dollars (or in any other foreign currency so long as the Owner Participant is satisfied there is no foreign currency risk to it), and shall be on terms that do not materially adversely affect the Owner Participant. The Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with the Lessee as to the terms of any such Refinancing transaction (including the terms of any debt to be issued in connection with such refinancing and the documentation to be executed in connection therewith). Without the prior written consent of the Owner Participant, the prospectus and other offering materials relating to any Refinancing in the form of a public offering shall not identify the Owner Participant and shall not include any financial statements of the Owner Participant or any Affiliate thereof. In connection with any such Refinancing in the form of a public offering, the Lessee shall indemnify the Owner Participant in a manner satisfactory to it for any liabilities under federal, state or foreign securities laws resulting from such offering. The aggregate principal amount of the new Certificates issued in connection with each Refinancing shall be the same as the aggregate principal amount outstanding on the Certificates being refinanced.

         (b) Notwithstanding anything herein to the contrary, no Refinancing will be permitted unless the Owner Participant and the Indenture Trustee shall have received at least 15 days prior written notice (three (3) Business Days with respect to the refinancing contemplated by this Agreement on the Refunding Date) of the scheduled closing date of such Refinancing and the Owner Participant shall have been provided such longer period as it shall have required for a reasonable opportunity to review the relevant documentation and the Owner Participant shall have determined in good faith that neither it nor the Owner Trustee shall suffer any loss or expense or bear any increased risk as a result of such Refinancing (including, without limitation, any risk with respect to taxes or other adverse consequences to the Owner Participant including the application of Revenue Procedures 75-21 and 75-28 and Section 467 of the Code) for which it has not been or will not have been indemnified by the Lessee in a manner reasonably satisfactory to the Owner Participant, nor shall its rights against all other parties taken as a whole be adversely affected compared to such rights in effect under the Operative Agreements prior to such proposed Refinancing.

         Prior to the consummation of any Refinancing pursuant to this Section 15.01, the Owner Participant and the Lessee shall agree upon a schedule setting forth each installment of Basic Rent and setting forth Stipulated Loss Values and Termination Values payable pursuant to the Lease as a result of the Refinancing in accordance with Section 3.04 of the Lease, and thereafter the amounts set forth in such schedule shall become the amounts payable under the Lease. Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Certificates" for purposes of this Agreement, the Lease and the Indenture.

         (c) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any Refinancing transaction as contemplated by this Section 15.01 unless the Lessee indemnifies the Owner Trustee and the Owner Participant by agreement in form and substance satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest in respect of the refinanced indebtedness), cost or expense (including, without limitation, reasonable attorneys' fees and Make-Whole Premium or other amounts due under the Indenture), including any adverse tax consequences or impact, related to or arising out of any such Refinancing transaction.

         (d) Without the prior written consent of the Owner Participant, which consent may be withheld in its sole discretion, no such refinancing shall (1) cause the aggregate principal amount of the indebtedness to be substituted for the Loan Certificates to exceed the aggregate principal amount of the then outstanding Loan Certificates, (2) cause the weighted average life of such indebtedness to be different by more than 6 months than the remaining weighted average life of the then outstanding Loan Certificates, or (3) cause the date of maturity of such indebtedness to be later than the date of maturity of the Loan Certificates being refinanced.

         (e) Each party agrees to take or cause to be taken all requested action, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Lease, which may be reasonably necessary or desirable to effect such Refinancing, including, in the case of the Owner Participant, direction to the Owner Trustee by the Owner Participant to prepay the Certificates then outstanding; provided, however, that such Refinancing shall be subject to the satisfaction of each of the following conditions:

         (i) Payment of principal, accrued interest, Make-Whole Premium and Breakage Costs, if any, and all other sums due and owing on the Certificates payable under the Indenture;

         (ii)Payment in full of all other amounts then due and owing by the Lessee under this Agreement, the Indenture, the Lease, the Trust Agreement, and the Certificates then outstanding shall have been made by the Lessee;

         (iii) Such party shall have received such opinions of counsel (including, without limitation, an opinion received by the Owner Participant from independent tax counsel reasonably satisfactory to the Lessee that such Refinancing shall not result in any adverse tax consequences to such Owner Participant, unless the Lessee shall have agreed to provide an indemnity in respect thereof reasonably satisfactory in form and substance to the Owner Participant), certificates and other documents as it may reasonably request, each in form and substance reasonably satisfactory to such party;

         (iv) All authorizations, approvals and consents which in the reasonable judgment of the Owner Participant are necessary for such Refinancing shall have been obtained;

         (v) The Lessee shall have provided or agreed to provide to the Owner Participant, as Supplemental Rent under the Lease, sufficient funds to pay any Breakage Costs, Make-Whole Premium and any other amounts due under the Indenture;

         (vi) The satisfaction or waiver by each other party to this Agreement of the conditions set forth in this Section 15.01 to such party's obligations under this Section 15.01;

         (vii) No Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect to such Refinancing;

         (viii)In the event the Lessee shall not prohibit the purchase of the Refinancing loan certificates by, or with the assets of, an employee benefit plan, as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan or individual retirement account, which is subject to Section 4975(c) of the Code, (individually or collectively, an "ERISA Plan"), the Lessee will permit the placement of the Refinancing loan certificates with an ERISA Plan only if either (A) if such placement is in the form of pass through certificates, the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent of the Refinancing loan certificates represents to the Lessee that it has a prohibited transaction exemption from the U.S. Department of Labor with respect to pass through certificates (such as Prohibited Transaction Exemption 89-88 or any other comparable exemption) or (B) purchasers of the Refinancing loan certificates provide a representation (which may be in the form of a deemed representation) regarding their source of funds used in acquiring the Refinancing loan certificates and, if such purchasers represent that they are using funds of an ERISA Plan in acquiring the Refinancing loan certificates, such purchasers further represent that (1) either they are relying on a prohibited transaction exemption from the U.S. Department of Labor with respect to their purchase and holding of the Refinancing loan certificates and they provide representations regarding the satisfaction of the relevant conditions of such an exemption or (2) their purchase and holding of the Refinancing loan certificates will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The reliance on any such exemption will not be conditional on the Owner Participant's representation concerning its party in interest or other status with respect to ERISA Plans. If neither exemption referred to in clause (A) or (B) of this paragraph (viii) is valid or applicable in any respect to the purchase and holding of the Refinancing loan certificates, or if the representation in clause (B) of this paragraph (viii) that such purchase and holding will not constitute a non-exempt prohibited transaction is not correct, whichever is applicable, then the Lessee shall indemnify the Owner Participant pursuant to, and to the extent provided for, under Sections 8 and 9 hereof for Taxes and Expenses resulting from any "prohibited transaction", within the meaning of
   Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the placement of the Refinancing loan certificates with, or the holding of the Refinancing loan certificates by, any ERISA Plan with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code, provided, however, that if the Lessee shall fail to obtain either of the representations set forth in clause (A) or (B) of this paragraph (viii), such indemnity shall not be subject to the exceptions set forth under Sections 8.01(b)(xii)(A) and (B) and 9.01(b)(ix)(A) and (B) hereof; and

         (ix) The Lessee shall pay all costs and expenses (including legal fees) incurred in connection with any proposed or actually consummated Refinancing.

         Section 15.02. Reoptimization. (a) If a Change in Tax Rate occurs prior to the end of the Basic Term, then, subject to the terms and conditions of this Section 15.02 and Section 3.04 of the Lease, the Owner Participant may, upon 30 days' prior notice to the Lessee, the Indenture Trustee, the Owner Trustee and the Holders, elect to modify the schedule of payments of principal of the certificates issued ("Refinancing Certificates") in connection with any Refinancing effected after the Refunding Date using private debt (not including debt issued pursuant to an exemption from registration under the Securities Act relying on Rule 144A promulgated thereunder but otherwise marketed in a manner substantially similar to securities registered under the Securities Act, and not including debt issued in connection with any offering of securities registered under the Securities
Act) due on each remaining Rent Payment Date on or commencing on the Rent Payment Date next succeeding the date mutually agreed to by the Owner Participant, the Lessee and the Indenture Trustee on which the Owner Participant shall make such modification (the "Reoptimization Date"). Promptly after making such modification, the Owner Participant shall furnish each party hereto written notice of the amounts so recalculated.

         (b) Adjustments to Refinancing Certificates. On the Reoptimization Date, subject to the satisfaction on or before the Reoptimization Date of the conditions set forth in Section 15.02(c), the Owner Trustee will issue and deliver and the Indenture Trustee will authenticate, and each holder of a Refinancing Certificate will accept delivery of, a new Refinancing Certificate or Refinancing Certificates (in replacement of each Refinancing Certificate then held by such holder, which Refinancing Certificates shall be surrendered to the Indenture Trustee for cancellation) containing such changed principal installments (expressed as a percentage of the original principal amount of such Refinancing Certificate) as shall have been recalculated by the Owner Participant, but in the same principal amount as, and containing terms identical to, except as otherwise contemplated by Section 15.02(d) hereof, the Refinancing Certificates originally issued in connection with the Operative Agreements.

         (c) Conditions to the Obligations of the Holders of the Refinancing Certificates on the Reoptimization Date. The obligation of each holder of a Refinancing Certificate to accept delivery of a new Refinancing Certificate on the Reoptimization Date, and to surrender on such Reoptimization Date any Refinancing Certificate then held by it, is subject to the following conditions precedent having been satisfied on or before the Reoptimization
Date:

         (i) the requirements of Section 15.02(d) hereof shall have been satisfied;

         (ii)the following documents, in form and substance satisfactory to such Holder, shall have been duly authorized, executed and delivered by the party or parties thereto and shall be in full force and effect: (A) if the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term have been changed, an amendment to the Lease, dated the Reoptimization Date, (B) an amendment to the Indenture setting forth any changed repayment schedule to the Refinancing Certificates, dated the Reoptimization Date and duly filed (or in the process of being so duly filed) for recordation with the Aeronautics Authority and (C) replacement Refinancing Certificates; and

         (iii)in connection with any Reoptimization the Owner Participant shall pay or agree to pay all reasonable costs and expenses incurred by the Lessee, the Owner Trustee, the Indenture Trustee and each Holder of a Refinancing Certificate (including, without limitation, reasonable legal fees and expenses) in connection with any such reoptimization.

         (d) Payment Schedules.  Except as otherwise provided in this Section
15.02 as long as the Refinancing Certificates remain outstanding, the payment schedules for the Refinancing Certificates shall not be modified.


                                  ARTICLE 16

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE 17

                                 MISCELLANEOUS

         Section 17.01. Owner for Federal Tax Purposes. It is hereby agreed between the Owner Participant and the Lessee (but the Lessee makes no representation to such effect) that it is the intent of the parties for Federal, state, local and foreign income tax purposes that the Owner Participant will be treated as the owner of the Aircraft and the Lessee will be treated as the lessee of the Aircraft.

         Section 17.02.  [Intentionally Left Blank.]

         Section 17.03. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 17.04. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by the Owner Trustee and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement other than the Original Loan Participants.

         The consent of the Pass Through Trustee, in its capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 8.01(b) of the Indenture, provided that the Pass Through Trustee shall be entitled to receive an Opinion of Counsel (as defined in the Pass Through Agreement) necessary, in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

         Section 17.05. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

         Section 17.06. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and permitted assigns, the Owner Participant and its successors and permitted assigns, including without limitation each Holder of a Certificate, the Owner Participant and its successors and permitted assigns, the Owner Trustee and its successors as Owner Trustee (and any additional owner trustee appointed) under the Trust Agreement, the Indenture Trustee and its successors as Indenture Trustee (and any additional indenture trustee appointed) under the Indenture and the Pass Through Trustee and its successors as Pass Through Trustee (and any additional pass through trustee appointed).

         Section 17.07. Concerning the Owner Trustee, Indenture Trustee and the Pass Through Trustee. Each of FSB and SSB is entering into this Agreement solely in their respective capacities (except to the extent otherwise expressly indicated), in the case of FSB, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, in the case of SSB, not in its individual capacity but solely as Indenture Trustee under the Indenture and as Pass Through Trustee under the Pass Through Agreement, and except as otherwise expressly provided in this Agreement or in the Lease, the Indenture, the Pass Through Agreement or the Trust Agreement, neither FSB, nor SSB, shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of FSB and SSB accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for (a) its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), (b) any breach of representations and warranties or any breach of covenants made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party, (c) any breach, in the case of the Owner Trustee, of its covenants contained in Sections 3.05 and 3.08 of the Indenture, (d) the failure to use ordinary care in receiving, handling and disbursing funds, (e) in the case of the Owner Trustee, Lessor's Liens attributable to it in its individual capacity, (f) in the case of the Indenture Trustee, Indenture Trustee's Liens and (g) taxes, fees or other charges on, or based on, or measured by, any fees, commissions or compensation received by it in connection with the transactions contemplated by the Operative Agreements.

         Section 17.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 17.09. Public Release of Information. Subject to applicable legal requirements (including, without limitation, securities laws requirements, other regulatory requirements and other legally compelled disclosures), so long as there shall not have occurred an Event of Default or Indenture Event of Default, each party to this Agreement shall in each instance obtain the prior written approval of each other party to this Agreement concerning the exact text and timing of news releases, articles and other information releases to the public media concerning any Operative Agreements.

         Section 17.10. Certain Limitations on Reorganization. The Indenture Trustee and the Pass Through Trustee agree that, if (i) the Owner Trustee becomes or all or any part of the Lessor's Estate or the trust created by the Trust Agreement becomes the property of, a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to any such reorganization provisions, the Owner Participant is held to have recourse liability to the debtor, the Owner Trustee or the trustee of the debtor directly or indirectly on account of any amount payable as Make-Whole Premium, principal or interest on the Certificates, or any other amount payable on any Certificate that is provided in the Operative Agreements to be nonrecourse to the Owner Participant and (iii) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 17.10, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

         Section 17.11. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS AND IS BEING DELIVERED IN NEW YORK.

         Section 17.12. Section 1110 Compliance. The Owner Participant, the Lessee and the other parties hereto agree that the transactions contemplated by the Operative Agreements are expressly intended to be, shall be and should be construed so as to be entitled to the benefits and protection of Section 1110 of the Bankruptcy Code.


                                  ARTICLE 18

                                CONFIDENTIALITY

         Section 18.01. Confidentiality. Each party hereto agrees (on behalf of itself and each of its Affiliates, agents, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it pursuant to this Agreement which is identified by the Person supplying the same as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the parties hereto, (iii) to bank examiners or similar regulatory authorities, auditors or accountants, (iv) in connection with any litigation to which any one or more of the parties hereto is a party relating to the transactions contemplated hereby or by any of the Operative Agreements,
(v) to an Affiliate of the parties hereto, (vi) to any assignee or participant (or prospective assignee or participant) or other transferee so long as such assignee or participant (or prospective assignee or participant) or other transferee first executes and delivers to the respective party making such assignment or participation an agreement in writing to be bound by the provisions of this Section 18.01 or (vii) in the case of the Owner Participant or the Owner Trustee (in its individual or trust capacity) to the Owner Trustee (in its individual or trust capacity) or to the Owner Participant, as the case may be.

         IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers and this Participation Agreement shall be effective this 17th day of October, 1996.


                                 LESSEE:

                                 FEDERAL EXPRESS CORPORATION


                                 By:__________________________________________
                                      Name:  Robert D. Henning
                                      Title: Assistant Treasurer and Managing
                                             Director - Structured Finance


                                 OWNER PARTICIPANT:

                                 PMCC LEASING CORPORATION


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 OWNER TRUSTEE:

                                 FIRST SECURITY BANK,
                                 NATIONAL ASSOCIATION,
                                 not in its individual
                                 capacity except as otherwise
                                 expressly provided herein,
                                 but solely as Owner Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 INDENTURE TRUSTEE:

                                 STATE STREET BANK AND TRUST COMPANY,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Indenture Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 PASS THROUGH TRUSTEE:

                                 STATE STREET BANK AND TRUST COMPANY,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Pass Through Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 ORIGINAL LOAN PARTICIPANTS:

                                 MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK,
                                 as Agent and as an Original Loan Participant


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 BANK OF AMERICA NATIONAL TRUST &
                                 SAVINGS ASSOCIATION


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 THE CHASE MANHATTAN BANK


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 COMMERZBANK AG, ATLANTA AGENCY


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 NATIONSBANK, N.A. (SOUTH)


                                 By:__________________________________________
                                      Name:
                                      Title:


                                  SCHEDULE I

                            CERTIFICATE INFORMATION


1.    Federal Express Corporation Pass Through Trust, 1996-B1
      Federal Express Corporation Trust No. N667FE

      Interest Rate:       7.39%
      Maturity:            January 30, 2012
      Principal Amount:    $43,597,000.00


2.    Federal Express Corporation Pass Through Trust, 1996-B2
      Federal Express Corporation Trust No. N667FE

      Interest Rate:       7.84%
      Maturity:            January 30, 2018
      Principal Amount:    $18,188,000.00


                                  SCHEDULE II

                                  DEFINITIONS

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires and except in the case of the Original Agreements, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and
(ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

            Additional Insured.  As defined in Article 13 of the Lease.

            Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

            Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

            After-Tax Basis. A basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment to be received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

            Agent. Morgan Guaranty Trust Company of New York and its successors and permitted assigns as Agent for the Original Loan Participants pursuant to Article 16 of the Original Participation Agreement.

            Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

            Airbus Guaranty. The Guaranty dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

            Aircraft. The Airframe (or any permitted substitute airframe thereunder) together with two Engines (whether either is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

            Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

            Amendment No. 1 to the Original Tax Indemnity Agreement. Amendment No. 1 to the Original Tax Indemnity Agreement (Federal Express Corporation Trust No. N667FE), dated as of October 15, 1996.

            Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or the Refunding Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant.

            Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N667FE), dated the Delivery Date, as amended and restated as of the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

            Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N667FE), dated the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

            Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant (with an abbreviated report to the Lessee) on the Delivery Date pursuant to Section 4.01(n) of the Original Participation Agreement.

            Assignment and Assumption Agreement. Any agreement delivered in compliance with Section 7.03(d) of the Participation Agreement.

            AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

            AVSA Consent and Agreement. The Consent and Agreement dated as of August 1, 1996, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

            AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and dated the Delivery Date.

            AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and dated the Delivery Date.

            Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

            Bankruptcy Default. An event specified in Section 16.01(e), (f) or (g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

            Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

            Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on November 28, 2019, or such earlier date on which the Lease shall be terminated as provided therein.

            Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

            Breakage Costs. Has the meaning specified in Schedule II to the Original Participation Agreement.

            Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Salt Lake City, Utah.

            Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N667FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

            Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

            Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

            Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Original Loan Certificates.

            Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

            Commencement Date.  January 30, 1997.

            Consent and Agreement. The Consent and Agreement dated as of August 1, 1996 executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

            Corporate Trust Administration. The principal office of the Indenture Trustee located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

            Corporate Trust Department. The principal office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111,
Attention: Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

            CRAF Program. Has the meaning specified in Section 7.01(a)(iv) of the Lease.

            Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

            Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            Delivery Date.  August 28, 1996.

            Engine. Each of the two General Electric CF6-80C2-A5F engines listed by manufacturer's serial numbers in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04 or
12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

            Engine Consent. The Engine Consent dated as of August 1, 1996, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Engine Manufacturer. General Electric Company, a New York corporation.
            Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            ERISA. The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Plan. An employee benefit plan subject to Title I of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code.

            Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

            Event of Default. Each of the events specified in Article 16 of the Lease.

            Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe. If an Event of Loss described in any of clauses (i) (A), (iii) or (iv) above shall occur, Lessor may elect, within 30 days following the date upon which such Event of Loss is deemed to have occurred, to waive such Event of Loss and the consequences thereof.

            Excepted Payments. Collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Article 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate pursuant to Section 7.03(d) of the Participation Agreement, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above and (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

            Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

            FPO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

            FSB. First Security Bank, National Association, a national banking association.

            Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

            Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

            Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of
Section 17.01 of the Lease (when it shall be determined based upon the actual condition and location of the Aircraft), it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

            Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

            Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

            Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

            French Pledge Agreement. The French Pledge Agreement dated as of August 1, 1996 between the Owner Trustee and the Indenture Trustee.

            Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

            GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

            Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

            Indemnitee. Each of FSB, in its individual capacity and as Owner Trustee and Lessor, the Agent (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Owner Participant, the Original Loan Participants (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Indenture Trustee, in its individual capacity and as trustee, any Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Certificate Holder nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

            Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, and as said Indenture may from time to time be further supplemented or amended, including any amendment or supplement thereto entered into from time to time pursuant to the applicable provisions of the Indenture.

            Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N667FE) dated August 28, 1996, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

            Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

            Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

            Indenture Event of Default.  Each of the events specified in
Section 7.01 of the Indenture.

            Indenture Trustee. State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

            Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

            Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

            Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

            Interim Term. The period commencing on the Delivery Date and ending at the end of the day immediately preceding the Commencement Date.

            Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

            Lease. The Lease Agreement (Federal Express Corporation Trust No. N667FE) dated as of August 1, 1996, as amended and restated as of October 15, 1996, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

            Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N667FE) dated August 28, 1996, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

            Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

            Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

            Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

            Lessor. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

            Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements,
(ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

            Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

            Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

            Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

            Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

            Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

            Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

            Moody's.  Moody's Investors Service, Inc.

            Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

            Non-U.S. Person.  Any Person other than a U.S. Person.

            Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

            Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner
Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

            Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, if any, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent, the Tax Indemnity Agreement and any Assignment and Assumption Agreement, each as amended from time to time.

            Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

            Original Agreements. The documents and instruments delivered on the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement.

            Original Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N667FE), among the Lessee, the Owner
Participant, the Indenture Trustee and the Owner Trustee as it was originally executed on the Delivery Date.

            Original Indenture. The Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N667FE), dated August 28, 1996 attached thereto was recorded as one instrument by the FAA on August 29, 1996, and assigned Conveyance Number 2A269964.

            Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, between the Owner Trustee as lessor, and the Lessee, which together with Lease Supplement No. 1 (Federal Express Corporation Trust No. N667FE), dated August 28, 1996 attached thereto was recorded as one instrument by the FAA on August 29, 1996, and assigned Conveyance Number 2A269965.

            Original Loan Certificates. The loan certificates issued on the Delivery Date to the Original Loan Participants.

            Original Loan Participants. The entities listed on Schedule I to the Original Participation Agreement and their successors and assigns (other than any assignees in connection with the Refunding Date).

            Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N667FE), among the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee and the Original Loan Participants as it was originally executed as of August 1, 1996.

            Original Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N667FE) between the Lessee and the Owner Participant as it was originally executed as of August 1, 1996.

            Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N667FE) between the Owner Participant and the Owner Trustee as it was originally executed as of August 1, 1996 and filed with the FAA on August 28, 1996.

            Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

            (i)Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
            Section 2.08 of the Indenture or otherwise;

            (ii)Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii)Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

            Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

            Owner Participant Guarantor. The provider of an Owner Participant Guaranty.

            Owner Participant Guaranty. Any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

            Owner Trustee. FSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

            Owner Trustee Guarantor.  The provider of an Owner Trustee
Guaranty.

            Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

            Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

            Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996, among the Lessee, the Original Loan Participants, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee and the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, as amended, modified or supplemented, or the terms thereof waived.

            Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

            Pass Through Agreement. The Pass Through Trust Agreement dated as of June 1, 1996 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

            Pass Through Certificates. Any of the 1996 Pass Through Certificates, Series B1 or 1996 Pass Through Certificates, Series B2, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means both of the Pass Through Certificates issued by each of the Pass Through Trusts.

            Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

            Pass Through Trust. The Federal Express Pass Through Trust, 1996-B1 or Federal Express Pass Through Trust, 1996-B2, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

            Pass Through Trustee. State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

            Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

            Payment Date. November 28, 2019 and each January 30 and July 30 commencing on January 30, 1997.

            Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

            Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

            Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

            Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

            Premium Termination Date. With respect to the Certificates having a Maturity in 2012, October 23, 2006 and with respect to the Certificates having a Maturity in 2018, June 23, 2016.

            Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

            Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

            Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

            Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

            Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

            Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

            Purchase Price. The amount specified as such in Ancillary Agreement II.

            Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), January 15 for January 30 Payment Dates and July 15 for July 30 Payment Dates, whether or not such date is a Business Day.

            Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

            Refinancing. A non-recourse loan to the Lessor arranged pursuant to Section 15.01 of the Participation Agreement.

            Refunding Date. A Business Day on which the refunding of the Original Loan Certificates occurs, the expected date thereof having been specified by the Lessee in a written notice given to the parties to the Participation Agreement and the Underwriters at least three (3) Business Days prior to such expected Refunding Date.

            Register. Has the meaning set forth in Section 3.02 of the Indenture.

            Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

            Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

            Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

            Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

            Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

            Rent Payment Date. November 28, 2019 and each January 30 and July 30 commencing on January 30, 1997.

            Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

            Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

            Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

            Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

            Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

            S&P.  Standard & Poor's Ratings Group.

            SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

            SSB. State Street Bank and Trust Company, a Massachusetts trust company.

            Securities Act.  The Securities Act of 1933, as amended.

            Series Supplement. The Series Supplement 1996-B1 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1996-B2 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both such Series Supplements.

            Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

            Sinking Fund Redemption Price.  Has the meaning specified in
Section 6.06 of the Indenture.

            Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

            Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to
Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Stipulated Loss Value is to be calculated with reference to any such date; provided that if amounts in respect of Stipulated Loss Value are payable under the Operative Agreements after the Stipulated Loss Determination Date in respect of which such Stipulated Loss Value was determined, the Lessor shall be compensated during the period from the Stipulated Loss Determination Date to such payment date in accordance with the provisions of the Operative Agreements.

            Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Date."

            Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee or others, including, without limitation, payments of Stipulated Loss Value, FPO Price and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3.03 of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent.

             Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

             Tax Indemnity Agreement. The Original Tax Indemnity Agreement as amended by Amendment No. 1 to the Original Tax Indemnity Agreement, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

            Term. The Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

            Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2003 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on January 30, 2015, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the seventh anniversary of the Commencement Date and (iii) Section 4.02(a)(F) of the Lease, the last day of the Basic Term.

            Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Termination Value is to be calculated with reference to any such date; provided that if amounts in respect of Termination Value are payable under the Operative Agreements after the Termination Date in respect of which such Termination Value was determined, the Lessor shall be compensated during the period from the Termination Date to such payment date in accordance with the provisions of the Operative Agreements.

            Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

            Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

            Treasury Yield. (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

            Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

            Trust Estate.  The Lessor's Estate.

            Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

            Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

            Underwriters. Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, BA Securities, Inc. and First Chicago Capital Markets, Inc.

            Underwriting Agreement. The Underwriting Agreement dated October 17, 1996 among the Lessee and the Underwriters.

            United States, U.S. or US.  The United States of America.

            U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

            U.S. Person.  A Person described in Section 7701(a)(30) of the
Code.


                                 SCHEDULE III

                            PERMITTED COUNTRY LIST


            Australia                     Netherlands

            Austria                       New Zealand

            Belgium                       Norway

            Canada                        Philippines

            Denmark                       Portugal

            Finland                       Republic of China
                                          (Taiwan)
            France
                                          Singapore
            Germany
                                          Sweden
            Greece
                                          Switzerland
            Iceland
                                          Thailand
            Ireland
                                          United Kingdom
            Japan

            Luxembourg


                                                               EXHIBIT A(1)(a)


                        [Letterhead of Federal Express]

                                                              [Refunding Date]

To the Addressees Listed on Schedule A Attached

   Re:   Federal Express Corporation Trust No. N667FE

Ladies and Gentlemen:

         I am the Vice President - Law of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal, as Lessee, PMCC Leasing Corporation, as Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants, First Security Bank, National Association, a national banking association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee under the Trust Agreement, State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture and State Street Bank and Trust Company, as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(l)(i) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meaning assigned thereto in the Participation Agreement.

         The Participation Agreement provides, among other things, for the refinancing in full of the Original Loan Certificates evidencing the Original Loan Participants' participation in the payment of the Purchase Price of one Airbus A300F4-605R aircraft (the "Aircraft"), using the proceeds from the public offering of the Pass Through Certificates. Two Series of Pass Through Certificates will be issued by two Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N667FE) dated as of August 1, 1996, as amended and restated as of October 15, 1996, as supplemented by the related Indenture and Security Agreement Supplement ("Indenture"), between the Owner Trustee and the Indenture Trustee.

         In connection with the opinions expressed below, I have examined or caused to be examined by attorneys under my supervision, executed counterparts of the Operative Agreements, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below (other than any thereof relating to Federal), we have relied upon the representations and warranties made in the Transaction Agreements, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Transaction Agreements, other than Federal, has full power, authority and legal right to enter into such Transaction Agreements and that each such Transaction Agreement has been duly authorized, executed and delivered by each of such parties.

         Based on the foregoing, it is my opinion that:

         1. Federal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Transaction Agreements to which it is a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires Federal to so qualify, except where the failure to so qualify would not have a material adverse impact on Federal or its business.

         2. Federal possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

         3. Each of the Transaction Agreements to which Federal is a party has or had, on the date of execution thereof, been duly authorized, executed and delivered by Federal and each constitutes the legal, valid and binding obligation of Federal enforceable against Federal in accordance with its terms.

         4. Neither the execution and delivery by Federal of the Transaction Agreements to which Federal is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did at the time of execution and delivery, or does presently (a) require any stockholder approval or violate the Certificate of Incorporation or By-laws of Federal or (b) conflict with or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 6.01(a) of the Lease) upon the property of Federal under any law, governmental rule or regulation, or the charter or bylaws of Federal or any order, writ, injunction or decree of any court or governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or, require the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

         5. Neither the execution and delivery by Federal of the Transaction Agreements to which it is a party, nor the consummation of any transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did or does, as the case may be, (a) require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which are required to be performed on or prior to the Refunding Date and which shall have been accomplished on or prior to the Refunding Date) the registration with, or the taking of any other action in respect of, the Aeronautics Authority, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Tennessee other than (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (ii) compliance with the securities laws of each applicable state, and (iii) the filing of the Indenture, the Lease and the Trust Agreement with the FAA, or (b) contravene any judgment or order applicable to or binding on Federal or any law or governmental rule or regulation of the United States or of the State of Tennessee.

         6. There is no pending, or to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) (i) is expected to have a material adverse effect on (A) except for the matters described under "Legal Proceedings" in Federal's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (as updated by Note 7 to the financial statements included in Federal's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996) and in Federal's Current Reports on Form 8-K dated June 7, 1996 and August 16, 1996, as to which I can express no opinion at this time concerning Federal's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of Federal, the financial condition of Federal or (B) the ability of Federal to perform its obligations under the Transaction Agreements, or
(ii) involves the Aircraft.

         7. Except for the filing and, where appropriate, recording, pursuant to the Transportation Code of the Lease, the Indenture, the Trust Agreement, the filing of the financing statements referred to in Section 4.01(f) of the Participation Agreement and the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Delivery Date, no further action, including any filing or recording of any document is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Federal and any third parties, or to perfect the first mortgage lien on the Aircraft in favor of the Indenture Trustee in each case with respect to such portion of the Aircraft as is covered by the recording system established by the Transportation Code.

         8. Federal is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

         9. On the Delivery Date the Owner Trustee received good and valid title to the Aircraft free and clear of all Liens on file with the FAA, except for Liens permitted under Section 6.01(a) of the Lease. Pursuant to the Original Participation Agreement the Aircraft was duly delivered to the Owner Trustee. Federal, as Lessee, duly accepted the Aircraft under the Original Lease and the Lease Supplement and the Term commenced on the Delivery Date.

         10. Federal's principal place of business and chief executive office (as such term is defined in the Uniform Commercial Code in effect in the State of Tennessee) are located at 2005 Corporate Avenue, Memphis, Shelby County, Tennessee.

         11. Federal is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinions expressed in paragraph 3 above as to the enforceability of the Transaction Agreements to which Federal is a party are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Transaction Agreements, the governing law with respect to each of the Transaction Agreements is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Lease may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Lease or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

         I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

         As to the matters referred to in paragraphs 5, 7 and 9, I have relied on the opinion of Daugherty, Fowler & Peregrin of even date herewith, to the extent such matters are addressed in such counsel's opinion and subject to the assumptions and qualifications expressed therein.

         This opinion is delivered to you solely for your use in connection with the transaction described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.

         I rendered an opinion dated August 28, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. I hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       George W. Hearn


                                  SCHEDULE A

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                               EXHIBIT A(1)(b)


                     [Letterhead of Davis Polk & Wardwell]

                                                              [Refunding Date]

To Each of the Parties named on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N667FE

Ladies and Gentlemen:

         We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express, as Lessee, PMCC Leasing Corporation, as Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as the Original Loan Participants, First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Indenture, and State Street Bank and Trust Company, as Pass Through Trustee, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(l)(viii) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

         Pursuant to the Original Participation Agreement, the Owner Participant and the Original Loan Participants participated in the payment of the Purchase Price of one Airbus A300F4-605R Aircraft which was purchased by the Owner Trustee pursuant to AVSA's FAA Bill of Sale and AVSA's Warranty Bill of Sale, subjected to the Lien of the Original Indenture and leased to Federal Express under the Original Lease. The Participation Agreement provides, among other things, for the refinancing of the Original Loan Certificates using the proceeds from the public offering of the Pass Through Certificates. Two Series of Pass Through Certificates will be issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture.

         In connection with the opinions expressed below, we have examined executed counterparts of the Operative Agreements, the Pass Through Certificates, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

         Based on the foregoing, it is our opinion that:

         1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code, no filing or recording of any document or other action was or is necessary in order to establish the Owner Trustee's title thereto and interest therein as against Federal Express and any third parties.

         2. The Lease creates a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Transportation Code being subject to the due and timely filing and, where appropriate, recording of (A) the Lease (with the Indenture attached as an exhibit), (B) the Indenture and (C) the Trust Agreement.

         3. Assuming (i) the due authorization, execution and delivery of the Transaction Agreements by each of the parties to each such document (other than Federal Express), (ii) each such party has full power and legal right to enter into and perform its respective obligations under the Transaction Agreements, (iii) that the execution, delivery and performance by each of the Transaction Agreements by each of the parties thereto will not violate the respective parties' constituent documents, (iv) the due authorization, execution, issuance and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under the Indenture in accordance with the terms of the Indenture, (v) that the Original Loan Certificates are delivered by the Original Loan Participants to the Indenture Trustee for cancellation and are cancelled, (vi) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (vii) that the form of each Transaction Agreement is in compliance with all applicable laws and governmental rules and regulations (other than the laws of the United States and the State of New York), then: (A) to the extent governed by New York law, each Transaction Agreement in form constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Original Indenture created, and the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that they purport to create; (C) the Certificates, when issued to and acquired by the Pass Through Trustee, will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and will be entitled to the benefits of the Indenture, including the benefit of the security interest created thereby; (D) the Pass Through Certificates, when issued to and acquired by the Underwriters in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through Agreement and the Series Supplement relating thereto; and (E) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 3 are subject to the due filing and, where appropriate, recording with the FAA of the documents referred to in paragraph 2 above.

         4. (a) Each of the Transaction Agreements to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express.

         (b) The execution, delivery and performance by Federal Express of each of the Transaction Agreements to which Federal Express is a party do not, or did not on the date of execution thereof, violate, and fully comply, or did fully comply on the date of execution thereof, with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 4(b) is rendered without regard to the taking of any action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Transaction Agreements.

         5. The execution, delivery and performance of the Participation Agreement, the Trust Agreement, the Indenture and the Lease by the Owner Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 5 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance, of the taking of any action, the conduct of any business or the exercise of any other powers by First Security Bank, National Association in its individual or trust capacity in the State of New York not related to the transactions contemplated by the Transaction Agreements. We have assumed that First Security Bank, National Association has made the filings necessary to comply with Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether First Security Bank, National Association is required to comply with said Section 131.3.

         6. All the properties which are part of the Trust Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject to the due filing and, where appropriate, recording of those documents referred to in paragraph 2 above and the financing statements referred to in Section 4.01(f) of the Participation Agreement), and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties are subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates issued and to be issued under the Indenture.

         7. The Indenture creates, as security for the Certificates duly issued and to be issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the FAA of the Aircraft in the name of the Owner Trustee and the due filing and, where appropriate, recording in accordance with the Transportation Code of the documents referred to in paragraph 2 above. We express no opinion with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (6) and (7) of
Section 40102(a) of the Transportation Code.

         8. Federal Express's participation in the transactions contemplated by the Transaction Agreements does not and will not constitute a violation of Section 7 of the Securities Exchange Act of 1934.

         9. Except for the filings and recordings referred to in paragraph 2 above, neither the execution and delivery by Federal Express of the Participation Agreement or any other Operative Agreement to which it is a party, nor the consummation of any of the transactions by Federal Express contemplated thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, the Securities and Exchange Commission or any other Federal or New York State governmental authority.

         10. It is not necessary, in connection with the creation of the beneficial interest of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

         11. The provisions of Section 1110 of the United States Bankruptcy Code will apply to the Aircraft for the benefit of the Lessor, as lessor under and by reason of the Lease. The Lease, including the rights under Section 1110 of the United States Bankruptcy Code, has been assigned to the Indenture Trustee pursuant to the Indenture as part of the collateral for the Certificates and, as assignee, the Indenture Trustee has the benefit of
Section 1110.

         The foregoing opinions are subject to the following qualifications:

         (a) We have relied, with your consent, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinions of Daugherty, Fowler & Peregrin and George W. Hearn, Vice President - Law of Federal Express to be delivered to you and dated the date hereof, for purposes of the matters covered thereby.

         (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to any matters involving aviation law.

         (c) The opinion contained in paragraph 3(A) above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

         (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

         (e) We rendered an opinion dated August 28, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Davis Polk & Wardwell


                                  SCHEDULE A


Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                               EXHIBIT A(2)(a)


                  [Letterhead of Simpson Thacher & Bartlett]

                                                              [Refunding Date]

To Each of the Persons Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N667FE

Ladies and Gentlemen:

         We have acted as special New York counsel for PMCC Leasing Corporation ("PMCC") in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as lessee, First Security Bank, National Association, not in its individual capacity, but solely as owner trustee, PMCC, as owner participant, State Street Bank and Trust Company, not in its individual capacity but solely as indenture trustee, State Street Bank and Trust Company, not in its individual capacity but solely as pass through trustee and Morgan Guaranty Trust Company of New York, Bank of America
National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank
AG, Atlanta Agency and NationsBank, N.A. (South), as original loan participants. This opinion is being furnished to you pursuant to Section 4.01(l)(ii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Participation Agreement.

         We have examined executed counterparts of the Participation Agreement, Amendment No. 1 to the Tax Indemnity Agreement, Trust Agreement, Ancillary Agreement I and Ancillary Agreement II (collectively, the "Owner Participant Documents") and we have made such other and further investigations as we have deemed necessary or appropriate for purposes of this opinion. In our examination we have assumed, with your permission, and without independent investigation or inquiry, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such latter documents.

         With your permission, we have further assumed that (i) the Owner Participant Documents have been duly authorized, executed and delivered by each of the parties thereto, (ii) the respective parties thereto have the power and authority to execute, deliver and perform the Owner Participant Documents, (iii) the execution, delivery and performance of the Owner Participant Documents by the parties thereto do not and will not violate the certificate of incorporation, by-laws or other organizational documents of any such party or any bond, debenture, note, mortgage, indenture, lease or other agreement or instrument to which any such party is a party or by which any such party is bound and does and will fully comply with all laws and regulations applicable to each such party and (iv) the Owner Participant Documents constitute valid, legal and binding obligations of the parties thereto (other than PMCC), enforceable against such parties (other than PMCC) in accordance with their respective terms.

   Based upon the foregoing, we are of the opinion that:

   1. The Participation Agreement and the Amendment No. 1 to the Tax Indemnity Agreement constitute valid and legally binding obligations of PMCC enforceable against PMCC in accordance with their respective terms.

   2. The execution and delivery by the Owner Participant of the Owner Participant Documents and the making of its investment thereby will not result in any violation of any Federal or New York statute or any order, rule or regulation issued pursuant to any New York or Federal statute by any New York or Federal Court or governmental agency or body having jurisdiction over the Owner Participant.

   3. No consent, approval, authorization, order, registration or qualification under any Federal or New York statute is required to be obtained by the Owner Participant for the execution and delivery by the Owner Participant of the Owner Participant Documents or the making of its investment thereby.

         Our opinion in paragraph 1 is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York and express no opinion herein concerning any law other than the laws of the State of New York.

         This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied by you for any other purpose, or relied upon by or furnished to any other person, firm or corporation without our prior written consent, except that the Owner Participant may furnish a copy of this opinion to a potential transferee or participant of the interest of such entity or otherwise as required by a governmental authority.

         We rendered an opinion dated August 28, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Simpson Thacher & Bartlett


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                               EXHIBIT A(2)(b)


                [Letterhead of Philip Morris Capital Corporation]

                                                              [Refunding Date]

To Each of the Persons Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N667FE

Ladies and Gentlemen:

         In my capacity as Assistant General Counsel and Assistant Secretary of Philip Morris Capital Corporation, a Delaware corporation, I have supervised corporate proceedings of its wholly owned subsidiary, PMCC Leasing Corporation, a Delaware corporation (the "Owner Participant"), in connection with the Owner Participant's participation in the transactions contemplated by that certain Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among the Owner Participant; Federal Express Corporation as Lessee; the Original Loan Participants named in the Participation Agreement; First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as owner trustee; State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as indenture trustee and as pass through trustee. This opinion is delivered pursuant to Section 4.01(l)(ii) of the Participation Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in Schedule II to the Participation Agreement.

         In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction of the Participation Agreement, the Ancillary Agreement I, the Ancillary Agreement II, the Amendment No. 1 to the Tax Indemnity Agreement, and the Trust Agreement (each such Participation Agreement, Ancillary Agreement I, Ancillary Agreement II, Amendment No. 1 to the Tax Indemnity Agreement and Trust Agreement to be hereafter referred to individually as an "Operative Document" and collectively as the "Operative Documents"). I have also examined such corporate documents, records and instruments of the Owner Participant as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. In rendering such opinions, I have relied upon the representations and warranties contained in or made pursuant to the Operative Documents and have assumed the due authorization, execution and delivery of all documents and instruments by all parties thereto other than the Owner Participant.

         Based on the foregoing and subject to the qualifications and matters of reliance set forth herein, I am of the opinion that:

         1. The Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power, authority and legal right to carry on its business as now conducted, and is duly authorized and empowered to execute and deliver the Operative Documents and to fulfill and comply with the terms, conditions and other provisions thereof.

         2. The Operative Documents have been duly authorized by all necessary corporate action on the part of the Owner Participant, and have been duly executed and delivered by the Owner Participant.

         3. No filing with, notice to or authorization or approval from any governmental or public body or authority is required under the laws of the State of New York, the laws of the United States of America, or the General Corporation Law of the State of Delaware in connection with the execution, delivery and performance by the Owner Participant of the Operative Documents.

         4. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Owner Participant) pending or, to my knowledge, threatened against or affecting the Owner Participant or any property rights of the Owner Participant at law or in equity or before any commission or other administrative agency which, either individually or in the aggregate, could materially and adversely affect the condition, financial or otherwise, of the Owner Participant or its ability to perform its obligations under the Operative Documents or which would affect the legality, validity or enforceability of such Operative Documents.

         5. Neither the execution and delivery of the Operative Documents, the consummation of the transactions therein contemplated nor the fulfillment of or compliance with the terms, conditions and other provisions thereof will conflict with, or result in any breach of, any of the terms, conditions or provisions of (i) any law or regulation binding upon the Owner Participant, (ii) any order, injunction or decree of any court or governmental instrumentality binding upon the Owner Participant, (iii) the Certificate of Incorporation or Bylaws of the Owner Participant, or (iv) to my knowledge, any bond, debenture, note, mortgage, indenture or other agreement or instrument to which the Owner Participant is now a party or by which the property of the Owner Participant may be bound.

         I am a member of the bar of the State of New York, and I do not purport to be conversant with, or to express any opinion herein concerning, the laws of any jurisdiction other than those of the State of New York and the United States of America and the General Corporation Law of the State of Delaware. In addition, I express no opinion concerning the laws of the State of New York, the United States of America or any other jurisdiction applicable to the offering or sale of securities. Further, I have made no investigation and express no opinion, as to any aviation law or other laws, statutes, rules or regulations applicable due to the particular nature of the equipment subject to the Lease.

         This opinion is solely for the benefit of the addresses hereof and their respective successors and assigns for use in connection with the transactions contemplated by the Operative Documents and may not be relied upon by any other person or for any other purpose without my express written consent. This opinion may be relied upon by Messrs. Simpson, Thacher & Bartlett in rendering their opinion of even date herewith.

         I rendered an opinion dated August 28, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. I hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully, and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Nancy S. Rights


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(3)


                     [Letterhead of Bingham, Dana & Gould]

                                                              [Refunding Date]

To the Parties Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N667FE

Ladies and Gentlemen:

         We have acted as special counsel for State Street Bank and Trust Company, a Massachusetts trust company, individually ("State Street"), and as Indenture Trustee (the "Indenture Trustee") under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Indenture") between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee") and the Indenture Trustee, in connection with the transactions contemplated by that certain Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee (the "Lessee"); PMCC Leasing Corporation, as Owner Participant (the "Owner Participant"); Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Loan Participants (the "Original Loan Participants"); the Owner Trustee; and the Indenture Trustee. This opinion is being delivered pursuant to Section 4.01(l)(iii) of the Participation Agreement. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in Schedule II to the Participation Agreement.

         Our representation of State Street has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Operative Agreements and (ii) the certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations and certificates.

         We have examined each Operative Agreement to which State Street or the Indenture Trustee, as the case may be, is a party (collectively, the "Indenture Trustee Documents"), the Certificate of the Massachusetts Commissioner of Banks relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion.

         We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Indenture Trustee), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Indenture Trustee).

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates or in the preparation of this opinion and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

         Each opinion set forth below relating to the enforceability of any agreement or instrument against State Street and the Indenture Trustee, as applicable, is subject to the following general qualifications:

   (i) as to any Indenture Trustee Document, we assume that such agreement is the legal, valid and binding obligation of each other party thereto;

   (ii) the enforceability of any obligation of State Street and the Indenture Trustee may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other similar laws and rules of law affecting the enforcement of rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights) of creditors generally; and

   (iii) the enforcement of any rights and availability of any specific or equitable relief may in all cases by subject to an implied duty of good faith and to general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed herein are limited solely to the internal substantive laws of the Commonwealth of Massachusetts and the Federal laws of the United States of America. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, other than our opinion expressed in Paragraph 1 hereof with respect to the citizenship of State Street, no opinion is expressed as to matters governed by the Transportation Code or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft, Airframe or the Engines.

         With your permission and without investigation, with respect to paragraph 4 below in connection with our opinion relating to the legality, validity, binding effect and enforceability of the documents there referred to, to the extent that the laws of the Commonwealth of Massachusetts do not govern such documents, we have assumed that the laws of the jurisdiction whose laws govern such documents are not materially different from the internal substantive laws of the Commonwealth of Massachusetts.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their respective successors and assigns in connection with the transactions contemplated by the Operative Agreements and may not be used or relied upon by any other person or for any other purpose.

         Based upon the foregoing, we are of the opinion that:

         1. State Street is a Massachusetts trust company, duly organized and validly existing in good standing with the Massachusetts Commissioner of Banks under the laws of the Commonwealth of Massachusetts, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has the full corporate power and authority to execute, deliver and perform its obligations under the Indenture Trustee Documents and, in its capacity as Indenture Trustee, to authenticate the Certificates delivered on the Refunding Date and to perform its other obligations under the Indenture Trustee Documents.

         2. The execution and delivery of the Indenture Trustee Documents by State Street, in its individual capacity or as Indenture Trustee, as the case may be, and compliance by State Street or the Indenture Trustee, as the case may be, individually or as Indenture Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Massachusetts or Federal law, rule or regulation governing the banking or trust powers of State Street or the Indenture Trustee, or any order or judgment known to us, of any Massachusetts or Federal court or governmental authority applicable to or binding on State Street, individually or as Indenture Trustee, or contravene the provisions of, or constitute a default under, or result in the creation of a Lien on any property of State Street or the Indenture Trustee under, its charter documents or By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, in each case known to us, or any other agreement or instrument, in each case known to us, to which State Street, individually or as Indenture Trustee, is a party or by which it or any of its property may be bound or affected, other than the Lien of the Indenture.

         3. No order, license, consent, permit, authorization or approval of or exemption by, and no notice to or filing with, or the taking of any other action in respect of, any Massachusetts or Federal governmental authority governing the banking or trust powers of State Street or the Indenture Trustee, and no filing, recording, publication or registration in any public office is required under Massachusetts or Federal law pertaining to its banking or trust powers for the due execution, delivery or performance by State Street, individually or as Indenture Trustee, as the case may be, of the Indenture Trustee Documents and of the certificate of authentication, as Indenture Trustee, on the Certificates, or for the legality, validity, binding effect or enforceability thereof against State Street or the Indenture Trustee, as the case may be.

         4. Each of the Indenture Trustee Documents has been duly authorized, executed and delivered by State Street, in its individual capacity or as Indenture Trustee, as the case may be, and each such document constitutes a legal, valid and binding obligation of State Street, in its individual capacity or as Indenture Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Indenture Trustee, as the case may be, in accordance with its terms.

         5. The Certificates issued and dated the Refunding Date have been duly authenticated and delivered by the Indenture Trustee pursuant to the terms of the Indenture.

         6. There are no fees, taxes or other governmental charges payable by the Owner Trustee, the Indenture Trustee (except taxes imposed on fees payable to the Indenture Trustee in its individual capacity) or the Certificate Holders under the laws of the Commonwealth of Massachusetts or any political subdivision thereof in connection with the execution, delivery or performance of any of the Operative Agreements or in connection with the issuance and acquisition of the Certificates by the Certificate Holders or the beneficial interest of the Certificate Holders in the Trust Indenture Estate solely because the Indenture Trustee in its individual capacity (a) is incorporated under the laws of the Commonwealth of Massachusetts, (b) has its principal place of business in the Commonwealth of Massachusetts, (c) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the Commonwealth of Massachusetts, and (d) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the Commonwealth of Massachusetts. Neither the Indenture Trustee nor the trust created under the Indenture will be subject to any fee, tax or other governmental charge (except for taxes imposed on fees payable to the Indenture Trustee in its individual capacity) under the laws of the Commonwealth of Massachusetts or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate solely because the Indenture Trustee in its individual capacity (a) is incorporated under the laws of the Commonwealth of Massachusetts, (b) has its principal place of business in the Commonwealth of Massachusetts, (c) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the Commonwealth of Massachusetts, and (d) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the Commonwealth of Massachusetts. There is no fee, tax or other governmental charge (except for taxes imposed on fees payable to the Indenture Trustee in its individual capacity) under the laws of the Commonwealth of Massachusetts or any political subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Certificates by reason of the creation of the trust under the Indenture solely because the Indenture Trustee in its individual capacity (a) is incorporated under the laws of the Commonwealth of Massachusetts, (b) has its principal place of business in the Commonwealth of Massachusetts, (c) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the Commonwealth of Massachusetts, and (d) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the Commonwealth of Massachusetts. We express no opinion as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Original Loan Participants or the Owner Participant to the Commonwealth of Massachusetts or any political subdivision thereof in connection with (a) the execution, delivery, or performance by any of the Indenture, the Participation Agreement or any of the other Operative Agreements and (b) the making by the Owner Participant of its investment in the Aircraft.

         7. To the best of our knowledge, there are no pending or threatened actions or proceedings against State Street before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of State Street, individually or as Indenture Trustee, to perform its obligations under the Indenture Trustee Documents.

         We rendered an opinion dated August 28, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Bingham, Dana & Gould LLP


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(4)


                 [Letterhead of Daugherty, Fowler & Peregrin]

                                                             [Refunding Date]

To the Parties Named on Schedule A attached hereto

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 4.01(l)(iv) of the Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996
(the "Participation Agreement") among Federal Express Corporation, as lessee (the "Lessee"), PMCC Leasing Corporation, as owner participant (the "Owner Participant"), Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank
AG, Atlanta Agency and NationsBank, N.A. (South), as original loan participants (the "Original Loan Participants"), First Security Bank, National Association, as owner trustee (the "Owner Trustee"), State Street Bank and Trust Company, as indenture trustee (the "Indenture Trustee"), and State Street Bank and Trust Company, as pass through trustee (the "Pass Through Trustee"), which Participation Agreement amends and restates that certain Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996 (the "Original Participation Agreement") among the Lessee, the Owner Participant, the Original Loan Participants, the Owner Trustee and the Indenture Trustee, with respect to that portion of Subtitle VII of Title 49 of the United States Code relative to the recordation of instruments and the registration of aircraft thereunder.

         The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement or in Annex I attached hereto.

         We have examined and filed on this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below:

         (a) Trust Agreement (Federal Express Corporation Trust No. N667FE) dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Trust Agreement") between the Owner Participant and the Owner Trustee, which Trust Agreement amends and restates the Original Trust Agreement, which Trust Agreement was filed at ____ _.m., C._.T.;

         (b) Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N667FE) dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Indenture") between the Owner Trustee and the Indenture Trustee, which Indenture amends and restates the Original Indenture, which Indenture was filed at ____ _.m., C._.T.; and,

         (c) Lease Agreement (Federal Express Corporation Trust No. N667FE) dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Lease") between the Owner Trustee, as lessor, and the Lessee, as lessee, which Lease amends and restates the Original Lease, with the Indenture attached thereto, which Lease with the Indenture attached was filed at ____ _.m., C._.T.

         The Confidential Omissions were intentionally omitted from the FAA filing counterparts of the Lease and the Indenture as containing confidential financial information.

         Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

   1. AC Form 8050-2 Aircraft Bill of Sale dated August 28, 1996 (the "FAA Bill of Sale") from AVSA S.A.R.L., as seller, conveying title to the Airframe to the Owner Trustee has been duly recorded by the FAA on August 28, 1996 and assigned Conveyance No. 2A269961;

   2. the Indenture and the Lease with the Indenture attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

   3. the Trust Agreement is in due form for filing and has been duly filed with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

   4. the Original Trust Agreement was duly filed with the FAA on August 28, 1996 pursuant to and in accordance with the provisions of 49 U.S.C.
         Section 44103(a);

   5. the Original Indenture with the Indenture and Security Agreement Supplement attached has been duly filed with and duly recorded by the FAA pursuant to and in accordance with the provisions of 49 U.S.C.
         Section 44107;

   6. the Original Lease with the Lease Supplement, the Original Indenture and the Indenture and Security Agreement Supplement attached was duly filed with and duly recorded by the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

   7. the Airframe is duly registered in the name of the Owner Trustee pursuant to and in accordance with the provisions of 49 U.S.C.
         Section 44103(a);

   8. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except (i) the security interest created by the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, and (ii) the rights of the parties under the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement;

   9. the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement, constitutes a duly perfected first priority security interest in the Aircraft and a duly perfected first assignment of all the right, title and interest of the Owner Trustee in, to and under the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to perfect in any applicable jurisdiction in the United States (A) the Owner Trustee's title to the Airframe or (B) such security interest and assignment (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such security interest and assignment under local law or as to the recognition of the perfection of such security interest and assignment as against third parties in any legal proceeding outside the United States;

   10. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement, the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security
         Agreement Supplement, or the Original Trust Agreement, as amended and restated by the Trust Agreement, except for such filings as are referred to in our opinion dated August 28, 1996 (which have been duly effected) and the filings referred to in clauses (a), (b) and (c) above; and,

   11. neither the authorization, issuance and delivery of the Certificates, the execution and delivery by the parties thereto of the Original Trust Agreement, the Trust Agreement, the Original Indenture, the Indenture, the Indenture and Security Agreement Supplement, the Original Participation Agreement, the Participation Agreement, the
         FAA Bill of Sale, the Original Lease, the Lease and the Lease Supplement or the performance by the parties thereto of: (i) the Original Trust Agreement, as amended and restated by the Trust Agreement; (ii) the Original Indenture, as amended and restated by the Indenture, as supplemented by the Indenture and Security Agreement Supplement; (iii) the Original Participation Agreement, as amended and restated by the Participation Agreement; and (iv) the Original Lease, as amended and restated by the Lease, as supplemented by the Lease Supplement, in accordance with the provisions thereof, nor the consummation by the parties thereto of any of the transactions contemplated thereby, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, the FAA except for the filings, the recordations and the filings for recordations specified elsewhere in this opinion.

         No opinion is expressed as to the Airframe during any period or periods of time during which it has not been subject to United States registration.

         No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under 29 U.S.C. Section 1368(a), possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated October ___, 1996 and have continued to rely upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated August 28, 1996, copies of which are attached hereto.

                                       Very truly yours,


                                       Robert M. Peregrin
                                       For the Firm


                                                                       Annex I

                              Certain Definitions

                        Airframe, Engines and Aircraft

         One (1) Airbus Industrie A300F4-605R aircraft bearing manufacturer's serial number 771 and U.S. Registration No. N667FE (the "Airframe") and two
(2) General Electric CF6-80C2-A5F aircraft engines bearing manufacturer's serial numbers 705-244 and 705-245 (the "Engines") (the Airframe and the Engines are referred to collectively as the "Aircraft").

                           Original Trust Agreement

         Trust Agreement (Federal Express Corporation Trust No. N667FE) dated as of August 1, 1996 between PMCC Leasing Corporation, as owner participant, and First Security Bank, National Association, as owner trustee, which was filed with the FAA on August 28, 1996.

                              Original Indenture

         Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N667FE) dated as of August 1, 1996 between First Security Bank, National Association, as owner trustee, and State Street Bank and Trust Company, as indenture trustee, which together with the Indenture and Security Agreement Supplement (as hereinafter defined) attached thereto was recorded as one instrument by the FAA on August 29, 1996 and assigned Conveyance No. 2A269964.

                  Indenture and Security Agreement Supplement

         Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N667FE) dated August 28, 1996 between First Security Bank, National Association, as owner trustee, and State Street Bank and Trust Company, as indenture trustee, with respect to the Aircraft, which was attached to and recorded by the FAA as one instrument with the Original Indenture.

                                Original Lease

         Lease Agreement (Federal Express Corporation Trust No. N667FE) dated as of August 1, 1996 between First Security Bank, National Association, as owner trustee, as lessor, and Federal Express Corporation, as lessee, which together with the Lease Supplement (as hereinafter defined), the Original Indenture and the Indenture and Security Agreement Supplement attached thereto was recorded as one instrument by the FAA on August 29, 1996 and assigned Conveyance No. 2A269965.

                               Lease Supplement

         Lease Supplement No. 1 (Federal Express Corporation Trust No. N667FE) dated August 28, 1996 between First Security Bank, National Association, as owner trustee, as lessor, and Federal Express Corporation, as lessee, with respect to the Aircraft, which was attached to and recorded by the FAA as one instrument with the Original Lease.

                            Confidential Omissions

         The Lease was filed with the FAA, with (i) Basic Rent (Schedule II),
(ii) the Stipulated Loss Values (Schedule III), (iii) the Termination Values (Schedule IV), (iv) the Additional Purchase Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the purchase price under Section 4.02(a)(F) of the Lease set forth in Ancillary Agreement II, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation.


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(5)


                    [Letterhead of Ray, Quinney & Nebeker]

                                                              [Refunding Date]

To Each of the Persons Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N667FE

Ladies and Gentlemen:

         We have acted as special counsel to First Security Bank, National Association, a national banking association ("First Security"), in connection with the Trust Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Trust Agreement"), between First Security and PMCC Leasing Corporation, a Delaware corporation (the "Owner Participant"). Pursuant to the Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee, the Owner Participant, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants, First Security, not in its individual capacity except as otherwise expressly set forth therein but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement, State Street Bank and Trust Company, as Indenture Trustee and State Street Bank and Trust Company, as Pass Through Trustee, one Airbus A300F4-605R aircraft bearing U.S. Registration No. N667FE (the "Aircraft") is being refinanced. This opinion is furnished pursuant to
Section 4.01(l)(vii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

         We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

         (a)   The Participation Agreement;

         (b)   The Trust Agreement;

         (c)   The Indenture;

         (d) The Indenture and Security Agreement Supplement No. 1 dated August 28, 1996;

         (e)   The Lease;

         (f)   The Ancillary Agreement I;

         (g)   The Ancillary Agreement II:

         (h) The Lease Supplement dated August 28, 1996 (each of the documents identified in paragraphs (a) through (h) being collectively referred to as the "Owner Trustee Documents"); and

         (h)   The Certificates being issued today (the "Certificates").

         We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Owner Trustee Documents.

         Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         1. First Security is a national banking association duly organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, is a Citizen of the United States within the meaning of Section 40102(a)(15) of the Transportation Code, and each of First Security and the Owner Trustee, as the case may be, has or had, on the date of execution thereof, full corporate power, authority and legal right to execute, deliver and perform each of the Owner Trustee Documents to which it is or is to be a party and to issue, execute, deliver and perform the Certificates.

         2. Each of First Security and the Owner Trustee, as the case may be, has duly authorized, executed and delivered each Owner Trustee Document to which it is a party; each such document constitutes a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, of First Security) enforceable against the Owner Trustee (and, to the extent set forth in the respective Owner Trustee Document, against First Security) in accordance with its terms; and assuming the Trust Agreement was properly authorized, executed and delivered by the Owner Participant and that the terms of the Trust Agreement are not in violation of any laws, documents, judgments, regulations or other provisions applicable to the Owner Participant, the Trust Agreement constitutes, under the laws of the State of Utah, a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms. The Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and constitute the legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with their terms and the terms of the Indenture.

         3. On the Delivery Date, the Owner Trustee received from AVSA such title to the Aircraft as AVSA conveyed to the Owner Trustee, subject to the rights of the Owner Trustee and the Lessee under the Original Lease and the security interest created pursuant to the Original Indenture and the Indenture Supplement; and to our knowledge, there exist no Liens affecting the title of the Owner Trustee to the Lessor's Estate resulting from claims against First Security not related to the ownership of the Lessor's Estate or the administration of the Lessor's Estate or any other transaction pursuant to the Indenture or any document included in the Trust Indenture Estate.

         4. Under the laws of the State of Utah, all of the properties which are part of the Trust Indenture Estate have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the holders of the Certificates issued and to be issued under the Indenture.

         5. To the extent that the Uniform Commercial Code of the State of Utah (the "UCC") is applicable, except for the Indenture Trustee's taking possession of all monies and securities (including instruments) constituting part of the Trust Indenture Estate, no action, including the filing or recording of any document, is necessary (i) to create under the UCC the security interest in the Trust Indenture Estate (including the grant and assignment unto the Indenture Trustee of the security interest in all estate, right, title and interest of the Owner Trustee in, to and under the Lease, the Lease Supplement and the Participation Agreement), which the Indenture by its terms purports to create in favor of the Indenture Trustee, and (ii) to perfect in the State of Utah such security interest, except for the filing of a UCC financing statement complying with the formal requisites of Section 9-402 of the UCC in the office of the Division of Corporations and Commercial Code of the State of Utah with respect to the security interest, which filing has been duly effected, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.

         6. The Trust Agreement duly creates a legal and valid trust under Utah law, the trust created by the Trust Agreement has been duly created and exists for the benefit of the Owner Participant, and the Trust Agreement creates for the benefit of the Owner Participant the interest in the properties referred to in Section 1.02 of the Trust Agreement which the Trust Agreement by its terms purports to create, which interest is subject and subordinate to the security interests created by the Indenture to the extent provided in the Indenture.

         7. Neither the authorization, execution and delivery by the Owner Trustee or First Security, as the case may be, of the Owner Trustee Documents, nor the issuance, execution and delivery by the Owner Trustee of the Certificates nor the fulfillment or compliance by the Owner Trustee or First Security with the respective terms and provisions thereof nor the consummation of any of the transactions by the Owner Trustee or First Security, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any court or administrative or governmental authority or agency of the State of Utah or the United States of America governing the banking or trust powers of First Security.

         8. Assuming that (i) the Aircraft is not used in Utah and is not physically located in Utah at the commencement or termination of the Term or during such Term, (ii) in connection with any sale of the Aircraft, such Aircraft will not be physically delivered in Utah to a buyer nor be shipped from a point within Utah to a buyer, and (iii) the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Sections 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Indenture Trustee, the Lessee or the Owner Participant, as the case may be, of the Owner Trustee Documents or in connection with the making by the Owner Participant of its investment in the Aircraft or its acquisition of the beneficial interest in the Lessor's Estate or in connection with the issuance and acquisition of the Certificates, and neither the Owner Trustee, the Lessor's Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Lessor's Estate solely by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement.

         9. The execution, delivery and performance by the Owner Trustee or First Security, as the case may be, of each of the Owner Trustee Documents and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee are not or were not, on the date of execution thereof, in violation of the charter or by-laws of First Security or of any law, governmental rule, or regulation of the State of Utah or the United States of America governing the banking or trust powers of First Security or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Utah or the United States of America relating to the banking or trust powers of First Security.

         10. There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates or the beneficial interests in the Lessor's Estate, by reason of the creation of the trust under the Trust Agreement, pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement, within the State of Utah, which would not have been imposed if First Security did not have its principal place of business and did not perform its obligations under the Owner Trustee Documents in the State of Utah.

         11. Neither a Utah court nor a federal court applying federal law or Utah law, if properly presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust Agreement, except in accordance with its terms or with the consent of the Indenture Trustee, as long as the Lien of the Indenture on the Trust Estate has not been released or payment of the principal of, and Make-Whole Premium, if any, and interest on, the Certificates have not been made in full.

         12. Although there is no Utah case directly on point, under the laws of the State of Utah, so long as the Trust Agreement has not been terminated in accordance with its terms or with the consent of the Indenture Trustee, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively, the "Creditors") may acquire valid claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and do not have, and may not through the enforcement of such Creditor's rights acquire, any greater rights than such Owner Participant with respect to the Trust Agreement or the Trust Estate.

         13. There are no actions, suits, investigations or proceedings pending or, to our knowledge, threatened against or affecting First Security or the Owner Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of First Security or the Owner Trustee, as the case may be, to perform its obligations under any of the Owner Trustee Documents, and there are no pending or, to our knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving First Security or the Owner Trustee, as the case may be, in connection with the transactions contemplated by any of the Owner Trustee Documents.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security and Title II of the United States Code entitled "Bankruptcy". In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of First Security) and (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in the State of Utah of the Certificates and the other Owner Trustee Documents expressed to be governed by the laws of the State of New York, we have assumed that the laws of New York are identical to the laws of Utah in all material respects, and that the Certificates and such other Owner Trustee Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion). No opinion is expressed as to the priority of any security interest or as to title to any part of the Trust Estate.

         B. The foregoing opinions regarding enforceability of any document or instrument, except for the opinions set forth in paragraphs 11 and 12 above, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than First Security and the Owner Trustee, of the Owner Trustee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

         D. The opinion set forth in paragraph 1 above concerning the citizenship of First Security is based upon the facts contained in an affidavit of First Security, made by its Vice President, the facts set forth in which we have not independently verified.

         E. We have assumed the due authentication of the Certificates by the Indenture Trustee.

         F. We have assumed that all signatures (other than those of the Owner Trustee or First Security) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         G. We do not purport to be experts in respect of, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment acquired by the Owner Trustee.

         H. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the Lessor's Estate or the priority of any mortgage or security interest.

         I. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent, except that the law firm of Davis Polk & Wardwell may rely on this opinion in connection with the rendering of its opinion dated the date hereof in connection with the financing described herein.

         We rendered an opinion dated August 28, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                       Very truly yours,


                                       Ray, Quinney & Nebeker


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                                                  EXHIBIT A(6)


                     [Letterhead of Bingham, Dana & Gould]

                                             [Refunding Date]

To the Parties Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N667FE

Ladies and Gentlemen:

         We have acted as special counsel for State Street Bank and Trust Company, a Massachusetts trust company, individually ("State Street"), and as Pass Through Trustee (the "Pass Through Trustee") with respect to the Pass Through Trust Agreement dated as of June 1, 1996 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated the date hereof between Federal Express Corporation and the Pass Through Trustee, designated as Series Supplement 1996-B1 and 1996-B2, respectively (the "Series Supplements") and in connection with the transactions contemplated by that certain Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement") among Federal Express Corporation, as Lessee (the "Lessee"); PMCC Leasing Corporation, as Owner Participant (the "Owner Participant"); Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants; First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement; State Street, not in its individual capacity but solely as Indenture Trustee under the Indenture; and State Street, not in its individual capacity, except as otherwise stated therein, but solely as Pass Through Trustee. This opinion is being delivered pursuant to Section 4.01(l)(ix) of the Participation Agreement. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in Schedule II to the Participation Agreement.

         Our representation of State Street has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Operative Agreements and (ii) the certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations and certificates.

         We have examined each Operative Agreement to which State Street or the Pass Through Trustee, as the case may be, is a party, the Pass Through Trust Agreement and the Series Supplements (collectively, the "Pass Through Trustee Documents"), the Certificate of the Massachusetts Commissioner of Banks relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion.

         We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Pass Through Trustee), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Pass Through Trustee).

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates or in the preparation of this opinion and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

         Each opinion set forth below relating to the enforceability of any agreement or instrument against State Street and the Pass Through Trustee, as applicable, is subject to the following general qualifications:

   (i) as to any Pass Through Trustee Document, we assume that such agreement is the legal, valid and binding obligation of each other party thereto;

   (ii) the enforceability of any obligation of State Street and the Pass Through Trustee may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other similar laws and rules of law affecting the enforcement of rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights) of creditors generally; and

   (iii) the enforcement of any rights and availability of any specific or equitable relief may in all cases by subject to an implied duty of good faith and to general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed herein are limited solely to the internal substantive laws of the Commonwealth of Massachusetts and the Federal laws of the United States of America. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, other than our opinion expressed in Paragraph 1 hereof with respect to the citizenship of State Street, no opinion is expressed as to matters governed by the Transportation Code or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft, Airframe or the Engines.

         With your permission and without investigation, with respect to paragraph 4 below in connection with our opinion relating to the legality, validity, binding effect and enforceability of the documents there referred to, to the extent that the laws of the Commonwealth of Massachusetts do not govern such documents, we have assumed that the laws of the jurisdiction whose laws govern such documents are not materially different from the internal substantive laws of the Commonwealth of Massachusetts.

         In rendering the opinion set forth below in paragraph 6 as to certain Massachusetts tax matters, we have assumed that, for Federal income tax purposes, the trusts created by the Series Supplements are not classified as associations taxable as corporations and that the trusts created by the Series Supplements are grantor trusts under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their respective successors and assigns in connection with the transactions contemplated by the Operative Agreements and may not be used or relied upon by any other person or for any other purpose.

         Based upon the foregoing, we are of the opinion that:

         1. State Street is a Massachusetts trust company, duly organized and validly existing in good standing with the Massachusetts Commissioner of Banks under the laws of the Commonwealth of Massachusetts, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has the full corporate power and authority to execute, deliver and perform its obligations under the Pass Through Trustee Documents and, in its capacity as Pass Through Trustee, to authenticate the Pass Through Certificates delivered on the Refunding Date.

         2. The execution and delivery of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, and compliance by State Street or the Pass Through Trustee, as the case may be, individually or as Pass Through Trustee, with all of the provisions thereof do not and will not contravene any Massachusetts or Federal law, rule or regulation governing the banking or trust powers of State Street or the Pass Through Trustee, or any order or judgment known to us, of any Massachusetts or Federal court or governmental authority applicable to or binding on State Street, individually or as Pass Through Trustee, or contravene the provisions of, or constitute a default under, or result in the creation of a Lien on any property of State Street or the Pass Through Trustee under, its charter documents or By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, in each case known to us, or any other agreement or instrument, in each case known to us, to which State Street, individually or as Pass Through Trustee, is a party or by which it or any of its property may be bound or affected, other than the Lien of the Indenture.

         3. No order, license, consent, permit, authorization or approval of or exemption by, and no notice to or filing with, or the taking of any other action in respect of, any Massachusetts or Federal governmental authority governing the banking or trust powers of State Street or the Pass Through Trustee, and no filing, recording, publication or registration in any public office is required under Massachusetts or Federal law pertaining to its banking or trust powers for the due execution, delivery or performance by State Street, individually or as Pass Through Trustee, as the case may be, of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) and of the certificate of authentication, as Pass Through Trustee, on the Pass Through Certificates, or for the legality, validity, binding effect or enforceability thereof against State Street or the Pass Through Trustee, as the case may be.

         4. Each of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) has been duly authorized, executed and delivered by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, and each such document constitutes a legal, valid and binding obligation of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Pass Through Trustee, as the case may be, in accordance with its terms.

         5. The Pass Through Certificates have been duly authorized and validly executed, issued, delivered and authenticated by the Pass Through Trustee pursuant to the Pass Through Trust Agreement and the Series Supplements; and the Pass Through Certificates are enforceable against the Pass Through Trustee and the holders thereof are entitled to the benefits of the Pass Through Trust Agreement and the related Series Supplements.

         6. There are no fees, taxes or other governmental charges ("Taxes") payable under the laws of the Commonwealth of Massachusetts with respect to the execution and delivery by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of any of the Pass Through Trustee Documents (except for Taxes on any fees payable to State Street in its individual capacity) which would not have been imposed if State Street did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Pass Through Trustee Documents in Massachusetts. Neither State Street, in its individual capacity or as the Pass Through Trustee, as the case may be, the Owner Participant, the Owner Trustee, nor the trusts created by the Series Supplements will, as a result of the transactions contemplated thereby, be subject to any Taxes under the laws of the Commonwealth of Massachusetts or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) which would not have been imposed if State Street did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Pass Through Trustee Documents in Massachusetts, and there are no Taxes under the laws of the Commonwealth of Massachusetts or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) upon or with respect to the Aircraft or any Engine or any part of any interest therein, or the purchase, ownership, delivery, lease, sublease, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair, sale, return, transfer or other disposition of the Aircraft which would not have been imposed if State Street did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Pass Through Trustee Documents in Massachusetts. We express no opinion as to whether or not any fees, tax or other charges are now or hereafter may be payable by the Owner Participant to the Commonwealth of Massachusetts or any political subdivision thereof in connection with (a) the execution, delivery, or performance of the Series Supplements, the Participation Agreement or any of the other Operative Agreements and (b) the making by the Owner Participant of its investment in the Aircraft.

         7. To the best of our knowledge, there are no pending or threatened actions or proceedings against State Street before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of State Street, individually or as Pass Through Trustee, to perform its obligations under the Pass Through Trustee Documents.


                                       Very truly yours,


                                       Bingham, Dana & Gould LLP


                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee  38132

Owner Trustee

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111

Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Pass Through Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts  02110

Owner Participant

PMCC Leasing Corporation
800 Westchester Avenue
Rye Brook, New York  10573

Agent

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Original Loan Participants

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260

Bank of America National Trust & Savings Association
GPO Account Admin. #5693
1850 Gateway Blvd.
Concord, California  94520

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017-2070

Commerzbank AG, Atlanta Agency
Promenade Two, Suite 3500
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309

NationsBank, N.A. (South)
One NationsBank Plaza
5th Floor
Nashville, Tennessee  37239-1697

Underwriters

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670


                                   EXHIBIT B

                           [FORM OF LEASE AGREEMENT]

                               [See Exhibit 4.e]


                                   EXHIBIT C

                              [FORM OF INDENTURE]

                              [See Exhibit 4.b.1]


                                   EXHIBIT D

                           [FORM OF TRUST AGREEMENT]

                               [See Exhibit 4.d]


                                  EXHIBIT E-1

                 [FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT]

       BENEFICIAL INTEREST TRANSFER AGREEMENT (this "Document"), dated as of _______ __, ____, between ______________, a ______________ corporation
("Transferor") and ______________, a ______________ corporation ("Transferee").

                             W I T N E S S E T H :

       WHEREAS, the parties hereto desire to effect (a) the transfer by Transferor to Transferee of all of the rights, title and interest of Transferor in and to its interest (the "Beneficial Interest") under the Trust Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Trust Agreement"), between Transferor and First Security Bank, National Association, and the Lessor's Estate created thereunder, and all of Transferor's rights and obligations under the Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee, First Security Bank, National Association, as Owner Trustee, PMCC Leasing Corporation, as Owner Participant, State Street Bank and Trust Company, as Indenture Trustee, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants and State Street Bank and Trust Company, as Pass Through Trustee, and under the other Operative Agreements and (b) the acceptance by Transferee of such transfer and the assumption by Transferee of such obligations of Transferor thereunder; and

       WHEREAS, Section 7.03(d) of the Participation Agreement permits such transfer and assumption upon satisfaction of certain conditions heretofore or concurrently herewith being observed;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Participation Agreement.

         2. Transfer. Transferor does hereby sell, convey, assign, transfer and set over, unto Transferee, as of the Effective Time (as defined below), all of Transferor's present and future right, title and interest in and to (a) all of the Beneficial Interest and (b) all of the Owner Participant's rights and obligations under the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and the other Operative Agreements and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest, except such rights of Transferor as have arisen or accrued to Transferor prior to the Effective Time (including without limitation, the right to receive any amounts due or accrued to Transferor under the Operative Agreements as of a time prior to the Effective Time and the right to receive any indemnity payment pursuant to the Participation Agreement or the Tax Indemnity Agreement, with respect to events occurring prior to such time); all of the foregoing that is being transferred under this paragraph 2, the "Transferred Interest".

         3. Assumption. Transferee hereby accepts the transfer of the Transferred Interest and, for the benefit of Transferor and the other parties to the Participation Agreement, assumes and undertakes and agrees to perform and discharge all of the duties and obligations of Transferor with respect to the Transferred Interest whenever and wherever accrued (other than duties and obligations of Transferor required to be performed by it on or prior to the Effective Time). Transferee hereby confirms that, from and after the Effective Time, Transferee (a) shall be deemed, to the extent set forth in
Section 2 hereof, the "Owner Participant" party to the Participation
Agreement, the Tax Indemnity Agreement, the Trust Agreement and the other Operative Agreements and (b) shall be bound by all of the terms of the Operative Agreements to the extent the same relate to the Transferred Interest.

         4. Release of Transferor. At the Effective Time, Transferor shall be relieved of all of its duties and obligations with respect to the Transferred Interest under the Operative Agreements, provided, however, that Transferor shall in no event be released from any such duty or obligations arising or relating to any event occurring prior to the Effective Time, or on account of any breach by Transferor of any of its representations, warranties, covenants or obligations set forth in the Operative Agreements, or for any fraudulent or willful misconduct engaged in by it prior to the Effective Time, or from any obligation that relates to any indemnity claimed by Transferor or any Lessor's Lien attributable to Transferor.

         5. Fees and Expenses. The fees, expenses and charges of the parties to the Participation Agreement incurred in connection with the transfer effected hereby shall be for the account of [specify
Transferor/Transferee].

         6. Payments. Transferor hereby covenants and agrees to pay over to Transferee, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid on account of the Transferred Interest to or for the benefit of Transferor, and Transferee hereby covenants and agrees to pay over to Transferor, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Transferee that are not attributable to the Transferred Interest and to which Transferor is otherwise entitled.

         7. Investment Purpose. Transferee hereby represents and warrants that, as of the date hereof, it is acquiring the Transferred Interest for its account with no present intention of distributing such Transferred Interest or any part thereof in any manner which would violate the Securities Act of 1933, as amended, but without prejudice, however, to the right of Transferee at all times to sell or otherwise dispose of all or any part of such Transferred Interest in compliance with Section 7.03(d) of the Participation Agreement.

         8. Representations and Warranties of Transferor. Transferor represents and warrants to Transferee that as of the Effective Time:

         (a) Organization and Power. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver and perform this Agreement and to enter into and carry out the transactions contemplated hereby and in the other Operative Agreements (the "Transactions").

         (b) Authorization, Execution and Validity. This Agreement has been duly authorized, executed and delivered by Transferor and constitutes the legal, valid and binding obligation of Transferor, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

         (c) Conflict. The execution, delivery and performance by Transferor of this Agreement and compliance by Transferor with all of the provisions hereof do not contravene any regulation or any order of any governmental authority applicable to or binding on Transferor, or contravene the provisions, or constitute a default by Transferor under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which Transferor is a party or by which Transferor or any of its Properties is bound or affected.

         (d) Consents. No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice or the taking of any other action with respect to, any governmental authority on the part of Transferor is required in connection with the execution, delivery and performance by Transferor of this Agreement.

         (e) Litigation. There are no proceedings pending or, to the knowledge of Transferor, threatened against Transferor before any governmental authority that would materially and adversely affect the ability of Transferor to consummate the Transactions.

         (f) No Liens. The Trust Estate is free of Lessor's Liens attributable to Transferor.

         (g) Compliance with Operative Agreements. Transferor has fully performed all of its obligations under the Participation Agreement and under each other Operative Agreement which obligations by their terms are required to be satisfied or performed prior to the Effective Time or prior to the consummation of the Transactions.

         (h) Default. As a result of the transfer effected hereby, no Indenture Default attributable to the Owner Participant or the Owner Trustee has occurred and is continuing.

         Notwithstanding the foregoing or anything else contained in this Agreement, it makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft.

         9. Representations and Warranties of Transferee. Transferee represents and warrants to Transferor and to the other parties to the Participation Agreement that as of the Effective Time:

         (a)   Transferee is a corporation duly organized, validly existing
         and in good standing under the laws of the State of [          ], has
         the full corporate power, authority and legal right to carry on its business as now conducted, and has full corporate power, authority and legal right to execute, deliver and perform this Agreement and to enter into and carry out the transactions contemplated hereby and in the other Operative Agreements (the "Transactions");

         (b) Transferee has full corporate power, authority and legal right to execute, deliver and enter into this Agreement and the other Operative Agreements and full corporate power and authority to perform its obligations thereunder, and such execution, delivery and performance do not and will not contravene any applicable law or any order of any governmental authority applicable to or binding on the Transferee, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien upon the property of the Transferee under, its articles of incorporation or by-laws or any material indenture, mortgage, contract or other agreement or instrument to which the Transferee is a party or by which it or any of its property may be bound or affected;

         (c) the execution, delivery and performance of this Agreement by the Transferee (i) has been duly authorized by all necessary corporate action and (ii) does not require any approval of the shareholders of the Transferee or any approval or consent of, or notice to, any trustee or holders of any indebtedness or obligation of the Transferee, except for such approvals and consents as have already been obtained;

         (d) this Agreement has been duly executed and delivered by the Transferee, and constitutes the legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

         (e) there are no proceedings or actions pending or, to the knowledge of the Transferee, threatened against the Transferee before any governmental authority in which there is a reasonable probability of an adverse determination that individually or in the aggregate would materially and adversely impair the ability of the Transferee to perform its obligations under this Agreement or the Operative Agreements, or which involve the Transactions or question the validity of any Operative Agreement to which the Owner Participant is a party or any action taken or to be taken pursuant thereto; and the Transferee is not in default with respect to any order of any governmental authority which involves the Transactions or the default under which would materially and adversely affect the ability of the Transferee to perform its obligations under this Agreement or any of the Operative Agreements;

         (f) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any governmental authority is required under any law for the execution and delivery by the Transferee of this Agreement, or the carrying out by the Transferee of any of the Transactions, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

         (g) the Lessor's Estate is free of any Lessor's Liens attributable to the Transferee;

         (h) the Transferee, upon execution of this Agreement, will not be in default under any of the Operative Agreements;

         (i) no part of the funds to be used by it to acquire the interests acquired by the Owner Participant under the Participation Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to
         Section 4975 of the Code;

         (j) Transferee is a "U.S. Person" as defined in Section 7701(a)(30) of the Code and is not a tax resident of another country and if it shall at any time cease to be such a "U.S. Person" or shall become a tax resident of another country, it shall furnish to the Agent and each Loan Certificate Holder an indemnity, in form and substance reasonably satisfactory to such Loan Certificate Holder, for any Taxes that may be imposed on such Holder as a result of its failure to be such a "U.S. Person" or as a result of its being a tax resident of another country, and it shall be personally liable for any debt service to the extent that the receipt of rentals is reduced by reason of any withholding Taxes that result from such failure to be such a "U.S. Person" or from being a tax resident of another country;

         (k) [After giving effect to a voting trust or similar agreement(1), Transferee is a Citizen of the United States] [applicable if Aircraft is registered in the United States or is proposed to be so registered]

         -----------------------
         (1) Such voting trust or similar agreement must be reasonably satisfactory to the Lessor and the Indenture Trustee.

         (l) On and as of the Effective Date, the representations and warranties of the Owner Participant in Article 7 of the Participation Agreement are true and correct as to the Transferee; and

         (m) Transferee satisfies the conditions applicable to a transferee of the Beneficial Interest set forth in Section 7.03(d) of the Participation Agreement, including without limitation, the condition set forth in the last sentence thereof [and to the extent the same has been requested by the Lessee or the Indenture Trustee, Transferee has heretofore provided to the Lessee and the Indenture Trustee its most recent audited financial statements, which show a consolidated tangible net worth or combined capital and surplus of at least $75,000,000] [remove bracketed language if an Owner Participant Guaranty is provided].

         (n) the Transferee has, independently and without reliance upon any other party (including without limitation the Transferor) and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and the Transferee has established adequate means of obtaining from Lessee on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of Lessee.


Notwithstanding the foregoing or anything else contained in this Agreement, it makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft, other than such laws, rules or regulations relating to the citizenship requirements of it under applicable aviation law.

       10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       11. Effectiveness. This Agreement shall be effective upon the mutual execution and delivery of this Agreement (the "Effective Time").

       12. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

       13. Beneficiaries. Each of the Owner Trustee, the Indenture Trustee, the Original Loan Participants and the Lessee, together with their respective successors and permitted assigns, is and shall be deemed a third party beneficiary of this Agreement entitled to enforce this Agreement directly and in its own name and enforce any rights or claims of the parties hereto.

       14. Further Assurances. Each party agrees that from time to time after the Effective Time, it shall execute and deliver or cause to be executed and delivered such instruments, documents and papers, and take all such further action as may be reasonably required in order to consummate fully the purposes of this Agreement and to implement the transactions contemplated hereby.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             [TRANSFEROR]


                                             By:____________________________
                                                  Name:
                                                  Title:


                                             [TRANSFEREE]


                                             By:____________________________
                                                  Name:
                                                  Title:


                                  EXHIBIT E-2

                     [FORM OF OWNER PARTICIPANT GUARANTY]

       TRANSFEREE'S PARENT GUARANTY, dated as of ___________ __, ____, (this "Guaranty") by ____________________, a ___________ corporation (the
"Guarantor"), to First Security Bank, National Association, in its individual capacity and as Owner Trustee, State Street Bank and Trust Company, as Indenture Trustee, the Original Loan Participants and the Lessee referred to in the Participation Agreement described below (collectively, together with their successors and assigns and the holders from time to time of the Loan Certificates, the "Beneficiaries").

                             W I T N E S S E T H :

       WHEREAS, ___________, a ____________ corporation (the "Transferor"), is party to the Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (as amended, modified or supplemented from time to time, the "Participation Agreement"), among Federal Express Corporation, as Lessee, PMCC Leasing Corporation, as Owner Participant, First Security Bank, National Association, as Owner Trustee, State Street Bank and Trust Company, as Indenture Trustee, Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants and State Street Bank and Trust Company, as Pass Through Trustee; and

       WHEREAS, the Transferor wishes to transfer, among other things, all of the rights, title and interest of the Transferor in and to the Beneficial Interest under the Trust Agreement and the Lessor's Estate created thereunder, and all of the Transferor's rights and obligations under the Participation Agreement, the Trust Agreement and the other Operative Agreements to __________________, a _______________ [corporation] (together with its successors and assigns, the "Transferee"), a subsidiary of the Guarantor, pursuant to the Beneficial Interest Transfer Agreement, dated as of the date hereof (the "Transfer Agreement"), between the Transferor and the Transferee; and

       WHEREAS, the terms of the Participation Agreement provide that the aforementioned transfer is conditioned upon the execution and delivery of this Guaranty by the Guarantor;

       NOW, THEREFORE, in order that the Transferor may make the aforementioned transfer to the Transferee, the Guarantor hereby agrees with and for the benefit of the Beneficiaries as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Participation Agreement or the Transfer Agreement.

         2. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely surety, to the Beneficiaries the prompt and complete payment by the Transferee when due of all payment obligations of the Transferee under the Operative Agreements without offset or deduction and the timely performance of all other obligations of the Transferee thereunder (such payment and other obligations, the "Obligations"), and the Guarantor further agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) that may be paid or incurred by the Beneficiaries in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.

         The Guarantor will not exercise any rights that it may now or hereafter acquire against Transferee that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty, the Transferred Interest or the Operative Agreements, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against Transferee or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Transferee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations have been performed in full and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the final payment in full in cash of the Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of any Beneficiary and shall forthwith be paid to such Beneficiary to be credited and applied to the Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Operative Agreements, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising.

         3. No Subrogation. Notwithstanding anything to the contrary in this Guaranty, the Guarantor hereby agrees not to assert any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, under common law or otherwise) of any Beneficiary against the Transferee for the payment of the obligations until all of the Obligations shall have been satisfied by payment and performance in full.

         4. Amendments with Respect to the Obligations; Waiver of Rights. The Guarantor shall remain fully obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the obligations continued, and the Obligations, may, from time to time, in whole or part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Operative Agreement may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof from time to time. When making any demand hereunder against the Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on the Transferee, and any failure by a Beneficiary to make any such demand or to collect any payments from the Transferee or any release of the Transferee shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Beneficiary against the Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. The Guarantor represents and warrants that it is the parent of the Transferee, and agrees that its obligations hereunder shall continue unimpaired, even if the Guarantor is no longer an Affiliate of the Transferee.

         5. Guaranty Absolute and Unconditional. The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Transfer Agreement and the Operative Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Beneficiary with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations or any other obligations of any other party, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether the Transferee or any other party is joined in any such action or actions. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Transferee or the Guarantor and any Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives, to the fullest extent permitted by applicable law, diligence, presentment, promptness, protest, mitigation of damages by the Beneficiaries demand for payment and notice of default or nonpayment to or upon the Transferee or the Guarantor with respect to the Obligations. The Guarantor further waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future. The Guarantor understands and agrees that, to the fullest extent permitted by applicable law, this Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance (and not merely of collectibility) without regard to:

         (a) the validity, regularity or enforceability of the Transfer Agreement, any Operative Agreement, or any of the Obligations at any time or from time to time held by any Beneficiary;

         (b) any defense, set-off, rebate, adjustment, withholding, deduction or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Transferee against any Beneficiary or any agreement or instrument relating thereto or;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations or any other obligations of any other party under the Transfer Agreement, the Operative Agreements, or any other amendment or waiver of or any consent to departure from the Transfer Agreement or other Operative Agreements;

         (d) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

         (e) any change, restructuring or termination of the corporate structure or existence of the Guarantor or the Transferee or any of the Affiliates of either;

         (f) any defect in the title, condition, design, operation or fitness of, or any interference with the operation, use or possession of, the Aircraft;

         (g) any failure to establish, perfect or preserve title to or any security interest in or to the Aircraft or any other collateral security for the Obligations; or

         (h) any other circumstance whatsoever or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other guarantor or surety.

       When pursuing its rights and remedies hereunder against the Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Transferee for the Obligations, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Transferee, or any release of the Transferee, shall not, to the fullest extent permitted by applicable law, relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Guarantor. This Guaranty is a continuing guaranty and shall remain in full force and effect until the earlier of (x) the date that all of the Obligations are satisfied by payment and performance in full and (y) the date that all right, title and interest of the Transferee shall have been transferred to a Person meeting the requirements of Section 7.03(d) of the Participation Agreement in accordance with said section; provided that this Guaranty shall remain in full force and effect with respect to obligations relating to the period prior to such transfer.

         6. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary upon the insolvency, bankruptcy dissolution, liquidation or reorganization of the Transferee or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Transferee or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made and the Guarantor agrees that it will indemnify any such Beneficiary on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) by such Beneficiary in connection with such rescission or restoration.

         7. Payments. The Guarantor hereby guarantees that payments hereunder shall be paid without set-off, counterclaim, deduction, rebate, adjustment or withholding, and shall be made in U.S. Dollars in immediately available funds.

         8. Representations and Warranties. The Guarantor hereby represents and warrants that:

         (a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and the Transferee is currently a subsidiary of the Guarantor;

         (b) the Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

         (c) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

         (d) the execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or contractual obligation of the Guarantor or any of its constitutive documents;

         (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

         (f) the Guarantor is a [a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent)] of not less than $75,000,000 [and has, if the same have been requested by the Lessee or the Indenture Trustee, heretofore furnished to the Lessee and the Indenture Trustee copies of its most recent audited financial statements];

         (g) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived; and

         (h) the Guarantor has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from Transferee on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of Transferee.

         9. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.   Jurisdiction; Waiver of Jury Trial, Etc.

         (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, the Transfer Agreement or any Operative Agreement to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty, the Transfer Agreement or any Operative Agreement to which it is or is to be a party in the courts of any jurisdiction.

         (b) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty, the Transfer Agreement or any Operative Agreement to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         11. Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         12. No Waiver; Cumulative Remedies. No Beneficiary shall by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right power or privilege. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         13. Amendments and Waivers. None of the terms or provisions of this Guaranty may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and each Beneficiary.

         14. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Beneficiaries and their respective successors and permitted assigns but Guarantor may not assign this Guaranty without prior written consent of the Beneficiaries except to an assignee making, as of the date of such assignment, (i) representations and warranties substantially similar to those contained in Section 8 hereof and (ii) a representation that it is a U.S. citizen, unless, in the case of the preceding clause (ii) any of (a) the aircraft is not then registered in the United States nor contemplated to be so registered or (b) a voting trust or similar arrangement reasonably satisfactory to the Beneficiaries is in place with respect to such registration or (c) it is not necessary for the Guarantor to be a U.S. citizen in order for the aircraft to remain registered in the United States.

         15. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         16. Notices. All notices, requests and demands to or upon the Guarantor or any Beneficiary to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made, when delivered by hand or by mail, upon receipt, or, when delivered by facsimile transmission, upon being sent and confirmed, addressed (a) in the case of the Guarantor, to the Guarantor at the address set forth under its signature below, and (b) in the case of any Beneficiary, to such Beneficiary at the address provided for such Beneficiary in or pursuant to the Participation Agreement.

       IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                       [NAME OF GUARANTOR]


                                       _________________________________
                                       Name:
                                       Title:

                                       __________________________________
                                       __________________________________
                                       __________________________________
                                       Address for Notices: